As filed with the Securities and Exchange Commission on May 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Petro Stopping Centers, L.P.

and

Petro Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	5500 9999	74-2628339 74-2699614
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

6080 Surety Drive

El Paso, Texas 79905

(915) 779-4711

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James A. Cardwell, Sr.

Chairman, Chief Executive Officer, and President

6080 Surety Drive

El Paso, Texas 79905

(915) 779-4711

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4100

Denver, Colorado 80202

(303) 298-5700

Attention: Richard M. Russo, Esq.

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

9% Senior Secured Notes due 2012	$225,000,000	100%	$225,000,000	$28,507.50

Guarantees*	—	—	—	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the Guaranties, and, therefore, no additional registration fee is required.

The registrant and the co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*	OTHER REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S Employer Identification Number

Petro, Inc.**	Texas	5500	74-1816679

Petro Distributing, Inc.***	Delaware	5172	74-2728449

Petro Stopping Centers Holdings, L.P.***	Delaware	5500	74-2922482

Petro Holdings Financial Corporation***	Delaware	9999	74-2922355

**	The principal executive offices of Petro, Inc. are located at 140 South Prado Road, El Paso, Texas 79907, and its phone number is (915) 860-4480.
***	Address and phone number of the principal executive offices of the other registrants are the same as for Petro Stopping Centers, L.P. and Petro Financial Corporation.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion dated May 10, 2004

EXCHANGE OFFER FOR ALL OUTSTANDING

9% SENIOR SECURED NOTES DUE 2012

($225,000,000 PRINCIPAL AMOUNT OUTSTANDING)

FOR

9% SENIOR SECURED NOTES DUE 2012

OF

PETRO STOPPING CENTERS, L.P. AND PETRO FINANCIAL CORPORATION

THE EXCHANGE OFFER WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME

ON [DATE], 2004, UNLESS EXTENDED

•	We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange of outstanding notes will not be a taxable exchange for United States federal income tax purposes.

•	The terms of the new notes to be issued are substantially identical to the terms of the outstanding notes, except that transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes do not apply.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•	Each broker-dealer that receives securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

•	We will not receive any proceeds from the exchange offer.

•	There is no existing market for the new notes to be issued and we do not intend to apply for their listing on any securities exchange or quotation system.

•	See the “Description of Notes” section for more information about the new notes to be issued in this exchange offer.

The new notes involve substantial risks similar to those associated with the outstanding notes. See the section entitled “ Risk Factors” beginning on page 10 for a discussion of these risks.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated                     , 2004.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this exchange offer that is not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the existing 9% notes due 2012 for new 9% notes due 2012 in any jurisdiction where such an offer or sale is not permitted.

USE OF CERTAIN TERMS

Unless the context otherwise requires, as used in this prospectus references to “Petro,” “Operating Partnership,” “we,” “us,” “our” and “ours” refer to Petro Stopping Centers, L.P. and its consolidated subsidiaries. Petro is 99.5% directly and indirectly owned by Petro Stopping Centers Holdings, L.P. (which we refer to as the Holding Partnership). The Holding Partnership has no operations separate from its investment in Petro. Petro Financial Corporation (which we refer to as Petro Financial) has had no employees, assets, liabilities, or activities other than as a co-issuer of the 9% notes due 2012 issued by Petro and Petro Financial. Petro Financial and Petro are together referred to herein as the issuers.

In this prospectus, unless context otherwise requires:

•	“outstanding notes” refers to our outstanding 9% Senior Secured Notes issued on February 9, 2004;

•	“new notes” refers to the notes offered in the exchange offer; and

•	“notes” refers to the outstanding notes and the new notes, collectively.

The following terms are our registered trademarks: Petro Stopping Centers®, Petro:2®, Petro:Lube®, Iron Skillet®, and Petro Passport®. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

i

INDUSTRY AND MARKET DATA

Industry and market data used throughout this prospectus were obtained through internal company research, surveys and studies conducted by third parties, and industry and general publications. We have not independently verified market and industry data from third-party sources.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at l-800-SEC-0330 for further information on the operation of the public reference room. You can also review our SEC filings by accessing the EDGAR system through the SEC’s Internet site at http://www.sec.gov. These filings are not a part of this prospectus.

To request a copy of our filings, at no cost, you should write or telephone us at: 6080 Surety Drive, El Paso, Texas 79905, (915) 779-4711, Attention: Lisa Budtke.

ii

SUMMARY

This summary contains basic information about this offering and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. This summary does not contain all of the information that is important to you. We urge you to carefully read and review the entire prospectus, including the Risk Factors and our financial statements and the related notes thereto before you decide to exchange your outstanding notes for new notes.

The Exchange Offer

Notes offered	$225,000,000 aggregate principal amount of new 9% Senior Secured Notes due 2012, all of which will have been registered under the Securities Act.

The terms of the new notes offered in the exchange offer are substantially identical to those of the outstanding notes, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes do not apply to the registered new notes.

Outstanding notes	$225,000,000 aggregate principal amount of 9% Senior Secured Notes due 2012, all of which were issued on February 9, 2004.

The exchange offer

We are offering to issue registered new notes in exchange for a like principal amount and like denomination of our outstanding notes. We are offering to issue these registered new notes to satisfy our obligations under a registration rights agreement that we entered into with the initial purchaser of the outstanding notes when we sold the outstanding notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your outstanding notes for exchange by following the procedures described under the caption “The Exchange Offer.”

Expiration Date; Tenders; Withdrawal

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2004, which is 20 business days after the commencement of the exchange offer, unless we extend it. If you decide to exchange your outstanding notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw any outstanding notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any outstanding notes you have tendered for exchange, those outstanding notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal provisions.

Procedures for tendering outstanding notes

You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company’s Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must

•	complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under “The Exchange Offer—The Exchange Agent;” or

•	arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal.

You may tender your outstanding notes for new notes in whole or in part in integral multiples of $1,000.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed by the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures.”

Conditions to the exchange offer	The exchange offer is subject to customary conditions, some of which we may waive.

Consequences of failure to exchange your outstanding notes

Outstanding notes that are not tendered, or that are tendered but not accepted, will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to register the outstanding notes. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

Consequences of exchanging your outstanding notes

Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the new notes issued in the exchange offer in the ordinary course of your business;

•	are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the new notes issued to you in the exchange offer; and

•	are not our “affiliate” as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

U.S. federal income tax considerations	Your exchange of outstanding notes for new notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes.

Use of proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange agent	The Bank of New York.

The Notes

The terms of the new notes we are issuing in this exchange offer and the outstanding notes are identical in all material respects, except the new notes offered in the exchange offer:

•	will have been registered under the Securities Act;

•	will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

•	will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

A brief description of the material terms of the notes follows:

Issuers	Petro Stopping Centers, L.P. and Petro Financial Corporation.

Securities	$225.0 million in principal amount of senior secured notes.

Maturity	February 15, 2012.

Interest	Annual rate: 9%.

Payment frequency: every six months on February 15 and August 15.

First payment: August 15, 2004.

Guarantees	Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation and all of our restricted subsidiaries will be guarantors of the notes on a senior secured basis.

Ranking	The notes will be senior second secured obligations of the issuers. Accordingly, the notes will rank:

•	equally with all of the issuers’ existing and future senior debt;

•	ahead of the issuers’ future subordinated debt, if any; and

•	ahead of the issuers’ unsecured debt, if any, as to the collateral securing the notes (see “—Collateral”).

Because the notes have a second priority security interest, the notes are, to the extent of the value of such assets, effectively junior to:

•	our obligations under the senior secured credit facilities and any other obligations secured by a first priority lien on the collateral; and

•	any other obligations that are secured by a lien on assets that are not part of the collateral securing the notes.

The guarantees will be senior second secured obligations of the guarantors. Accordingly, they will rank equally with all existing and future senior debt of the guarantors, and they will rank ahead of all future unsecured debt of the guarantors, if any, with respect to the collateral securing the notes. The guarantees will be effectively junior to (i) the guarantees of the senior secured credit facilities and any other obligations secured by a first priority lien on the collateral and (ii) any other obligations that are secured by a lien on assets that are not part of the collateral securing the guarantees, in each case, to the extent of the value of such assets.

Assuming we had completed this offering and applied the proceeds as intended, as of December 31, 2003, we would have had $254.5 million of debt outstanding, $29.5 million of which would have been first priority secured debt and we would have had the ability to incur $10.9 million of other obligations as first priority secured debt. On December 31, 2003, we also had $9.6 million of letters of credit which would have been first priority lien obligations.

Collateral	The notes will have a second priority security interest in:

•	substantially all of our and our restricted subsidiaries’ property and assets, except for five specified undeveloped properties; and

•	all of the limited partnership interests that Petro Stopping Centers Holdings, L.P. holds in us and all of the general partnership interests that Petro, Inc. holds in us.

See the definition of “Excluded Collateral” in the “Description of Notes” for more information on our assets that will not be part of the collateral.

Optional Redemption

We may redeem the notes, in whole or in part, at any time on or after February 15, 2008, at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued interest, if any.

In addition, on or before February 15, 2007, we may redeem up to 35% of the notes with the net cash proceeds from certain equity offerings at the redemption price listed in “Description of Notes—Optional Redemption.” However, we may only make such redemptions if at least 65% of the aggregate principal amount of notes initially issued under the indenture remain outstanding immediately after the occurrence of such redemption.

Change of Control	If we experience specific kinds of changes in control, we must offer to purchase the notes at 101% of their face amount, plus accrued interest, if any.

Certain Covenants	The indenture governing the notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	borrow money;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make certain types of investments;

•	sell stock in our restricted subsidiaries;

•	incur operating leases;

•	restrict dividends or other payments from subsidiaries;

•	enter into transactions with affiliates;

•	sell assets or merge with other companies; and

•	enter into sale and leaseback transactions.

These covenants contain important exceptions. For more details, see “Description of Notes.”

Collateral Agent	The collateral agent is Wells Fargo.

Trustee, Transfer Agent and Paying Agent	The Bank of New York.

You should refer to “Risk Factors” for an explanation of certain risks of investing in the notes.

The Company

We are a leading owner and operator of large, multi-service truck stops. Since we opened our first Petro Stopping Center in 1975, our nationwide network has grown to 60 facilities located in 30 states. Our facilities are situated at convenient locations with easy highway access and target the unique needs of professional truck drivers. Petro Stopping Centers offer a broad range of products, services and amenities, including diesel fuel, gasoline, home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores. We believe our competitive advantage is largely attributable to our premier reputation for offering the “quality difference”—which we believe to be a high level of customer service, and the delivery of quality products in a consistently clean and friendly environment. According to surveys by The Trucker, professional truck drivers have consistently rated us “The Best Truck Stop” and “The Best Restaurant.” Of our 60 Petro Stopping Centers, 23 are operated by franchisees, which are required to meet our high standards of quality and service. We offer a wide range of products and services through our three revenue sources:

Fuel. Each Petro Stopping Center has a diesel fuel island, which is a self-service facility for professional truck drivers and typically consists of 12 to 14 fueling lanes that feature computer-driven, high-speed dispensers. We sell Mobil branded diesel fuel at all but eight of our company-operated Petro Stopping Centers. In addition, gasoline and auto diesel fuel are sold from a separate auto fuel island at 35 of our 37 company-operated locations. Auto fuel islands are typically equipped with four to six fuel dispensers and are accessed by separate “auto-only” entrances, which help to separate auto and truck traffic at our locations.

Maintenance Services and Retail (Non-Fuel excluding Restaurant). We offer a variety of truck maintenance and retail services to accommodate the unique needs of professional truck drivers during their extended time on the road. Our Petro:Lube facilities provide “while-you-wait” maintenance service for trucks, such as oil, filter, and lubrication services, tire sales and service, as well as over-the-road break down repairs. Each Petro:Lube honors certain manufacturers’ warranties and our warranties for work performed at any Petro:Lube throughout the country. According to a survey by Overdrive Magazine, 55% of truck drivers have rated our truck repair services as either “excellent” or “very good” compared to 37% for our nearest competitor. Our travel and convenience stores offer an array of merchandise including food items, clothing, electronics, toiletries and truck accessories. In addition, a typical Petro Stopping Center provides amenities and services such as telephone, fax, photocopying, Internet access, postal services, certified truck weighing scales, truck washes, laundry facilities, private showers, video games, and television and/or movie rooms.

Restaurant. Each full-size Petro Stopping Center includes our Iron Skillet restaurant. According to surveys by The Trucker, the Iron Skillet was rated the number one truck stop restaurant chain. These home-style, sit-down restaurants typically seat approximately 180 customers and feature counter and table service, a soup and salad bar and three “All-You-Can-Eat” buffets per day. The Iron Skillet prides itself on “home cooked” items prepared fresh at each location. We believe that given the significant amount of time spent on the road, professional truck drivers favor sit-down meals over fast food. According to a survey by Overdrive Magazine, 64% of truck drivers rated our restaurants “excellent” or “very good” compared to 44% for our nearest competitor. Iron Skillet restaurants are open 24 hours per day, 365 days per year and have “drivers only” sections, which are preferred by professional truck drivers who wish to socialize with other drivers. In addition to public telephones and computer dataports, which are available in the dining area for customer convenience, Wi-Fi access is currently being installed throughout our network.

Of our 37 company-operated Petro Stopping Centers, 32 are full-size locations and five are Petro:2 units, which provide the same basic fuel and non-fuel services as a full-size Petro Stopping Center, but on a smaller scale and with fewer amenities. We use the Petro:2 format when a desirable location does not offer enough acreage or the traffic flow does not warrant a full-service site. Of our 23 franchised facilities, 19 are full-size locations and four are Petro:2 units. Full-size Petro Stopping Centers are built on an average of 27 acres with separate entrances and parking areas for trucks and automobiles. Our full-size facilities can accommodate an average of 263 trucks and an average of 145 cars in spacious and well-lit parking areas. Our locations are designed to provide good traffic flow, reduce accidents and enhance security for drivers, their trucks and their freight.

Petro was organized on April 13, 1992 as a limited partnership under the laws of the state of Delaware. Petro Financial was organized on February 24, 1994 as a corporation under the laws of the state of Delaware. Petro, Inc. was organized on December 13, 1974 as a corporation under the laws of the state of Texas. Petro Distributing, Inc. was organized on December 8, 1994 as a corporation under the laws of the state of Delaware. Petro Stopping Centers Holdings, L.P. was organized on July 6, 1999 as a limited partnership under the laws of the state of Delaware. Petro Holdings Financial Corporation was organized on July 6, 1999 under the laws of the state of Delaware. Petro, Inc., Petro Distributing, Inc., Petro Stopping Centers Holdings, L.P. and Petro Holdings Financial Corporation are collectively referred to herein as the guarantors. The principal corporate offices of Petro and Petro Financial and each of the guarantors other than Petro, Inc. are located at 6080 Surety Drive, El Paso, Texas 79905, and their telephone number is (915) 779-4711. The principal corporate offices of Petro, Inc. are located at 140 South Prado Road, El Paso, TX 79907, and its telephone number is (915) 860-4480.

The Refinancing Transactions

In February of 2004, we refinanced substantially all of our existing indebtedness in a series of transactions we refer to herein as the “refinancing transactions.” The refinancing transactions included: (1) entering into new senior secured credit facilities of $50.0 million; (2) the repayment and retirement of our previously existing senior secured credit facilities; (3) a tender offer for, or the redemption of, all of our 10 1/2% senior notes due 2007 (which we refer to as the 10 1/2% notes); (4) the issuance of the outstanding notes; (5) the reduction of our outstanding trade credit balance with ExxonMobil Oil Corporation; (6) the Holding Partnership’s exchange offer and consent solicitation with regard to its existing 15% senior discount notes due 2008 (which notes we refer to as the 15% notes and which offer we refer to as the Holding Partnership exchange offer); and (7) the extension by the Holding Partnership of the mandatory purchase date of the warrants issued in July 1999 by Petro Warrant Holdings Corporation from August 1, 2004 to October 1, 2009.

The sources and uses of cash in connection with the refinancing transactions are set forth below (dollars in millions):

Sources of Funds
New Senior Secured Credit Facilities (1)(2)
Revolving Credit Facility (3)	$4.5
Term Loan	25.0
Notes	225.0
New Holding Partnership Discount Notes due 2014 (4)	44.2

Total Sources	$298.7

Uses of Funds
Refinance Existing Senior Secured Credit Facilities	$40.8
Repay 10 1/2% Notes	135.0
Cash Paid in the Holding Partnership Exchange Offer (4)	52.9
New Holding Partnership Discount Notes due 2014 (4)	44.2
Accrued Interest on 10 1/2% Notes	0.5
Working Capital (5)	7.2
Fees and Expenses (6)	17.6
Cash	0.5

Total Uses	$298.7

(1)	The new senior secured credit facilities are in an aggregate principal amount of $50.0 million, consisting of a $25.0 million revolving credit facility and a $25.0 million term loan that is guaranteed by our subsidiaries, the Holding Partnership, Petro, Inc. and Petro Holdings Financial Corporation.
(2)	See “Description of Certain Indebtedness” for more information.
(3)	As of February 9, 2004, we had $9.6 million in letters of credit outstanding that would reduce the amount available for us to borrow under the revolving credit facility by such amount.
(4)	97.1% of the outstanding aggregate principal amount of the 15% notes tendered into the Holding Partnership exchange offer.
(5)	Reflects the payment amount made to ExxonMobil Oil Corporation to reduce our outstanding trade credit, which we expect will result in more favorable trade terms. In connection with the refinancing transactions, the actual payment made reduced our total trade credit with ExxonMobil Oil Corporation to an amount less than $15 million. Our outstanding trade credit with ExxonMobil Oil Corporation was $18.3 million on December 31, 2003.
(6)	Includes fees and expenses associated with the offering of the notes, the Holding Partnership exchange offer, the new senior secured credit facilities, and the consent solicitation and the premiums paid in connection with the repayment of the 10 1/2% notes.

RISK FACTORS

An investment in the notes presents risks. You should carefully consider the risks set forth below as well as all information included in this prospectus before making an investment decision.

Risks Related to Our Financial Condition and Structure

Our debt results in significant debt service obligations and limitations and in some cases matures before the notes.

We have incurred substantial debt and, as a result, have significant debt service obligations. At December 31, 2003, on a pro forma basis giving effect to the refinancing transactions as described under “Summary—The Refinancing Transactions,” our total debt would have been $254.5 million. We also would have had, subject to certain conditions, approximately $10.9 million in additional borrowing availability under the new senior secured credit facilities. In 2003, we had interest expense of $19.4 million, $17.5 million of which was payable in cash, and capital expenditures of $6.1 million. During 2003, we generated net income of $8.7 million, cash flow from operations of $28.5 million, and EBITDA of $44.3 million. In 2004, we expect to have interest expense of $23.3 million, $22.9 million of which will be payable in cash, and capital expenditures of $10 million.

In addition, we may engage in operating sale and leaseback or other lease transactions, which would add new operating expenses and could reduce our cash flow from operations and EBITDA. We also expect reduced cash flows from operations to the extent that we reduce our trade payables.

All this poses important consequences to you, including risks that:

•	payments on our other debt will be so large that we will not be able to make any payments on the notes;

•	we will not be able to refinance the notes at maturity;

•	we will use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the funds available for expansion, working capital, capital expenditures, and other general corporate purposes;

•	we may be unable to obtain additional financing on satisfactory terms or to otherwise fund working capital, capital expenditures, and other general corporate requirements;

•	our degree of leverage may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable to downturns in the economy generally or in our industry; and

•	our failure to comply with the financial and other covenants applicable to our debt could result in an event of default, which would have a material adverse effect on us.

Furthermore, our senior secured credit facilities will mature before the notes. As a result, our senior secured credit facilities will have to be refinanced or repaid before the maturity of the notes. We may not be able to refinance or repay the senior secured credit facilities.

The Holding Partnership is expected to have cash interest expense of $2.0 million in 2004, which will increase each year until it reaches $6.8 million per annum beginning in 2010. The Holding Partnership’s warrants may also be required to be repurchased in 2009, and its mandatorily redeemable preferred interests may be required to be redeemed before the notes mature. The Holding Partnership is entitled to satisfy the obligation to repurchase its warrants by issuing debt securities to warrant holders. The Holding Partnership will either finance these obligations or rely on us to provide the necessary funds and we may not be able to do so. If the Holding Partnership is unable to satisfy its financial obligations, it would have a material adverse effect on us.

We may not be able to generate the cash necessary to service our debt, which would require us to refinance our debt or default on our scheduled debt payments.

As discussed above, we will need a significant amount of cash to service our debt. Our ability to generate cash depends on the success of our financial and operating performance. Our historical financial results have been, and our future financial results are expected to be, subject to fluctuation. In addition, we may engage in sale and leaseback or other lease transactions, which would increase our operating expenses and/or reduce our cash flow from operations and EBITDA. Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to satisfy all our obligations (including those under the notes) or to fund our other liquidity needs. For example, from 1999 through 2002, our net interest expense, plus our capital expenditures have exceeded our cash flow from operations. We do not expect to be able to pay the principal amount of the notes at maturity with cash flows from operations. Therefore, we will probably have to refinance the notes. We cannot predict whether this will be possible.

Risks Related to the Notes

There may not be sufficient collateral to pay all or any of the notes.

As further described in this prospectus, debt under our senior secured credit facilities (which we refer to as first priority lien obligations) and certain other debt is secured by a pledge of the general and limited partnership interests in Petro owned by the Holding Partnership and Petro, Inc. and substantially all of our assets. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, our subsidiaries, or any future subsidiary, the first priority lien obligations will have a senior claim to the assets that are pledged as collateral before the collateral may be available for making any payments on the notes.

At December 31, 2003, after giving pro forma effect to the refinancing transactions, there would have been $29.5 million of debt outstanding under the senior secured credit facilities, an additional $10.9 million available for borrowing under the senior secured credit facilities, and a “basket” in the notes indenture that permits up to $10.0 million of additional debt that may be secured by first priority liens. As of December 31, 2003, we also had $9.6 million of letters of credit which would have been first priority lien obligations. In addition, other arrangements that are customarily secured, such as surety bonds, letters of credit, and treasury management agreements, may be secured by first priority liens.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral and our high degree of leverage. By their nature, the pledged assets are illiquid and have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends and, as a result, the value of the collateral upon foreclosure may be significantly impaired. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of the collateral might not be sufficient to pay our obligations under the notes, after first satisfying our obligations under the first priority lien obligations and any other obligations secured by a lien on the collateral. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes.

The appraised value of the collateral is based on many assumptions and may be significantly less than the realizable value of the collateral.

Appraisals in respect of some of the collateral have been prepared by an independent appraisal firm. According to the individual appraisals, the appraised properties had an aggregate appraised value, subject to certain hypothetical factors and assumptions, of approximately $312 million as of the date of the appraisals, which were prepared between September and October 2003. Although the appraisals were generally prepared with a physical inspection of the properties, no soil tests or engineering tests were conducted. The appraised values are based on several key assumptions, such as a marketing time of six months to one year, that the properties are competently and aggressively managed, that there are no site contamination issues, and also that there are no zoning or title issues affecting the properties. The appraised values are also based on specific methodologies which could vary if another firm conducted the appraisals. Appraisals that are based on other or different methodologies might result in valuations materially different from those specified above. The appraisals are only estimates of the market value of the properties and should not be relied upon as a measure of the realizable value of the properties. In addition, the appraisals covered equipment and certain other assets that are not owned by us and also covered some properties that are not part of the collateral. See the definition of “Excluded Collateral” in the “Description of Notes” for more information on our assets that will not be part of the collateral.

The appraised values assume willing and informed buyers and a willing seller under no duress. However, any foreclosure sale of the collateral would likely be made under duress. In addition, there are a limited number of potential buyers for the properties. Accordingly, the proceeds realized upon a sale of the collateral may be significantly less than the appraised value. The value of the properties in the event of an exercise of remedies under the indenture will depend on market and economic conditions, the availability of buyers, the condition of the properties and other factors. Accordingly, the proceeds realized upon liquidation of the collateral might not be sufficient to satisfy in full the obligations under the new senior secured credit facilities and the notes. The condition of the collateral is likely to deteriorate during any period of financial distress preceding the sale of the collateral.

Holders of the notes will not control decisions regarding collateral.

The holders of the first priority lien obligations control substantially all matters related to the collateral securing the notes. This presents risks to noteholders, because the first priority lien obligations are much smaller than the second priority lien obligations. Therefore, the holders of first priority lien obligations may be much more willing to release collateral than noteholders would be. The holders of the first priority lien obligations may cause the collateral agent to dispose of, release, or foreclose on, or take other actions with respect to, the shared collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes. To the extent collateral is released from securing the first priority lien obligations, the second priority liens securing the notes will also be released. If all of the first priority liens are released, and we have met certain ratios of senior debt to EBITDA, all of the second priority liens will be released. In addition, the security documents generally provide that, so long as the first priority lien obligations are in effect, the holders of the first priority lien obligations may change, waive, modify or vary the security documents without the consent of the holders of the notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the notes and not the other secured creditors in a like or similar manner. The security agreement will prohibit second priority lien holders from foreclosing on the collateral as long as the first priority lien obligations remain outstanding. Holders of the notes might not be able to foreclose on the collateral unless there is a bankruptcy of the Operating Partnership and approval of the bankruptcy court is obtained. At that point, the collateral (which consists of equity in the Operating Partnership and substantially all of our assets) may be of little value. In addition, to the extent that the holders of the first priority liens elect not to perfect their security interest in collateral, the second priority lien will not be perfected as to these rights.

Rights of holders of the notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. In addition, the rights of holders of notes in the collateral will be subject to the rights of any holders of obligations secured by first priority liens in the collateral. Those holders of other obligations will have secured claims senior to the claims of the holders of the notes with respect to the collateral. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, as well as all obligations secured by first priority liens on the collateral, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not provide “adequate protection” for undersecured claims or permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

Rights of holders in the collateral may be adversely affected by the “one-action rule” in the state of California.

We own real property in California, and may in the future acquire additional real property in California, which will secure the notes or the guarantees. California has an extensive and complicated body of law, commonly known as the “one-action rule,” relating to the exercise of remedies against real property collateral by a secured creditor. These rules mandate, among other things, that a creditor who holds an obligation secured, whether in whole or in part, by California real property may only enforce the obligation by commencing a judicial foreclosure case in which all California real property collateral must be included or causing the trustee under a California deed of trust to initiate a non-judicial trustee’s sale. To the extent that collateral includes real estate in California, the “one-action” rule will be applicable to any potential enforcement by the collateral agent of its rights as a secured creditor. In essence, this rule requires that a creditor may bring only a single action for the recovery of debt or the enforcement of any rights secured by a mortgage or deed of trust upon California real property.

The “one-action” rule also imposes a “fair value” limit upon the recovery of a deficiency judgment. Thus, a creditor who seeks to foreclose judicially must first obtain a decree of foreclosure and then cause the sale of all encumbered realty. No later than three months after the sale of the encumbered realty at a public auction, the creditor must notice a “fair value” hearing at which the court must determine as a factual matter the “fair value” as of the date of sale of all foreclosed collateral. It is this finding of “fair value,” not the successful bid at a foreclosure sale, which is then deducted from the unpaid balance set forth in the Decree of Foreclosure to determine whether recovery of any deficiency judgment will be allowed under California law. This rule can also be used in California by a borrower as an affirmative defense to force a creditor to exercise its remedies against all collateral in a single action. Even if the borrower does not assert this defense, the one-action rule could operate as a limitation on a creditor, in that the creditor may be deemed to have made an election of remedies if the creditor improperly exercises any of its remedies against the borrower and the creditor’s lien over the California real property collateral may be extinguished or, in some instances, recovery of the obligation may be barred altogether. The collateral agent holding the liens securing the notes, also holds those liens to secure other obligations on a first priority basis and the holders of the first priority lien obligations control substantially all matters related to collateral enforcement. In these circumstances, actions taken by the collateral agent pursuant to directions from the holders of the first priority lien obligations may adversely affect the rights and remedies of the holders of the notes.

The California courts have also identified the so-called “sanction aspect” of the one-action rule to punish violations of the rule. As a result, certain conduct deemed to violate the statutory mandate to exhaust all real property collateral before recovery of a judgment against the obligor or obtaining recourse to assets not expressly hypothecated as collateral will trigger the “sanction aspect.” For example, a creditor who exercises an equitable right or a right of set-off will be deemed to have violated the “one-action” rule and, at a minimum, may no longer exercise its remedies against California real property collateral. Similarly, obtaining a judgment upon an obligation secured by California real property collateral, whether in the State of California or in any other state, prior to the exhaustion of all California real property collateral by a method authorized by the “one-action” rule, will result in a forced judicial waiver of all such real property collateral. In extreme instances, the California Supreme Court has held that the “sanction aspect” may also require forfeiture of any right to enforce the unpaid obligation. Accordingly, to limit the risk that the one-action rule could apply to any exercise of remedies by the collateral agent, the indenture will provide that other than in accordance with the provisions of the indenture and to the extent such restriction is permitted under the Trust Indenture Act of 1939, no holder of any note can exercise any remedies while real property in California comprises part of the collateral. Notwithstanding this provision of the indenture, in the event a holder of a note does exercise any remedy during such time, there remains a risk that the one-action rule could adversely effect the ability of the collateral agent or the holders of the notes to exercise other remedies against the California real property collateral.

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral or the presence of certain pari passu or junior lienholders.

The security interest in the collateral securing the notes includes assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral.

The indenture allows us to secure certain obligations to trade creditors with the collateral on a pari passu or junior basis. As a result, the proceeds from the sale of collateral may need to be shared by you with any trade creditors that are secured on a pari passu basis. With respect to trade creditors that are secured on a junior basis, in the event that we default on such obligations actions taken by such trade creditors may impair the collateral available to you. In addition, the bankruptcy of a junior lienholder may also operate to stay foreclosure of the collateral by the collateral agent.

Our failure to deliver mortgages to secure the notes or perfect other collateral securing the notes on or prior to the issue date of the notes increased the risk that the second priority liens granted thereunder could be avoided.

We agreed to deliver second priority mortgages, subject to permitted liens, to secure the notes on substantially all of our and the guarantors’ material real property that also secures the senior secured credit facilities and to take other steps to perfect the collateral on or prior to the issue date of the notes. Not all of the second priority mortgages were in place on or prior to the issue date of the notes and certain other collateral (other than inventory, equipment and accounts receivable) was not perfected on or prior to the issue date of the notes.

If we or any guarantor were to become subject to a bankruptcy proceeding after the issue date of the notes, any mortgages or liens recorded or perfected after the issue date of the notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. If a mortgage or lien is recorded or perfected after the issue date, it may be treated under bankruptcy law as if it were delivered to secure previously existing debt. In bankruptcy proceedings commenced within 90 days of lien perfection, a mortgage or lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the notes. Accordingly, if we or a guarantor were to file bankruptcy after the issue date of the notes and the mortgages or liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the mortgages or liens securing the notes may be especially subject to challenge as a result of having been delivered after the issue date of the notes. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

You may have no effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission in our financial statements.

Arthur Andersen LLP audited our financial statements for the fiscal years 1998 and 1999. Arthur Andersen was convicted on federal obstruction of justice charges on June 15, 2002, ceased practicing before the SEC on August 31, 2002, and was sentenced to five years probation on October 16, 2002. Arthur Andersen has not consented to the inclusion of their audit report in this prospectus. As a result, you may not be able to recover any amount from Arthur Andersen in connection with any claim that may arise out of Arthur Andersen’s audit of our financial statements. Moreover, your recovery of any damages that may be obtained will be limited as a result of Arthur Andersen’s financial condition and other matters relating to the various civil and criminal lawsuits involving Arthur Andersen.

In addition, because Arthur Andersen has ceased to practice before the SEC, it is not able to provide the updated consent which we would normally be required to file with the SEC together with the exchange offer registration statement that we are filing pursuant to the registration rights agreement. See “Independent Accountants.” Arthur Andersen’s failure to deliver a currently dated written consent will limit your ability to sue Arthur Andersen under Section 11 of the Securities Act for any material misstatements or omissions in the exchange offer registration statement, including any material misstatements or omissions in the 1998 and 1999 financial statements covered by their reports.

We may be unable to repurchase the notes upon a change of control.

Upon the occurrence of a “change of control” as specified in the “Description of Notes” section herein, you may require us to purchase your notes at 101% of their principal amount, plus accrued interest. In some circumstances, a change of control may result from events beyond our control. We cannot assure you that we will have the financial resources to purchase your notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in acceleration of, any of our other debt. The senior secured credit facilities also provide that certain change of control events constitute a default and could result in the acceleration of our debt under those facilities. Any additional debt agreement we enter into in the future may contain similar provisions.

Risks Related to Our Business, Strategy, Operations and Ownership

If we pursue a growth strategy involving capital expenditures or leases, that will increase risks for noteholders.

Between 1999 and 2001, we pursued an aggressive growth strategy requiring extensive capital expenditures for purchases of land and construction of Petro Stopping Centers. The resumption of the growth of our network through building new sites or acquiring truck stops could pose significant risks for noteholders. However, we do not currently anticipate resuming our growth strategy and are be limited in making capital expenditures in excess of certain amounts under our senior secured credit facilities and the new Holding Partnership discount notes. A typical Stopping Center takes approximately 9 to 12 months to build. We estimate that Stopping Centers built in the next several years may, depending on certain factors, cost between $10.0 million and $12.0 million each, including site preparation costs, paving and local construction costs, but excluding land acquisition costs. Acquiring existing truck stops and conforming them to our requirements would also require significant funds. In addition, acquisitions are subject to various risks generally associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of acquired businesses and the potential loss of customers and employees. Additional borrowings or operating leases, to finance a growth strategy could increase our debt service costs and could decrease cash flow from operations and EBITDA.

Under our senior secured credit facilities, we are required to maintain leverage ratios and make scheduled amortization payments. We believe that if we minimize our capital expenditures and achieve historical operating cash flow results, we will be able to generate adequate cash flows from operations to reduce our debt. However, our senior secured credit facilities and the note indenture do not require us to reduce our debt.

We purchase virtually all of our diesel fuel and gasoline from ExxonMobil under arrangements that may result in decreases in our liquidity and our ability to withstand declines in our operations.

We are required to purchase virtually all of our diesel fuel and gasoline from ExxonMobil Oil Corporation (“ExxonMobil”) and Mobil Diesel Supply Corporation (“Mobil Diesel”), a wholly owned subsidiary of ExxonMobil (collectively, the “ExxonMobil Suppliers”), under contracts that expire in 2009. As a result of these purchases, we have trade credit through the ExxonMobil Suppliers that fluctuates in amount daily. On December 31, 2003, the aggregate amount of that trade credit was $18.3 million. We have generally had ten-day payment terms on this trade credit, although the ExxonMobil Suppliers are not required to provide open credit terms under these contracts. We applied a portion of the proceeds from the refinancing transactions to reduce the trade credit with the ExxonMobil Suppliers and also provided collateral to the ExxonMobil Suppliers to secure up to $15.0 million of trade credit in the form of a lien on the collateral securing the notes that ranks equally with the lien securing the notes. We may further reduce the ExxonMobil Suppliers’ trade credit with funds borrowed under the new senior secured credit facilities or by finding alternative suppliers for some or all of the volume.

To the extent we are required to reduce our trade credit exposure with the ExxonMobil Suppliers through the use of increased borrowings, our interest expense will increase and our liquidity, financial flexibility and ability to withstand declines in our operations will be reduced.

Under our contracts with the ExxonMobil Suppliers, we are required to purchase significant amounts of diesel fuel and gasoline. To the extent we do not purchase these amounts, we are required to make underutilization payments. When we are able to purchase fuel from other sources at a discount that justifies these underutilization payments, we do so. Over the last few years, these payments have ranged from approximately $100,000 to approximately $500,000. This increases our exposure to economic downturns. We expect to reduce our exposure to these liquidated damages payments as a result of the reduction of the ExxonMobil Suppliers’ trade credit position.

Since we depend upon franchisees to maintain the scope of our network, our results could be adversely affected if we lose franchisees.

We currently have 37 sites owned or operated by us and 23 sites owned and operated by independent franchisees. We are substantially dependent on the stable financial condition of these independent franchisees and their operating in accordance with our standards because they constitute almost 40% of our branded Petro locations and play an important role in our ability to market our nationwide network of Petro Stopping Centers to large fleet customers. In addition, in 2003, we derived 2.8% of our gross profit from franchise royalties and other related franchise payments. A significant decline in the number of locations in our network or in the quality of their services would adversely impact our operating results and our ability to maintain and attract large, fleet customers.

We face certain risks related to our operation of Iron Skillet restaurants at our full-size Petro Stopping Centers.

Each full-size Petro Stopping Center includes our Iron Skillet restaurant. By operating restaurant facilities, we face risks related to:

•	our ability to obtain and maintain necessary governmental licenses, permits and approvals relating to the preparation and sale of food;

•	health inspection scores;

•	food quality;

•	the availability and timely delivery of high-quality fresh ingredients, including fresh produce, dairy products and meat; and

•	food-borne illnesses.

If we are unable to effectively manage these risks, we may experience negative publicity related to these matters, and such negative publicity may extend more generally to our Petro brand name and image. This negative publicity could reduce guest traffic in our Iron Skillet restaurants and our Petro Stopping Centers, which would adversely affect our results of operations.

We are subject to extensive franchise regulation.

Various state and federal laws govern our relationship with our franchisees. If we fail to comply with these laws, we could be subject to liability to franchisees and to fines or other penalties imposed by governmental authorities.

We are highly dependent on our key personnel.

Our future success depends to a significant extent on the efforts and abilities of our management team. Our key personnel have a great deal of experience in the truck stop industry. The loss of the services of certain of these individuals could have a material adverse effect on our business, financial condition and results of operations. We believe that our future success also will depend significantly upon our ability to attract, motivate and retain additional highly skilled managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting, assimilating and retaining the personnel we require to grow and operate profitably.

We are controlled by the Cardwell Group, Mobil Long Haul and Volvo and their interests may conflict with the interests of holders of the notes.

J.A. Cardwell, Sr., James A. Cardwell, Jr., Petro, Inc. and JAJCO II, Inc. (collectively referred to as the Cardwell Group), Mobil Long Haul, Inc. (“Mobil Long Haul”) and Volvo Petro Holdings, LLC (“Volvo”) together control 100% of the voting power of the Holding Partnership. Consequently, the Cardwell Group, Mobil Long Haul and Volvo have the power to appoint all of the members of the Board of Directors of the Holding Partnership and all of the members of our Board of Directors, and to control our direction and future operations. As a result, circumstances could arise in which the interests of the Cardwell Group, Mobil Long Haul and Volvo, as equity holders, could be in conflict with interests of the holders of the notes. Such as, if we encounter financial difficulties or are unable to pay our debts as they mature. In addition, the equity investors may have an interest in pursuing acquisitions, divestitures, financings, lease transactions or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the notes.

Risks Particular to Our Industry

We are highly dependent on fuel sales, which have low margins.

During 2003, net revenues from our fuel sales accounted for approximately 76.5% of our net revenues. The volume of fuel sold by us and the profit margins associated with these sales are affected by numerous factors outside of our control, including the condition of the long-haul trucking industry, the supply and demand for these products, and the pricing policies of competitors. Fuel sales generate very low gross margins. In 2003, we had gross profit of $40.6 million on net fuel sales of $813.1 million.

During 2003, we purchased 94.3% of our fuel through the ExxonMobil Suppliers pursuant to fuel supply agreements. Approximately 74.2% of this fuel was third-party fuel purchased through the ExxonMobil Suppliers. These purchases are made by the ExxonMobil Suppliers for us on the open market at prices determined largely by supply and competitive conditions. Thus, our profit margins on fuel can fluctuate substantially in very short periods of time. Gross margin per gallon has declined since 1993, and a further material decline in gross margin per gallon would adversely affect our profitability.

The U.S. truck stop industry is highly competitive and fragmented, and our competitors may have greater resources or other competitive advantages.

The travel center and truck stop industry is highly competitive and fragmented. We believe there are approximately 2,400 multi-service and pumper truck stops located in the United States. Approximately 30% of these truck stops are operated by five national chains, of which we are one. Although we seek to differentiate our products and services by providing the “quality difference,” our products and services are widely available. Long-haul trucks can obtain the products and services we provide from a wide variety of sources, including their own fueling terminals, large truck stops, limited service fueling facilities and some large gas stations. Almost all Petro Stopping Centers have at least one competitor within a short distance. Certain of our competitors offer fuel at discount prices, which has caused severe price competition in certain of our markets from time to time. In addition, we compete for the business of long-haul truck fleets, which frequently demand discounts on fuel purchases and in some cases choose to do business in a particular market only with lower cost fuel providers. All these factors combine to produce intense price competition and low margins for our business. In 2003, we had revenues of $1.1 billion, net income of $8.7 million, and operating cash flow of $28.5 million.

Our Petro:Lube operations compete with other national and truck stop chains, full-service independently owned and operated truck stops, fleet maintenance terminals, independent garages, truck dealerships, and auto parts service centers. We compete with a variety of establishments located within walking distance of our sites, including convenience stores, drug stores, full-service restaurants, and fast food restaurants.

Certain of our principal competitors have substantially greater financial and marketing resources than we do. If our competitors adopt pricing strategies or marketing policies that we do not meet, if they provide products or services that we do not offer, or if we are otherwise unable to compete effectively, our competitors could gain market share and have an adverse effect on our operating results.

The truck stop industry is highly dependent on the financial condition of the trucking industry.

Our business is dependent upon the trucking industry in general and upon long-haul trucks in particular. In turn, the trucking industry is dependent on economic factors, such as the level of domestic economic activity and interest rates and operating factors such as fuel prices and fuel taxes, over which we have no control and which could contribute to a decline in truck travel. The long-haul trucking business is also a mature industry that has historically been susceptible to recessionary downturns. Available data indicate that diesel consumption by the trucking industry has grown more slowly than trucking ton-miles, as technological improvements in truck engines have increased their fuel efficiency. In addition, many small trucking companies have filed for bankruptcy protection in recent years. A decline in operations by the long-haul trucking industry would adversely affect us.

We derive a significant percentage of our revenues from sales of fuel and non-fuel products and services to trucking fleets. The services required by any one fleet customer can be limited by a number of factors, including industry consolidation, economic slowdown and decisions to outsource fewer activities. Travel center and truck stop chains compete aggressively for fleet account business, and any significant reduction in fleet accounts or sales to those accounts could have a material adverse effect on us. We cannot assure you as to the continuation of the current level of our sales to fleets.

Our profitability can be significantly impacted by cyclical factors beyond our control such as decreases in manufacturing output.

The volume of truck shipments is in part dependent on changes in manufacturing output. Sustained decreases in manufacturing production, such as occurred in 2001 and 2002, can significantly reduce truck traffic, which in turn reduces fuel purchases and visits to our Petro Stopping Centers and negatively impacts our results of operations.

A domestic terrorist incident affecting the trucking industry could adversely affect our business.

A domestic terrorist incident, particularly an incident involving a truck, could produce adverse effects on our business in several ways, including:

•	a reduction in the volume of truck traffic for more than a brief period;

•	the bankruptcy of certain trucking companies; and

•	the imposition of additional regulations affecting truck traffic, increasing the expenses of truck operations and businesses that service trucks or provide overnight facilities for trucks and truck drivers, such as our business. For example, additional fences or other security for parked trucks might be required.

The occurrence of any of these effects could have a material negative impact on our results of operations.

We are subject to environmental laws and regulations and the cost of compliance with these requirements could negatively impact the results of our operations.

A significant portion of our business consists of storing and dispensing petroleum products, activities that are subject to increasingly stringent regulation by both the federal and state governments. Moreover, governmental authorities can impose significant fines and penalties on us for any alleged noncompliance with environmental requirements. In addition, under certain environmental laws, private parties can bring lawsuits against us for any property damage or personal injury that allegedly is caused by our operations. We may incur increased expenditures if additional requirements are imposed by federal and state governments, or we fail to comply with environmental requirements and are fined or penalized, or if we must defend or settle lawsuits that might be brought by private parties.

In addition, under various environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances (including petroleum and petroleum products) on, under, in, or migrating from such property. Certain laws impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. As a result of work done in 1999 to upgrade our storage tanks as required by state and federal law, soil and groundwater contamination was discovered at our Corning, California facility. We are currently monitoring the contamination and anticipate some remediation will be required. We have incurred approximately $421,000 in remediation costs as of December 31, 2003 related to our Corning, California facility of which $300,000 was accrued at year-end for future expenses and for which we expect to be reimbursed. Moreover, under certain environmental laws, persons who arrange, or are deemed to have arranged, for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment site, regardless of whether such site is owned or operated by such person and regardless of whether the original disposal or treatment activity accorded with applicable requirements. As a result of our business and the quantity of petroleum products we handle, there can be no assurance that hazardous substance contamination does not exist or that material liability will not be imposed in the future for the remediation of such contamination.

A disruption in the supply of fuel could adversely affect our profitability.

Since we maintain approximately a two-to-three day supply of fuel, we would be adversely affected in the event of a disruption in our supply of fuel. In addition, sharp increases in fuel prices at truck stops have historically tended to lead to temporary declines in fuel margins. Fuel prices have risen sharply in the recent past and may continue to rise. We experienced rapid increases in the cost of fuel during late 2000 and early 2001 due to the interaction of several factors including low inventories, high demand caused by a spike in the cost of natural gas, and an unusually cold winter on the east coast of the United States. Other factors which have had significant effects on fuel prices include: major global conflicts, especially those involving the U.S. and/or oil producing countries, strikes or political conflict in oil producing countries, intervention by OPEC in the form of restricted output, and changes in output by domestic oil refineries.

In the future, interruptions in world fuel markets may cause shortages in, or total curtailment of, fuel supplies. Moreover, a substantial portion of the oil refining capacity in the United States is controlled by major oil companies. These companies could in the future decide to limit the amount of fuel sold to independent operators like us. Although the ExxonMobil Suppliers provide fuel to us, a significant portion of our fuel needs continues to be supplied from third-parties contracted by them. In addition, any new standards that the EPA may impose on refiners that would necessitate changes in the refining process could limit the volume of petroleum products available from refiners in the future. A material decrease in the volume of fuel sold for an extended time period would have a material adverse effect on our results of operations. Similarly, an extended period of instability in the price of fuel could adversely affect our results.

In addition, our patronage by customers desiring to purchase fuel accounts for a significant portion of customer traffic and has a direct impact on the revenues and profitability of our other operations, including our restaurant and non-fuel operations. Accordingly, any significant reductions in fuel supplies or other reductions in fuel volume would materially adversely affect our results.

New hours of service regulations for professional truck drivers could adversely affect our business.

The United States Department of Transportation Federal Motor Carrier Safety Administration adopted new regulations, which became effective on January 4, 2004, regarding hours of service for drivers that alter the number of hours professional truck drivers may drive and must spend off-duty. The impact of these new regulations on professional truck drivers’ driving and stopping patterns is uncertain, but the regulations will increase the duration of longer off-duty stops and may make on-duty fueling and meal stops shorter. Any significant reduction in the time spent at our Petro Stopping Centers by professional truck drivers as a result of the new hours of service regulations could reduce our revenues and have a material adverse effect on our business.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive outstanding notes in a principal amount equal to the principal amount of the new notes. We will cancel all outstanding notes so received.

CAPITALIZATION

The following table sets forth, as of December 31, 2003, Petro’s historical consolidated cash and capitalization and our pro forma consolidated cash and capitalization, adjusted to give effect to the refinancing transactions. See “Summary—The Refinancing Transactions.” Our cash position fluctuates from day to day.

You should read the following table in conjunction with “Selected Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Certain Indebtedness” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of December 31, 2003
	Actual	Pro Forma
	(dollars in millions)
Cash and Cash Equivalents	$17.8	$13.3

Long-term debt, including current portion:
Existing Senior Secured Credit Facilities:
Revolving Credit Facility	$—	$—
Term Loan A	6.1	—
Term Loan B	34.7	—
New Senior Secured Credit Facilities (1):
Revolving Credit Facility (2)	—	4.5
Term Loan	—	25.0
10 1/2% Senior Notes	134.7	—
New Senior Secured Notes	—	225.0

Total long-term debt	175.5	254.5
Total Partners’ Capital (Deficit) (3)	35.8	(27.1)

Total Capitalization	$211.3	$227.4

(1)	See “Description of Certain Indebtedness” for more information.
(2)	As of December 31, 2003, we had $9.6 million in letters of credit outstanding that would reduce the amount available for us to borrow under the revolving credit facility by such amount.
(3)	Decrease is due to the cash distribution to the Holding Partnership, which includes $52.9 million to fund the Holding Partnership’s exchange offer and $3.2 million for the Holding Partnership’s debt issuance costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The information set forth below should be read in conjunction with both “—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included herein. The selected consolidated financial data as of and for the years ended December 31, 1999, 2000, 2001, 2002, and 2003, have been derived from our audited consolidated financial statements. In the opinion of our management, the audited financial data contains all adjustments necessary to present fairly the selected historical consolidated financial data. The opening, acquisition, and termination of our operating properties or franchise locations during the periods reflected in the following selected financial data materially affect the comparability of such data from one period to another.

	For the Years Ended December 31,
	1999	2000	2001	2002	2003
	(dollars in thousands)
Income Statement Data:
Net revenues:
Fuel (including motor fuel taxes)	$520,512	$763,413	$684,262	$684,865	$813,083
Non-fuel	201,622	220,696	233,740	238,060	250,224

Total net revenues	722,134	984,109	918,002	922,925	1,063,307

Costs and expenses:
Cost of sales
Fuel (including motor fuel taxes)	481,483	720,335	643,162	647,039	772,486
Non-fuel	81,102	92,461	95,632	96,032	101,426
Operating expenses	102,558	111,955	121,039	120,954	129,967
General and administrative	18,350	15,890	17,488	15,288	15,113
Depreciation and amortization	13,951	16,270	17,683	16,248	15,483
(Gain) loss on disposition of fixed assets	(836)	(59)	(63)	(2)	18

Total costs and expenses	696,608	956,852	894,941	895,559	1,034,493

Operating income	25,526	27,257	23,061	27,366	28,814
Recapitalization costs	(1,163)	—	—	—	—
Retired debt restructuring costs (1)	(2,016)	—	—	—	—
Write-down of land held for sale	—	—	—	—	(908)
Equity in income (loss) of affiliate	(593)	(307)	122	406	476
Interest income	596	317	174	61	67
Interest expense, net	(20,250)	(20,853)	(23,856)	(20,808)	(19,391)

Income (loss) before cumulative effect of a change in accounting principle	2,100	6,414	(499)	7,025	9,058
Cumulative effect of a change in accounting principle (2)	—	—	—	—	(397)

Net income (loss) (3)	$2,100	$6,414	$(499)	$7,025	$8,661

Balance Sheet Data:
(at end of period)
Total assets	$253,961	$294,141	$286,276	$272,817	$270,840
Total debt	181,298	208,580	208,997	191,044	175,479
Partners’ capital (deficit) and comprehensive loss	16,083	20,624	20,056	26,774	35,849

Other Financial Data:
Net cash provided by (used in):
Operating activities	$30,927	$23,954	$17,177	$21,563	$28,546
Investing activities	(38,237)	(53,252)	(21,498)	(4,317)	(6,127)
Financing activities	7,322	32,790	(2,153)	(18,716)	(12,834)
Capital expenditures (4)	36,564	50,241	21,411	4,022	6,127
Ratio of earnings to fixed charges (5)	1.1x	1.3x	1.0x	1.3x	1.4x

Number of truck stops:
(at end of period)
Company-operated	30	34	35	37	37
Franchise operations	23	22	20	23	23

Total	53	56	55	60	60

(1)	The retired debt restructuring costs in 1999 reflect the write-off of unamortized deferred debt issuance costs associated with retired debt that were previously shown as an extraordinary item and are currently presented as a component of income (loss) before cumulative effect of a change in accounting principle as required by the adoption of the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145.
(2)	Cumulative effect of a change in accounting principle in 2003 reflects the expensing of the initial estimate of the asset retirement obligations, as required by the adoption of the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143.
(3)	No provision for income taxes is reflected in the consolidated financial statements because we are a partnership for which taxable income and tax deductions are passed through to the individual partners.
(4)	Capital expenditures primarily represent the cost of new Petro Stopping Centers, regular capital maintenance, and improvement projects at existing Petro Stopping Centers. Capital expenditures related to new Petro Stopping Centers were $20.6 million, $41.0 million, and $13.7 million for the years ended December 31, 1999, 2000, and 2001, respectively. None of the 2002 or 2003 capital expenditures were related to new Petro Stopping Centers.
(5)	For the year ended December 31, 2001, the ratio of earnings to fixed charges was slightly less than one-to-one by $499,000.

RATIO OF EARNINGS TO FIXED CHARGES

	For the Years Ended December 31,
	1999	2000	2001	2002	2003
	(dollars in thousands)

Net income (loss)	$2,100	$6,414	$(499)	$7,025	$8,661
Add:
Equity in loss of affiliate	593	307	—	—	—
Interest expense, net	20,250	20,853	23,856	20,808	19,391

Net earnings as adjusted	$22,943	$27,574	$23,357	$27,833	$28,052

Fixed charges:
Interest expense, net	$20,250	$20,853	$23,856	$20,808	$19,391

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet of Petro as of December 31, 2003 and the pro forma statement of operations for the twelve months ended December 31, 2003 (the “Pro Forma Financial Statements”) have been prepared to reflect the refinancing transactions, including our new trade terms with the ExxonMobil Suppliers.

In connection with the refinancing transactions, we entered into an agreement with the ExxonMobil Suppliers in which we reduced our outstanding trade credit balance with the ExxonMobil Suppliers by approximately $10 million, which we expect will result in more favorable terms on pricing and volume on diesel fuel. As of December 31, 2003, this trade credit balance totaled $18.3 million. Under the terms of this new agreement, we:

•	changed payment terms on a portion of our fuel purchases;

•	expect to receive annual purchase discounts of approximately $1.5 million; and

•	expect to reduce annual penalties associated with volume commitments to the ExxonMobil Suppliers by approximately $0.4 million.

The Pro Forma Financial Statements are not necessarily indicative of the results of operations of Petro had the refinancing transactions actually been consummated on the dates assumed and are not necessarily indicative of the results of operations in any future period. The pro forma adjustments described in the notes to the consolidated pro forma balance sheet and statement of operations, are based on available information and upon certain assumptions that management believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements, and the related notes to those statements, included elsewhere herein.

We have prepared the unaudited pro forma consolidated financial statements as follows:

•	The unaudited pro forma consolidated financial statements consists of a pro forma balance sheet, statement of operations and accompanying explanatory notes. This data is accompanied by an introduction which describes (i) the refinancing transactions and (ii) the periods for which pro forma data is presented.

•	The unaudited pro forma consolidated statement of operations discloses income from continuing operations before nonrecurring charges or credits directly attributable to the refinancing transactions. Nonrecurring recapitalization costs which result directly from the refinancing transactions and which will be included in income within the 12 months succeeding the recapitalization are estimated to be $7.0 million.

•	Pro forma adjustments related to the unaudited consolidated pro forma statement of operations have been computed assuming the transactions were consummated on December 31, 2002 and include adjustments which give effect to the events that are (i) directly attributable to the refinancing transactions, (ii) expected to have a continuing impact, and (iii) factually supportable. Pro forma adjustments related to the unaudited pro forma combined balance sheet have been computed assuming the refinancing transactions were consummated on December 31, 2003 and include adjustments which give effect to events that are directly attributable to the transactions and factually supportable regardless of whether they have a continuing impact or are nonrecurring. All pro forma adjustments have been explained in the related notes to the unaudited pro forma consolidated financial statements.

PETRO STOPPING CENTERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

	As of December 31, 2003
	Audited Actual	Pro Forma Adjustments		Unaudited Pro Forma
	(dollars in thousands)
Assets
Current assets:
Cash and cash equivalents	$17,806	(5,906	)(1)	$13,316
		254,500	(2)
		(11,733	)(3)
		(178,135	)(4)
		(56,016	)(5)
		(7,200	)(6)
Trade accounts receivable, net	1,315			1,315
Inventories, net	25,410			25,410
Other current assets	1,215			1,215
Due from affiliates	4,950			4,950

Total current assets	50,696			46,206
Property and equipment, net	202,827			202,827
Deferred debt issuance costs, net	4,245	11,733	(3)	11,733
		(4,245	)(7)
Other assets	13,072			13,072

Total assets	$270,840			$273,838

Liabilities and Partners’ Capital and Comprehensive Loss
Current liabilities:
Current portion of long-term debt	$9,500	5,000	(2)	$5,000
		(9,500	)(4)
Trade accounts payable	13,928			13,928
Accrued expenses and other liabilities	25,691	(5,906	)(1)	19,785
Due to affiliates	19,104	(7,200	)(6)	11,904

Total current liabilities	68,223			50,617
Asset retirement obligation (note 2)	789			789
Long-term debt, excluding current portion	165,979	249,500	(2)	249,500
		(165,979	)(4)

Total liabilities	234,991			300,906

Commitments and contingencies
Partners’ capital (deficit) and comprehensive loss:
General partners’	(210)	(7	)(4)	(370)
		(11	)(7)
		(142	)(5)
Limited partners’	36,059	(2,649	)(4)	(26,698)
		(4,234	)(7)
		(55,874	)(5)

Total partners’ capital and comprehensive loss	35,849			(27,068)

Total liabilities and partners’ capital and comprehensive loss	$270,840			$273,838

(1)	To record the payment of accrued interest on the 10 1/2% Notes.
(2)	To record the proceeds from our offering of the $225.0 million of our new senior secured notes and borrowings of $4.5 million under our new revolving credit facility and $25.0 million under our new term loan.
(3)	To record the payment of debt issuance costs associated with our new long-term debt.
(4)	To record the repayment of our existing outstanding long-term debt, including 10 1/2% note premium.
(5)	To record the cash distribution to the Holding Partnership, including $52.9 million to fund the Holding Partnership’s exchange offer and $3.2 million for the Holding Partnership’s debt issuance costs.
(6)	To record the accelerated payment of trade payables due to affiliates, resulting from a next-day payment agreement on fuel purchases from the ExxonMobil Suppliers.
(7)	To record the write-off of deferred debt issuance costs associated with the 10 1/2% notes and the existing senior secured credit facilities.

PETRO STOPPING CENTERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	As of December 31, 2003
	Audited Actual	Pro Forma Adjustments		Unaudited Pro Forma
	(dollars in thousands)
Net revenues:
Fuel (including motor fuel taxes)	$813,083			$813,083
Non-fuel	250,224			250,224

Total net revenues	1,063,307			1,063,307
Costs and expenses:
Cost of sales
Fuel (including motor fuel taxes)	772,486	(1,874	)(1)	770,612
Non-fuel	101,426			101,426
Operating expenses	129,967			129,967
General and administrative	15,113			15,113
Depreciation and amortization	15,483			15,483
Loss on disposition of fixed assets	18			18

Total costs and expenses	1,034,493			1,032,619

Operating income	28,814			30,688
Write-down of land held for sale	(908)			(908)
Equity in income of affiliate	476			476
Interest income	67			67
Interest expense	(19,391)	19,391	(2)	(23,883)
		(23,883	)(3)

Income before cumulative effect of a change in accounting principle	9,058			6,440
Cumulative effect of a change in accounting principle	(397)			(397)

Net income (loss)	$8,661			$6,043

(1)	To record $1.5 million of purchase discounts and $0.4 million for the reduction of minimum purchase penalties associated with the change in payment terms on fuel purchases.
(2)	To eliminate the interest expense associated with our existing long-term debt.
(3)	To record estimated interest expense on our new long-term debt, including amortized debt issuance costs, unused commitment fees, and interest on our new senior secured notes, the revolving credit facility, and the new term loan.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we sold the outstanding notes in February 2004, we entered into a registration rights agreement with the initial purchaser of those notes. Under the registration rights agreement, we agreed to file by May 10, 2004, a registration statement for the exchange of the outstanding notes for new notes registered under the Securities Act. This prospectus is a part of the registration statement we have filed to satisfy our obligation. We agreed to use our best efforts to cause this registration statement to be declared effective by the SEC by August 9, 2004. We also agreed to conduct this exchange offer for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the outstanding notes and to use our reasonable best efforts to keep this registration statement effective until the exchange offer is completed. The registration rights agreement provides that we are required to pay liquidated damages to the holders of the outstanding notes whose notes are subject to transfer restrictions if:

•	by May 10, 2004, the registration statement for the exchange of the outstanding notes for new notes registered under the Securities Act has not been filed;

•	by August 9, 2004, the registration statement for the exchange of the outstanding notes for new notes registered under the Securities Act is not declared effective;

•	the exchange offer has not been consummated on or before the 40th business day after August 9, 2004; or

•	any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose during a period in which it is required to be effective, without being succeeded within five business days by a post-effective amendment to such registration statement that cures such failure and that is itself declared effective within seven business days of such filing.

A copy of the registration rights agreement is filed as an exhibit to the registration statement.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on                     , 2004, or such later date and time to which we, in our sole discretion, extend the exchange offer.

The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the outstanding notes, except that the new notes being issued in the exchange offer:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	will not contain the registration rights and liquidated damages provisions contained in the outstanding notes.

Notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration date;

•	to delay accepting any outstanding notes;

•	if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

•	to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

How to Tender Outstanding Notes for Exchange

When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who wishes to tender outstanding notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Bank of New York, the exchange agent, at the address set forth below under the heading “—The Exchange Agent”; or

•	if outstanding notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent at the address set forth below under the heading “—The Exchange Agent.”

In addition, one of the following must occur:

•	the exchange agent must receive the certificates for the outstanding notes and the letter of transmittal;

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent’s account at the Depository Trust Company, or DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, referred to as a “book-entry confirmation,” which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

The method of delivery of the outstanding notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or notes should be sent directly to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

•	by a holder of outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any outstanding note improperly tendered;

•	refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

•	waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Our interpretation of the terms and conditions of the exchange offer as to any particular notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the tendered outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any notes or any power of attorney, such persons should so indicate when signing, and must submit proper evidence satisfactory to us of such person’s authority to so act unless we waive this requirement.

By tendering, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for the outstanding notes, where such outstanding securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any notes for exchange.

For each outstanding note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Accordingly, registered holders of new notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the outstanding notes, or, if interest has been paid, the most recent date to which interest has been paid. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

In all cases, we will issue new notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

If, for any reason set forth in the terms and conditions of the exchange offer, we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

Any financial institution that is a participant in DTC’s system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message. The letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” on or prior to the expiration date of the exchange offer; or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a holder of outstanding notes desires to tender such notes and the holder’s notes are not immediately available, or time will not permit such holder’s outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the holder tenders the outstanding notes through an eligible institution;

•	prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw tenders of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under “—Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

•	where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those notes without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC, the outstanding notes withdrawn will be credited to an account maintained with DTC for the outstanding notes. The outstanding notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under “—How to Tender Outstanding Notes for Exchange” above at anytime on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

We are not required to accept for exchange, or to issue new notes in the exchange offer for, any outstanding notes. We may terminate or amend the exchange offer at any time before the acceptance of outstanding notes for exchange if:

•	any federal law, statute, rule or regulation is adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	any stop order is threatened or in effect with respect to either (i) the registration statement of which this prospectus constitutes a part or (ii) the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	there is a change in the current interpretation by staff of the SEC which permits the new notes issued in the exchange offer in exchange for the outstanding notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an “affiliate” of our company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes acquired in the exchange offer are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

•	there is a general suspension of or general limitation on prices for, or trading in, securities on any national exchange or in the over-the-counter market;

•	any governmental agency creates limits that adversely affect our ability to complete the exchange offer;

•	there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer;

•	there is a change or a development involving a prospective change in our and our subsidiaries’ businesses, properties, assets, liabilities, financial condition, prospects, operations, results of operations taken as a whole, that is or may be adverse to us; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the new notes to be issued in the exchange offer.

The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

The Bank of New York has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Main Delivery To:

THE BANK OF NEW YORK

By mail, hand delivery or overnight courier:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7 East

New York, NY 10286

Attention: Diane Amoroso

By facsimile transmission:

(for eligible institutions only)

(212) 298-1915

Confirm by telephone:

(212) 815-3738

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer, except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees;

•	printing fees; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Outstanding Notes

Holders who desire to tender their outstanding notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering circular dated January 30, 2004, relating to the outstanding notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the new notes and any outstanding notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Outstanding Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder which is our “affiliate” within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred, without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes issued in the exchange offer are acquired in the ordinary course of the holder’s business; and

•	the holder, other than a broker-dealer, has no arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

(1) it is not an affiliate of ours;

(2) it is not engaged in, and does not intend to engage in, a distribution of the notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of notes issued in the exchange offer;

(3) it is acquiring the new notes issued in the exchange offer in the ordinary course of its business; and

(4) it is not acting on behalf of a person who could not make representations (1)-(3).

Each broker-dealer that receives new notes for its own account in exchange for outstanding notes must acknowledge that:

(1) such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

(2) it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of new notes issued in the exchange offer.

Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us:

(1) may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

(2) must also be named as a selling holder of the new notes in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the registration rights agreement that, prior to any public offering of transfer restricted notes, we will register or qualify or cooperate with the holders of the new notes in connection with the registration or qualification of the notes for offer and sale under the securities laws of those states as any holder of the notes reasonably requests in writing. Unless a holder so requests, we currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Reporting Format

We have two reportable operating segments, company-operated truck stops and franchise operations.

We operate 37 multi-service truck stops in the United States. Full-size Petro Stopping Centers are built on an average of 27 acres of land situated at a convenient location with easy highway access. They can each generally accommodate an average of 263 trucks and an average of 145 cars in spacious and well-lit parking areas. Our locations are designed to provide good traffic flow, reduce accidents, and enhance security for the drivers, their trucks, and freight. Within the Petro Stopping Center network, we offer standardized and consistent products and services to accommodate the varied needs of professional truck drivers and other highway motorists. Generally, these include separate gas and diesel fueling islands, our home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores offering an array of merchandise selected to cater to professional truck drivers’ needs during long periods away from home. In addition, a typical Petro Stopping Center provides amenities and services such as telephone, fax, photocopying, Internet access, postal services, certified truck weighing scales, truck washes, laundry facilities, private showers, video games, and television and/or movie rooms. We have aggregated our company-operated truck stops into one reportable operating segment based on the distribution of products and services under one common site facility, classified as a multi-service truck stop. During the years ended December 31, 2001, 2002, and 2003, the revenues generated from our company-operated truck stops were $908.0 million, $918.1 million, and $1.1 billion, respectively.

As of December 31, 2001, 2002, and 2003, we were a franchisor to 20, 23, and 23 Petro Stopping Center locations, respectively. We collect royalties and fees in exchange for the use of our tradenames and trademarks and for certain services provided to the franchisees. Franchise fees are based generally upon a percentage of the franchisee’s sales. For the years ended December 31, 2001, 2002, and 2003, the revenues generated from our franchise operations were $10.0 million, $4.8 million, and $5.3 million, respectively. The high franchise revenue for the year ended December 31, 2001 was due to a $5.0 million payment for the early termination of four franchise agreements. Franchise operations revenues, which include initial franchise fees and other revenue types, are combined in non-fuel revenues reported on the accompanying consolidated statements of operations. We do not allocate any expenses in measuring this segment’s profit and loss, nor do we believe there are any significant financial commitments or obligations resulting from our franchise agreements.

We derive our revenues from:

•	The sale of diesel and gasoline fuels;

•	Non-fuel items, including the sale of merchandise and offering of services including truck tire sales, truck maintenance and repair services, on-site vendor lease income, showers, laundry, video games, franchise revenues, fast-food operations, and other operations; and

•	Iron Skillet restaurant operations.

The following table sets forth our total consolidated revenues by major source:

	For the Years Ended December 31,
	2001		2002		2003
	(dollars in thousands)
Fuel	$684,262	74.5%	$684,865	74.2%	$813,083	76.5%
Maintenance Services and Retail (Non-Fuel excluding Restaurant)	170,844	18.6%	172,927	18.7%	181,617	17.1%
Restaurant	62,896	6.9%	65,133	7.1%	68,607	6.4%

Total Net Revenue	$918,002	100.0%	$922,925	100.0%	$1,063,307	100.0%

Our fuel revenues and related cost of sales include a significant amount of federal and state motor fuel taxes. Such taxes were $224.9 million, $239.5 million, and $250.8 million for the years ended December 31, 2001, 2002, and 2003, respectively.

On January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). SFAS No. 143 provides accounting guidance for retirement obligations for which there is a legal obligation to settle, associated with tangible long-lived assets. SFAS No. 143 requires that asset retirement costs be capitalized as part of the cost of the related long-lived asset and such costs should be allocated to expense by using a systematic and rational method. The statement requires that the initial measurement of the asset retirement obligation be recorded at fair value and that an allocation approach be used for subsequent changes in the measurement of the liability. SFAS No. 143 changes our accounting for underground storage tank removal costs and sewage plant waste removal costs. An asset retirement obligation of $489,000 has been recorded as a liability. The implementation of this standard resulted in a one-time charge for the cumulative effect of a change in accounting principle of $397,000 for the year ended December 31, 2003.

Pro forma effects on net income (loss) before cumulative effect of a change in accounting principle assuming the application of SFAS No. 143 on a retroactive basis for the periods shown are as follows:

	For the Year Ended December 31, 2001		For the Year Ended December 31, 2002
	Actual	Proforma	Actual	Proforma
	(in thousands)		(in thousands)
Income (loss) before cumulative effect of a change in accounting principle	$(499)	$(542)	$7,025	$6,972
Net income (loss)	$(499)	$(542)	$7,025	$6,972

No provision for income taxes is reflected in the accompanying consolidated financial statements because we are a partnership for which taxable income and tax deductions are passed through to the individual partners.

Transactions with Related-Parties

Our related-party transactions are described herein under “—Certain Relationships and Related Transactions.” We believe that all of our existing related-party transactions are on terms comparable to those that could have been received in an arms-length transaction.

Our most significant related-party transactions are the two ten-year supply agreements with ExxonMobil entered into in July 1999. Under the terms of one of these agreements, the ExxonMobil Suppliers will supply the company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements in those markets in which Mobil branded diesel fuel and gasoline are available for sale and under the other of these agreements, we purchase lubricants, based upon minimum purchase commitments, at the prices set forth in the agreement.

Liquidity and Capital Resources

Our principal sources of liquidity are:

•	Our available borrowing capacity under the revolving credit portion of our retired senior secured credit facilities, which was $21.1 million, $16.8 million, and $15.4 million at December 31, 2001, 2002, and 2003, respectively. Our available borrowing capacity under the revolving credit portion of our new senior secured credit facility was $10.9 million as of February 9, 2004.

•

Cash flows from operations, which were $17.2 million, $21.6 million, and $28.5 million for the years ended December 31, 2001, 2002, and 2003, respectively. Fluctuations in these cash flows were primarily due to the timing of payments for fuel to Mobil Diesel offset by the timing of receipts related to trade accounts receivables and variations in the timing of payments for trade accounts payable and other current liabilities, in addition to lower operating income and increased interest expense for the year ended December 31, 2001; and

•	Cash flows used in financing activities, which were $2.2 million, $18.7 million, and $12.8 million in 2001, 2002, and 2003, respectively. These fluctuations were almost entirely due to our borrowings and repayments on our retired senior secured credit facilities. The lower payments in 2001 was primarily related to a slowdown in our network expansion and a reduced need to borrow funds for construction expenditures while the increases in 2002 and 2003 were primarily due to repayment of debt.

Retired Senior Secured Credit Facilities

At December 31, 2003, our retired senior secured credit facilities consisted of a $25.0 million revolving credit facility, and two term loans, A and B, with original principal amounts of $29.3 million and $40.0 million, and maturity dates of June 30, 2004 and July 23, 2006, respectively. At December 31, 2003, we had $6.1 million and $34.7 million outstanding under the term loans A and B, respectively.

At December 31, 2003, we had no borrowings outstanding under the revolving credit facility portion of our retired senior secured credit facilities and had $9.6 million in standby letters of credit outstanding, which reduced our borrowing capacity under this portion of our retired senior secured credit facilities on a dollar for dollar basis. Approximately $8.2 million of these letters of credit were required to be posted with our insurance carriers in connection with our obtaining liability and other insurance coverages. In conjunction with the refinancing transactions, these letters of credit have been reissued and the majority will expire in February 2005. Any funds drawn on our retired senior secured credit facilities were secured by substantially all of our assets and the guarantees of Petro, Inc. and each of our subsidiaries. At the time of the refinancing transactions, we were in compliance with all financial covenants under our retired credit facilities.

New Senior Secured Credit Facilities

On February 9, 2004, we completed our refinancing transactions in which we refinanced substantially all of our existing indebtedness. We entered into new senior secured credit facilities of an aggregate principal amount of $50.0 million, consisting of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million. We refer to these credit facilities as the new senior secured credit facilities. Under the term loan, we are scheduled to make quarterly amortization payments commencing March 31, 2004. At February 9, 2004, we had $9.6 million in standby letters of credit outstanding, which reduced our borrowing capacity under our revolving credit portion of our new senior secured credit facilities on a dollar for dollar basis. Upon entering into our new senior credit facilities, we capitalized approximately $2.2 million of debt issuance costs and wrote-off approximately $794,000 of unamortized deferred debt issuance costs associated with the refinancing of our retired senior credit facilities.

In connection with the refinancing transactions, the repurchase of the majority of our 10 1/2% Notes and the Holding Partnership’s 15% senior discount notes due 2008 (the “Holding Partnership’s 15% Notes”) were accounted for as debt extinguishments resulting in the recognition of approximately $5.4 million and $9.3 million loss, respectively, which included the write-off of approximately $2.8 million each of unamortized deferred debt issuance costs. These losses will be presented as a component of income (loss) before cumulative effect of a change in accounting principle on each company’s consolidated statements of operations in the first quarter of 2004. Additionally, we capitalized approximately $8.1 million of debt issuance costs related to the issuance of the 9% Notes through February 29, 2004. The Holding Partnership capitalized approximately $3.0 million of debt issuance costs related to its exchange offer through February 29, 2004.

In connection with the refinancing transactions, we reduced our outstanding trade credit balance and amended our agreement with the ExxonMobil Suppliers. The amendment provides that the penalty for failing to purchase our annual volume commitments under our agreement with the ExxonMobil Suppliers will be multiplied by a fraction, the numerator of which is the average of our trade credit with the ExxonMobil Suppliers during December of each year and the denominator of which is $30.0 million. As a result, we will have an incentive to reduce our accounts payable to the ExxonMobil Suppliers in December of each year.

In March 2004, we repurchased all of our remaining 10 1/2% Notes. In connection with this repurchase, we recognized a loss of approximately $724,000, which includes the write-off of approximately $379,000 of unamortized deferred debt issuance costs. This loss will be presented as a component of income (loss) before cumulative effect of a change in accounting principle on our consolidated statements of operations in the first quarter of 2004.

After giving effect to the refinancing transactions, our total consolidated debt increased $79.0 million and, as a result, our associated interest expense increased $5.3 million.

The following is a summary of our contractual cash obligations as of March 12, 2004, reflecting the refinancing transactions:

Contractual Cash Obligations	Total	Less Than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(in thousands)
Long-term debt	$254,500	$9,500	$13,000	$7,000	$225,000
Operating leases	40,546	4,517	8,051	6,561	21,417

Total	$295,046	$14,017	$21,051	$13,561	$246,417

In addition to the above, we have an annual volume commitment associated with contracts with the ExxonMobil Suppliers (the “ExxonMobil Supply Agreements”) as discussed in more detail in Note 8 to notes to consolidated financial statements included herein.

On June 3, 2002, all of our outstanding 12 1/2% senior notes matured and were retired for $6.2 million plus outstanding interest.

We guaranteed a portion of our joint venture, Petro Travel Plaza, LLC’s debt under a Repayment Guaranty dated as of June 4, 1999 and last modified on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $351,000. The fair value of the guarantee is insignificant.

Additionally, we guaranteed a portion of Petro Travel Plaza, LLC’s debt under a Continuing Guaranty dated as of May 12, 2003, which was modified by an Amended and Restated Guaranty Amendment on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.0. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $75,000. The fair value of the guarantee is insignificant.

We had negative working capital of $28.7 million and $17.5 million at December 31, 2002 and 2003, respectively. Negative working capital is normal in the truck stop industry since diesel fuel inventory turns approximately every two to three days, but payment for fuel purchases can generally be made over a longer period of time. Approximately 90.3% of our total sales are cash sales (or the equivalent in the case of sales paid for on credit, which are funded on a daily basis by third-party billing companies).

Capital expenditures totaled $21.4 million, $4.0 million, and $6.1 million for the years ended December 31, 2001, 2002, and 2003, respectively. Included in capital expenditures were funds spent on existing Petro Stopping Centers of $7.7 million, $4.0 million, and $6.1 million for the years ended December 31, 2001, 2002, and 2003, respectively, as well as costs for the acquisition and construction of new facilities of $13.7 million for the year ended December 31, 2001. There were no costs associated with the acquisition and construction of new facilities for the years ended December 31, 2002 and 2003.

We currently expect to invest approximately $8.0 million during 2004 on capital expenditures, all of which will be related to regular capital maintenance and improvement projects on existing Petro Stopping Centers. These capital outlays will be funded through borrowings under our new senior secured credit facilities and internally generated cash.

We are partially self-insured, paying our own employment practices, general liability, workers’ compensation, and group health benefit claims, up to stop-loss amounts ranging from $100,000 to $250,000 on a per-occurrence basis. For the year ended December 31, 2003, we paid approximately $7.1 million on claims related to these partial self-insurance programs. Provisions established under these partial self-insurance programs are made for both estimated losses on known claims and claims incurred but not reported, based on claims history. For the year ended December 31, 2003, aggregated provisions amounted to approximately $7.7 million. At December 31, 2003, the aggregated accrual amounted to approximately $7.4 million, which we believe is adequate to cover both reported and incurred but not reported claims.

Based on the foregoing, we believe that internally generated funds, together with amounts available under our new senior secured credit facilities, will be sufficient to satisfy our cash requirements for operations and debt service through 2004 and the foreseeable future thereafter; provided however, that our ability to satisfy such obligations and maintain covenant compliance under our new senior secured credit facilities, is dependent upon a number of factors, some of which are beyond our control, including economic, capital market, and competitive conditions.

Results of Operations

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Overview. Net income increased for the year ended December 31, 2003 compared to the year ended December 31, 2002 by $1.6 million, mainly due to the addition of our two new company-operated sites and lower depreciation and interest expense. Our net revenues increased mainly due to higher fuel revenues as a result of an increase in our average retail-selling price of fuel and the addition of our new sites. Our net revenues increased 15.2% to $1.1 billion for the year ended December 31, 2003 from $922.9 million in 2002. On a comparable unit basis, net revenues increased by 10.5% to $1.0 billion from $915.3 million in 2002, due to the increase in our average retail-selling price of fuel, partially offset by a decrease in the volume of fuel gallons sold. A Petro Stopping Center is considered a comparable unit in 2003 if it was open twelve months in 2002. During 2003 we had 34 company-operated comparable units out of a total of 36 company-operated units at December 31, 2003, in each case excluding our jointly-owned Wheeler Ridge facility, which is reflected in equity in income of affiliate. Operating expenses increased 7.5% to $130.0 million from $121.0 million in 2002, due primarily to the addition of our new sites.

Fuel. Revenues increased 18.7% to $813.1 million for the year ended December 31, 2003 compared to $684.9 million in 2002. Fuel revenues increased due to a 14.0% increase in our average retail-selling price per gallon compared to 2002 as well as the addition of our new sites. Gross profit increased by 7.3% to $40.6 million for the year ended December 31, 2003 compared to $37.8 million in the year ended 2002. On a comparable unit basis, fuel revenues increased 13.5% due to a 13.7% increase in our average retail-selling price per gallon, partially offset by a decrease of 0.2% in fuel volumes compared to 2002. On a comparable unit basis, gross profit increased by 0.7% or $278,000 for the year ended December 31, 2003 compared to the year ended December 31, 2002.

Maintenance Services and Retail (Non-Fuel excluding Restaurant). Revenues increased 5.0% to $181.6 million for the year ended December 31, 2003 from $172.9 million in the year ended December 31, 2002. Gross profit increased 5.9% to $101.2 million for the year ended December 31, 2003 from $95.5 million in 2002. The increases in these revenues and gross profit were primarily due to a 5.4% or $8.6 million increase in general merchandise sales at our retail stores and increased sales at our Petro:Lubes, due primarily to the addition of our new sites. On a comparable unit basis, maintenance services and retail revenues increased 2.4% or $4.1 million compared to 2002 and gross profit increased 3.3% or $3.1 million compared to 2002.

Restaurant. Revenues increased 5.3% to $68.6 million for the year ended December 31, 2003 compared to $65.1 million in the year ended December 31, 2002, due to the addition of our new sites. Gross profit in the restaurants improved by 2.4% or $1.1 million compared to 2002. On a comparable unit basis, restaurant revenues increased by 0.5% from 2002, due to an increase of 2.1% in our average ticket price, while gross profit decreased by 2.2% from 2002, due to a 7.2% increase in our cost of sales.

Costs and Expenses. Total costs and expenses increased 15.5% to $1.0 billion for the year ended December 31, 2003 compared to $895.6 million in 2002. Cost of sales increased $130.8 million or 17.6% from 2002, primarily due to a 14.7% increase in our average cost of fuel per gallon and the addition of our new sites. Operating expenses increased 7.5% or $9.0 million to $130.0 million compared to 2002, due primarily to the addition of our new sites. On a comparable unit basis, total costs and expenses increased 10.7% or $95.3 million compared to 2002. On a comparable unit basis, costs of sales increased $93.6 million or 12.7% from 2002, primarily due to a 14.4% increase in our average cost of fuel per gallon. On a comparable unit basis, operating expenses increased 2.2% or $2.7 million to $122.2 million compared to 2002, due primarily to higher employee-related costs, increased utility costs, and higher credit card fees associated with the increased fuel costs. General and administrative expenses decreased 1.1% to $15.1 million compared to $15.3 million in 2002 due primarily to a decrease in professional services expenses.

Write-down of land held for sale. In accordance with our accounting policy of recording our land held for sale at the lower of carrying amount or fair value less cost to sell, we recognized a write-down of $908,000.

Equity in Income of Affiliate. We recognized income of $476,000 related to our investment in the Wheeler Ridge facility in Southern California compared to $406,000 of income in the year ended December 31, 2002.

Interest Expense, net. Interest expense, net decreased 6.8% or $1.4 million to $19.4 million compared to 2002, due primarily to the decrease in both our borrowings and interest rates in 2003.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Overview. During the year ended December 31, 2002, we had significant growth in net income over the year ended December 31, 2001 due to the addition of our new sites, an increase in customer traffic, our continued focus on improving efficiencies in our operations, and lower depreciation and interest expense. Our net revenues increased over 2001 despite a $5.0 million payment for the early termination of four franchise agreements received in 2001. Our net revenues of $922.9 million increased 0.5% for the year ended December 31, 2002 from $918.0 million in 2001. On a comparable unit basis, net revenues decreased by 0.6% to $891.1 million from $896.2 million in 2001. A Petro Stopping Center is considered a comparable unit in 2002 if it was open twelve months in 2001. During 2002 we had 33 company-operated comparable units out of a total of 36 company-operated units at December 31, 2002, all of which excludes our Wheeler Ridge facility, which is reflected in equity in income of affiliate. General and administrative expenses decreased 12.6% to $15.3 million compared to $17.5 million in 2001, primarily due to 2001’s higher legal and other expenses associated with the early termination of the four franchise agreements, expenses associated with the amendment of our retired senior secured credit facilities, and higher employee-related costs, which included a severance payout related to personnel changes.

Fuel. Revenues increased 0.1% to $684.9 million for the year ended December 31, 2002 compared to $684.3 million in 2001. Fuel revenues increased due to a 5.8% increase in our volume of fuel gallons sold as well as the addition of our new sites, offset by a 5.4% decrease in our average retail-selling price compared to 2001. Gross profit decreased by 8.0% to $37.8 million for the year ended December 31, 2002 compared to $41.1 million in the year ended 2001. On a comparable unit basis, fuel revenues decreased 1.5% due to a 5.5% decrease in our average retail-selling price, offset by a 4.3% increase in fuel volumes compared to 2001. On a comparable unit basis, gross profit decreased by 10.2% or $4.1 million for the year ended December 31, 2002 compared to the year ended December 31, 2001. We believe the increase in volume is a result of increased freight shipments in 2002.

Maintenance Services and Retail (Non-Fuel excluding Restaurant). Revenues increased 1.2% to $172.9 million for the year ended December 31, 2002 from $170.8 million in the year ended December 31, 2001. Gross profit increased 1.8% to $95.5 million for the year ended December 31, 2002 from $93.9 million in 2001. The increases in these revenues and gross profit were primarily due to a 5.1% or $7.7 million increase in general merchandise sales at our retail stores and increased sales at our Petro:Lubes due in part to the addition of our new sites, partially offset by a $5.0 million payment for the early termination of the four franchise agreements in 2001. On a comparable unit basis, maintenance services and retail revenues increased 2.3% or $3.8 million compared to 2001 and gross profit increased 4.5% or $4.0 million compared to 2001. We believe the increase in revenues and gross profit were primarily due to a 6.5% or $9.3 million increase in general merchandise sales at our retail stores and increased sales at our Petro:Lubes, partially offset by a $5.0 million payment for the early termination of the four franchise agreements in 2001.

Restaurant. Revenues increased 3.6% to $65.1 million for the year ended December 31, 2002 compared to $62.9 million in the year ended December 31, 2001, due primarily to an increase of 4.9% in our average ticket in addition to our new sites. Gross profit in the restaurants improved by 5.1% or $2.3 million compared to 2001. On a comparable unit basis, restaurant revenues increased 2.0% or $1.3 million compared to 2001, while gross profit increased by 3.7% or $1.6 million. We believe these improvements are due to an increase in our average ticket compared to the year ended December 31, 2001.

Costs and Expenses. Total costs and expenses increased 0.1% to $895.6 million for the year ended December 31, 2002 compared to $894.9 million in 2001. Cost of sales increased $4.3 million or 0.6% from 2001 due mainly to the addition of our new sites and an increase in fuel gallons sold and an increase in non-fuel sales, partially offset by lower costs per fuel gallon. On a comparable unit basis, total costs and expenses decreased 1.0% or $8.5 million compared to 2001. On a comparable unit basis, costs of sales decreased $6.6 million or 0.9% from 2001, due primarily to lower fuel costs partially offset by an increase in non-fuel sales and higher fuel volumes. On a comparable unit basis, operating expenses increased 1.4% or $1.7 million to $115.9 million for the year ended December 31, 2002 compared to the year ended December 31, 2001. General and administrative expenses decreased 12.6% to $15.3 million compared to $17.5 million in 2001, due primarily to 2001’s higher legal and other expenses associated with the early termination of the four franchise agreements, expenses associated with the amendment of our retired senior secured credit facilities, and higher employee-related costs, which included a severance payout related to personnel changes.

Equity in Income of Affiliate. We recognized $406,000 in income for the year ended December 31, 2002 related to our investment in the Wheeler Ridge facility in Southern California compared to $122,000 in the year ended December 31, 2001, due to improved operating results at the facility.

Interest Expense, net. Interest expense, net, decreased 12.8% or $3.0 million to $20.8 million for the year ended December 31, 2002 compared to the year ended December 31, 2001. The decrease in interest expense, net, was primarily due to the decrease in both outstanding balances and interest rates in 2002, in addition to the write-off of $629,000 in 2001 of unamortized deferred debt issuance costs associated with the amendment of our retired senior secured credit facilities.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect our reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in our consolidated financial statements and accompanying notes. The U.S. Securities and Exchange Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require management to make its most difficult and subjective judgments, often as a result of the need to make estimates about matters that are inherently uncertain. Based on this definition, we have identified our critical accounting policies as those addressed below. We also have other key accounting policies that involve the use of estimates, judgments, and assumptions. See Note 2 of notes to consolidated financial statements included herein for a summary of these policies. We believe that our estimates and assumptions are reasonable, based upon information presently available, however, actual results may differ from these estimates under different assumptions or conditions.

Partial Self-Insurance

We are partially self-insured, paying our own employment practices, general liability, workers’ compensation, and group health benefit claims, up to stop-loss amounts ranging from $100,000 to $250,000 on a per-occurrence basis. Provisions established under these partial self-insurance programs are made for both estimated losses on known claims and claims incurred but not reported, based on claims history.

Loyalty Program

We utilize estimates in accounting for our Petro Passport loyalty program. We record a liability for the estimated redemption of Petro points based upon our estimates about the future redemption rate of Petro points outstanding. A change to these estimates could have an impact on our liability in the year of change as well as future years.

Recently Issued Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” which replaces the original Interpretation No. 46 issued in January 2003. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The effective dates vary depending on the type of reporting company and the type of entity that the company is involved with. Non-public companies, such as ourselves, must apply the revised Interpretation immediately to all entities created after December 31, 2003, and to all other entities no later than the beginning of the first reporting period beginning after December 15, 2004. We do not believe that the adoption of this revised Interpretation will have a significant impact on our consolidated financial statements or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

We have engaged in only limited hedging activities and have not entered into significant long-term contracts with fuel suppliers other than the two ten-year supply agreements with ExxonMobil entered in July 1999. Under the terms of one of these agreements, the ExxonMobil Suppliers will supply the company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements, in those markets in which Mobil branded diesel fuel and gasoline are available for sale, and under the other of these agreements, we purchase lubricants, based upon minimum purchase commitments, at the prices set forth in the agreements. See Note 8 of notes to consolidated financial statements for the year ended December 31, 2003. Both supply agreements qualify as normal purchasing contracts and as such are not accounted for as a derivative under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”). As of and for the years ended December 31, 2002 and 2003, we were not party to any futures or option contracts.

As of December 31, 2002 and 2003, the carrying amounts of certain financial instruments, employed by us, including cash and cash equivalents, trade accounts receivable, trade accounts payable, and amounts due from/to affiliates are representative of fair value because of the short-term maturity of these instruments. The carrying amounts of our retired credit facilities approximate fair value due to the floating nature of the related interest rates. Our principal market risk as it relates to long-term debt is exposure to changes in interest rates. The fair value of the 10 1/2% Notes has been estimated based on quoted market prices for the same or similar issues. The fair value of all derivative financial instruments is the amount at which they could be settled, based on quoted market prices or estimates obtained from dealers.

The following table reflects the carrying amount and estimated fair value of our financial instruments, as of December 31:

	2002		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Balance sheet financial instruments
Long-term debt	$191,044	$186,048	$175,479	$178,441
Other financial instruments
Interest rate swap agreements	(456)	(456)	—	—

We have only limited involvement with derivative financial instruments and do not use them for trading purposes. We use derivatives to manage well-defined interest rate risks. At December 31, 2002, we were party to an interest rate swap agreement that was a cash flow hedge and qualified for the shortcut method under SFAS No. 133. Under this agreement, we paid a fixed rate of 3.86% on a portion of our retired credit facilities instead of a floating rate based on LIBOR on the notional amount as determined in three-month intervals. The interest rate swap agreement expired by its terms on December 31, 2003. The transaction effectively changed a portion of our interest rate exposure on the retired credit facilities from a floating rate to a fixed rate basis. For the years ended December 31, 2001, 2002, and 2003, the effect of the swap was to increase the rate we were required to pay by 2.0%, 2.0%, and 2.6%, respectively, which resulted in additional interest expense of approximately $397,000, $379,000 and $495,000, respectively.

BUSINESS

Petro Stopping Centers

In April 1992, we were formed as a Delaware limited partnership. We are a leading owner and operator of large, multi-service truck stops. Since we opened our first Petro Stopping Center in 1975, our nationwide network has grown to 60 facilities located in 30 states. Our facilities are situated at convenient locations with easy highway access and target the unique needs of professional truck drivers. Petro Stopping Centers offer a broad range of products, services, and amenities, including diesel fuel, gasoline, home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores. We believe our competitive advantage is largely attributable to our premier reputation for offering the “quality difference” —which we believe to be a high level of customer service, and the delivery of quality products in a consistently clean and friendly environment. According to surveys by The Trucker, professional truck drivers have consistently rated us “The Best Truck Stop” and “The Best Restaurant.” Of our 60 Petro Stopping Centers, 23 are operated by franchisees, which are required to meet our high standards of quality and service.

Of our 37 company-operated Petro Stopping Centers, 32 are full-size locations and five are Petro:2 units, which provide the same basic fuel and non-fuel services as a full-size Petro Stopping Center, but on a smaller scale and with fewer amenities. We use the Petro:2 format when a desirable location does not offer enough acreage or the traffic flow does not warrant a full-service site. All of our company-operated Petro Stopping Centers are owned or leased by us except for the Wheeler Ridge, California facility which is jointly-owned with Tejon Development Corporation. Of our 23 franchised facilities, 19 are full-service locations and four are Petro:2 units.

Our full-size Petro Stopping Centers are built on an average of 27 acres with separate entrances and parking areas for trucks and automobiles. Our full-size facilities can accommodate an average of 263 trucks and an average of 145 cars in spacious and well-lit parking areas. Our locations are designed to provide good traffic flow, reduce accidents, and enhance security for drivers, their trucks, and their freight.

Fuel

Each Petro Stopping Center has a diesel fuel island, which is a self-service facility for professional truck drivers and typically consists of 12 to 14 fueling lanes that feature computer-driven, high-speed dispensers. Pursuant to our strategic alliance with ExxonMobil, we sell Mobil branded diesel fuel at all but eight of our company-operated Petro Stopping Centers, see “—Certain Relationships and Related Transactions.” In addition, gasoline and auto diesel fuel are sold from a separate auto fuel island at 35 of our 37 company-operated locations. Auto fuel islands are typically equipped with four to six fuel dispensers and are accessed by separate “auto-only” entrances, which help to separate auto and truck traffic at our locations.

Maintenance Services and Retail (Non-Fuel excluding Restaurant)

We offer a variety of truck maintenance and retail services to accommodate the unique needs of professional truck drivers during their extended time on the road. Our Petro:Lube facilities provide “while-you-wait” maintenance service for trucks, such as oil, filter, and lubrication services, tire sales and service, as well as over-the-road break down repairs. Each Petro:Lube sells a number of what we believe to be high-quality brands such as: Mobil Delvac, Shell, and Chevron heavy duty motor oils and Bridgestone, Michelin, Yokohama, and Firestone tires. Petro:Lubes primarily feature Mobil’s Delvac brand lubricants as part of our marketing strategy with ExxonMobil, see “—Certain Relationships and Related Transactions.” Each Petro:Lube honors certain manufacturers’ warranties and our warranties for work performed at any Petro:Lube throughout the country. According to a survey by Overdrive Magazine, 55% of truck drivers have rated our truck repair services as either “excellent” or “very good” compared to 37% for our nearest competitor. Our travel and convenience stores offer an array of merchandise including food items, clothing, electronics, toiletries, and truck accessories. In addition, a typical Petro Stopping Center provides amenities and services such as telephone, fax, photocopying, internet access, postal services, certified truck weighing scales, truck washes, laundry facilities, private showers, video games, and television and/or movie rooms. We also lease retail space at our Petro Stopping Centers to independent merchants.

To attract the business of drivers seeking a quick refueling stop, each diesel fuel island includes a “mini-mart” offering an array of deli take-out food, snack foods, beverages, toiletries, and a basic selection of trucker accessories and supplies. In addition, other services including certified scales, check cashing, permit services, faxing, and copying are available at the fuel islands. These facilities enable the driver seeking a quick refueling stop to purchase consumables and services while refueling.

Each full-size Petro Stopping Center also includes a “Travel Store,” located in the main facility. Travel Stores feature merchandise specifically selected to cater to a professional truck driver’s shopping needs during the long periods typically spent away from home. Merchandise categories include food items, clothing, electronics such as televisions, mobile satellite dishes, VCRs, and CB radios, as well as toiletries, gifts, and truck accessories such as cables, fuses, reflectors, and antennae. A Travel Store typically carries more than 7,500 SKUs and averages 2,600 square feet of selling space.

Full-size Petro Stopping Centers have an average of 16 private shower facilities. The showers are fully tiled for easy maintenance and are professionally cleaned after each use. Each shower room is equipped with a lock to provide privacy and security.

Since June 1993 the Petro Stopping Center located in Shreveport, Louisiana has featured video poker operations. In order to satisfy state law requirements, in February 2000 we leased the Shreveport fuel island operation to our affiliate, Petro Truckstops, Inc., which operates the video poker offering.

Currently we have introduced nationally branded fast food concepts at twelve of our company-operated locations, including two Wendy’s, two Blimpie Subs & Salads, two Baskin-Robbins, three Tastee Freeze, four Noble Roman’s, and seven Pizza Hut Express units under franchise agreements. In addition, we have introduced our own branded deli program known as “The Filling Station,” and are selling such deli offerings at 15 company-operated Petro Stopping Centers.

Restaurant

Each full-size Petro Stopping Center includes our Iron Skillet restaurant. According to surveys by The Trucker, the Iron Skillet was rated the number one truck stop restaurant chain. These home-style, sit down restaurants typically seat approximately 180 customers and feature counter and table service, a soup and salad bar, and three “All-You-Can-Eat” buffets per day. The Iron Skillet prides itself on “home cooked” items prepared fresh at each location. We believe that given the significant amount of time spent on the road, professional truck drivers favor sit-down meals over fast food. According to a survey by Overdrive Magazine, 64% of truck drivers rated our restaurants “excellent” or “very good” compared to 44% for our nearest competitor. Iron Skillet restaurants are open 24 hours per day, 365 days per year and have “drivers only” sections, which are preferred by professional truck drivers who wish to socialize with other drivers. In addition to public telephones and computer dataports, which are available in the dining area for customer convenience, Wi-Fi access is currently being installed throughout our network.

Competition

The United States truck stop industry is highly competitive and fragmented. We experience competition primarily on two fronts: limited service “pumper” truck stops, which focus on providing fuel, typically at discounted prices, while offering only limited additional products and services; and multi-service travel centers, which offer professional drivers and the public a wider range of products and services. We believe there are approximately 2,400 multi-service and pumper truck stops located in the United States. Approximately 30% of the truck stops are operated by five national chains, of which we are one. It has been reported that the same five national chains accounted for approximately 83% of all diesel fuel gallons sold over-the-road.

Increased competition and consolidation among trucking companies in recent years has increased truck fleet owners’ focus on reducing their operating costs. This trend has put increased pressure on diesel fuel margins for all industry participants. In addition, from time to time, we may face intense price competition in certain geographic markets. Industry studies indicate that approximately 61% of stops made by professional truck drivers are for reasons other than the purchase of fuel. Professional truck drivers rate meals, parking, and cleanliness as key factors in determining which truck stop they use. As a result, we believe that our industry leading average site size, user-friendly facility design, and our broad offering of non-fuel products, services, and amenities will continue to attract the professional truck driver and should continue to sustain our competitive advantage in spite of fuel pricing competition.

Regulators, concerned with the number of fatigue related accidents, limit the number of hours a professional truck driver is permitted to drive. New hours of service regulations, in effect since January 4, 2004, increased the mandatory rest periods professional truck drivers are required to take. We believe these new regulations will increase the time that professional truck drivers spend in multi-service travel centers, thereby increasing demand for higher margin merchandise and services. This factor, together with a high driver turnover rate, may also result in trucking fleets being more inclined to promote and encourage their drivers to use full-service truck stop chains, such as Petro, as a method of improving their driver retention.

Competitive Strengths

We believe that the following competitive strengths will allow us to remain a premier truck stop operator in the United States:

Nationwide Network of High-Quality Truck Stops with Brand Name Recognition. We have a nationwide network of 60 locations in 30 states, making us the fifth largest operator of truck stops in the United States. We believe our well-recognized brands, including Petro Stopping Centers, Petro:2, Iron Skillet, and Petro:Lube, have an established reputation for offering a high level of customer service and delivering quality products in a consistently clean and friendly environment. According to surveys by The Trucker, professional truck drivers have consistently rated us “The Best Truck Stop” and “The Best Restaurant.”

Broad Product and Service Offering. In order to complement our fuel business and enhance profitability, we have developed a broad product and service offering to cater to the unique needs of professional truck drivers. These include separate gas and diesel fueling islands, our home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores offering a wide array of merchandise. We believe that our reputation for being the leading multi-service provider is evidenced by our observations that approximately 75% of the stops made by professional truck drivers at Petro Stopping Centers are for non-fuel purposes, which is well above the industry average of 61%.

Diversified Income Streams. We enjoy a diversified portfolio of profit centers that help mitigate the impact of fluctuating fuel prices. We have been able to maintain stable operating performance during periods of volatility in fuel prices due to the expansion of our higher margin, non-fuel related products and services. For the twelve months ended September 30, 2003, 78.5% of our gross profit came from our non-fuel related revenue sources, as compared to 74.9% for the year ended December 31, 2000. We believe that our reliance on gross profit generated from fuel is among the lowest in the industry. We also believe the ongoing trend of outsourced truck maintenance and repair services and our ability to introduce new products and services that appeal to professional truck drivers’ ever changing needs will allow us to continue to limit our reliance on gross profit from fuel.

Leading Truck Maintenance and Repair Services. In order to capitalize on fleet outsourcing trends, we have continued to increase our presence in truck maintenance and repair services. We believe we are one of the largest independent providers of maintenance and repair services to the U.S. trucking industry. Our Petro:Lubes offer more service bays per location than any of our primary competitors. Our larger service center layout creates opportunities for expanded service offerings such as front-end alignments and heating, ventilation and air conditioning repair. We believe we are well positioned to benefit from the combination of upcoming warranty expirations for trucks purchased in 1999 and 2000 (the largest aggregate level of new truck purchases in history) and trucking companies extending their trade-in cycles, which places greater emphasis on maintenance and out-of-warranty repairs. In addition to the profitability characteristics of our Petro:Lube facilities, we believe that we generate incremental traffic through our other higher margin, non-fuel profit centers while the service work is being performed.

Strong Fleet Relationships. We have established strong relationships with long-haul trucking fleets based on the nationwide scope of our network, our highly rated truck maintenance and repair services, our competitive diesel fuel prices, and the breadth of our non-fuel products and services. We supply diesel fuel and provide maintenance and repair services to a majority of the largest long-haul trucking fleets in the United States. For the nine months ended September 30, 2003, diesel gallons sold to our top 10 fleet customers increased approximately 36.6% compared to the equivalent period in 2002. Due to the national footprint and quality reputation of our Petro:Lubes, we have increased our maintenance and repair business with many of the largest fleets. For the nine months ended September 30, 2003, maintenance and repair revenues from services provided to our top 10 fleet customers increased 37.3% compared to the equivalent period in 2002.

Strategically Located Facilities. We believe we have high-quality facilities in strategic locations throughout our network. We selectively choose our truck stop sites in high traffic locations with good visibility from highways. Many of our facilities are located at the intersection of two major interstate highways where there is a great deal of truck traffic. In addition, 60% of our network is located east of the Mississippi River, the region where a majority of the U.S. population resides and where there is a greater proportion of truck traffic. Our strategically located facilities generally allow truck drivers to travel a sufficient amount of time before stopping at the next facility in our network. We believe that some of our competitors face revenue cannibalization due to the close proximity of their own sites. We believe that the limited availability of well-situated locations, increasingly restrictive zoning and permitting regulations, and the capital intensive nature of building a new truck stop will make it difficult for any competitor to replicate our network.

Experienced and Proven Management Team. Led by Chairman and Chief Executive Officer, J.A. Cardwell, Sr., who developed the Petro Stopping Center concept, our management team has significant experience in the truck stop industry. Our senior managers possess an average of 17 years of experience in the truck stop industry, which includes our three profit center managers who have each been with Petro for over 15 years, providing significant continuity of leadership. Furthermore, management has demonstrated its ability to effectively manage the business through varied economic cycles.

Business Strategy

The key components of our business strategy include the following initiatives:

Preserve and Enhance Our High-Quality Reputation. Our ability to offer a high level of customer service and to deliver quality products should preserve our status as “The Best Truck Stop” in the United States. We have standardized the design, layout, and size of each Petro Stopping Center across our network, giving the professional truck driver a consistent, high-quality experience at all of our truck stops. We believe that we will be able to maintain our industry-leading satisfaction rates by continuing to address the key criteria that professional truck drivers use to evaluate a truck stop. We have consistently been the industry leader in the key categories of food quality, repair services, atmosphere, and cleanliness. As a result, we believe we will continue to provide a compelling value proposition to professional truck drivers who seek a true “one-stop” travel center.

Continue to Focus on Higher Margin Revenue Sources. We plan to continue to direct traffic to our higher margin products and services in order to enhance our profitability. While our fuel prices are competitive, we do not position ourselves as the price leader. We believe that our customers will remain loyal to Petro because of our industry leading customer service and broad product and service offering. Since we continuously seek to adapt our product offering to create a “home away from home” for professional truck drivers, we believe that our customers spend a significant amount of time at our stopping centers and, as a result, we capture a disproportionate amount of their non-fuel purchases.

Continue to Emphasize Cost Controls. In the wake of volatile fuel prices, high failure rates of trucking companies, and overall sluggishness in the U.S. economy over the past three years, our management team implemented a number of initiatives, including cost reduction efforts and enhancements to information systems, to manage our company more effectively. For the twelve months ended September 30, 2003, our general and administrative expenses, excluding lease expense and non-recurring items, as a percentage of operating contribution (gross profit less operating expenses), decreased to 24.5%, from 27.7% for the fiscal year ended December 31, 2001. We will seek further decreases in our general and administrative margins as we believe our current corporate infrastructure is sufficient to absorb growth.

Prudently Expand Our Existing Network Through Franchised Sites and Leased Facilities. We believe that the prudent expansion of our nationwide network will complement our existing sites and strengthen our appeal to, and, as a result, increase our volume of business with, large trucking fleets. We anticipate increasing our network size by entering into approximately two franchise relationships for new Petro Stopping Centers per year and, beginning in 2005, we anticipate entering into a lease arrangement for one facility per year. Our strategy of expansion through franchisees and leased sites will limit our future capital expenditure requirements.

Capitalize on Fleet Marketing Opportunities. Trucking fleets are increasingly concerned with attracting and retaining truck drivers in an effort to reduce both overhead expenses and annual driver turnover, which reached an all-time industry high of 119% in the third quarter of 2003. We believe our nationwide network of multi-service facilities and our appeal to professional truck drivers may enable us to capture additional share of the fleet market. We also believe our Petro:Lubes enhance our ability to meet the need of trucking fleets to keep their trucks on the road, by providing a national network of maintenance, warranty and repair work, and service history.

Increase Our Utilization of Strategic Alliances. We regularly undertake joint marketing efforts with our strategic partners, allowing us to drive incremental revenues through the use of shared marketing expenditures. With ExxonMobil, we cooperatively market Mobil branded diesel engine oils and lubricants to truck drivers. In addition, our use of the Exxon and Mobil brands of passenger car gasoline helps attract highway motorists to our locations. Our strategic alliance with Volvo Trucks, the world’s third largest heavy truck manufacturer, provides us with several strategic benefits including increased brand recognition and joint marketing programs. One of our most recent marketing partnerships is with Warner Bros. Home Video, which has begun promoting our locations to professional truck drivers for the purchase of home videos.

Fuel and Lubricant Suppliers

In July 1999, we entered into two ten-year supply agreements with ExxonMobil. Under the terms of one of these agreements, the ExxonMobil Suppliers will supply our company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements in those markets in which Mobil branded diesel fuel and gasoline are available for sale and under the other of these agreements, we purchase lubricants, based upon minimum purchase commitments, at the prices set forth in the agreement. See “—Certain Relationships and Related Transactions.”

Under a Consent Decree issued by the Federal Trade Commission in connection with the merger of Mobil Corporation and Exxon Corporation, ExxonMobil is unable to directly sell Mobil branded fuel products in certain markets. There are two company-operated Petro Stopping Centers located in these markets. We do not believe that the loss of the Mobil diesel brand in these markets has had a material adverse effect on the volumes or results of operations of these two Petro Stopping Center locations.

We purchase diesel fuel and gasoline for each of our company-operated Petro Stopping Centers on a daily basis. Each location typically maintains a two to three day inventory of fuel. During 2003, we purchased 94.3% of our diesel fuel and gasoline through the ExxonMobil Suppliers, approximately 74.2% of which was third-party fuel purchased through this arrangement, which includes fuel purchases received at a third-party terminal but sold by the ExxonMobil Suppliers under an exchange or purchase arrangement. The approximate aggregate amount of fuel purchased under these agreements for the year ended December 31, 2003 totaled $766.0 million.

Trademarks and Service Marks

We are the owner in the United States of various registered trademarks and service marks, including Petro Stopping Centers, Petro:Lube, Iron Skillet, and Petro:2. We grant franchisees the non-exclusive right to use these proprietary marks at franchised locations. We regard our trademarks and service marks as valuable assets and believe that they have significant value in the marketing of our products and services. We also have several applications to register trademarks and service marks currently pending in the United States Patent and Trademark office.

Governmental Regulation

Environmental Regulation

Our operations and properties are subject to extensive federal and state legislation, regulations, and requirements relating to environmental matters. In the operation of our business, we use underground and above ground storage tanks (each a “UST”) to store petroleum products and waste oils. Statutory and regulatory requirements for UST systems include requirements for tank construction, integrity testing, leak detection and monitoring, overfill and spill control, and mandate corrective action in case of a release from a UST into the environment. We are also subject to regulation in certain locations relating to vapor recovery and discharges into water. As a result of work done in 1999 to upgrade our USTs as required by state and federal law, we anticipate some site remediation will be required in Corning, California. We have incurred $421,000 in remediation costs as of December 31, 2003 related to Corning, California of which $300,000 is accrued at year-end for future expenses and for which we expect to be reimbursed. We do not believe any additional required remediation will have a material adverse effect on our consolidated financial position or results of operations. We believe that all of our USTs are currently in compliance in all material respects with applicable environmental legislation, regulations, and requirements.

Our ownership of the properties and the operation of our business may subject us to liability under various federal, state, and local environmental laws, ordinances, and regulations relating to cleanup and removal of hazardous substances (which may include petroleum and petroleum products) on, under, or in our property. Certain laws impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. Persons who arrange, or are deemed to have arranged, for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment site, regardless of whether such site is owned or operated by such person.

Where required or believed by us to be warranted, we take action at our locations to correct the effects on the environment of prior disposal practices or releases of chemical or petroleum substances by us or other parties. In light of our business and the quantity of petroleum products that we handle, there can be no assurance that hazardous substance contamination does not exist or that material liability will not be imposed in the future. For the years ended December 31, 2001, 2002, and 2003 our total expenditures for environmental matters were approximately $128,000, $332,000, and $180,000, respectively. See Note 2 of notes to consolidated financial statements included herein for a discussion of our accounting policies relating to environmental matters.

We carry pollution legal liability insurance and UST insurance to cover likely and reasonably anticipated potential environmental liability associated with our business. While we believe that this coverage is sufficient to protect us against likely environmental risks, we cannot make assurances that our insurance coverage will be sufficient or that our liability, if any, will not have a material adverse effect on our business, assets, or results of operations.

Other Regulations

We also operate under local licensing ordinances. The issuance of permits for service station and lubrication operations is generally a matter of discretion and dependent on the underlying requirement that the granting of the permit be consistent with the health, safety, and welfare of the community.

Our restaurant operations are conducted under federal, state, and local regulations concerning health standards, sanitation, fire, and general safety, noncompliance with which could result in temporary or permanent curtailment or termination of a restaurant’s operations. In addition, difficulties in obtaining the required licensing or approvals could result in delays or cancellations in the openings of new restaurant facilities.

As a franchisor, we also operate under federal and state regulation. Federal regulations require that we provide each prospective franchisee with a disclosure document that provides information regarding our company and the relevant provisions of the franchise agreement and other ancillary contracts. In addition, some state regulations require that the franchisor be registered or be exempt from the applicable registration requirements. Federal and state franchising laws prohibit “deceptive trade practices” and, in some cases, impose fairness and “anti-discrimination” standards.

In addition to the franchise regulations described above, our operations are conducted under the federal Petroleum Marketing Practices Act, which prohibits a franchisor engaged in the sale, consignment, or distribution of refiner-branded motor fuels from terminating or failing to renew a “franchise” or “franchise relationship,” except on specified grounds and only after compliance with the statute’s notification provisions.

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. While we believe our facilities are in compliance with these requirements, a determination that we are not in compliance with the Americans with Disabilities Act could result in the imposition of fines or an award of damages, however, we do not believe that the imposition of such fines or damage awards, if any, would have a material adverse effect on us.

State and local authorities oversee our video poker offerings. In order to satisfy state law requirements, we leased the Shreveport, Louisiana fuel island operation to Petro Truckstops, Inc., which is owned 100% by James A. Cardwell, Jr., our Chief Operating Officer, in February 2000, which operates the video poker offering. Accordingly, Petro Truckstops, Inc. is now subject to such state and local regulations.

We believe that all of our Petro Stopping Centers are in compliance in all material respects with applicable laws and regulations. However, new laws and regulations could require us to incur significant additional costs.

Employees

As of December 31, 2003, we had a total of 4,309 employees, of which 4,018 were full-time and 291 were part-time. At that date, 397 of our employees were salaried and performed executive, management, or administrative functions and the remaining 3,912 employees were hourly employees. Approximately 97.0% of our employees worked at our Petro Stopping Centers.

We have never had a work stoppage. We believe that we provide working conditions, wages, and benefits that are competitive in our industry. We believe that our relations with our employees are good.

PROPERTIES

The following table sets forth the location, date opened, size, square footage of main building, type of facility, and ownership for each of our 60 Petro Stopping Centers:

Location (1)	Date Opened	Acres of Land (excluding excess land)	Operating Square Feet of Main Building	Type of Facility	Owned, Leased, or Franchised
Company-operated Locations
El Paso, Texas	April 1975	31	20,000	Full-size	Owned
Weatherford, Texas	September 1977	25	21,000	Full-size	Owned
Beaumont, Texas	May 1981	20	13,500	Full-size	Owned
San Antonio, Texas	September 1982	21	13,200	Full-size	Owned
Eloy/Casa Grande, Arizona	June 1984	23	12,300	Full-size	Owned
Corning, California	May 1985	18	12,300	Full-size	Owned
Amarillo, Texas	June 1985	20	17,300	Full-size	Owned
Shreveport, Louisiana	November 1985	18	13,800	Full-size	Owned
Hammond, Louisiana	January 1986	16	12,300	Full-size	Leased
West Memphis, Arkansas	August 1986	24	15,700	Full-size	Leased
Milan, New Mexico	November 1986	23	13,800	Full-size	Owned
Knoxville, Tennessee	March 1987	25	13,800	Full-size	Owned
Kingman, Arizona	December 1987	38	18,200	Full-size	Owned
Oklahoma City, Oklahoma	May 1988	30	14,600	Full-size	Owned
Stony Ridge, Ohio	August 1988	33	20,000	Full-size	Owned
Kingdom City, Missouri	February 1989	25	20,500	Full-size	Owned
Bucksville, Alabama	February 1990	48	14,400	Full-size	Owned
Girard/Youngstown, Ohio	May 1990	29	20,000	Full-size	Owned
Vinton, Texas	January 1991	8	4,800	Petro:2	Owned
Effingham, Illinois	March 1991	30	20,000	Full-size	Leased
Kingston Springs, Tennessee	September 1991	9	6,900	Petro:2	Owned
Shorter, Alabama	September 1991	9	12,700	Petro:2	Owned
Atlanta, Georgia	March 1992	64	21,500	Full-size	Owned
Laramie, Wyoming	October 1993	35	15,500	Full-size	Owned
Medford, Oregon	January 1995	15	11,500	Full-size	Owned
Ocala, Florida	June 1995	37	20,500	Full-size	Owned
North Baltimore, Ohio	August 1997	17	29,000	Full-size	Leased
North Little Rock, Arkansas	September 1997	17	21,130	Full-size	Owned
Wheeler Ridge, California	June 1999	51	27,900	Full-size	Owned (JV)
Jackson, Mississippi	November 1999	17	23,100	Full-size	Leased
Mebane, North Carolina	April 2000	30	24,000	Full-size	Owned
Glendale, Kentucky	June 2000	25	24,000	Full-size	Owned
Carlisle, Pennsylvania	September 2000	34	24,500	Full-size	Owned
Los Baños, California	November 2000	14	15,282	Petro:2	Leased
North Las Vegas, Nevada	January 2001	22	21,401	Full-size	Owned
Angola, Indiana	August 2002	18	25,000	Petro:2	Leased
Sparks, Nevada	December 2002	25	24,896	Full-size	Leased
Franchised Locations
Elkton, Maryland	September 1985	24	18,500	Full-size	Franchised
Portage, Wisconsin	September 1986	35	20,500	Full-size	Franchised
Joplin, Missouri	October 1987	46	33,500	Full-size	Franchised

Location (1)	Date Opened	Acres of Land (excluding excess land)	Operating Square Feet of Main Building	Type of Facility	Owned, Leased, or Franchised
Ruther Glen, Virginia	March 1988	26	19,500	Full-size	Franchised
New Paris, Ohio	October 1989	27	21,000	Full-size	Franchised
Salina, Kansas	February 1990	12	14,000	Petro:2	Franchised
Florence, South Carolina	February 1991	30	18,200	Full-size	Franchised
Rochelle, Illinois	April 1992	29	30,000	Full-size	Franchised
Fargo, North Dakota	November 1994	25	23,300	Full-size	Franchised
Carnesville, Georgia	January 1995	37	18,600	Full-size	Franchised
Bordentown, New Jersey	January 1996	40	20,000	Full-size	Franchised
York, Nebraska	December 1996	31	16,400	Full-size	Franchised
Scranton, Pennsylvania	May 1997	32	34,000	Full-size	Franchised
Claysville, Pennsylvania	November 1997	14	13,000	Petro:2	Franchised
Breezewood, Pennsylvania	February 1998	22	16,000	Petro:2	Franchised
Milton, Pennsylvania	March 1998	30	20,700	Full-size	Franchised
Monee, Illinois	April 1998	15	13,000	Full-size	Franchised
Racine, Wisconsin	December 1999	14	20,000	Full-size	Franchised
Oak Grove, Missouri	April 2001	26	32,500	Full-size	Franchised
Glade Spring, Virginia	October 2001	21	12,000	Full-size	Franchised
Greensburg, Indiana	June 2002	10	13,500	Full-size	Franchised
Gaston, Indiana	October 2002	18	14,500	Full-size	Franchised
Morton’s Gap, Kentucky	October 2002	14	15,049	Petro:2	Franchised

(1)	Excludes company-operated stand alone Petro:Lube site in Franklin, Kentucky.

Our corporate headquarters are located in a three-story building in El Paso, Texas, which contains approximately 30,000 square feet of space. The office building is owned by J.A. Cardwell, Sr., our Chairman, Chief Executive Officer, and President. We rent the entire building under an amended lease agreement expiring on December 31, 2013. Under the lease, we pay rent totaling $336,000 per year, as well as taxes, maintenance, and other operating expenses. See “—Certain Relationships and Related Transactions.”

We own the underlying land and all facilities at 28 of our 37 company-operated Petro Stopping Centers, own all but four acres of the West Memphis, Arkansas site, own the facility and lease the land at the Hammond, Louisiana (lease, which has a purchase option, to expire September 30, 2004) and Jackson, Mississippi sites, and lease in their entirety the Effingham, Illinois; North Baltimore, Ohio; Los Baños, California; Angola, Indiana; and Sparks, Nevada sites. The Petro Stopping Center located in North Baltimore, Ohio is leased from an entity wholly owned by James A. Cardwell, Jr., our Chief Operating Officer, which purchased the facility from our previous lessor in January 2002. See “—Certain Relationships and Related Transactions.”

We own real property that is suitable for the construction of new Petro Stopping Centers in Cordele, Georgia; Hermiston, Oregon; Green River, Wyoming; and Marianna, Florida. At December 31, 2003, we had no new Petro Stopping Centers under construction.

We own land held for sale which consists of several parcels of undeveloped land considered by management as excess and no longer necessary for our operations. In March of 2004, we sold all of our undeveloped land in Knowlton Township, New Jersey for a sales price of $1.1 million at a loss of $908,000.

Franchises

Each existing franchise agreement grants to the franchisee the right and license to operate a Petro Stopping Center in a specified territory. The franchise agreements require that the franchisee, at its expense, build and operate the Petro Stopping Center in accordance with requirements, standards, and specifications prescribed by us, including site approval, and that the franchisee purchase products from suppliers approved by us. We, in turn, are obligated to provide the franchisee with, among other things, advisory assistance with the operation of the Petro Stopping Center and advertising and promotional programs.

The agreements require the franchisee to pay us, in addition to initial fees and training fees, a monthly royalty fee, and a monthly advertising fee (administered through an advertising fund for national and regional advertising). During the year ended December 31, 2003, our revenues from our franchise locations totaled $5.3 million. In addition, franchisees contributed $557,000 to the advertising programs.

While a majority of diesel purchases at Petro Stopping Centers are paid for by third-party billing companies, a portion of diesel fuel purchases are paid for through direct billing arrangements with particular trucking companies. As provided in the franchise agreements, we purchase all of the receivables generated by the franchisees from customers using direct billing arrangements. These purchases are on a non-recourse basis to the franchisee.

In the event that the franchisee wishes to accept an offer from a third-party to purchase its facility upon termination or expiration of the franchise agreement, the franchise agreement grants us a right of first refusal to purchase the facility, at the price offered by the third-party. Similarly, in all cases, we have the right to purchase the facility for fair market value, as determined by the parties or an independent appraiser, upon termination or expiration of the franchise agreement.

All franchise agreements, except one, are for an initial ten-year term and are automatically renewed for two consecutive five-year terms, unless the franchisee gives a termination notice at least twelve months prior to the expiration of the franchise agreement.

As of December 31, 2003, current terms of our franchise agreements will expire as follows:

Year	Number of Franchise Agreements Expiring
2006	2
2007	2
2008	1
2009	5
2010	3
2011	2
2012	6
2013	2

One franchisee operates four locations, one operates three locations, four operate two locations, and eight operate one location each. None of the franchisees are affiliated with us, except Highway Service Ventures, Inc., which operates four of our franchised locations. See “—Certain Relationships and Related Transactions.”

The former franchise operations located in Lake Station and Lowell, Indiana; Benton Harbor, Michigan; and Fort Chiswell, Virginia, all of which were owned by a single franchisee (and its affiliates), were sold and ceased operations as Petro Stopping Centers in August 2001. We received a $5.0 million payment in September 2001 in connection with the early termination of those franchise agreements.

A new franchise operation located in Waterloo, New York is scheduled to open in the second half of 2004.

Agreement with Tejon

Pursuant to the terms of the Limited Liability Company Operating Agreement dated as of December 5, 1997 and amended as of December 19, 2002 (the “LLC Agreement”), we formed a limited liability corporation, Petro Travel Plaza, LLC (“Petro Travel Plaza”), with Tejon Development Corporation (“Tejon”) to build and operate a Petro Stopping Center branded location in Wheeler Ridge, California which began operations in June 1999. See “—Certain Relationships and Related Transactions.”

Legal Proceedings

From time to time we are involved in ordinary routine litigation incidental to our operations. Based on the existence of insurance coverage, we believe that any litigation currently pending or threatened against us will not have a material adverse effect on our consolidated financial position or results of operations.

MANAGEMENT

The following sets forth certain information as of February 1, 2004, with respect to the persons who are members of the Board of Directors and senior management team of the Company. All directors hold office until death, resignation, or removal.

Name	Age	Position
J.A. Cardwell, Sr.	71	Chairman, Chief Executive Officer, President, and Member of the Executive Committee
James A. Cardwell, Jr.	43	Chief Operating Officer and Director
Edward Escudero	33	Chief Financial Officer, Treasurer, and Secretary
David Latimer	45	Vice President of Petro:Lube
Keith Kirkpatrick	43	Executive Director of Fuel/Store Operations
Eddie H. Brailsford	49	Director and Member of the Audit Committee
James M.E. Mixter, Jr.	53	Director and Member of the Executive Committee
Bjorn Ahlstrom	70	Director and Member of the Executive Committee
Larry J. Zine	49	Director and Member of the Audit Committee
Jeffrey A. Eckstein	41	Director and Member of the Audit Committee

J.A. Cardwell, Sr. opened the first Petro Stopping Center in 1975 and has been serving as Chief Executive Officer of the Company since May of 1992, as our Chairman since March of 1993, and as our President since December of 2003. Mr. Cardwell, Sr. has responsibility for our overall performance, defining our image in the marketplace, identifying growth opportunities, and overseeing employee and customer retention. Mr. Cardwell, Sr. served as the Chairman of the National Association of Truck Stop Operators in 1983 and 1984 and has worked on various committees of the association since that time. Mr. Cardwell, Sr. currently serves as a director of State National Bancshares, Inc., Archstone-Smith, and El Paso Electric. J.A. Cardwell, Sr. is the father of James A. Cardwell, Jr.

James A. Cardwell, Jr. was named our Chief Operating Officer in January 2001 and is a director of the Company. Mr. Cardwell, Jr. is responsible for our operations, overseeing the diesel fuel islands, Iron Skillet Restaurants, travel and convenience stores, and Petro:Lubes. Mr. Cardwell, Jr. also oversees the franchise, marketing, and fleet sales departments. Mr. Cardwell, Jr. has been involved full time with the Company for over 20 years and has held various positions including most recently Senior Vice President of Marketing and Planning. James A. Cardwell, Jr. is the son of J.A. Cardwell, Sr.

Edward Escudero was named our Chief Financial Officer as of January 1, 2003 and is responsible for all the financial, accounting, treasury, and credit operations, in addition to acting as Treasurer since January 2002 and as Secretary since December of 2003. Mr. Escudero has served in various financial positions for the Company since March 1999 including most recently Vice President of Finance. Before his position with the Company, Mr. Escudero held various financial positions at Yazaki North America from 1993 to 1999, with his last position held as Controller. He received a B.B.A. in Accounting from the University of Texas at El Paso and is a Certified Public Accountant.

David Latimer joined the Company in 1983, and has been serving as Vice President of Petro:Lube since April 1995. Mr. Latimer also serves as our representative to the National Tire Dealers and Retreaders Association and The Maintenance Council.

Keith Kirkpatrick joined the Company in 1986 and was named Executive Director of Fuel/Store Operations in 2001. He is currently responsible for our fuel island and travel store operations. Mr. Kirkpatrick has served in various administrative support and related operational positions since joining the Company, including most recently Director of Fuel Island Operations and Director of Fuel/Store Operations.

Eddie H. Brailsford has been a director of the Company since July 2001. Mr. Brailsford is employed by Volvo Trucks North America, Inc. as the Chief Financial Controller, Director of Financial Planning, and Director of Accounting. Mr. Brailsford has been with Volvo for over 15 years and has held various financial positions. Prior to joining Volvo, Mr. Brailsford was employed by Union Carbide Corporation and Miller Brewing Company where he also held various financial positions. Mr. Brailsford is a Certified Public Accountant.

James M.E. Mixter, Jr. has been a director of the Company since June 2003. Mr. Mixter is employed by Exxon Mobil Corporation as U.S. National Accounts Manager in its Fuels Marketing Company. He joined ExxonMobil in 1975 and has held a variety of assignments in sales, staff, and management. From 1998 to 2000, he was manager of U.S. Convenience Products. In 2000, he moved to his current position and subsequently became Vice President and Director of Mobil Long Haul, Inc. and President and Director of Mobil Diesel Supply Corporation, both ExxonMobil affiliates. Mr. Mixter holds a BA degree in Economics from Amherst College and an MBA from the Colgate Darden Graduate School of Business at the University of Virginia.

Bjorn Ahlstrom has been a director of the Company since June 2001. Mr. Ahlstrom has served as the Chairman of Volvo Group N.A. since January 2002 and also owns and operates his private business consulting firm. Previously, Mr. Ahlstrom was President and Chief Executive Officer of Volvo North America Corporation (“VNAC”) from 1971 until 1991. During this term, VNAC owned and operated Volvo’s businesses in the United States and Canada. Mr. Ahlstrom began his career with IBM in 1958, holding various marketing and executive positions, until he left to join Volvo as head of worldwide sales and marketing in 1968. Mr. Ahlstrom has been awarded honorary Doctor of Law degrees from St. John’s University, NY, and Ramapo College, NJ.

Larry J. Zine has been a director of the Company since January 1999. Mr. Zine served as Executive Vice President and Chief Financial Officer of the Company from December 1996 to January 1999 and as President of the Company from January 1999 through July 1999. Mr. Zine joined Blockbuster, Inc. in 1999 and currently serves as Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. Prior to joining the Company, Mr. Zine was the Executive Vice President and Chief Financial Officer for The Circle K Corporation, the second largest chain of convenience stores in the United States, from 1988 to 1996. He was educated at the University of North Dakota and holds a M.S. degree in Accounting and a B.B.S. in Marketing.

Jeffrey A. Eckstein has been a director of the Company since December 2003. Mr. Eckstein is currently serving as the Manager – Strategic Alliance Group, Americas for Exxon Mobil Corporation and has held that position since January 2004. Mr. Eckstein has also served as Manager – Marine Lubricants Business, North America, N.E. Regional Distributor Sales Manager, and U.S. National Sales Manager – Passenger Vehicle Business for ExxonMobil and has been employed by ExxonMobil for the past 18 years.

Audit Committee Financial Expert

Our Board of Directors has a separately-designated standing Audit Committee established in accordance with the Securities and Exchange Act of 1934 (the “Exchange Act”), as amended. The Audit Committee is comprised of the following directors: Eddie H. Brailsford, Larry J. Zine, and Jeffrey A. Eckstein. Our Board has determined that both Mr. Brailsford and Mr. Zine are the audit committee financial experts as defined by Item 401(h) of Regulation S-K of the Exchange Act. Mr. Brailsford is not independent from management under applicable Securities and Exchange Commission requirements due to his employment by one of our affiliates, Volvo Trucks North America, Inc., per the definition of independence in Item 7(d)(e)(iv) of Schedule 14A under the Exchange Act. Additionally, Mr. Zine does not qualify as independent from management due to his continued employment with the Company on a very limited basis. Mr. Zine receives an annual salary of $30,000.

Executive Compensation

The following tables present information concerning the compensation paid for services rendered to the Company for the years ended December 31, 2003, 2002, and 2001, to the Chief Executive Officer and President of the Company and the four other most highly paid executive officers employed by the Company at the end of 2003, collectively, the “Named Executive Officers.” As of May 12, 2003, Nancy Santana was no longer an employee of the Company. Her information is included below because she was a Named Executive Officer at the end of fiscal year 2002.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Other Annual Compensation		Long-Term Compensation Awards Options (% Interest)		All Other Compensation
		Salary	Bonus
J.A. Cardwell, Sr. Chief Executive Officer and President	2003 2002 2001	$420,000 420,000 420,000	$150,000 150,000 —	$53,961 75,486 43,724	(1) (1) (1)	$	— — —	$262,759 257,394 256,965	(2) (2) (2)

James A. Cardwell, Jr. Chief Operating Officer	2003 2002 2001	197,115 190,000 187,115	100,000 80,000 60,000	— — —			— — —	4,742 6,800 3,742	(3) (3) (3)

Edward Escudero Chief Financial Officer	2003 2002 2001	145,083 132,867 103,150	150,000 65,000 25,000	— — —			— — —	3,552 21,476 20,881	(4) (4) (4)

Nancy Santana Vice President- General Counsel	2003 2002 2001	62,000 160,000 158,845	— 65,000 60,000	— — —			— — —	1,905 2,354 2,100	(5) (5) (6)

David Latimer Vice President- Petro:Lube	2003 2002 2001	148,366 144,260 143,048	85,000 75,000 5,000	— — —			— — —	3,437 2,217 1,949	(7) (7) (7)

Keith Kirkpatrick Executive Director of Fuel/Store Operations	2003 2002 2001	142,288 139,489 124,325	10,000 45,000 9,000	— — —			— — —	1,325 50 1,375	(8) (8) (8)

(1)	Included in these amounts are tax preparation advice in the amount of $30,714, $47,624, and $39,338 for the years ended December 31, 2003, 2002, and 2001, respectively.
(2)	Represents employer contributions to a 401(k) Plan and a Nonqualified Deferred Compensation Plan of $4,200 for each plan in 2003, 2002, and 2001. Additionally, life insurance premiums for the benefit of J.A. Cardwell, Sr. were paid in the amount of $252,859 for the year ended December 31, 2003 and $243,540 annually for the years ended December 31, 2002 and 2001. Also included in All Other Compensation is the actuarial value of this life insurance in the amounts of $5,920, $5,454, and $5,025 for the years ended December 31, 2003, 2002, and 2001, respectively.
(3)	Represents employer contributions to a 401(k) Plan and a Nonqualified Deferred Compensation Plan of $2,771 and $1,971 respectively for 2003, and $2,500 and $4,300, respectively for 2002, and $1,871 for each plan for 2001.
(4)	Represents employer contributions to a 401(k) Plan and a Nonqualified Deferred Compensation Plan of $2,101 and $1,451, respectively for 2003, and $1,761 and $1,511, respectively for 2002, and $2,157 and $520, respectively for 2001. Additionally, a retention bonus was earned in the amount of $18,204 for each of the years ended December 31, 2002 and 2001.

(5)	Represents employer contributions to a 401(k) Plan of $1,905 for 2003 and $2,354 for 2002.
(6)	Represents employer contributions to a 401(k) Plan and a Nonqualified Deferred Compensation Plan of $2,025 and $75, respectively for 2001.
(7)	Represents employer contributions to a 401(k) Plan and a Nonqualified Deferred Compensation Plan of $3,350 and $87, respectively for 2003, and $1,966 and $251, respectively for 2002, and $1,430 and $519, respectively for 2001.
(8)	Represents employer contributions to a 401(k) Plan and a Nonqualified Deferred Compensation Plan of $675 and $650, respectively for 2003, and $25 and $25, respectively for 2002, and $675 and $700, respectively for 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-end Option/SAR Values

Name	Amount Acquired on Exercise(%)(1)	Value Realized($)(1)	Company Interests Underlying Unexercised Options/SARs at Fiscal Year-end(%)(2) Exercisable/Unexercisable	Value of Unexercised In- The-Money- Options/SARs at Fiscal Year-end($)(3) Exercisable/Unexercisable
J.A. Cardwell, Sr.	—	—	—	—
James A. Cardwell, Jr.	—	—	1.28/0	181,462/0
Edward Escudero	—	—	.11/.03	122/40
David Latimer	—	—	.36/0	50,406/0
Keith Kirkpatrick	—	—	.36/0	50,406/0

(1)	No options were exercised in 2003.
(2)	Options granted to the Named Executive Officers in the Company, expressed as a percent of the Holding Partnership’s equity.
(3)	No market exists for the partnership interests option. Fair value for purposes of this table has been determined based on a method similar with that described in Note 11 of the notes to consolidated financial statements for the year ended December 31, 2003.

Partnership Interests Option Plan

The Holding Partnership has established an equity incentive plan (“Option Plan”) to attract and retain key personnel, including senior management, and to enhance their interest in our continued success, which is more fully described in Note 11 of the notes to consolidated financial statements included herein. We apply Accounting Principles Board Opinion No. 25 in accounting for our Option Plan. Accordingly, compensation costs for partnership interest options are measured as the excess, if any, of the market price of the partnership interests at the date of grant over the amount an employee must pay to exercise the option. No such compensation cost was recognized during the years ended December 31, 2001, 2002, and 2003. We provide the disclosures required by the Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), as amended by the Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123.”

Mr. Zine was granted options separately from the Option Plan to acquire a 3.91% ownership interest in the Holding Partnership at an exercise price of $2,814. These options became fully vested and exercisable to purchase partnership interests in the Holding Partnership as a result of the 1999 recapitalization transaction (the “1999 Transaction”).

All options are for equity interests in the Holding Partnership. No options were granted in 2003.

Compensation of Members of the Board of Directors

Members of the Board of Directors of the Company who are not full-time employees of the Company receive a payment of $3,500 per meeting from the Company for their services. Members who are our full-time employees or employees of our partners do not receive a salary or any other payment for their services on the Board of Directors. Mr. Ahlstrom is the only director currently receiving compensation under this policy.

Compensation Committee

The Company does not maintain a formal Compensation Committee. Executive level compensation is established by the Board of Directors while other levels of compensation are established pursuant to established policies and procedures. The officers administer any bonus plan adopted by the Board of Directors. The Chief Executive Officer and President’s salary is determined by the Executive Committee of the Board of Directors. During the year ended December 31, 2003, the members of the Executive Committee were J.A. Cardwell, Sr., James M.E. Mixter, Jr., and Bjorn Ahlstrom.

Employment Agreements

The Company has entered into two employment agreements with Company executives: J.A. Cardwell, Sr. and James A. Cardwell, Jr. J.A. Cardwell, Sr.’s employment agreement commenced on February 10, 1999 and its initial term expired on February 10, 2002. J.A. Cardwell, Sr.’s employment agreement is automatically renewed each year for one additional year, unless either party gives at least three months prior written notice of termination. No notice of termination was given prior to the employment agreement’s expiration date. Under his employment agreement, J.A. Cardwell, Sr.’s annual base salary is $420,000 and may be increased by the Company’s Board of Directors (or compensation committee, if one is established). J.A. Cardwell, Sr. is entitled to receive an annual bonus of up to 120% of his annual base salary based on our financial performance measured by EBITDA targets. The EBITDA targets are mutually agreed upon between J.A. Cardwell, Sr., and the Company’s Board of Directors. Under the terms of his employment agreement, J.A. Cardwell, Sr. also receives a car, life insurance, tax preparation advice, and a country club membership, which, in the aggregate, cost the Company approximately $54,000 for the year ended December 31, 2003.

The employment of J.A. Cardwell, Sr. may be terminated either with cause, which includes termination for felony conviction, misconduct or continued failure to use reasonable best efforts, or without cause. He may elect to terminate his employment agreement at any time by providing 60 days notice; and in any of these cases, he will be entitled to receive his base salary and accrued vacation pay through the date of termination. If the Company terminates J.A. Cardwell, Sr. because of a disability, he will be entitled to his base salary and accrued vacation pay through the date of termination, offset dollar for dollar by any disability insurance benefits he receives from insurance the Company provides. J.A. Cardwell, Sr.’s employment agreement contains customary non-solicitation provisions upon termination of the agreement.

James A. Cardwell, Jr.’s employment agreement commenced on February 10, 1999 and had an original expiration date of February 10, 2002. Effective February 1, 2002, the Company’s Board of Directors approved an amendment to James A. Cardwell, Jr.’s employment agreement that effectively renews such agreement annually, unless either party gives at least three months prior written notice not to renew the agreement. Additionally, the amendment increased his annual base salary to $190,000 which may continue to be increased by the Company’s Board of Directors (or compensation committee, if one is established). James A. Cardwell, Jr. is entitled to receive an annual bonus of up to 120% of his annual base salary based on our financial performance measured by EBITDA targets. The EBITDA targets are mutually agreed upon between James A. Cardwell, Jr. and the Company’s Board of Directors. Under the terms of his amended employment agreement, James A. Cardwell, Jr. also receives life and disability insurance and a country club membership, which, in the aggregate, costs the Company approximately $4,800 per annum.

Under his amended employment agreement, the Company may terminate James A. Cardwell, Jr.’s employment with cause, which includes termination for felony conviction, misconduct or continued failure to use reasonable best efforts, without cause, or due to his disability. James A. Cardwell, Jr. may terminate his employment either for good reason, which includes a reduction in base salary or the Company’s failure to provide the material benefits due to him, or without good reason. Generally, termination of the amended employment agreement by the Company without cause or by James A. Cardwell, Jr. for good reason entitles him to receive his base salary and accrued vacation pay through the date of termination, a lump-sum payment equal to one times his then-current base salary, specified benefits for twelve months following the date of termination, and his annual bonus for the year his employment terminates which he would have otherwise received, pro-rated to the date of termination. Termination of the amended employment agreement by the Company with cause or by James A. Cardwell, Jr. without good reason entitles him to receive only his base salary and accrued vacation pay through the date of termination. If the Company terminates James A. Cardwell, Jr. because of a disability, he will be entitled to his base salary and accrued vacation pay through the date of termination, offset dollar for dollar by any disability insurance benefits he receives from insurance the Company provides. James A. Cardwell, Jr.’s amended employment agreement contains non-solicitation provisions upon termination.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The Holding Partnership directly and indirectly is the owner of approximately 99.5% of the partnership interests of the Company, with the remaining 0.5% owned by Petro, Inc. (controlled by J.A. Cardwell, Sr.) and James A. Cardwell, Jr. The Company has only one class of partnership interests, designated common partnership interests. The following table sets forth certain information regarding beneficial ownership of the Company’s partnership interests by each general partner, each limited partner who owns more than 5.0% of the Company’s partnership interests, each director who beneficially owns partnership interests, each executive officer who beneficially owns partnership interests, and all directors and executive officers of the Company as a group. Except as discussed in the footnotes to the table, each partner listed below has informed the Company that it has (1) sole voting and investment power with respect to its partnership interests, except to the extent that authority is shared by spouses under applicable law and (2) record and beneficial ownership with respect to such partner’s partnership interests.

Names and Address	Type of Interest	Percentage of Class
J.A. Cardwell, Sr. 6080 Surety Drive El Paso, Texas 79905	General Partner	0.25	%(1)

Petro Stopping Centers Holdings, L.P. 6080 Surety Drive El Paso, Texas 79905	Limited Partner	99.50	%(2)

James A. Cardwell, Jr. 6080 Surety Drive El Paso, Texas 79905	Limited Partner	0.25%

All directors and officers as a group		0.5%

(1)	Represents partnership interests owned of record by Petro, Inc. Petro, Inc. is a wholly owned subsidiary of Nevada Trio, Inc., a Nevada corporation, which is wholly owned by Card Partners, L.P., a Texas limited partnership of which Texas MEC, Inc., a Texas corporation, is the general partner. J.A. Cardwell, Sr. is the sole shareholder of Texas MEC, Inc. Accordingly, J.A. Cardwell, Sr. may be deemed to have beneficial ownership of the partnership interests owned by Petro, Inc.
(2)

Petro Stopping Centers Holdings, L.P., a Delaware limited partnership, was formed on July 23, 1999 as a holding partnership and conducts substantially all of its operations through the Company, which holds the operating assets of the Holding Partnership. The common limited partnership interests of the Holding Partnership are owned by J.A. Cardwell, Sr., James A. Cardwell, Jr., JAJCO II, Inc. (an affiliate of James A. Cardwell, Jr.), and Petro, Inc. (collectively, the “Cardwell Group”) (approximately 51.6%), Volvo Petro

Holdings LLC (approximately 28.7%), Mobil Long Haul, Inc. (“Mobil Long Haul”), an affiliate of ExxonMobil (approximately 9.7%), and Petro Warrant Holdings Corporations (approximately 10.0%). In addition to the common limited partnership interests, convertible preferred limited partnership interests are owned by Mobil Long Haul ($5.0 million) and preferred limited partnership interests are owned by Mobil Long Haul ($12.0 million) and the Cardwell Group ($7.6 million), which are entitled to cumulative preferred returns at the rate of 12.0% per annum, 9.5% per annum, and 8.0% per annum, respectively.

As of December 31, 2003, the Holding Partnership’s outstanding partnership interest options are as follows:

Equity Compensation Plan Information

Plan Category	Percentage of Partnership Interests to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Percentage of Partnership Interests Remaining Available for Future Issuance
Equity compensation plans approved by the Board of Directors	8.64	$2,992	5.57
Equity compensation plans not approved by the Board of Directors	—	—	—

Total	8.64	$2,992	5.57

DESCRIPTION OF NOTES

Except as otherwise indicated below, the following summary applies to both the new notes and the outstanding notes and the term “Notes” applies to both the new notes and the outstanding notes, unless otherwise indicated. The terms of the new notes and the outstanding notes are identical in all material respects, except the new notes:

•	will have been registered under the Securities Act;

•	will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

•	will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

Any outstanding notes that remain outstanding after the exchange offer, together with new notes issued in the exchange offer, will be treated as a single class of securities under the indenture for voting purposes.

Petro Stopping Centers, L.P. and Petro Financial Corporation will issue the Notes under an indenture dated as of the closing date of this offering (the “Indenture”) among Petro Stopping Centers, L.P., Petro Financial Corporation and The Bank of New York (the “Trustee”). For purposes of this section of this prospectus, references to the “Company” or “PFC” shall mean Petro Stopping Centers, L.P. or Petro Financial Corporation, respectively, without their subsidiaries; references to the “Issuers” shall mean the Company and PFC, and references to an “Issuer” shall mean the Company or PFC.

The statements under this caption relating to the Indenture and the Notes are summaries and are not a complete description of the Indenture or the Notes, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture. A copy of the Indenture is available upon request from the Company.

General

The Notes will mature on February 15, 2012. The initial offering of the Notes was $225.0 million in aggregate principal amount. The Issuers may issue up to $25.0 million of additional notes (the “Additional Notes”) under the Indenture, subject to the limitations set forth under the “Limitations on Incurrence of Debt” and “Limitation on Liens” covenants. The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Additional Notes will be secured, equally and ratably with the Notes, by the Second Priority Liens on the Collateral described below under the caption “—Collateral.” Each Note will bear interest, payable semiannually on February 15 and August 15 of each year, commencing August 15, 2004, to the Person in whose name the Note is registered at the close of business on the February 1 or August 1 next preceding such interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. As described under “—Registration Rights; Liquidated Damages,” Additional Interest may accrue and be payable under the circumstances set forth therein. References herein to “interest” shall be deemed to include any such Additional Interest.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the office or agency of the Issuers in The City of New York maintained for such purposes, which, initially, will be the office of the Trustee or an agent thereof; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The outstanding notes are, and the new notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Parent Guarantees

The Issuers’ obligations under the Notes are guaranteed on a senior second secured basis by the Parent Guarantors (the “Parent Guarantees”). The Parent Guarantees will rank pari passu in right of payment with all existing and future unsubordinated Debt of the Parent Guarantors, but are subordinated to the First Priority Lien Obligations to the extent of the collateral securing the First Priority Lien Obligations.

Guarantees by All Subsidiaries

The Notes are guaranteed, on a full, joint and several and senior second secured basis, by Subsidiary Guarantors (the “Subsidiary Guarantees”). Such Subsidiary Guarantees are senior obligations of each Subsidiary Guarantor and will rank pari passu with all existing and future senior Debt of such Subsidiary Guarantor and senior to all subordinated Debt of such Subsidiary Guarantor. The Indenture provides that the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee is limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under the Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

As of the date of the Indenture, all of our subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of our subsidiaries (other than Petro Financial Corporation) may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

The Parent Guarantees and the Subsidiary Guarantees are referred to collectively herein as “Note Guarantees.” The Parent Guarantors and the Subsidiary Guarantors are referred to collectively herein as “Guarantors.” The Indenture provides that in the event of a sale or other transfer or disposition of all of the Capital Interests in any Subsidiary Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Interests of a Subsidiary Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, then such Subsidiary Guarantor (or the Person concurrently acquiring such assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee, as evidenced by a supplemental indenture executed by the Issuers, the Guarantors, if any, and the Trustee, without any further action on the part of the Trustee or any Holder; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the “Limitation on Asset Sales” covenant.

Ranking

Ranking of the Notes

The Notes are senior second secured obligations of the Issuers. As a result, the Notes:

•	rank equally with all existing and future unsubordinated Debt of the Issuers; and

•	rank senior in right of payment to all existing and future subordinated Debt of the Issuers.

The Notes are secured by second priority Liens, subject to certain exceptions (the “Second Priority Liens”) on the Collateral. As a result, the Notes are effectively (a) junior to any Debt of the Issuers which either is (i) secured by the First Priority Liens or (ii) secured by assets which are not part of the Collateral securing the

Notes, in each case, to the extent of the value of such assets and (b) pari passu with (i) up to $15.0 million of trade debt secured by the Second Priority Liens and (ii) any Permitted Additional Second Priority Lien Obligations.

The Debt Incurred under the new senior secured credit facilities is secured by substantially all of the Company’s assets and all of the partnership interests that Petro Holdings holds in the Company, guaranteed by the Parent Guarantors, and guaranteed by the Company’s Subsidiaries, which guarantees in turn are secured by substantially all of such Subsidiaries’ assets. Accordingly, while the Notes rank equally in right of payment with the Debt Incurred under the Credit Agreement and all other liabilities not expressly subordinated by their terms to the Notes, the Notes are effectively subordinated to the Debt outstanding under the Credit Agreement, to the extent of the value of the assets securing such Debt.

After giving effect to the refinancing transactions described under the caption “Summary—The refinancing transactions,” as of December 31, 2003, the Company and its Subsidiaries would have had $254.5 million of debt, including $29.5 million of Debt outstanding under the Credit Agreement, which would have been secured by the First Priority Liens. We also would have had $9.6 million in letters of credit, which would have been secured by the First Priority Liens. In addition, we would have had $10.9 million of borrowings available under the revolver portion of the Credit Agreement, which would have been secured by the First Priority Liens.

Ranking of the Subsidiary Guarantees

Each Subsidiary Guarantee is a secured obligation of the Subsidiary Guarantor. As such each Subsidiary Guarantee shall:

•	rank equally with all existing and future unsubordinated Debt of the Subsidiary Guarantor;

•	rank senior in right of payment to all future subordinated Debt of the Subsidiary Guarantor, if any; and

•	rank junior to the First Priority Lien Obligations guaranteed by the Subsidiary Guarantor, to the extent of the value of the Subsidiary Guarantor’s assets securing such First Priority Lien Obligations.

Ranking of the Parent Guarantees

Each Parent Guarantee is a secured obligation of the Parent Guarantor. As such each Parent Guarantee shall:

•	rank equally with all existing and future unsubordinated Debt of the Parent Guarantor;

•	rank senior in right of payment to all future subordinated Debt of the Parent Guarantor, if any;

•	rank junior to the First Priority Lien Obligations guaranteed by the Parent Guarantor, to the extent of the value of the Parent Guarantor’s assets securing such First Priority Lien Obligations; and

•	rank senior to the Third Priority Lien Obligations that are direct obligations of the Parent Guarantors, to the extent of the value of the Parent Guarantors’ assets securing the Second Priority Lien Obligations.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Collateral

The Notes are secured by the Second Priority Liens, granted by the Issuers and any current or future Restricted Subsidiary on the following assets of the Company and any Restricted Subsidiary (whether now owned or hereafter arising or acquired) to the extent such assets secure Debt Incurred under the Credit Agreement (collectively, the “Collateral”):

(1) substantially all of the Company’s and each Restricted Subsidiary’s property and assets, other than Excluded Collateral (as defined below), including, without limitation: real estate, receivables,

contracts, inventory, cash and cash accounts, equipment, intellectual property, chattel paper, supporting obligations, general intangibles and proceeds and products from any and all of the foregoing; and

(2) all of the limited partnership interests that Petro Holdings directly holds in the Company and all of the general partnership interests that Petro, Inc. directly holds in the Company (the “Petro Holding Collateral”).

The Collateral will not include the Excluded Collateral (as defined below).

The Collateral is pledged to the Collateral Agent, for the benefit of (1) on a first priority basis, the holders of the First Priority Lien Obligations, (2) on a second priority basis, the Trustee and the holders of the Second Priority Lien Obligations and (3) on a third priority basis, the holders of the Third Priority Lien Obligations to the extent of the Petro Holding Collateral. The Second Priority Liens are subject and subordinate to the First Priority Liens, and no payment or other distributions from (or with respect to) any realization upon the Collateral may be made on account of the Second Priority Liens until all obligations in respect of the First Priority Liens have been paid in full in cash in accordance with the terms thereof. The Second Priority Liens will also be subject and subordinate to certain Permitted Liens, including those granted to third parties on or prior to the Closing Date. The persons holding such Liens may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral. The Third Priority Liens are subject and subordinate to the First Priority Liens and the Second Priority Liens, and no payment or other distributions from (or with respect to) any realization upon the Collateral may be made on account of the Third Priority Liens until all obligations in respect of the First Priority Liens and the Second Priority Liens have been paid in full in cash in accordance with the terms thereof.

The Security Documents will provide that, while any First Priority Lien Obligations are outstanding, the holders of the First Priority Liens will control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the Trustee or the Holders of any Notes to take any action whatsoever with respect to the Collateral. As a result, while any First Priority Lien Obligations are outstanding, neither the Trustee nor the Holders of the Notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens. To the extent that the holders of the First Priority Liens release their First Priority Liens on all or a portion of the Collateral, the Second Priority Liens on such portion of the Collateral will likewise be automatically released.

In addition, to the extent that the holders of the First Priority Liens elect not to perfect their security interest in certain assets, the Second Priority Lien will not be perfected to these rights. See “Risk Factors—Rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral.”

At such time as (1) the First Priority Lien Obligations have been satisfied in full in cash in accordance with the terms thereof and all commitments and letters of credit thereunder have been terminated or (2) the holders of the First Priority Liens have released their First Priority Liens on all or any portion of the Collateral, the Second Priority Liens will also be automatically released to the same extent; provided, however, that (a) in the case of clause (1) of this sentence, in the event that an Event of Default under the Indenture exists as of the date on which the First Priority Lien Obligations are repaid in full and terminated as described in clause (1), the Second Priority Liens on the Collateral will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral and, thereafter, the Trustee (acting at the direction of the Holders of a majority of outstanding principal amount of Notes) will have the right to direct the Collateral Agent to foreclose upon the Collateral (but, in such event, the Second Priority Liens will be released when such Event of Default and all other Events of Default under the Indenture cease to exist), and (b) in the case of clause (2) of this sentence, if the First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Notes will then be secured by the Second Priority Liens on such Collateral, to the same extent provided pursuant to the Security Documents. If the

Company subsequently Incurs obligations under the Credit Agreement or other First Priority Lien Obligations which are secured by assets of the Company and its Restricted Subsidiaries of the type constituting Collateral, then the Notes and other holders of Second Priority Lien Obligations will be secured at such time by a Second Priority Lien on the collateral securing such First Priority Lien Obligations, other than the Excluded Collateral, to the same extent provided by the Security Documents. Notwithstanding the forgoing, the Second Priority Liens shall not be released pursuant to this paragraph unless, on the date of such release after giving pro forma effect to the events referred to in clause (1) or (2) above (as applicable), the Company has a positive Pari Passu Debt to EBITDA Ratio of equal to or less than 4.00:1.00. See “Risk Factors—Holders of the notes will not control decisions regarding collateral.”

In addition, the Security Documents provide that, so long as the First Priority Lien Obligations are outstanding, the holders of the First Priority Liens may change, waive, modify or vary the Security Documents; provided that any such change, waiver, modification or variance materially adversely affecting the rights of the Holders of the Notes (and not the holders of the First Priority Liens or any other secured creditors in a like or similar manner) will require the consent of the Trustee (acting at the direction of Holders of a majority of the aggregate principal amount of Notes outstanding); provided further, however, that notwithstanding the foregoing, the holders of the First Priority Liens may (1) direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders of the Notes and (2) agree to modify the Security Documents, without the consent of the Holders of the Notes, to secure additional extensions of credit and add additional secured creditors so long as such modifications do not expressly violate the provisions of the Credit Agreement or the Indenture. See “Risk Factors—Holders of the notes will not control decisions regarding collateral.”

The holders of the First Priority Liens will receive all proceeds from any realization on the Collateral until the First Priority Lien Obligations are paid in full in cash in accordance with the terms thereof. Proceeds realized by the Collateral Agent from the Collateral will be applied:

•	first, to amounts owing to the Collateral Agent in its capacity as Collateral Agent;

•	second, to amounts owing to the holders of the First Priority Liens in accordance with the terms of the First Priority Lien Obligations;

•	third, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture;

•	fourth, to amounts owing to the Holders of the Notes and other holders of the Second Priority Lien Obligations in accordance with the terms of the Indenture;

•	fifth, to amounts owing to holders of the Third Priority Liens to the extent of any remaining value that exists in the Collateral securing such Liens; and

•	sixth, to the Issuers and/or other persons entitled thereto.

Subject to the terms of the Security Documents, the Company and the Restricted Subsidiaries will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral, to the extent deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all obligations owed to the holders of the First Priority Liens would be sufficient to satisfy the obligations owed to the Holders of the Notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value.

See “Risk Factors—Rights of holders of the notes in the collateral may be adversely affected by bankruptcy proceedings” and “Risk Factors—The appraised value of the collateral is based on many assumptions and may be significantly less than the realizable value of the collateral.”

Optional Redemption

The Notes are subject to redemption, at the option of the Issuers, in whole or in part, at any time on or after February 15, 2008, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning February 15, of the years indicated:

Year	Redemption Price
2008	104.50%
2009	102.25%
2010 and thereafter	100.00%

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, prior to February 15, 2007, the Issuers may, with the net proceeds of one or more Public Equity Offerings of Qualified Capital Interests, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a Redemption Price (expressed as a percentage of the principal amount to be redeemed) of 109%, plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date); provided that at least 65% of the principal amount of Notes originally issued on the Issue Date remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate.

Change of Control

Upon the occurrence of a Change of Control, the Issuers will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuers commence an Offer to Purchase all outstanding Notes at the Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Issuers to effect such Offer to Purchase, so long as the Issuers have used and continue to use their best efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance how a court interpreting New York law would interpret the phrase.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Issuers or their Affiliates, or a transaction involving a recapitalization of either Issuer, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, Supplement and Waiver.”

The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and other securities laws or regulations in connection with any repurchase of the Notes as described above.

The Issuers will not be required to make an Offer to Purchase upon a Change of Control if a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

Certain Covenants

Set forth below are certain covenants contained in the Indenture:

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt), unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Interest Coverage Ratio of the Company and its Restricted Subsidiaries for the last four fiscal quarters for which financial information is available at the date of determination (the “Specified Period”), determined on a pro forma basis as if any such Debt, and any other Debt Incurred since the beginning of the Specified Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Specified Period, and any other Debt repaid since the beginning of the Specified Period had been repaid at the beginning of the Specified Period, would be greater than 2.0:1, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If, during the Specified Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, EBITDA and Adjusted Interest Expense for the Specified Period shall be calculated on a pro forma basis giving effect to such Asset Sale or acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or acquisition or designation had occurred on the first day of the Specified Period.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Specified Period) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion, in EBITDA, of the EBITDA of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (x) the first $25.0 million of Debt Incurred under the Credit Agreement on the Issue Date shall be treated as Incurred pursuant to clause (i)(b) of the definition of “Permitted Debt,” (y) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included, and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitations on Liens” covenant shall not be treated as Debt. For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above (other than Debt referred to in clause (x) of the preceding sentence), including under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Debt.

The Issuers and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Operating Leases

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any operating lease of a Stopping Center, as lessee, except:

(i) operating leases that comply with the “Limitation on Sale and Leaseback Transactions” covenant;

(ii) extensions or amendments of existing leases to the extent such extensions or amendments relate to Stopping Centers being leased by the Company or any Restricted Subsidiary on the Issue Date; and

(iii) leases that, in aggregate, together with other such operating leases of a Stopping Center (other than leases described in clauses (i) or (ii) above) entered into after the Issue Date, do not require payments to the lessor or any Affiliate thereof in any year in excess of $10.0 million; provided that the Company and its Restricted Subsidiaries will not, in any year, enter into any such operating leases that require, in the aggregate, payments in any year in excess of $2.5 million.

Limitations on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date shall not exceed the sum (without duplication) of

(1) 50% of the Adjusted Net Income (or, if Adjusted Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter after which the initial issuance of the Notes occurred and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net cash proceeds received by the Company subsequent to the initial issuance of the Notes from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company issued after the initial issuance of the Notes, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests, plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Adjusted Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with the Indenture, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that with respect to clauses (ii), (iii), (iv), (vi), (viii) and (ix) below, immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii) the retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company that is subordinate in right of payment to the Notes out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of new subordinated Debt of the Company Incurred in accordance with the Indenture;

(iv) payments due under the Permitted Affiliate Agreements that would otherwise constitute Restricted Payments (other than pursuant to clause (v) below);

(v) cash distributions by the Company to its partners on its Capital Interests, for so long as it is organized as a partnership or other substantially similar pass-through entity for federal income tax purposes, in aggregate amounts not exceeding the aggregate amount of Permitted Tax Distributions accrued on or after January 1, 2003;

(vi) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or Petro Holdings held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $1.0 million in any fiscal year;

(vii) Guarantees included in Permitted Debt;

(viii) the payment of dividends or distributions on Capital Interests in the Company to Petro Holdings (a) in an amount not to exceed the Applicable Petro Holding Cash Payments; provided that the proceeds of such dividends or distributions are used promptly to pay obligations on the Petro Holding Notes and the Petro Holdings 15% Notes and (b) in an amount not to exceed $300,000 in any fiscal year; provided that the proceeds of such dividends or distributions are used to pay administrative expenses of Petro Holdings;

(ix) Restricted Payments not in excess of $3.0 million; and

(x) payments and distributions to consummate the Transactions.

The actions described in clauses (i), (ii), (iv), (vi), (viii)(a) and (ix) of the immediately preceding paragraph shall reduce, but without duplication, the amount that would otherwise be available for Restricted Payments under clause (c) of the first paragraph under this “Limitations on Restricted Payments” covenant.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Adjusted Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitations on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments,” the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments.”

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitations on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind on or with respect to the Collateral except Permitted Liens, the First Priority Liens to secure the First Priority Lien Obligations, the Second Priority Liens to secure the Second Priority Lien Obligations, and the Third Priority Liens to secure the Third Priority Lien Obligations.

Subject to the immediately preceding paragraph, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except the Collateral without securing the Notes and all other amounts due under the Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, law or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such agreements in the good faith judgment of the Board of Directors of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; and

(f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property.

Nothing contained in this “Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Indenture.

Limitation on Issuance and Sale of Capital Interests in Restricted Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Capital Interest of a Restricted Subsidiary (including options, warrants or other rights to purchase such Capital Interest) except (i) to the Company or a Wholly-Owned Restricted Subsidiary; (ii) issuances of director’s qualifying shares; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided that any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant, if made on the date of such issuance or sale, and (iv) issuances or sales of Common Interests, the net cash proceeds of which are applied pursuant to clause (iii)(A) or (iii)(B) of the “Limitation on Asset Sales” covenant or will constitute Excess Proceeds or Collateral Excess Proceeds for purposes of such covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the property or assets sold or otherwise disposed of;

(ii) at least 85% of the consideration received by the Company or such Restricted Subsidiary for such property or assets consists of cash or Eligible Cash Equivalents; provided that the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than (x) contingent liabilities and liabilities that are by their terms subordinate to the Notes or any Guarantee thereof by any Restricted Subsidiary and (y) unsecured liabilities) that are assumed in writing by the transferee of any such assets (and for which the Company receives a written release from the creditors) will be deemed to be cash for the purposes of this clause (ii); and

(iii) the Net Cash Proceeds received by the Company or such Restricted Subsidiary relating to Asset Sales are applied as set forth in clause (A) or (B) in each case to the extent that the Company elects or is so required:

(A) to repay or purchase and reduce outstanding Applicable Debt and, in the case of revolving loans and other similar obligations, reduce the commitment thereunder; provided, however, that such repayment and commitment reduction occurs within 270 days following the receipt of such Net Cash Proceeds; or

(B) to an investment in Replacement Assets; provided, however, that such investment occurs or the Company or such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following receipt of such Net Cash Proceeds and Net Cash Proceeds contractually committed are commenced to be so applied within 365 days following the receipt of such Net Cash Proceeds and provided further that, with respect to Asset Sales involving Collateral, such Replacement Assets shall become subject to a Second Priority Lien in favor of the Trustee on behalf of the Holders.

Notwithstanding any provision of this “Limitation on Asset Sales” covenant, Asset Swaps entered into by the Company or any Restricted Subsidiary in the normal course of business shall not be subject to clause (ii) of the immediately preceding sentence.

Any Net Cash Proceeds from any Asset Sale involving Collateral that are not used to reinvest in Replacement Assets or to repay Applicable Debt in accordance with this “Limitation on Asset Sales” covenant shall constitute “Collateral Excess Proceeds.” Any Net Cash Proceeds from any Asset Sale not involving Collateral that are not used to reinvest in Replacement Assets and/or repay Applicable Debt shall constitute “Excess Proceeds.”

When the aggregate amount of Collateral Excess Proceeds exceeds $10.0 million, the Issuers shall make an Offer to Purchase, from all Holders on a pro rata basis, Notes in an aggregate principal amount equal to the Collateral Excess Proceeds, at a Purchase Price in cash equal to 100% of the principal amount thereof, together with accrued interest, if any, to the Purchase Date. To the extent that any amount of Collateral Excess Proceeds remains after completion of such Offer to Purchase, the Company may use such remaining amount for general corporate purposes, and the amount of Collateral Excess Proceeds shall be reset to zero.

When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers shall make an Offer to Purchase, from all Holders on a pro rata basis, Notes in an aggregate principal amount equal to the Excess Proceeds, at a Purchase Price in cash equal to 100% of the principal amount thereof, together with accrued interest, if any, to the Purchase Date; provided, however, that if the Issuers elect (or are required by the terms of any Applicable Debt), such Offer to Purchase may be made ratably to purchase the Notes and such Applicable Debt. To the extent that any amount of Excess Proceeds remains after completion of such Offer to Purchase, the Company may use such remaining amount for general corporate purposes, and the amount of Excess Proceeds shall be reset to zero.

The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in the event that an Offer to Purchase is required.

Limitation on Transactions with Affiliates

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Unrestricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary other than transactions solely among any of the Company and its Restricted Subsidiaries (an “Affiliate Transaction”), unless:

(i) such business, transaction or series of related transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction between unaffiliated parties; and

(ii) with respect to an Affiliate Transaction involving an amount or having a value in excess of $500,000, the Company delivers to the Trustee an Officers’ Certificate stating that such business, transaction or series of related transactions complies with clause (i) above.

In the case of an Affiliate Transaction involving an amount or having a value in excess of $3.0 million but less than or equal to $10.0 million, the Company must obtain a resolution of the Board of Directors (including a majority of Disinterested Directors, if any) certifying that such Affiliate Transaction complies with clause (i) above. In the case of an Affiliate Transaction involving an amount or having a value in excess of $10.0 million, the Company must obtain a written opinion of a nationally recognized investment banking firm or other expert stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

(b) The foregoing limitation does not limit, and shall not apply to:

(1) any transaction or series of related transactions pursuant to the terms of the Permitted Affiliate Agreements,

(2) Restricted Payments and Permitted Investments permitted under the Indenture and payments made solely in Qualified Capital Interests of the Company that would be Restricted Payments if they were not excluded from the definition of Restricted Payments pursuant to clause (a) of the definition of Restricted Payments,

(3) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors,

(4) the payment of reasonable and customary compensation and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith, and

(5) any transaction pursuant to a written agreement, arrangement or understanding with any Joint Venture Company; provided, however, that any Capital Interest or Debt of such Joint Venture Company that is beneficially owned by an Affiliate of the Company shall only be beneficially owned by the Company or a Wholly-Owned Restricted Subsidiary of the Company.

(c) In addition, for purposes of this “Limitation on Transactions with Affiliates” covenant, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors, if any, shall be deemed to comply with clause (a)(i) above.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries were permitted to consummate the Transactions and to pay fees in connection with the consummation of the Transactions.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless

(i) the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company,

(ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with the “Limitation on Incurrence of Debt” covenant contained herein, and

(iii) at or after such time the Company and such Restricted Subsidiary also comply with the “Limitation on Asset Sales” covenant contained herein.

Provision of Financial Information

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will, to the extent accepted by the Commission and not prohibited under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if it were subject thereto, such documents to be filed with the Commission on or prior to the respective dates by which the Company would have been required to file them. The Company will also, in the event that filing such documents by the Company with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Holder.

In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Payments for Consent

Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by the Board of Directors of the Company as set forth below where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary (other than PFC or any Subsidiary holding any of the Collateral) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either

(x) the Subsidiary to be so designated has total assets of $1,000 or less; or

(y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph under the “Limitation on Incurrence of Debt” covenant; and provided further that the Company could make a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “Limitations on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not, and will not permit any Restricted Subsidiary to, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Issuers under the Indenture and (3) shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee (and otherwise acceptable to the Collateral Agent), the due and punctual performance of the covenants and obligations of the Company under the Security Documents; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “Limitation on Incurrence of Debt” covenant;

(iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

(v) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture;

provided, however, that if, in the good faith determination of the Board of Directors of the Company, (1) the purpose of such transaction is (A) to continue the Company as a corporation or (B) to change the state of organization of the Company or a Restricted Subsidiary and (2) in the good faith opinion of the Board of Directors of the Company, no material adverse effect on the creditworthiness of the Company (or the Surviving Entity if the Company is not continuing) and its Restricted Subsidiaries, taken as a whole, shall result as a consequence of the transaction, then clauses (iii) and (iv) above shall not apply; it being recognized that such reorganization shall not be considered to have a material adverse effect on the creditworthiness of the Company solely because the Surviving Entity is subject to income taxation.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or PFC, as the case may be, under the Indenture with the same effect as if such Surviving Entity had been named as the Company or PFC therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company or PFC, as the case may be, pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) default in the making of an Offer to Purchase as required by the Indenture;

(4) failure to perform or comply with the Indenture provisions described under “Consolidation, Merger, Conveyance, Lease or Transfer”;

(5) except as permitted by the Indenture, any Guarantee shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company or PFC not to be, in full force and effect and enforceable in accordance with its terms;

(6) default in the performance, or breach, of any covenant or agreement of an Issuer or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) (3), (4) or (5) above), and continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(7) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $5.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $5.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(8) the entry against the Company or any Restricted Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $5.0 million by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(9) certain events in bankruptcy, insolvency or reorganization affecting any Issuer, any Significant Subsidiary or any Guarantor; or

(10) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by the Company or any Significant Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Second Priority Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, the repudiation or disaffirmation by the Company or any Significant Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied).

If an Event of Default (other than an Event of Default specified in clause (9) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (9) above occurs, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the best interest of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Issuers will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Issuers also are required to notify the Trustee if they become aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Issuers, the Guarantors, if any, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Issuers and the assumption by any such successor of the covenants of the Issuers in the Indenture and in the Notes;

(2) to add to the covenants of the Issuers for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to secure the Notes, to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(7) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(8) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or

(9) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Issuers to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after or in contemplation of such Change of Control or such Asset Sale,

(4) subordinate, in right of payment, the Notes to any other Debt of the Issuers,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Guarantees required to be maintained under the Indenture.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuers), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Issuers and the Guarantors may terminate the obligations under the Indenture when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within 60 days or are to be called for redemption within 60 days (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, on and interest to the Stated Maturity or date of redemption;

(2) the Issuers have paid or caused to be paid all other sums then due and payable under the Indenture by the Issuers; and

(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Issuers may elect, at their option, to have their obligations discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that the Issuers will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2) the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Issuers’ right of optional redemption, and

(5) the defeasance provisions of the Indenture.

In addition, the Issuers may elect, at their option, to have their obligations released with respect to certain covenants, including, without limitation, their obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes:

(1) the Issuers must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuers have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel stating that (A) Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or, in the case of defeasance, either: (A) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that, based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. government obligations as provided in clause (1) would not constitute a preference voidable under Section 547 or 548 of the federal bankruptcy laws; or (B) no Default or Event of Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

(5) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which either of the Issuers is a party or by which it is bound;

(7) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

(8) the Issuers shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

In the event of a defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event either Issuer becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of such Issuer, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the estate of the bankrupt Issuer. Similar results may apply upon the insolvency of an Issuer during the applicable preference period following the deposit of monies in connection with defeasance.

The Trustee

The Bank of New York, the Trustee under the Indenture, is the initial paying agent and registrar for the Notes. The Trustee from time to time may extend credit to the Issuers in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or PFC, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of either Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes will initially be in the form of one or more registered global notes (collectively, the “U.S. Global Notes”). The U.S. Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. All registered global notes are referred to herein collectively as “Global Notes.”

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form only in the limited circumstances set forth below. See “—Exchange of Book-Entry Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, nor the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither of the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither of the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuers fail to appoint a successor depositary;

(2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Adjusted Interest Expense” means, for any period, without duplication, an amount equal to the sum of:

(i) the aggregate amount of interest charges (excluding fees and expenses incurred at or prior to the Issue Date in connection with the Transactions), whether expensed or capitalized, incurred or accrued by the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments); plus

(ii) to the extent not included in clause (i) above, an amount for such period equal to the sum of:

(A) net costs associated with Swap Contracts and Currency Hedge Obligations (including any amortization of discounts); plus

(B) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period; plus

(C) dividends on Preferred Interests and Redeemable Capital Interests (if paid to a Person other than the Company or one of its Restricted Subsidiaries) declared and payable in cash; plus

(D) the portion of any Attributable Debt in respect of any Sale and Leaseback Transaction that is allocable to interest expense (determined as if such lease were treated as a Capital Lease Obligation); plus

(E) to the extent any Debt of any other Person is Guaranteed or secured by the Company or a Restricted Subsidiary in the manner described in clause (ix) of the definition of “Debt,” the aggregate amount of interest expense of such other Person during such period attributable to any such Debt determined in accordance with GAAP; minus

(iii) to the extent included in clause (i) above, any amortization or write-off of deferred financing costs during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt of the Company and its Restricted Subsidiaries prior to the Stated Maturity thereof.

For purposes of calculating Adjusted Interest Expense on a pro forma basis, the interest on Debt bearing a floating rate of interest shall be the interest rate in effect at the time of determination (taking into account on a pro forma basis any Swap Contract applicable to such Debt if such Swap Contract has a remaining term at the date of determination in excess of 12 months).

“Adjusted Net Income” means, for any period, the consolidated net income (or net loss) of the Company and its Restricted Subsidiaries determined in accordance with GAAP for such period minus (to the extent made or reserved) Permitted Tax Distributions, plus any Permitted Tax Distributions repaid to the Company; provided that there shall be excluded therefrom, without duplication:

(i) all items classified as extraordinary, unusual or nonrecurring (including fees and expenses incurred at or prior to the Issue Date and write-offs, in each case in connection with the Transactions);

(ii) any net loss or net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period;

(iii) the net income of any Person acquired by the Company or a Restricted Subsidiary thereof in a pooling-of-interests transaction for any period prior to the date of such acquisition;

(iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

(v) gains and, solely in the case of Excluded Collateral, losses in respect of Asset Sales by the Company or its Restricted Subsidiaries;

(vi) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the payment of dividends or distributions to such Person is restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise;

(vii) with regard to any Restricted Subsidiary all of the Capital Interests which are not owned by the Company or another Restricted Subsidiary, any aggregate net income (or loss) in excess of the Company’s or such other Restricted Subsidiary’s pro rata share of such Restricted Subsidiary’s net income (or loss); and

(viii) any net income or loss from the early extinguishment of Debt.

In computing Adjusted Net Income under clause (c) under the “Limitations on Restricted Payments” covenant, the Company (i) shall use audited financial statements for the portion of the relevant period for which such statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) shall be permitted to rely in good faith for the balance of the relevant period for which audited financial statements are not available on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For purposes of the Indenture, the term “Affiliate,” as it relates to the Company, shall include ExxonMobil for so long as ExxonMobil is entitled to designate at least one member of the Board of Directors of the Company or Petro Holdings, and Volvo Trucks for so long as Volvo Trucks is entitled to designate at least one member of the Board of Directors of the Company or Petro Holdings, and shall not include Warrant Holdings. In addition, a Person shall not be deemed an Affiliate solely by virtue of holding Warrants or Warrant Shares.

“Applicable Debt” means:

(1) in respect of Asset Sales involving Collateral, Debt consisting of First Priority Lien Obligations and Debt consisting of Second Priority Lien Obligations;

(2) in respect of Asset Sales not involving Collateral, Pari Passu Debt or Debt of any Subsidiary of the Company; or

(3) in respect of any Asset Sale, any Debt secured by the assets subject to such Asset Sale; provided that the Lien on such assets in favor of the holder of such Debt is not junior to the Lien securing the Notes.

“Applicable Petro Holding Cash Payments” means the amounts of (a) interest payments required to be made under the Petro Holding Notes in accordance with the following payment schedule:

Payment Date	Amount of Cash Interest
April 30, 2004	$0.56 million
October 31, 2004	$1.12 million
April 30, 2005	$1.14 million
October 31, 2005	$1.17 million
April 30, 2006	$1.19 million
October 31, 2006	$1.21 million
April 30, 2007	$1.24 million
October 31, 2007	$1.26 million
April 30, 2008	$1.29 million
October 31, 2008	$1.31 million
April 30, 2009	$1.34 million
October 31, 2009	$3.40 million
April 30, 2010	$3.40 million
October 31, 2010	$3.40 million
April 30, 2011	$3.40 million
October 31, 2011	$3.40 million
April 30, 2012	$3.40 million
October 31, 2012	$3.40 million
April 30, 2013	$3.40 million
October 31, 2013	$3.40 million
April 30, 2014	$3.40 million

and (b) cash interest payments on the Petro Holdings 15% Notes, and principal amounts on the Petro Holdings 15% Notes that are due within one year of the distribution.

The foregoing table assumes that holders of Petro Holdings 15% Notes elect to receive new notes of Petro Holdings with respect to 42% of the aggregate principal amount of the Petro Holdings 15% Notes. An adjustment will be made to this table if such assumption is incorrect.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Interests in another Person (other than directors’ qualifying shares);

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Lease or Transfer” that constitutes a disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $500,000;

(c) sales of Eligible Cash Equivalents;

(d) the incurrence of any Lien, to the extent not prohibited by the terms of the Indenture;

(e) sales of Unrestricted Subsidiaries;

(f) any of the Transactions;

(g) contributions of undeveloped real property, including the Excluded Collateral and the Excess Land, owned by the Company or its Restricted Subsidiaries on the Issue Date, to a Joint Venture Company and other Permitted Investments;

(h) Permitted A/R Arrangements; and

(i) transfers pursuant to Fuel Hedging Obligations.

For purposes of this definition, any series of related transactions that, if effected as single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Asset Swap” means any exchange of property or assets of the Company or any Restricted Subsidiary of the Company for property or assets of a third party which consist of property or assets described in clause (d) of the definition of “Permitted Investments.”

“Attributable Debt” under the Indenture in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such Sale and Leaseback Transaction and (ii) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its Board of Directors; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property of such Person, to the extent such obligations are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease (or other Debt arrangement) prior to the first date upon which such lease (or other Debt arrangement) may be terminated by the user of such real or personal property without payment of a penalty, and the amount of any Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cardwell Group” means J.A. Cardwell, Sr., James A. Cardwell, Jr., and their respective spouses, lineal descendents, estates, Affiliates, including Petro Inc. (a corporation controlled by J.A. Cardwell, Sr.) and JAJCO II, Inc. (a company wholly owned by James A. Cardwell, Jr.), and any entity to which any of the above pledge their Capital Interests in Petro Holdings.

“Change of Control” means the occurrence of any of the following events:

(1) prior to a Public Equity Offering:

(a) the Permitted Holders cease to be the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, of a majority of the Common Interests in Petro Holdings, whether as a result of issuance of securities of Petro Holdings or any parent company of Petro Holdings, any merger, consolidation, liquidation or dissolution of Petro Holdings, any direct or indirect transfer of securities by Petro Holdings or otherwise, or

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders has the power or right to designate a majority of the members of Petro Holdings’ Board of Directors; or

(c) the Cardwell Group owns directly or indirectly (including as the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1)(c) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) a smaller percentage of the Common Interests in Petro Holdings than are held, directly or indirectly (including as the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), by either (i) any of the Permitted Holders other than the Cardwell Group (individually, and not with the beneficial ownership attribution of any other Permitted Holder) or (ii) any other “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or any “group” that includes Permitted Holders); or

(d) Petro Holdings ceases to own directly or indirectly (including as the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1)(d) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) at least 98.5% of the Capital Interests of the Company.

(2) after the consummation of a Public Equity Offering:

(a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (2) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the Common Interests in Petro Holdings, and (ii) the Permitted Holders “beneficially own” (as defined in this clause (2)), directly or indirectly, in the aggregate a lesser percentage of the total Common Interests of Petro Holdings than such other person or group; or

(b) Petro Holdings ceases to own directly or indirectly (including as the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (2)(b) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) at least 98.5% of the Capital Interests of the Company; or

(c) after the consummation of a Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Petro Holdings (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Petro Holdings was approved by a vote of a majority of the directors of Petro Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 66 2/3% of Petro Holdings’ Board of Directors then in office; or

(d) Petro Holdings sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than a Restricted Subsidiary of Petro Holdings or a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the Permitted Holders.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means the Trustee or other financial institution or entity which, in the determination of the Issuers is acceptable and may include, without limitation, an entity affiliated with the underwriters, any lenders or an entity affiliated with the lenders under the Credit Agreement, the trustee under the Petro Holdings Secured Notes Indenture or an affiliate thereof.

“Company” means Petro Stopping Centers, L.P. and any successor.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Consolidated Net Worth” of the Company means, as of any date, the aggregate of capital, surplus and retained earnings of the Company and Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, less all amounts, if any, attributable to Redeemable Capital Interests in such Person.

“Credit Agreement” means one or more secured or unsecured credit agreements providing, inter alia, for revolving credit loans, term loans and/or letters of credit between the Company and/or any Subsidiary and one or more lenders, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.

“Currency Hedge Obligations” means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s exposure to fluctuations in foreign currency exchange rates on Debt permitted under the Indenture.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following: (i) all indebtedness of such Person for money borrowed, excluding any trade payables, other current liabilities incurred in the normal course of business and any liability for federal, state or local income taxes or other taxes owed by such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Currency Hedge Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) Permitted A/R Arrangements shall be deemed not to be Debt; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Disinterested Director” means, with respect to any proposed transaction between (i) the Company or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Company or a Restricted Subsidiary), a member of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Company.

“EBITDA” means, with respect to the Company and its Restricted Subsidiaries, for any period, the sum of Adjusted Net Income plus, to the extent reflected in Adjusted Net Income for such period from which Adjusted Net Income is determined, without duplication, (i) Adjusted Interest Expense, (ii) income tax expense (or Permitted Tax Distributions in lieu thereof), (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its Stated Maturity and (vi) any other non-cash items reducing Adjusted Net Income; minus any non-cash items increasing Adjusted Net Income.

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 90 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 90 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’

acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi).

“Excess Land” means excess land located at Stopping Centers that is not being utilized by the Stopping Centers.

“Excluded Collateral” means Excluded Property, five pieces of specified undeveloped property located in Green River, Wyoming; Marianna, Florida; Cordele, Georgia; Columbia (Knowlton Township), New Jersey; and Hermiston, Oregon, unappraised leasehold property, insurance policies, permits, commercial tort claims, letter of credit rights, and any other property or assets not securing a Credit Agreement.

“Excluded Property” means (a) any owned real or personal property which is located outside of the United States unless required by the holders of the First Priority Lien Obligations, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code (the “UCC”) or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless required by the holders of the First Priority Lien Obligations, (c) any property which is subject to a Lien permitted under the Indenture pursuant to documents which prohibit the granting of any other Liens in such property and (d) any lease, license or other contract if the grant of a Lien in such lease, license or contract in the manner contemplated by the Indenture is prohibited by the terms of such lease, license or contract and would result in the termination of such lease, license or contract, but only to the extent that (i) after reasonable efforts, consent from the relevant party or parties has not been obtained and (ii) any such prohibition is ineffective pursuant to the UCC or any other applicable law (including bankruptcy laws) or principles of equity; provided, however, that “Excluded Property” shall not include any such Property described in clause (a), (b), (c) or (d) as to which the holders of the First Priority Liens have required, in a written notice to the Company, the creation of a Lien as security for the First Priority Lien Obligations.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“ExxonMobil” means Mobil Long Haul, Inc., an affiliate of Exxon Mobil Corporation, and its Affiliates.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors.

“First Priority Lien Obligations” means Debt and other obligations incurred under clauses (i), (viii), (ix) and (xiii) of the definition of “Permitted Debt.”

“First Priority Liens” means all Liens that secure the First Priority Lien Obligations.

“Franchisee Receivables” means fuel, lube, repair and other receivables purchased by the Company or any Restricted Subsidiary from any of their franchisees, licensees or third party contractors operating a Stopping Center affiliated with the Company’s network of Stopping Centers.

“Fuel Hedging Obligations” means the obligations of a Person pursuant to fuel price swap, fuel price cap, fuel price collar and fuel price floor and similar agreements and hedging obligations and arrangements, in the normal course of business, designed to protect against or manage such Person’s exposure to fluctuations in fuel prices.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings that correspond to the foregoing).

“Guarantors” means each of:

(a) The Parent Guarantors; and

(b) The Subsidiary Guarantors;

and their respective successor and assigns.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt.

“Interest Coverage Ratio” means, at any date of determination, the ratio of (i) EBITDA to (ii) Adjusted Interest Expense, in both cases for the Specified Period.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person or the issuance of a “keep well” with respect thereto; and (iii) the purchase or acquisition of the business or assets of another Person; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Issue Date” means February 9, 2004.

“Joint Venture Company” means any Person in which the Company or any Wholly-Owned Restricted Subsidiary makes an investment and which Person is engaged in the business of Stopping Centers or businesses associated with Stopping Centers.

“Lien” means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person, and Permitted Tax Distributions attributable thereto; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuers by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Issuers shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Issuers for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that, unless the Issuers default in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such note at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuers (or their paying agent) receive, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

(12) that, in the case of any Holder whose Note is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Parent Guarantors” means Petro Holdings, Petro, Inc., Petro Holdings Financial Corporation and any other parent guarantor under the Credit Agreement.

“Pari Passu Debt” means any unsubordinated Debt of the Company (other than any Debt owed to any Subsidiary of the Company).

“Pari Passu Debt to EBITDA Ratio” means the ratio of the total amount of the Pari Passu Debt, including the Notes, outstanding on the date of determination to EBITDA of the Company and its Restricted Subsidiaries for the Specified Period, determined on a pro forma basis as set forth under the “Limitation on Incurrence of Debt” covenant.

“Permitted Additional Second Priority Lien Obligations” means any Debt secured by a Second Priority Lien; provided that immediately after giving effect to the Incurrence of such Debt and the receipt and applications of the proceeds therefrom, the ratio of the total amount of the First Priority Lien Obligations and Second Priority Lien Obligations Outstanding on the date such Debt is Incurred to EBITDA of the Company and its Restricted Subsidiaries for the Specified Period, determined on a pro forma basis as set forth under the “Limitation on Incurrence of Debt” covenant, would be positive, but equal to or less than 4.00:1.00.

“Permitted Affiliate Agreements” means (A) the agreements between and among the Company, any Restricted Subsidiary and any of the Cardwell Group, ExxonMobil and Volvo, described in Item 13 of our Form 10-K for the year ended December 31, 2002 or as an Exhibit to such 10-K or in Item 2 of our Form 10-Q for the quarter ended September 30, 2003 filed with the SEC or as an Exhibit to such 10-Q, (B) the ExxonMobil supply agreements described in the offering memorandum pursuant to which the Notes were sold, including any amendment thereto through the Issue Date and any related agreements (including the Security Agreement), and (c) agreements entered into in connection with the Transactions, in each case as such agreements are in effect on the Issue Date and as the same may be amended or extended subject only to the provisions of sections (a)(i) and (c) of the covenant described under “Transactions with Affiliates.”

“Permitted A/R Arrangements” means the type of credit card related accounts receivable arrangements that are subject to the Agreement between Comdata Network, Inc and Petro Stopping Centers, L.P. dated March 3, 1999, as amended on November 19, 2002 and as amended through the Issue Date.

“Permitted Debt” means

(i) Debt Incurred pursuant to any Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) the greater of (A) $25.0 million and (B) 85% of account receivables plus 60% of inventory shown on the balance sheet most recently filed under the “Provision of Financial Information” covenant (which may, inter alia, be Incurred under a revolving credit agreement), plus (b) $25.0 million (which may, inter alia, be Incurred as a term loan), less (in the case of this clause (b)) the aggregate amount of all repayments (other than in connection with a refinancing) thereof, including all Net Cash Proceeds from any Asset Sale, that have been applied to reduce the outstanding amount of Debt under such Credit Agreement borrowed under this clause (i)(b);

(ii) Debt outstanding under the Notes and contribution, indemnification and reimbursement obligations owed by any Issuer or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii) Guarantees of the Notes;

(iv) Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date;

(v) Debt owed to and held by the Company or a Wholly-Owned Restricted Subsidiary;

(vi) Guarantees of Debt of a Subsidiary of the Company Incurred by the Company that are in the normal course of business;

(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(viii) Debt in respect of performance, surety or appeal bonds or letters of credit, in each case for purposes consistent with the Company’s past practice;

(ix) Debt under Swap Contracts, Currency Hedge Obligations and Treasury Management Agreements;

(x) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by a Restricted Subsidiary, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(xi) Debt Incurred, to the extent the net proceeds thereof are promptly (A) used to pay for Notes tendered pursuant to an Offer to Purchase in connection with a Change of Control, provided that (a) the principal amount of such Debt does not exceed the principal of the Notes purchased (plus the amount of reasonable expenses incurred in connection therewith, including the applicable purchase premium, but excluding accrued interest, if any) and (b) such Debt (1) has an Average Life to Stated Maturity at least equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (2) does not mature prior to the Stated Maturity of the Notes, or (B) deposited to defease or discharge the Notes as described under “Satisfaction and Discharge of the Indenture; Defeasance;”

(xii) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $10.0 million in the aggregate;

(xiii) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $10.0 million at any time outstanding, which Debt may be Incurred under a Credit Agreement; and

(xiv) Refinancing Debt.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xiv) of this definition of “Permitted Debt.”

“Permitted Holders” means (i) Volvo, (ii) ExxonMobil, and (iii) the Cardwell Group.

“Permitted Investments” means:

(a) Investments in existence on Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Eligible Cash Equivalents;

(d) Investments in property and other assets, including Stopping Centers and Franchisee Receivables, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiaries;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g) Loans and advances to employees, consistent with normal practice, in an amount not to exceed $750,000 in the aggregate at any time outstanding;

(h) Swap Contracts and Currency Hedge Obligations;

(i) Non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under the “Limitations on Asset Sales” covenant;

(j) Fuel Hedging Obligations Incurred in the normal course of business;

(k) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(l) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $5.0 million at any one time outstanding;

(m) Investments by the Company or any Restricted Subsidiary in connection with employee deferred compensation programs; and

(n) Investments by the Company or any Restricted Subsidiary consisting of undeveloped real property, including Excluded Collateral and Excess Land, owned by the Company on the Issue Date.

“Permitted Liens” means:

(a) Liens existing at the Issue Date;

(b) First Priority Liens;

(c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(d) any statutory warehousemen’s, materialmen’s, landlord’s or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(e) any title exception, easement, right-of-way, lease, sub-lease or other similar Lien that does not materially impair the use or value of the property subject thereto in its use in the business of the Company or a Restricted Subsidiary thereof;

(f) Liens on property or other assets (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Internal Revenue Code in connection with a “plan” (as defined in ERISA) (other than any Lien imposed in connection with the Company’s 401(k) Plan) or (iv) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(h) Liens securing Debt of a Restricted Subsidiary to the Company or a Restricted Subsidiary thereof or a Guarantee of Debt of the Company or a Restricted Subsidiary;

(i) other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that do not materially impair the use or value of the property subject thereto in its use in the business of the Company or such Restricted Subsidiary;

(j) Liens securing obligations under Swap Contracts, Currency Hedge Obligations and Fuel Hedging Obligations Incurred in connection with managing interest or currency risk resulting from or related to a Credit Agreement;

(k) Liens (including extensions and renewals thereof) upon real or personal property or any other asset acquired after the Issue Date; provided that (i) such Lien is created solely for the purpose of securing Debt Incurred, in accordance with the “Limitation on Debt” covenant, (A) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (B) to refinance any Debt so Incurred, or (C) as Interest Rate Agreements and Currency Agreements relating solely to the Debt described in clauses (A) or (B) above, (ii) the principal amount of the Debt secured by such Lien as of the time of the Incurrence thereof does not exceed 100% of such costs and (iii) any such Lien does not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(l) the Second Priority Liens;

(m) the Third Priority Liens;

(n) Liens securing the Permitted A/R Arrangements;

(o) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) through (n); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased; and

(p) Liens to secure obligations of the Company or any Restricted Subsidiary under agreements with trade suppliers, provided that such trade suppliers enter into intercreditor arrangements to the satisfaction of the Collateral Agent such that the Liens securing such obligations rank pari passu or junior to the Liens securing the Notes, and that the total amount of such secured obligations plus the Secured Trade Debt constituting Second Priority Lien Obligations does not exceed $15.0 million and, provided further that, the Collateral Agent shall have received such endorsements to the title insurance policies as it deems satisfactory.

“Permitted Tax Distribution” means for any fiscal year or portion thereof (the “Tax Year”) of any Person in which period such Person is a partnership or other substantially similar pass-through entity for federal income tax purposes, distributions to enable the partners or members of such Person to make payments of federal, state and local income taxes (including estimates thereof) in respect of the Taxable Income of such partner or member with respect to each such Tax Year in an aggregate amount equal to the product of (i) the excess of (A) the sum of the highest marginal federal income tax rate applicable during such Tax Year to either corporations or individuals and the State Income Tax Rate over (B) the product of such federal rate and the State Income Tax Rate and (ii) such partner’s or member’s Taxable Income for such Tax Year.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Petro Holdings” means Petro Stopping Centers Holdings, L.P.

“Petro Holdings Notes” means the senior third secured notes due 2014 issued by Petro Holdings and Petro Holding Financial Corporation on or about the Issue Date pursuant to the Petro Holdings Secured Notes Indenture.

“Petro Holdings Secured Notes Indenture” means the indenture dated the Issue Date among Petro Holdings and Petro Holding Financial Corporation and The Bank of New York, as trustee.

“Petro Holdings 15% Notes” means the 15% Senior Discount Notes due 2008 issued by Petro Holdings and Petro Holdings Financial Corporation pursuant to the indenture dated July 23, 1999 among Petro Holdings and Petro Holdings Financial Corporation and State Street Bank and Trust Company, as trustee.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Public Equity Offering” means any underwritten public offering of Capital Interests of the Company, Petro Holdings or a Successor Entity pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form) under the Securities Act; provided that for purposes of the “Redemption” provisions, in the case of an offering by Petro Holdings or any successor entity thereof, the net proceeds from such offering are contributed to the Company.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i) Incurred to finance the purchase or construction of any assets of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed, in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided, however, that Preferred Interests of the Company or any Restricted Subsidiary thereof that are issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Interests in the event of a change of control of the Company or any Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under “Change of Control,” shall not be deemed to be Redeemable Capital Interests solely by virtue of such provisions.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Wholly-Owned Restricted Subsidiary of the Company.

“Replacement Asset” means, with respect to any Asset Sale, a property or asset that consists of a Stopping Center or that, as determined by the Board of Directors as evidenced by a board resolution, is used or will be used in the Stopping Center business of the Company or a Restricted Subsidiary or a business reasonably related thereto.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company (other than dividends, distributions or payments made solely in Qualified Capital Interests in the Company);

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests);

(c) any payment made by any Restricted Subsidiary of the Company, other than to the Company or another Restricted Subsidiary of the Company, to purchase, redeem, acquire or retire any Capital Interests in a Restricted Subsidiary;

(d) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of either of the Issuers that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the maturity of the Notes;

(e) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment;

(f) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(g) any advisory fee paid to an Affiliate of the Company.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back by the Company or a Restricted Subsidiary.

“Second Priority Lien Obligations” means (a) the Debt Incurred under the Notes (including any Additional Notes), (b) up to $15.0 million of Secured Trade Debt and (c) Permitted Additional Second Priority Lien Obligations.

“Second Priority Liens” means all Liens that secure the Second Priority Lien Obligations; provided that the Notes shall be secured by Second Priority Liens if any other obligations are so secured.

“Secured Trade Debt” means obligations of the Company or any Restricted Subsidiary under agreements with trade suppliers that are secured by the Collateral.

“Security Agreement” means the Security, Collateral Agency and Intercreditor Agreement to be dated as of the settlement date among the Collateral Agent, the Trustee, Petro Holdings, the Issuers, and the other secured creditors identified therein granting, among other things, a second-priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and the Holders, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any Security Interests in favor of the Collateral Agent for the benefit of the trustee and the Holders, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the trustee and the Holders.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act but shall include any direct or indirect Restricted Subsidiary of the Company owning one or more Stopping Centers, but shall not include any Unrestricted Subsidiary.

“State Income Tax Rate” means, with respect to any Person, the weighted average highest marginal state and local income tax (inclusive of franchise or other taxes in the nature of income taxes) rates applicable to corporations or to individuals in any state in which such Person does business as determined in good faith by the Board of Directors of the Company. The highest applicable marginal state and local income tax rates of the states from which the Person derives net income shall be weighted by the ratio of the Person’s net income apportioned to a state by that state to the sum of the Person’s net income apportioned to all states in which such Person is doing business.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Stopping Centers” means multi-service truck stops or travel plaza facilities, including “full-sized” and “Petro: 2” units and Petro:Lube maintenance facilities, which provide services and amenities to commercial truck drivers as well as to other highway motorists and local residents, including, without limitation, facilities currently operated by the Company and its Restricted Subsidiaries and businesses related or ancillary thereto.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Subsidiary Guarantors” means each current and future direct and indirect Restricted Subsidiary of the Company.

“Successor Entity” means a corporation or other entity that succeeds to and continues the business of Petro Stopping Centers, L.P. or Petro Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxable Income” means, with respect to any partner or member of a Person that is a partnership or substantially similar pass-through entity for federal income tax purposes, such partner’s allocation of taxable income from such Person for federal income tax purposes inclusive of each item of taxable gain, loss, income, and deduction required to be taken into account separately by the partners or members of such Person and taking into account allocations pursuant to Section 704(c) of the Code. The character of each separately stated item shall be disregarded for purposes of determining Taxable Income; provided that net capital loss, as defined in Section 1222(10) of the Code, shall not be taken into account in determining Taxable Income.

“Third Priority Lien Obligations” means the Debt Incurred under the Petro Holdings Notes and all other obligations under the indenture governing the Petro Holdings Notes.

“Third Priority Liens” means all Liens that secure the Third Priority Lien Obligations; provided that the Notes shall be secured by Second Priority Liens if any other obligations are secured by Third Priority Liens.

“Transactions” mean (1) the entering by the Company into a Credit Agreement of approximately $50 million; (2) the repayment and retirement of the Company’s existing senior credit facilities; (3) the redemption of, or tender offer for, the Company’s 10 1/2% Senior Notes due 2007; (4) the issuance of the Notes; (5) the reduction of the Company’s outstanding trade credit balance with Affiliates of the ExxonMobil Oil Corporation and the grant of a second priority security interest in the Company’s assets to secure all or a portion of the remaining trade credit balance; and (6) the Petro Holdings’s exchange offer and consent solicitation.

“Treasury Management Agreements” means the Treasury Management Agreements as defined in the Credit Agreement.

“Volvo” means Volvo Trucks of North America, Inc. and its Affiliates.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person.

“Wholly-Owned” means, with respect to a Subsidiary, any Subsidiary, all of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of which are owned, directly or indirectly, by the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Many of the relationships described below between us and entities affiliated with the Cardwell Group were entered into prior to 1992, when the Cardwell Group or their affiliates owned 100% of us. Prior to 1997, other than Board of Director approval, there was no formal procedure to ensure that related-party contracts contained arms-length terms and competitive pricing. In 1997, we implemented a process designed to ensure all new related-party transactions or the renewal of existing related-party transactions would be subject to a competitive bid or competitive analysis process. We believe that all of our existing related-party transactions are on terms comparable to those that could have been received in an arms-length transaction.

Each of the related parties and/or affiliates of us included in the transactions described in this section (other than ExxonMobil, Mobil Diesel, Volvo Trucks North America, Inc. (“Volvo Trucks”), Volvo Petro Holdings, LLC, and Petro Travel Plaza, LLC) is owned or controlled to some degree by a member or members of the Cardwell Group. Related-party transactions, other than those specifically discussed below, may arise in the ordinary course of business.

ExxonMobil Agreements

In July 1999, we entered into two ten-year fuel supply agreements with ExxonMobil. Upon the expiration of the ten-year initial term, the agreements are renewable for another five-year term at the option of ExxonMobil; however, we have the ability to terminate the agreements at the end of the ten-year term by paying a termination fee based on a formula provided for in such agreements. Under the terms of one of these agreements (which we refer to as the fuel supply agreement), the ExxonMobil Suppliers will supply our company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements in those markets in which Mobil branded diesel fuel and gasoline are available for sale, and under the other of these agreements (which we refer to as the lubrication supply agreement), we purchase lubricants, based on minimum purchase commitments, at the prices set forth in that agreement.

Under a Consent Decree issued by the Federal Trade Commission in connection with the merger of Mobil Corporation and Exxon Corporation, ExxonMobil is unable to directly sell Mobil branded fuel products in certain markets. There are two company-operated Petro Stopping Centers located in these markets. We do not believe that the loss of the Mobil diesel brand in these markets has had a material adverse effect on the volumes or results of operations of these two Petro Stopping Center locations.

The diesel fuel sold at all but eight company-operated Petro Stopping Centers and some of our franchise operated Petro Stopping Centers is branded Mobil Diesel, and all of our company-operated Petro:Lubes feature Mobil Delvac lubricants. Under the fuel supply agreement and the lubricant supply agreement, both dated July 23, 1999, we agreed to purchase Mobil branded lubricant products and Mobil branded diesel fuel for sale and distribution under Mobil’s trademarks at our company-operated Petro Stopping Centers and one of our franchise operated truck stops and Mobil branded gasoline for sites as selected by ExxonMobil, as limited, however, by existing contractual obligations to purchase gasoline from other suppliers. The ExxonMobil Supply Agreements require that we purchase from ExxonMobil specified distribution terminals, a minimum number of gallons of diesel fuel on an annual basis, as adjusted based upon product availability, the number of centers we operate, and other circumstances therein described. For 2003, our annual volume commitment was 202.9 million gallons of Mobil diesel under the fuel supply agreement and 1.5 million gallons of Mobil lubricants under the lubricant supply agreement. This constitutes approximately 36.7% of our diesel fuel requirements and approximately 80.2% of our lubricant requirements. In addition, we are required to exclusively advertise both the Mobil Delvac lubricants and the Mobil fuel at our branded ExxonMobil locations.

If we do not purchase any diesel fuel from ExxonMobil under the ExxonMobil Supply Agreements, the maximum penalties in any year would be $0.0035 per gallon, multiplied by the annual volume commitment as provided for in the ExxonMobil Supply Agreements, plus additional amounts for each new Petro Stopping

Center opened and which ExxonMobil agrees to supply. In 2001, 2002, and 2003, we incurred penalties of approximately $139,000, $184,000, and $397,000, respectively. In connection with the refinancing transactions, we have amended the ExxonMobil Supply Agreements. The amendment contemplates that we may purchase fuel from other suppliers, but does not revise the penalties for failing to purchase our annual volume commitments. Instead, the amendment provides that the penalty will be multiplied by a fraction, the numerator of which is our trade credit with the ExxonMobil Suppliers during December of each year and the denominator of which is $30.0 million. As a result, we will have an incentive to reduce our accounts payable to the ExxonMobil Suppliers during each year. As provided for in the ExxonMobil Supply Agreements, if the ExxonMobil Suppliers do not supply 100% of our diesel fuel demand at Mobil branded locations, Mobil Diesel purchases such additional diesel fuel from third-party suppliers and then sells it to us. In such cases we can designate a third-party supplier from whom Mobil Diesel will obtain diesel fuel, so long as the fuel meets or exceeds the minimum industry or governmental specifications and the alternative source supplier agrees to specified procedures. Effective June 2001, both Mobil Diesel and us entered into an outsourcing agreement to document the responsibilities associated with the day to day operations of Mobil Diesel, including the ability of our personnel to negotiate price and other terms of third party supply arrangements, subject to approval by Mobil Diesel.

If we are able to obtain a lower diesel fuel price from a third-party supplier approved by Mobil Diesel in a particular market area, we may request that ExxonMobil meet the lower price or allow a portion of its diesel fuel requirements to be supplied from the Mobil Diesel approved third-party supplier, in which case Mobil Diesel would purchase the diesel fuel from the supplier and resell the product to us. Any change in supply source, other than a change resulting from inability to supply, does not affect our requirement to purchase the annual minimum number of gallons from ExxonMobil specified distribution terminals as provided in the ExxonMobil Supply Agreements. The ExxonMobil Supply Agreements also place a limit on the maximum number of gallons of diesel fuel that we may receive monthly from the ExxonMobil Suppliers’ specified distribution terminals. Prices to be charged for fuel sold to us under the ExxonMobil Supply Agreements are based on referenced prices plus delivery costs minus discounts.

Any new sites owned or operated by us must be branded to sell Mobil diesel at the ExxonMobil Suppliers’ option and any new sites owned or operated by us in certain states must be branded to sell Mobil gasoline at the ExxonMobil Suppliers’ option. In connection with the refinancing transactions, we have amended the ExxonMobil Supply Agreements.

We purchase diesel fuel and gasoline for each of our company-operated Petro Stopping Centers on a daily basis. Each location typically maintains a two to three day inventory of fuel. During 2003, we purchased 94.3% of our diesel fuel and gasoline through the ExxonMobil Suppliers, approximately 74.2% of which was third-party fuel purchased through the arrangement described above, which includes fuel purchases received at a third-party terminal but sold by the ExxonMobil Suppliers under an exchange or purchase arrangement. The approximate aggregate amount of fuel purchased under the ExxonMobil Supply Agreements for the years ended December 31, 2001, 2002, and 2003 totaled $692.3 million, $696.3 million, and $766.0 million, respectively.

Product Services Agreement and Fuel Sales Agreement

Under the terms of an agreement with C&R Distributing, Inc. (“C&R”), we currently purchase Chevron branded gasoline and motor oils at cost for three of our Petro Stopping Centers from C&R. The sole shareholder of C&R is Nevada Trio, Inc., a Nevada Corporation, which is controlled by the Cardwell Group. The C&R fuel agreement requires us to keep Chevron unleaded gasoline, regular gasoline, and motor oils continuously stocked and offered for sale in quantities sufficient to meet demand. In 1997, we entered into a product services agreement with C&R which terminates in December 2004, under which C&R provides us with fuel hauling and fuel pump maintenance and services within the El Paso, Texas, metropolitan area. C&R provides us with fuel hauling within various specified markets designated by us under a fuel carrier agreement entered into on March 1, 2000 which expired on March 1, 2003 and is automatically renewed for successive one year terms until cancellation by either party with 90 days written notice. The C&R agreements provide that C&R will charge us for these services at the lowest rates charged by C&R for similar services and, in any event, at rates that will not exceed rates available from unrelated parties providing similar services. The C&R fuel agreement is exclusive but allows us to cancel the agreement with 30 days prior notice. The C&R services agreement is non-exclusive and allows us to enter into similar agreements with other parties. The C&R fuel carrier agreement is exclusive with respect to our Petro Stopping Centers as defined per the agreement. Sales of fuel and lubricants and truck hauling fees C&R charged us aggregated $7.1 million, $7.3 million, and $9.3 million for the years ended December 31, 2001, 2002, and 2003, respectively. Additionally, we sell diesel fuel to C&R, at our cost, which aggregated to $2.4 million, $9.0 million, and $1.4 million for the years ended December 31, 2001, 2002, and 2003, respectively.

Volvo Trucks Agreement

On July 23, 1999, we and Volvo Trucks entered into an Operating Agreement related to the warranty, maintenance, and service work we provide to Volvo Trucks managed vehicles, the sale by us of Volvo truck parts, joint advertising and marketing initiatives, and the co-development of Petro Stopping Centers by Volvo Trucks and us to utilize our truck stop space for Volvo truck sales and marketing.

Alcohol Sales and Servicing Agreement

J.A. Cardwell, Sr., James A. Cardwell, Jr., and Mrs. J.A. Cardwell, Sr. own 60.0%, 30.0%, and 10.0%, respectively, of the stock of C&PPR, Inc. (“C&PPR”). James A. Cardwell, Jr. is the sole shareholder of Petro Truckstops, Inc. (“Petro Truckstops”) and Petro Beverage, Inc. We entered into agreements with C&PPR, Petro Truckstops, and Petro Beverage, Inc. relating to the retail sales of beer, wine, and wine coolers at a limited number of our Petro Stopping Centers. The agreements continue in effect until terminated by either party. Under the agreements with C&PPR, Petro Truckstops, and Petro Beverage, Inc., we agreed to operate the alcohol sales business at these locations for these entities in exchange for a percentage of the gross receipts generated from alcoholic beverage sales. The percentage of gross alcoholic beverage sales received by us is 10.0% in the case of C&PPR and 15.0% in the case of Petro Truckstops and Petro Beverage, Inc., of which 5.0% in all cases serves as our reimbursement of all related operating expenses as defined under the agreements. In each of the agreements, the net payments to us are intended to be approximately equal to the gross profit received by the above entities. Our revenues in connection with the C&PPR agreement were $72,000, $55,000, and $61,000 for the years ended December 31, 2001, 2002, and 2003, respectively. Our revenues in connection with the Petro Truckstops agreement were $40,000, $43,000, and $44,000 for the years ended December 31, 2001, 2002, and 2003, respectively. Our revenues in connection with the Petro Beverage, Inc. agreement were $6,800, $7,300, and $8,000 for the years ended December 31, 2001, 2002, and 2003, respectively.

Motor Media Arrangements

Concurrent with the formation of the Company in April 1992, Motor Media, Inc. (“Motor Media”), which is owned 100% by James A. Cardwell, Jr., entered into a five-year agreement with us (the “Motor Media Agreement”), under which Motor Media leases floor and wall space at all Petro Stopping Centers operated by us and sells space for in-store advertising to third parties. The term of the Motor Media Agreement expired in 1997 and was renewed for an additional five-year term which expired in 2002. The agreement is automatically renewed until cancellation by either party with 60 days written notice. Under the Motor Media Agreement, we and Motor Media are entitled to 25.0% and 75.0%, respectively, of the gross revenues generated. We received $17,000, $25,000, and $15,000 for the years ended December 31, 2001, 2002, and 2003, respectively, representing our share of the gross receipts generated. Motor Media has entered into similar floor and wall space leases with other truck stops nationwide.

Amusement and Video Poker Games Agreements

Under an agreement (the “Amusement Agreement”) between El Paso Vending and Amusement Company (“EPAC”), of which J.A. Cardwell, Sr. and James A. Cardwell, Jr. own 99.0% and 1.0%, respectively, and us,

EPAC furnishes and services video and other games to our company-operated Petro Stopping Centers. The term of the Amusement Agreement expired in May 2002 and operated on a month to month basis prior to the renewal and extension of the Amusement Agreement, which was made as of April 1, 2003 for a three-year term ending March 31, 2006. The Amended Amusement Agreement shall automatically renew for successive one-year terms unless either party provides a written notice of termination at least ninety days prior to the termination of the extended initial term or any renewal term. The Amended Amusement Agreement currently covers 31 of our company-operated Petro Stopping Centers, of which we and EPAC are entitled to 50% each of the revenues generated by the games for 24 sites and with the remaining 7 sites, we and EPAC are entitled to 60% and 40%, respectively, of the revenues generated by the games. We received $3.1 million, $2.5 million, and $2.1 million for the years ended December 2001, 2002, and 2003, respectively, representing our share of the revenues under the Amusement Agreement and the Amended Amusement Agreement.

Since June 1993 the Petro Stopping Center located in Shreveport, Louisiana has featured video poker games housed in a separate on-site facility and operated by a third-party, Petro Truckstops, Inc., which is owned 100% by James A. Cardwell, Jr., who, under terms of a contract, pays 95.0% of revenue collected to us and retains 5.0% for operating expenses in accordance with a lease agreement. In order to satisfy state law requirements, in February 2000 we leased the Shreveport fuel island operation to Petro Truckstops, Inc., which operates the video poker offering. Pursuant to the terms of the Property Lease Agreement, dated November 12, 1998, (“Property Agreement”) between us and Petro Truckstops, Inc., we receive rental income of $1.2 million per annum, which was received for each of the years ended December 31, 2001, 2002, and 2003. We also receive a management fee of $250,000 per annum, which was also received for each of the years ended December 31, 2001, 2002, and 2003. Additionally, we sell diesel fuel to the Shreveport location which aggregated to $14.1 million, $11.8 million, and $13.8 million for the years ended December 31, 2001, 2002, and 2003, respectively.

Principal Executive Offices

The office building in which our principal executive offices are located is owned by J.A. Cardwell, Sr., our Chairman, Chief Executive Officer, and President. We rent the entire building under a lease agreement, as amended on July 10, 2003, which extended the term of the lease from December 31, 2005 to December 31, 2013. Under the lease, we pay rent totaling $336,000 per year. In addition to rent, we are required to pay all taxes, maintenance, and other operating expenses related to the leased building.

North Baltimore, Ohio Petro Stopping Center

The Petro Stopping Center located in North Baltimore, Ohio, was purchased from the previous lessor by TSP Holdings, LLC, a company which is wholly owned by James A. Cardwell, Jr., our Chief Operating Officer. Effective January 8, 2002, we leased the North Baltimore site under a lease, with an initial ten year term and two consecutive renewal options of five years each. Pursuant to the terms of the lease agreement, we have the option to purchase the Petro Stopping Center at a purchase price of $5.6 million any time during the lease. Under the lease terms, we pay rent totaling $682,080 per annum, which was paid on a pro-rata basis for the year ended December 31, 2002 in the amount of $667,000. The entire $682,080 was paid for the year ended December 31, 2003.

Agreement with Tejon Development Corporation

Pursuant to the terms of the Limited Liability Company Operating Agreement dated as of December 5, 1997 and amended as of December 19, 2002 (the “LLC Agreement”), we formed a limited liability corporation, Petro Travel Plaza, LLC (“Petro Travel Plaza”), with Tejon Development Corporation (“Tejon”) to build and operate a Petro Stopping Center branded location in Southern California. Under the terms of the LLC Agreement among us, Tejon, and Tejon Ranch Company, as guarantor, we made an initial capital contribution of $2.0 million for working capital and inventory, which is our basis for the investment in this venture. Pursuant to the LLC Agreement, the Petro Travel Plaza financed construction of the location with a non-recourse credit facility. We received a management fee of $250,000, $253,000, and $382,000 for the years ended December 31, 2001, 2002, and 2003, respectively. Additionally, we are responsible for the administrative accounting and tax functions of the Petro Travel Plaza and received $25,000 for each of the years ended December 31, 2001 and 2002, and $30,000 for the year ended December 31, 2003 for these services. As a 40.0% member of the Petro Travel Plaza, we receive 40.0% of the location’s operating earnings, which is accounted for using the equity method. Our 40% share amounted to income of $122,000, $406,000, and $476,000 for the years ended December 31, 2001, 2002, and 2003, respectively. This Petro Stopping Center location began operations in June 1999.

In addition to the LLC Agreement, we guaranteed a portion of Petro Travel Plaza’s debt under a Repayment Guaranty dated as of June 4, 1999 and last modified on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $351,000. The fair value of the guarantee is insignificant.

Additionally, we guaranteed a portion of Petro Travel Plaza’s debt under a Continuing Guaranty dated as of May 12, 2003, which was modified by an Amended and Restated Guaranty Agreement on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $75,000. The fair value of the guarantee is insignificant.

Highway Service Ventures, Inc.

Highway Service Ventures, Inc. (“HSV”), a corporation in which J.A. Cardwell, Sr. owns a 31.7% interest, operates four franchised Petro Stopping Centers located in Elkton, Maryland; Ruther Glen, Virginia; Florence, South Carolina; and Carnesville, Georgia. Management believes none of these franchise agreements contain terms that are more favorable to the franchisee than the comparable terms in any of our other franchise agreements. For the years ended December 31, 2001, 2002, and 2003, we purchased receivables from HSV in the amounts of $14.2 million, $10.2 million, and $9.1 million, respectively. Additionally, we received franchise fees from HSV of approximately $1.2 million for the year ended December 31, 2001 and approximately $1.1 million for each of the years ended December 31, 2002 and 2003.

Option and Right of First Refusal

Concurrent with the formation of the Company in April 1992, J.A. Cardwell, Sr., James A. Cardwell, Jr., and officers and directors of the Company, executed an Option and Right of First Refusal Agreement which granted to us and other parties the options, which expire in December 2006, to purchase certain properties owned by the Cardwell Group or their affiliates that are located near or adjacent to certain of our Petro Stopping Centers, and a right of first refusal on these properties. The price at which an option property may be purchased will be equal to the fair market value of the property when the option is exercised as determined by an appraisal.

Indemnity Agreements

Concurrent with our refinancing transactions, J.A. Cardwell, Sr., James A. Cardwell, Jr., Petro, Inc., and JAJCO II Inc. each entered into an indemnity agreement under which he or it agreed to indemnify us and the Holding Partnership, and the general and limited partners thereof, for a definitive amount of debt arising out of the Refinancing Transactions. The indemnity agreements were entered into by the parties to address specific income tax issues arising out of the refinancing transactions under the “at-risk” limitation rules, the partnership basis rules, and the liability allocation rules found in the Internal Revenue Code and the Treasury Regulations. Consequently, each party’s obligation under its respective indemnity agreement is determined by taking into account that party’s basis in its partnership interest and the applicable “at-risk” rules and liability allocation rules. The indemnity agreements do not relieve us and the Holding Partnership, and the general and limited partners thereof, from making regular interest and principal payments on and otherwise satisfying all obligations of the debt obligations arising out of the refinancing transactions until (i) an event of default or default has occurred in connection with one or more of the debt obligations, which remains uncured and/or is not otherwise waived, (ii) all amounts owing on the debt obligations that are in default become immediately due and payable, and (iii) all real and personal property, if any, liable for securing the debt obligations that are in default has been exhausted or otherwise disposed of to satisfy the debt obligations.

Tax Reimbursements

Under the terms of the Holding Partnership’s Partnership Agreement, the Holding Partnership is required to make distributions to each of its partners in an amount sufficient to allow each partner to pay federal, state, and local taxes with respect to the allocation of taxable income to such partner by us. Tax distributions are based on separate allocations of taxable income of the Holding Partnership. Distributions for the years ended December 31, 2001, 2002, and 2003 were $10,000, $15,000, and $42,000, respectively. In addition to the tax distribution for the year ended December 31, 2001, the partners received a tax refund of $105,000.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following discussion summarizes the terms of our currently outstanding material debt. You should read the following summary together with the other information and our consolidated financial statements and the notes to those statements contained elsewhere in this prospectus.

Senior Secured Credit Facilities

Our new senior secured credit facilities are in an aggregate principal amount of $50.0 million and consist of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million. Bank of America, N.A. is the syndication agent and Wells Fargo, N.A. is the administrative agent for our existing senior secured credit facilities. At the closing of the refinancing transactions, we drew $4.5 million and $25.0 million on our revolving credit facility and our term loan facility, respectively. Proceeds of the loans under our senior secured credit facilities were used to provide additional financing to effect the refinancing transactions, to pay fees and expenses relating to the refinancing transactions, and for general corporate and working capital purposes.

The term loan portion of our senior secured credit facilities is amortized in quarterly installments commencing on the last day of the calendar quarter following the closing date thereof. Our senior secured credit facilities also, in certain circumstances, are required to be prepaid with excess cash flow and proceeds from certain asset sales, debt and equity issuances and insurance claims subject to certain reinvestment rights. Our senior secured credit facilities are guaranteed by our existing and any future domestic subsidiaries, the Holding Partnership, Petro, Inc. and Petro Holdings Financial Corporation. Our senior secured credit facilities are secured by a first priority lien on all of the limited partnership interests of Petro owned directly by the Holding Partnership and Petro, Inc. and substantially all the assets of Petro and its domestic subsidiaries, including, but not limited to, real property, accounts receivable, inventory, instruments, documents, deposit accounts, investment property, intellectual property, general intangibles and equipment.

Our senior secured credit facilities contain customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial and compliance reporting; covenants restricting Petro and its subsidiaries from incurring debt (including guarantees), creating liens, consummating certain transactions (such as dispositions of assets, mergers, acquisitions, reorganizations and recapitalizations), making certain investments and loans, making dividends and other distributions (including distributions to the Holding Partnership, which we may require in order to pay interest on the 15% Holding Partnership notes and the new Holding Partnership notes), and transactions with affiliates. Our senior secured credit facilities will also require Petro to meet certain financial tests including, but not limited to, minimum fixed charge coverage, minimum EBITDA and maximum leverage ratios.

Our senior secured credit facilities also contain customary events of default including, among others, upon a change of control. An event of default under our senior secured credit facilities will allow the lenders to accelerate or, in certain cases, will automatically cause the acceleration of, the maturity of the debt under our senior secured credit facilities.

Holding Partnership Discount Notes

In connection with the refinancing transactions, the Holding Partnership issued senior third secured discount notes (which we refer to as the Holding Partnership notes). The collateral for the Holding Partnership notes consists solely of the limited partnership interests that the Holding Partnership owns in us. The Holding Partnership notes mature on April 30, 2014, and accrete in value through April 30, 2009, at a rate of 4.0%, compounded semi-annually, commencing on February 9, 2004. In addition, the Holding Partnership notes also bear cash interest at a rate of 5.0% per annum on the accreted value, commencing on February 9, 2004 through April 30, 2009. Thereafter, the Holding Partnership notes bear cash interest at a rate of 12.5% per annum until maturity. Cash interest is payable semi-annually in arrears on April 30 and October 31 of each year, beginning on

April 30, 2004. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. These notes contain covenants restricting certain actions by the Holding Partnership and us.

The Holding Partnership notes may be redeemed, in whole or in part, at any time, and from time to time, upon not less than 30 nor more than 60 days notice, at a the following prices (i) 100% of the accreted value of the notes, plus any accrued and unpaid interest if the redemption date is on or prior to April 30, 2009, or (ii) 100% of the principal amount at stated maturity plus accrued interest, if any, to the redemption date if the redemption date is on or after May 1, 2009.

Existing 15% Holding Partnership Discount Notes

The Holding Partnership has outstanding $3.3 million aggregate principal amount at maturity of 15% senior discount notes due 2008 (referred to elsewhere herein as the 15% notes). The Holding Partnership made a tender offer and exchange offer for these notes at which all but 3% of the holders of these notes tender into the Holding Partnership offer, and thus 3% of the 15% notes remain outstanding. See “Summary—The Refinancing Transactions.”

The 15% notes accrete at a rate of 15% until August 1, 2004. Thereafter, interest on the 15% notes will be payable on February 1 and August 1 of each year. Because the 15% notes are obligations of the Holding Partnership, they are effectively subordinated to all obligations of Petro including, the loans outstanding under our senior secured credit facilities and these notes. The 15% notes are also effectively subordinated to the new Holding Partnership notes to the extent of the value of the assets securing such debt. The 15% notes may be redeemed at the option of the Holding Partnership, in whole or in part, at any time upon not less than 30 and no more than 60 days notice. Prior to August 1, 2004, the notes may be redeemed at an amount equal to the accreted value of the notes plus a make-whole premium equal to the greater of (1) 1.0% of the accreted value of the notes and (2) the excess of (A) the present value at such time of the redemption price of the notes at August 1, 2004, over (B) the accreted value of the notes on the redemption date. Following August 1, 2004, the notes may be redeemed at the following prices (expressed as percentages of the principal amount to be redeemed), plus accrued interest: 2004 for 107.5%, 2005 for 105.0%, 2006 for 102.5%, and 2007 and thereafter 100%.

Other Debt

We guaranteed a portion of the debt of our Joint Venture, Petro Travel Plaza LLC, under a Repayment Guaranty dated as of June 4, 1999 and last modified on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $351,000.

Additionally, we guaranteed a portion of the debt of our Joint Venture, Petro Travel Plaza LLC, under a Continuing Guaranty dated as of May 12, 2003, which was modified by an Amended and Restated Guaranty Agreement on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $75,000.

Contingent Liability for Self Insurance

We are partially self-insured, paying our own employment practices, general liability, workers’ compensation, and group health benefit claims, up to stop-loss amounts ranging from $100,000 to $250,000 on a per occurrence basis. During the year ended December 31, 2003, we paid approximately $7.1 million on claims related to these partial self-insurance programs. Provisions established under these partial self-insurance programs are made for both estimated losses on known claims and claims incurred but not reported, based on claims history. For the year ended December 31, 2003, aggregated provisions amounted to approximately $7.7 million. At December 31, 2003, the aggregated accrual amounted to approximately $7.4 million, which we believe is adequate to cover both reported and incurred but not reported claims.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the exchange offer and the acquisition, ownership and disposition of the new notes. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to notes that are held as capital assets (i.e., generally, property held for investment). This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, controlled foreign corporations, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities, brokers, or persons who hold the outstanding notes or the new notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the outstanding notes or new notes that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

A non-U.S. holder is a beneficial owner of the outstanding notes or the new notes that is not a U.S. holder. The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the outstanding notes or new notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER, AND OWNERSHIP AND DISPOSITION OF THE NEW NOTES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS.

The Exchange Offer

The exchange of outstanding notes for new notes pursuant to this exchange offer will not be treated as an “exchange” for United States federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the outstanding notes. As a result, a holder will not be required to recognize any gain or loss as a result of the exchange offer. In addition, each holder will have the same adjusted issue price, adjusted basis, and holding period in the new notes as it had in the outstanding notes immediately prior to the exchange.

Federal Income Tax Consequences of the Ownership and Disposition of the New Notes to U.S. Holders

Interest

Stated interest on the new notes will be taxable to a U.S. holder as ordinary interest income as the interest accrues or is paid in accordance with the U.S. holder’s method of tax accounting for United States federal income tax purposes.

Amortizable Bond Premium

If a U.S. holder purchases a new note for an amount in excess of its principal amount, the note will be considered to have “amortizable bond premium” equal in amount to such excess. A U.S. holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest income otherwise required to be included in respect of the note during the taxable year by the amortized amount of such excess for the taxable year. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service. Persons considering making this election should consult their own tax advisors.

Treatment of Dispositions of the New Notes

Upon the sale, exchange, retirement or other taxable disposition of a new note, a U.S. holder will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts in respect of accrued and unpaid interest, which will be taxable as such to the extent not already included in income) and the U.S. holder’s adjusted tax basis in the new note. Subject to the discussion of market discount below, gain or loss realized on the sale, exchange or retirement of a new note generally will be capital gain or loss.

Market Discount

If a U.S. holder purchases a new note for an amount that is less than its principal amount by more than a de minimis amount, the excess of the principal amount over the U.S. holder’s purchase price will be treated as “market discount.”

Under the market discount rules, a U.S. holder will be required to treat any gain realized on the sale, exchange, retirement or other taxable disposition of a new note as ordinary income to the extent of the lesser of (i) the amount of such realized gain, or (ii) the market discount which has not previously been included in income and is treated as having accrued through the time of such disposition. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the new note unless the U.S. holder elects to accrue market discount on a constant yield basis. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a new note with market discount until the maturity of the note or certain earlier dispositions.

A U.S. holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the new note and regarding the deferral of interest deductions will not apply. Any election to include market discount in income currently as it accrues applies to all market discount bonds acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service. Persons considering making this election should consult their tax advisors.

Information Reporting and Backup Withholding

When required, we or our paying agent will report to the holders of the new notes and the Internal Revenue Service amounts paid on or with respect to the new notes during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding at the applicable rate (which is currently 28%) if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as certification of corporate status), (b) has been notified by the Internal Revenue Service that that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends or, (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed Internal Revenue Service Form W-9 to us or our paying agent.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is properly furnished to the Internal Revenue Service on a timely basis.

Federal Income Tax Consequences of the Ownership and Disposition of the New Notes to Non-U.S. Holders

Interest

Subject to the discussion of backup withholding below, under the “portfolio interest exemption,” a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of interest on the new notes, provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the capital or profits interests in Petro;

•	the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related (directly or indirectly) to Petro; and

•	certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:

•	If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a United States person.

•	If a new note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

•	If a financial institution or other intermediary that holds the new note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the new notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or suitable successor form).

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a new note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis (and the 30% withholding tax described above will not apply provided the appropriate statement is provided to us) generally in the same manner as a U.S. person. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States and the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN. In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Exchange or Other Disposition of the New Notes

Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity or other disposition of a new note, unless:

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year and who has a “tax home” in the United States and certain other conditions are met;

•	the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, in some circumstances, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder under an applicable income tax treaty); or

•	the non-U.S. holder is subject to U.S. federal income tax pursuant to the provisions of U.S. federal income tax law applicable to former citizens or residents of the United States.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second or third exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale, exchange or other disposition of the new notes in the same manner as a U.S. person. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any such effectively connected gain. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information Reporting and Backup Withholding

When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest paid on the new notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments.

Non-U.S. holders who have provided certification as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied. Payments of the proceeds from the sale of a new note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person, (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale of a new note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding, provided that neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2004, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the notes we are offering will be passed upon for us by Gibson, Dunn & Crutcher LLP.

INDEPENDENT ACCOUNTANTS

The financial statements referred to in the Index To Consolidated Financial Statements and Financial Statement Schedules on Page F-1 of this Registration Statement for Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P. and Petro, Inc. as of December 31, 2002 and 2003, and for each of the years in the three-year period ended December 31, 2003 and of Petro Financial Corporation, Petro Holdings Financial Corporation and Petro Distributing, Inc. as of December 31, 2002 and 2003, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 in this prospectus. These statements may be accompanied by words such as “believe,” “intend,” “estimate,” “may,” “could,” “project,” “expect,” “anticipate” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the results referred to in the forward-looking statements. In addition to the factors described in this prospectus under “Risk Factors” and those set forth from time to time in our filings with the SEC, important factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements include, among others, the following:

•	volatility of fuel prices;

•	availability of fuel;

•	the economic condition of the long-haul trucking industry and the U.S. economy in general;

•	competition from other truck stops, convenience stores, fast food retailers, restaurants, and truck maintenance and repair facilities;

•	environmental regulations; and

•	other factors described under “Risk Factors.”

We assume no obligation to publicly update or revise any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND

FINANCIAL STATEMENT SCHEDULES

Page Reference
Petro Stopping Centers, L.P.
Audited Consolidated Balance Sheet as of December 31, 2002 and December 31, 2003	F-2
Audited Consolidated Statements of Operations for the year ended December 31, 2001, December 31, 2002, and December 31, 2003	F-3
Audited Consolidated Statements of Changes in Partners’ Capital (Deficit) and Comprehensive Loss	F-4
Audited Consolidated Statements of Cash Flows year ended December 31, 2001, December 31, 2002 and December 31, 2003	F-5
Notes to Consolidated Financial Statements	F-6
Independent Auditors’ Report	F-30
Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2001, December 31, 2002, and December 31, 2003	F-31
Petro Financial Corporation
Audited Balance Sheets as of December 31, 2002 and December 31, 2003	F-32
Notes to Audited Balance Sheets	F-33
Independent Auditor’s Report	F-34
Petro Stopping Centers Holdings, L.P.
Audited Consolidated Balance Sheets as of December 31, 2002 and December 31, 2003	F-35
Audited Consolidated Statements of Operations for the years ended December 31, 2001, December 31, 2002, and December 31, 2003	F-36
Audited Consolidated Statements of Changes in Partners’ Deficit and Comprehensive Loss as of December 31, 2001, December 31, 2002, and December 31, 2003	F-37
Audited Consolidated Statements of Cash Flows for the years ended December 31, 2001, December 31, 2002, and December 31, 2003	F-38
Notes to Consolidated Financial Statements	F-39
Independent Auditors’ Report	F-66
Petro Holdings Financial Corporation
Audited Balance Sheets as of December 31, 2002 and December 31, 2003	F-67
Notes to Audited Balance Sheets	F-68
Independent Auditor’s Report	F-70
Petro Distributing, Inc.
Audited Balance Sheets as of December 31, 2002 and December 31, 2003	F-71
Notes to Audited Balance Sheets	F-72
Independent Auditor’s Report	F-73
Petro, Inc.
Balance Sheets as of December 31, 2002 and December 31, 2003	F-74
Statements of Operations for the years ended December 31, 2001, December 31, 2002 and December 31, 2003	F-75
Statements of Changes in Stockholder’s Equity (Deficit) and Comprehensive Loss	F-76
Statements of Cash Flows for the years ended December 31, 2001, December 31, 2002 and December 31, 2003	F-77
Notes to Audited Financial Statements	F-78
Independent Auditor’s Report	F-83

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$8,221	$17,806
Trade accounts receivable, net	2,594	1,315
Inventories, net	27,328	25,410
Other current assets	1,332	1,215
Due from affiliates	2,491	4,950

Total current assets	41,966	50,696

Property and equipment, net	212,131	202,827
Deferred debt issuance costs, net	5,979	4,245
Other assets	12,741	13,072

Total assets	$272,817	$270,840

Liabilities and Partners’ Capital and Comprehensive Loss

Current liabilities:
Current portion of long-term debt	$15,660	$9,500
Trade accounts payable	10,486	13,928
Accrued expenses and other liabilities	25,827	25,691
Due to affiliates	18,686	19,104

Total current liabilities	70,659	68,223

Other liabilities	—	789
Long-term debt, excluding current portion	175,384	165,979

Total liabilities	246,043	234,991

Commitments and contingencies

Partners’ capital (deficit) and comprehensive loss:
General partner’s	(232)	(210)
Limited partners’	27,462	36,059
Accumulated other comprehensive loss	(456)	—

Total partners’ capital and comprehensive loss	26,774	35,849

Total liabilities and partners’ capital and comprehensive loss	$272,817	$270,840

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2003
Net revenues:
Fuel (including motor fuel taxes)	$684,262	$684,865	$813,083
Non-fuel	233,740	238,060	250,224

Total net revenues	918,002	922,925	1,063,307

Costs and expenses:
Cost of sales
Fuel (including motor fuel taxes)	643,162	647,039	772,486
Non-fuel	95,632	96,032	101,426
Operating expenses	121,039	120,954	129,967
General and administrative	17,488	15,288	15,113
Depreciation and amortization	17,683	16,248	15,483
(Gain) loss on disposition of fixed assets	(63)	(2)	18

Total costs and expenses	894,941	895,559	1,034,493

Operating income	23,061	27,366	28,814

Write-down of land held for sale	—	—	(908)
Equity in income of affiliate	122	406	476
Interest income	174	61	67
Interest expense	(23,856)	(20,808)	(19,391)

Income (loss) before cumulative effect of a change in accounting principle	(499)	7,025	9,058

Cumulative effect of a change in accounting principle (note 2)	—	—	(397)

Net income (loss)	$(499)	$7,025	$8,661

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) AND

COMPREHENSIVE LOSS

(in thousands)

	General Partner’s (Deficit)	Limited Partners’ Capital	Accumulated Other Comprehensive Loss	Total Partners’ Capital
Balances, December 31, 2000	$(249)	$20,873	$—	$20,624
Net loss	(1)	(498)	—	(499)
Unrealized loss on cash flow hedging derivative:
Unrealized holding loss arising during the period			(561)	(561)
Less: reclassification adjustment for loss realized in net income			397	397

Net change in unrealized loss			(164)	(164)

Comprehensive loss				(663)

Partners’ minimum tax distributions	—	(10)	—	(10)
Partners’ tax refund	—	105	—	105

Balances, December 31, 2001	(250)	20,470	(164)	20,056
Net income	18	7,007	—	7,025
Unrealized loss on cash flow hedging derivative:
Unrealized holding loss arising during the period			(671)	(671)
Less: reclassification adjustment for loss realized in net income			379	379

Net change in unrealized loss			(292)	(292)

Comprehensive income				6,733

Partners’ minimum tax distributions	—	(15)	—	(15)

Balances, December 31, 2002	(232)	27,462	(456)	26,774
Net income	22	8,639	—	8,661
Unrealized gain on cash flow hedging derivative:
Unrealized holding loss arising during the period			(39)	(39)
Less: reclassification adjustment for loss realized in net income			495	495

Net change in unrealized gain			456	456

Comprehensive income				9,117

Partners’ minimum tax distributions	—	(42)	—	(42)

Balances, December 31, 2003	$(210)	$36,059	$—	$35,849

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2003
Cash flows from operating activities:
Net income (loss)	$(499)	$7,025	$8,661
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,683	16,248	15,483
Cumulative effect of a change in accounting principle	—	—	397
Deferred debt issuance cost amortization	2,222	1,732	1,833
Provision for bad debt	267	209	144
Equity in income of affiliate	(122)	(406)	(476)
(Gain) loss on disposition of fixed assets	(63)	(2)	18
Write-down of land held for sale	—	—	908
Other operating activities	—	—	46
Increase (decrease) from changes in:
Trade accounts receivable	4,076	1,106	1,135
Inventories	(1,719)	(2,587)	1,918
Other current assets	765	(188)	117
Due from affiliates	751	303	(2,459)
Due to affiliates	(12,373)	1,157	418
Trade accounts payable	2,472	(3,022)	308
Accrued expenses and other liabilities	3,717	(12)	95

Net cash provided by operating activities	17,177	21,563	28,546

Cash flows from investing activities:
Proceeds from disposition of fixed assets	113	20	22
Purchases of property and equipment	(21,411)	(4,022)	(6,127)
Increase in other assets, net	(200)	(315)	(22)

Net cash used in investing activities	(21,498)	(4,317)	(6,127)

Cash flows from financing activities:
Repayments of bank debt	(26,500)	(26,000)	(23,000)
Proceeds from bank debt	28,100	25,500	23,000
Repayments of long-term debt	(1,263)	(17,541)	(15,664)
Change in book cash overdraft	(1,501)	(660)	2,972
Partners’ minimum tax distributions	(10)	(15)	(42)
Partners’ tax refund	105	—	—
Payment of debt issuance and modification costs	(1,084)	—	(100)

Net cash used in financing activities	(2,153)	(18,716)	(12,834)

Net increase (decrease) in cash and cash equivalents	(6,474)	(1,470)	9,585
Cash and cash equivalents, beginning of period	16,165	9,691	8,221

Cash and cash equivalents, end of period	$9,691	$8,221	$17,806

Supplemental cash flow information—
Interest paid during the period, net of capitalized interest of $95, $0, and $0 in 2001, 2002, and 2003	$21,854	$19,178	$17,521
Non-cash activities—
Outstanding principal amount on revolving credit facility converted to a term loan A	—	29,300	—
Net change in unrealized (gain) loss on cash flow hedging derivative	164	292	(456)

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Company Formation and Description of Business

Company Formation

Petro Stopping Centers, L.P. (the “Company”), a Delaware limited partnership, was formed in April 1992, for the ownership, operation, management, and development of the Petro Stopping Centers network. The partners of the Company are as follows:

General Partner

Petro, Inc.

Limited Partners

James A. Cardwell, Jr.

Petro Stopping Centers Holdings, L.P.

Petro Holdings G.P., LLC

Petro, Inc. and various individuals and entities affiliated with Petro, Inc. are controlled by the Company’s Chairman, Chief Executive Officer, and President. Petro, Inc. is primarily a holding company with minority interests in the Company and other entities.

On July 23, 1999, the Company, consummated a recapitalization transaction (the “1999 Transaction”) pursuant to which Petro Stopping Centers Holdings, L.P. (the “Holding Partnership”) was formed as a Delaware limited partnership, and substantially all of the owners in the Company at that time, exchanged their interests in the Company for identical interests in the Holding Partnership and became owners in the Holding Partnership. Petro Holdings Financial Corporation was formed for the purpose of serving as co-issuer of certain 15.0% senior discount notes due 2008 (the “Holding Partnership’s 15% Notes”). Petro Holdings Financial Corporation, the Company and its subsidiaries, Petro Financial Corporation and Petro Distributing, Inc., became subsidiaries of the Holding Partnership. Petro Warrant Holdings Corporation (“Warrant Holdings”) was formed for the purpose of owning a 10.0% common limited partnership in the Holding Partnership and issuing the warrants that were sold with the Holding Partnership’s 15% Notes and are exchangeable into all of the common stock of Warrant Holdings.

As a result of the 1999 Transaction, the Holding Partnership, directly and indirectly, is the owner of approximately 99.5% of the limited partnership interests in the Company, and the minority interest of 0.5% is owned by Petro, Inc. and James A. Cardwell, Jr. The common limited partnership interests of the Holding Partnership are owned by:

Cardwell Group (as defined below):
General partnership interest	1.1%
Limited partnership interest	50.5%
Volvo Petro Holdings, L.L.C	28.7%
Mobil Long Haul, Inc.	9.7%
Warrant Holdings	10.0%

The Holding Partnership’s mandatorily redeemable preferred partnership interests (which are divided into two classes and have a weighted effective interest rate of 9.5%) are owned by J.A. Cardwell, Sr., James A. Cardwell, Jr., JAJCO II, Inc. (an affiliate of James A. Cardwell, Jr.), Petro, Inc. (an entity controlled by J.A. Cardwell, Sr.) (collectively, the “Cardwell Group”) and Mobil Long Haul, Inc. (“Mobil Long Haul”), an affiliate of Exxon Mobil Corporation (“ExxonMobil”). The Class A preferred partnership interests will be mandatorily redeemable by the Holding Partnership on October 27, 2008 unless prohibited by the Holding Partnership’s

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

limited partnership agreement or debt instruments. The Class B preferred partnership interests are convertible into 3.9% of the common partnership interests in the Holding Partnership at any time prior to their mandatory redemption currently scheduled for July 2009, unless prohibited by the Holding Partnership’s limited partnership agreement of debt instruments.

The Holding Partnership conducts substantially all of its operations through the Company. The Holding Partnership currently has no operations of its own and is, therefore, dependent upon the Company’s earnings and cash flows to satisfy its obligations.

Refinancing Transactions

On February 9, 2004, the Company completed its refinancing transactions (the “Refinancing Transactions”) in which the Company and the Holding Partnership refinanced substantially all of their existing indebtedness. The components of the Refinancing Transactions consisted of:

•	The issuance of $225.0 million of 9.0% senior secured notes due 2012 (the “9% Notes”);

•	The repurchase or redemption of all of the Company’s 10 1/2% senior notes due 2007 (“10 1/2% Notes”);

•	Entering into the new senior secured credit facilities of an aggregate principal amount of $50.0 million, consisting of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million;

•	The repayment and retirement of the Company’s retired senior secured credit facilities of approximately $40.8 million, plus accrued interest;

•	The repurchase for cash of approximately 54.8% of the Holding Partnership’s 15% Notes and the exchange of approximately 42.2% of the Holding Partnership’s 15% Notes for new senior third secured discount notes;

•	The extension of the mandatory purchase date of the warrants, by the Holding Partnership, issued in July of 1999 by Warrant Holdings from August 1, 2004 to October 1, 2009; and

•	The reduction of the Company’s outstanding trade credit balance with ExxonMobil.

In connection with the Refinancing Transactions, the repurchase of the majority of the Company’s 10 1/2% Notes and the Holding Partnership’s 15% Notes were accounted for as debt extinguishments resulting in the recognition of approximately $5.4 million and $9.3 million loss, respectively, which included the write-off of approximately $2.8 million each of unamortized deferred debt issuance costs. These losses will be presented as a component of income (loss) before cumulative effect of a change in accounting principle on each company’s consolidated statements of operations in the first quarter of 2004. Additionally, the Company capitalized approximately $8.1 million of debt issuance costs related to the issuance of the 9% Notes through February 29, 2004. The Holding Partnership capitalized approximately $3.0 million of debt issuance costs related to its exchange offer through February 29, 2004.

Upon entering into the Company’s new senior credit facilities, the Company capitalized approximately $2.2 million of debt issuance costs and wrote-off approximately $794,000 of unamortized deferred debt issuance costs associated with the refinancing of its retired senior credit facilities.

In connection with the Refinancing Transactions, the Company reduced its outstanding trade credit balance and amended its agreement with the ExxonMobil Suppliers. The amendment provides that the penalty for failing to purchase the Company’s annual volume commitments under its agreement with the ExxonMobil Suppliers will be multiplied by a fraction, the numerator of which is the average of the Company’s trade credit with the

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ExxonMobil Suppliers during December of each year and the denominator of which is $30.0 million. As a result, the Company will have an incentive to reduce its accounts payable to the ExxonMobil Suppliers each year.

In March 2004, the Company repurchased all of its remaining 10 1/2% Notes. In connection with this repurchase, the Company recognized a loss of approximately $724,000, which includes the write-off of approximately $379,000 of unamortized deferred debt issuance costs. This loss will be presented as a component of income (loss) before cumulative effect of a change in accounting principle on the Company’s consolidated statements of operations in the first quarter of 2004.

After giving effect to the Refinancing Transactions, the Company’s total consolidated debt increased $79.0 million and, as a result, the Company’s associated interest expense increased $5.3 million.

Description of Business

The Company is a leading owner and operator of large, multi-service truck stops known as Petro Stopping Centers. These facilities are situated at convenient locations with easy highway access and target the unique needs of professional truck drivers. Petro Stopping Centers offer a broad range of products, services, and amenities, including diesel fuel, gasoline, home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores. At December 31, 2003, the Company’s nationwide network consisted of 60 Petro Stopping Centers located in 30 states, of which 37 were company-operated and 23 were franchised.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Petro Financial Corporation and Petro Distributing, Inc. All significant intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Derivative Instruments and Hedging Activities

The Company records derivative instruments (including derivative instruments embedded in other contracts) in the balance sheet as either an asset or liability measured at its fair value. Changes in a derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gain or loss to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

Cash and Cash Equivalents

The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less. Cash equivalents at December 31, 2002 and December 31, 2003 were comprised of short term money market investments in Government Securities and totaled $17,212 and $8.7 million, respectively.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable, including accounts receivable purchased for a fee from franchisees. The Company has an accounts receivable billing and collection program that is managed by a third-party billing company. The Company’s maximum exposure to off-balance sheet credit risk is represented by recourse liability for the outstanding balance of accounts receivable, which totaled approximately $6.0 million and $5.2 million at December 31, 2002 and 2003, respectively. A majority of the receivables are not collateralized. The risk, however, is limited due to the large number of entities comprising the customer base and their dispersion across geographic regions. At December 31, 2002 and 2003, the Company had no significant concentrations of credit risk. Management believes that the Company is adequately reserved to cover potential credit risks.

Allowance for Uncollectible Accounts

Accounts receivable are reviewed on a regular basis and the allowance for uncollectible accounts is established to reserve for specific accounts believed to be uncollectible. In addition, the allowance provides a reserve for the remaining accounts not specifically identified. At December 31, 2002 and 2003, the allowance for uncollectible accounts totaled $678,000 and $778,000, respectively.

Inventories

Inventories are primarily stated at the lower of average cost or market.

Property and Equipment

Property and equipment are recorded at historical cost. Depreciation and amortization are generally provided using the straight-line method over the estimated useful lives of the respective assets. Repairs and maintenance are charged to expense as incurred, and amounted to $4.8 million, $5.1 million, and $5.5 million for the years ended December 31, 2001, 2002, and 2003, respectively. Renewals and betterments are capitalized. Gains or losses on disposal of property and equipment are credited or charged to income.

Leased equipment meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease.

Facilities under development are recorded at cost, and include capitalized interest costs associated with the development of a project. These costs are classified as facilities under development until the project is completed, at which time the costs are transferred to the appropriate property and equipment accounts.

Debt Issuance Costs

Costs incurred in obtaining long-term financing are amortized over the life of the related debt using a method that approximates the interest method. At December 31, 2002 and 2003, accumulated amortization of debt issuance costs was $6.0 million and $7.7 million, respectively.

Intangible Assets

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” The implementation of this standard had no impact on the Company’s consolidated financial position or results of operations since the Company has no recorded goodwill. The Company does have a restrictive covenant intangible asset which is amortized on a straight-line basis over a 20-year period. At December 31, 2002 and 2003, accumulated amortization of the restrictive covenant was

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$56,300 and $81,300, respectively. On an annual basis, the Company evaluates for possible impairment of long-lived assets and to the extent the carrying values exceed fair values, the Company’s impairment loss is recognized in operating results.

Land Held for Sale

The Company records long-lived assets held for sale at the lower of carrying amount or fair value less cost to sell. At December 31, 2002 and 2003, the Company reported land held for sale at its carrying value of $5.9 million and $5.0 million, respectively. The land held for sale consists of several parcels of undeveloped land considered by management as excess and no longer necessary for the operations of the Company. In March of 2004, the Company sold all of its undeveloped land in Knowlton Township, New Jersey. All of the 2002 and 2003 balances are included in other assets in the accompanying consolidated balance sheets.

Impairment of Long-Lived Assets

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The implementation of this standard did not have an impact on the Company’s consolidated financial position or results of operations. Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.”

Partial Self-Insurance

The Company is partially self-insured, paying for its own employment practices, general liability, workers’ compensation, and group health benefit claims, up to stop-loss amounts ranging from $100,000 to $250,000 on a per-occurrence basis. For the years ended December 31, 2001, 2002, and 2003, the Company paid approximately $6.9 million, $7.5 million, and $7.1 million, respectively, on claims related to these partial self-insurance programs. Provisions established under these partial self-insurance programs are made for both estimated losses on known claims and claims incurred but not reported, based on claims history. For the years ended December 31, 2001, 2002, and 2003, aggregated provisions amounted to approximately $9.4 million, $7.2 million, and $7.7 million, respectively. At December 31, 2002 and 2003, the aggregated accrual amounted to approximately $6.8 million and $7.4 million, respectively, which the Company believes is adequate to cover both reported and incurred but not reported claims.

Loyalty Program

The Company utilizes estimates in accounting for its Petro Passport loyalty program. The Company records a liability for the estimated redemption of Petro points based on management’s estimates about the future redemption rate of Petro points outstanding. A change to these estimates could have an impact on the Company’s liability in the year of change as well as future years.

Environmental Liabilities and Expenditures

Accruals for environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. The measurement of environmental liabilities is based on an evaluation of currently available facts with respect to each individual site and considers factors such as existing technology, presently enacted laws and regulations, and prior experience in

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

remediation of contaminated sites. At December 31, 2002 and 2003, such accrual amounted to $0 and $300,000, respectively. These liabilities are exclusive of claims against third parties.

Asset Retirement Obligations

On January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). SFAS No. 143 provides accounting guidance for retirement obligations, for which there is a legal obligation to settle, associated with tangible long-lived assets. SFAS No. 143 requires that asset retirement costs be capitalized as part of the cost of the related long-lived asset and such costs should be allocated to expense by using a systematic and rational method. The statement requires that the initial measurement of the asset retirement obligation be recorded at fair value and the use of an allocation approach for subsequent changes in the measurement of the liability. SFAS No. 143 changes the Company’s accounting for underground storage tank removal costs and sewage plant waste removal costs. An asset retirement obligation of $489,000 has been recorded as a liability. The implementation of this standard resulted in a one-time charge for the cumulative effect of a change in accounting principle of $397,000 for the year ended December 31, 2003.

Pro forma effects on net income (loss) before cumulative effect of a change in accounting principle assuming the application of SFAS No. 143 on a retroactive basis for the periods shown are as follows:

	For the Year Ended December 31, 2001		For the Year Ended December 31, 2002
	Actual	Proforma	Actual	Proforma
	(in thousands)		(in thousands)
Income (loss) before cumulative effect of a change in accounting principle	$(499)	$(542)	$7,025	$6,972
Net income (loss)	$(499)	$(542)	$7,025	$6,972

As of December 31, 2001 and 2002, the pro forma asset retirement liability would have been $385,000 and $443,000, respectively.

A reconciliation of the Company’s asset retirement obligation for the year ended December 31, 2003 is as follows:

For the Year Ended December 31, 2003
(in thousands)
January 1, 2003	$443
Liabilities incurred	—
Liabilities settled	—
Revisions of estimate	—
Accretion expense	46

December 31, 2003	$489

Revenue Recognition

The Company recognizes revenue from the sale of fuel and non-fuel products and services at the time delivery has occurred and services have been performed.

Franchise Revenues

The Company recognizes net revenue from initial franchise fees and other revenue types from individual franchisees when substantially all significant services to be provided by the Company have been performed.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Franchise fees, which are based generally upon a percentage of the franchisees’ sales, are recognized monthly as earned. Given the insignificance of initial franchise fees and other revenue types, the Company reports a total combined revenue amount. Revenues from franchise operations aggregated $10.0 million, $4.8 million, and $5.3 million during the years ended December 31, 2001, 2002, and 2003, respectively. There were 20 franchise locations in operation during the year ended December 31, 2001, and 23 for each of the years ended December 31, 2002 and 2003. The high franchise revenue for the year ended December 31, 2001 was due to the $5.0 million payment for the early termination of four franchise agreements. The Company does not allocate any expenses in measuring its franchise segment’s profit and loss, nor does it believe there are any significant financial commitments or obligations resulting from these franchise agreements.

Motor Fuel Taxes

Certain motor fuel taxes are collected from consumers and remitted to governmental agencies by the Company. Such taxes were $224.9 million, $239.5 million, and $250.8 million for the years ended December 31, 2001, 2002, and 2003, respectively, and are included in net revenues and cost of sales in the accompanying consolidated statements of operations.

Advertising and Promotion

Costs incurred in connection with advertising and promotion are expensed as incurred, net of reimbursements from franchisees. Net advertising and promotion expenses of $3.7 million were incurred for each of the years ended December 31, 2001 and 2002, and $5.4 million for the year ended December 31, 2003, which are included in operating expenses in the accompanying consolidated statements of operations. Advertising and promotion reimbursements from franchisees totaled $544,000, $504,000, and $557,000 for the years ended December 31, 2001, 2002, and 2003, respectively.

Partnership Interests Option Plan

The Holding Partnership has established an equity incentive plan (“Option Plan”) to attract and retain key personnel, including senior management, and to enhance their interest in the Company’s continued success, which is more fully described in Note (11). The Company applies Accounting Principles Board Opinion No. 25 in accounting for its Option Plan. Accordingly, compensation costs for partnership interest options are measured as the excess, if any, of the market price of the partnership interests at the date of grant over the amount an employee must pay to exercise the option. No such compensation cost was recognized during the years ended December 31, 2001, 2002, and 2003. The Company provides the disclosures required by the Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), as amended by the Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123.”

Had compensation expense been determined consistent with SFAS No. 123, the Company’s net income (loss) for the years ended December 31, 2001, 2002, and 2003 (no options were granted in 2001, 2002, or 2003) would have been recorded in the following pro forma amounts:

	For the Years Ended December 31,
	2001	2002	2003
	(in thousands)
Net income (loss)—as reported	$(499)	$7,025	$8,661
Deduct: Total stock-based employee compensation determined under fair value based method for all awards	(158)	(54)	(22)

Net income (loss)—pro forma	$(657)	$6,971	$8,639

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For pro forma disclosure purposes, the Company recognizes compensation cost on a straight-line basis over the related service period.

Income Taxes

The Company is not subject to federal or state income taxes. Results of operations are allocated to the partners in accordance with the provisions of the Company’s Partnership Agreement and reported by each partner on their respective federal and state income tax returns. The taxable income or loss allocated to the partners in any one year generally varies substantially from income or loss for financial reporting purposes due to differences between the periods in which such items are reported for financial reporting and income tax purposes.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

(3) Inventories

The following is a summary of inventories at December 31, 2002 and 2003:

	2002	2003
	(in thousands)
Motor fuels and lubricants	$6,726	$5,650
Tires and tubes	5,505	4,808
Merchandise and accessories	14,219	14,133
Restaurant and other	1,111	1,052
Less reserve for obsolescence	(233)	(233)

Inventories, net	$27,328	$25,410

(4) Property and Equipment

Property and equipment is summarized at December 31, 2002 and 2003, as follows:

	Estimated Useful Lives	2002	2003
	(years)	(in thousands)
Land and improvements	10	$47,330	$48,380
Buildings and improvements	30	166,782	167,849
Furniture and equipment	3-10	89,614	89,755
Leasehold improvements	7-30	20,062	20,752

		323,788	326,736
Less accumulated depreciation and amortization		(111,657)	(123,909)

Property and equipment, net		$212,131	$202,827

Furniture and equipment includes equipment purchased under a capital lease.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(5) Operating Leases

The Company has entered into various operating leases. The operating leases are related to five Petro Stopping Center locations, three land leases, an office building, and various equipment. The leases contain renewal options varying from automatic annual renewals to multiple five-year options. The land lease at the Company’s Hammond, Louisiana location, which has a purchase option, expires on September 30, 2004.

A summary of future minimum rental payments on operating leases which have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2003, is as follows:

Fiscal Year Ending	Related Party	Third Party	Total
	(in thousands)
2004	$1,018	$3,523	$4,541
2005	1,018	3,430	4,448
2006	1,018	2,818	3,836
2007	1,018	2,262	3,280
2008	1,018	2,263	3,281
Later years	3,741	18,328	22,069

Total minimum lease payments	$8,831	$32,624	$41,455

Rent expense under all operating leases was $2.8 million, $3.2 million, and $4.5 million for the years ended December 31, 2001, 2002, and 2003, respectively. Of these rentals, amounts of $1.6 million, $2.2 million, and $1.0 million for the years ended December 31, 2001, 2002, and 2003, respectively, were paid to related-parties. The related-party operating lease transactions, which are more fully described in Note (8), are:

•	The lease by the Company of an office building in which the Company’s principal executive offices are located which is owned by J.A. Cardwell, Sr., the Chairman, Chief Executive Officer, and President of the Company. The Company made annual rent payments of $336,000 for each of the years ended December 31, 2001, 2002, and 2003.

•	The lease by the Company of the Petro Stopping Center located in Effingham, Illinois from Truck Stop Property Owners, Inc., which is owned by Travis Roberts, an officer of the Company until his retirement at the end of 2002, and five former employees of the Company. The Company made rental payments of $1.2 million for each of the years ended December 31, 2001, 2002, and 2003. Effective January 2003, this lease is considered a non-related party transaction.

•	The lease by the Company of the Petro Stopping Center located in North Baltimore, Ohio, which was purchased from our previous lessor by TSP Holdings, LLC, a company wholly owned by James A. Cardwell, Jr., the Chief Operating Officer of the Company. Effective January 2002, the Company began leasing the site from TSP Holdings, LLC and made rental payments of $667,000 and $682,000 for the years ended December 31, 2002 and 2003, respectively.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(6) Long-Term Debt

Long-term debt at December 31, 2002 and 2003 is presented below:

	2002	2003
	(in thousands)

Five-year revolving credit facility, under the retired senior secured credit facility, with a scheduled maturity of July 23, 2004, in an original aggregate principal amount of $85.0 million, with a commitment reduction to $60.0 million in May 2001 and to $25.0 million as of July 23, 2002, which includes a $10.0 million sublimit for letters of credit. Interest at either the bank’s base rate plus 1.5% or the Eurodollar rate plus 3.0% was payable quarterly. The weighted average interest rate was 4.4% at December 31, 2003. The principal amount outstanding of $29.3 million at July 23, 2002, converted to a term loan A. Commitment fees of 0.5% on undrawn funds were paid quarterly. Borrowings were collateralized by substantially all of the Company’s assets. Retired subsequent to year end, see Note 1.

	$—	$—

Two-year term loan A under the retired senior secured credit facility in an original amount of $29.3 million with a scheduled maturity of June 30, 2004. The term loan A was payable in 8 equal scheduled quarterly principal payments of $3.7 million commencing September 2002. In December 2002 an optional payment of $1.3 million was made which reduces future scheduled quarterly principal payments to $3.5 million. Additionally, principal payments based on excess cash flow as defined in the retired senior secured credit facility, were made quarterly. Required excess cash flow related principal payments reduce scheduled principal payments at the end of the term. During the twelve months ended December 31, 2002 and 2003 required excess cash flow related principal payments of approximately $615,000 and $241,000, respectively, were made. Interest at either the bank’s base rate plus 1.5% or the Eurodollar rate plus 3.0% was payable quarterly. The weighted average interest rate was 4.3% at December 31, 2003. The term loans A and B were collateralized by substantially all of the Company’s assets. Retired subsequent to year end, see Note 1.

	20,245	6,098

Seven-year term loan B under the retired senior secured credit facility in an original amount of $40.0 million with a scheduled maturity of July 23, 2006. The term loan B was payable in 24 consecutive scheduled quarterly principal payments varying from $250,000 to $6.0 million commencing September 30, 2000. Additionally, principal payments based on excess cash flow as defined in the retired senior secured credit facility, were made quarterly. Required excess cash flow related principal payments reduce scheduled principal payments at the end of the term. During the twelve months ended December 31, 2002 and 2003 required excess cash flow related principal payments of approximately $1.3 million and $516,000, respectively, were made. Interest at either the bank’s prime rate plus 1.75% or the Eurodollar rate plus 3.25% was payable quarterly. The weighted average interest rate was 4.6% at December 31, 2003. The term loans A and B were collateralized by substantially all of the Company’s assets. Retired subsequent to year end, see Note 1.

	36,203	34,687

10 1/2% Senior Notes due 2007 in an original aggregate principal amount of $135.0 million, net of unamortized discount of $404,000 and $306,000 as of December 31, 2002 and 2003, respectively. Interest on the 10 1/2% Notes was payable on February 1 and August 1 of each year. The 10 1/2% Notes were effectively subordinate to the loans outstanding under the retired senior secured credit facility to the extent of the value of the assets securing such loans. Retired subsequent to year end, see Note 1.	134,596	134,694

Total long-term debt	191,044	175,479
Less scheduled maturities	15,660	9,500

Long-term debt, excluding scheduled maturities	$175,384	$165,979

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Effective May 14, 2001, the Company obtained approval from its lenders of an amendment to its now retired credit facilities which, among other things, amended certain of its financial covenants, established new covenants relating to leverage and capital expenditures, reduced the size of its revolver commitment from $85.0 million to $60.0 million, and adjusted the pricing spread on both the revolver and its Term B loans to current market levels. At December 31, 2003 and at the time the facility was retired, the Company was in compliance with all financial covenants under the retired credit facilities.

The Company had $8.2 million and $9.6 million of standby letters of credit outstanding under the revolving credit portion of the Company’s now retired credit facilities at December 31, 2002 and 2003, respectively. For each of the years ended December 31, 2002 and 2003, approximately $6.6 million and $8.2 million of these letters of credit are required to be posted with the Company’s insurance carriers in connection with the Company’s obtaining liability and other insurance coverages. In conjunction with the Refinancing Transactions, these letters of credit have been reissued and the majority will expire in February 2005.

In February 9, 2004, the Company completed its Refinancing Transactions in which it refinanced substantially all of its existing indebtedness. The Company entered into new senior secured credit facilities of an aggregate principal amount of $50.0 million, consisting of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million. Under the term loan, the Company is scheduled to make quarterly amortization payments commencing March 31, 2004. At February 9, 2004, the Company had $9.6 million in standby letters of credit outstanding, which reduced the Company’s borrowing capacity under the revolving credit portion of its new senior secured credit facilities on a dollar for dollar basis.

In connection with the Refinancing Transactions, the Company made a tender offer for all of its 10½% Notes. On February 9, 2004, the Company repurchased approximately 87.0% of its 10½% Notes. In accordance with the terms of the 10½% Notes indenture, the Company redeemed the remaining 10½% Notes for 101.75% of the principal amount, plus accrued interest on March 12, 2004.

The Indenture for the 9% Notes and the agreement governing the new senior secured credit facilities each contain certain covenants, including without limitation, covenants with respect to the following matters: (i) limitation on incurrence of debt; (ii) limitation on operating leases; (iii) limitation on restricted payments; (iv) limitation on liens; (v) limitation on dividends and other payments affecting restricted subsidiaries; (vi) limitation on issuance and sale of capital interests in restricted subsidiaries; (vii) limitation on asset sales; (viii) limitation on transactions with affiliates; (ix) limitation on sale and leaseback transactions; (x) limitation on creation of unrestricted subsidiaries; and (xi) in the case of the new senior secured credit facilities, financial covenants covering leverage, capital expenditures, EBITDA (as defined therein), and fixed charge coverage.

Estimated principal payment requirements on long-term debt under the new senior secured credit facilities and 9% Notes:

Fiscal Year Ending	(in thousands)
2004	$9,500
2005	6,000
2006	7,000
2007	7,000
2012	225,000

Total	$254,500

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(7) Accrued Expenses and Other Liabilities

The following is a summary of accrued expenses and other liabilities at December 31, 2002 and 2003:

	2002	2003
	(in thousands)
Accrued expenses:
Employee related expenses	$9,995	$10,176
Taxes payable-sales, fuel, and property	3,937	4,312
Interest expense	5,906	5,906
Other	5,989	5,297

Total	$25,827	$25,691

(8) Related-Party Transactions

Amounts due to and from affiliates as of December 31, 2002 and 2003 consist of the following:

	2002	2003
	(in thousands)
Due from affiliates:
Cardwell Group	$675	$676
C&R Distributing, Inc.	78	299
Petro Truckstops, Inc.	462	754
El Paso Amusement Company	140	154
Petro Travel Plaza, LLC	340	1,338
Petro Stopping Centers Holdings, L.P.	445	1,553
Other	351	176

Total	$2,491	$4,950

Due to affiliates:
Mobil Diesel Supply Corporation	$15,537	$18,324
ExxonMobil	2,364	10
C&R Distributing, Inc.	179	289
Volvo	395	305
El Paso Amusement Company	192	170
Other	19	6

Total	$18,686	$19,104

Many of the relationships described below between the Company and entities affiliated with the Cardwell Group were entered into prior to 1992, when the Cardwell Group or their affiliates owned 100% of the Company. Prior to 1997, other than Board of Director approval, there was no formal procedure to ensure that related-party contracts contained arms-length terms and competitive pricing. In 1997, management implemented a process designed to ensure all new related-party transactions or the renewal of existing related-party transactions would be subject to a competitive bid or competitive analysis process.

Each of the related parties and/or affiliates of the Company included in the transactions described in this section (other than ExxonMobil, Mobil Diesel Supply Corporation (“Mobil Diesel”), a wholly owned subsidiary of ExxonMobil, Volvo Trucks North America, Inc. (“Volvo Trucks”), Volvo Petro Holdings, LLC, and Petro

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Travel Plaza, LLC) is owned or controlled to some degree by a member or members of the Cardwell Group. Related-party transactions, other than those specifically discussed below, may arise in the ordinary course of business.

In July 1999, the Company entered into two ten-year supply agreements with ExxonMobil. Upon the expiration of the ten-year initial term, the agreements are renewable for another five-year term at the option of ExxonMobil; however, the Company has the ability to terminate the agreements at the end of the ten-year term by paying a termination fee based on a formula provided for in such agreements. Under the terms of one of these agreements (which is referred to as the fuel supply agreement), ExxonMobil and Mobil Diesel (collectively, the “ExxonMobil Suppliers”) will supply the company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements in those markets in which Mobil branded diesel fuel and gasoline are available for sale, and under the other of these agreements (which is referred to as the lubricant supply agreement), the Company purchases lubricants, based upon minimum purchase commitments, at the prices set forth in that agreement.

Under a Consent Decree issued by the Federal Trade Commission in connection with the merger of Mobil Corporation and Exxon Corporation, ExxonMobil is unable to directly sell Mobil branded fuel products in certain markets. There are two company-operated Petro Stopping Centers located in these markets. The Company does not believe that the loss of the Mobil diesel brand in these markets has had a material adverse effect on the volumes or results of operations of these two Petro Stopping Center locations.

The diesel fuel sold at all but eight company-operated Petro Stopping Centers and some of the Company’s franchise operated Petro Stopping Centers is branded Mobil Diesel, and all of the company-operated Petro:Lubes feature Mobil Delvac lubricants. Under the fuel supply agreement and the lubricant supply agreement, both dated July 23, 1999, the Company agreed to purchase Mobil branded lubricant products and Mobil branded diesel fuel for sale and distribution under Mobil’s trademarks at the company-operated Petro Stopping Centers and five of the franchise operated truck stops and Mobil branded gasoline for sites as selected by ExxonMobil, as limited, however, by existing contractual obligations to purchase gasoline from other suppliers. The contracts with the ExxonMobil Suppliers (the “ExxonMobil Supply Agreements”) require that the Company purchase from ExxonMobil specified distribution terminals, a minimum number of gallons of diesel fuel on an annual basis, as adjusted based upon product availability, the number of centers the Company operates, and other circumstances therein described. For 2003, the Company’s annual volume commitment was 202.9 million gallons of Mobil diesel under the fuel supply agreement and 1.5 million gallons of Mobil lubricants under the lubricant supply agreement. This constituted approximately 36.7% of the Company’s diesel fuel requirements and approximately 80.2% of the Company’s lubricant requirements. In addition, the Company is required to exclusively advertise both the Mobil Delvac lubricants and the Mobil fuel at the branded ExxonMobil locations.

If the Company does not purchase any diesel fuel from ExxonMobil under the ExxonMobil Supply Agreements, the maximum penalties in any year would be $0.0035 per gallon, multiplied by the annual volume commitment as provided for in the ExxonMobil Supply Agreements, plus additional amounts for each new Petro Stopping Center opened and which ExxonMobil agrees to supply. In 2001, 2002, and 2003, the Company incurred penalties of approximately $139,000, $184,000, and $397,000, respectively. In connection with the Refinancing Transactions, the Company amended the ExxonMobil Supply Agreements. The amendment contemplates that the Company may purchase fuel from other suppliers, but does not revise the penalties for failing to purchase our annual volume commitments. Instead, the amendment provides that the penalty will be multiplied by a fraction, the numerator of which is the Company’s trade credit with the ExxonMobil Suppliers during December of each year and the denominator of which is $30.0 million. As a result, the Company will have an incentive to reduce its accounts payable to the ExxonMobil Suppliers each year. As provided for in the ExxonMobil Supply Agreements, if the ExxonMobil Suppliers do not supply 100% of the Company’s diesel fuel demand at Mobil-branded locations, Mobil Diesel purchases such additional diesel fuel from third party suppliers

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and then sells it to the Company. In such cases the Company can designate a third party supplier from whom Mobil Diesel will obtain diesel fuel, so long as the fuel meets or exceeds the minimum industry or governmental specifications and the alternate source supplier agrees to specified procedures. Effective June 2001, Mobil Diesel and the Company entered into an outsourcing agreement to document the responsibilities associated with the day-to-day operations of Mobil Diesel, including the ability of the Company personnel to negotiate price and other terms of third party supply arrangements, subject to approval by Mobil Diesel.

If the Company is able to obtain a lower diesel fuel price from a third-party supplier approved by Mobil Diesel in a particular market area, the Company may request that ExxonMobil meet the lower price or allow a portion of its diesel fuel requirements to be supplied from the Mobil Diesel approved third-party supplier, in which case Mobil Diesel would purchase the diesel fuel from the supplier and resell the product to the Company. Any change in supply source, other than a change resulting from inability to supply, does not affect the Company’s requirement to purchase the annual minimum number of gallons from Exxon Mobil specified distribution terminals as provided in the ExxonMobil Supply Agreements. The ExxonMobil Supply Agreements also place a limit on the maximum number of gallons of diesel fuel that the Company may receive monthly from the ExxonMobil Suppliers’ specified distribution terminals. Prices to be charged for fuel sold to the Company under the ExxonMobil Supply Agreements are based on referenced prices plus delivery costs minus discounts.

Any new sites owned or operated by the Company must be branded to sell Mobil diesel at the ExxonMobil Suppliers’ option, and any new sites owned or operated by the Company in certain states must be branded to sell Mobil gasoline at the ExxonMobil Suppliers’ option.

The Company purchases diesel fuel and gasoline for each of its company-operated Petro Stopping Centers on a daily basis. Each location typically maintains a two to three day inventory of fuel. During 2003, the Company purchased 94.3% of its diesel fuel and gasoline through the ExxonMobil Suppliers, approximately 74.2% of which was third-party fuel purchased through the arrangement described above, which includes fuel purchases received at a third-party terminal but sold by the ExxonMobil Suppliers under an exchange or purchase arrangement. The approximate aggregate amounts of fuel purchased under the ExxonMobil Supply Agreements were $696.9 million, $696.3 million, and $766.0 million for the years ended December 31, 2001, 2002, and 2003, respectively.

Under the terms of an agreement with C&R Distributing, Inc. (“C&R”), the Company currently purchases Chevron branded gasoline and motor oils at cost for three of its Petro Stopping Centers from C&R. The sole shareholder of C&R is Nevada Trio, Inc., a Nevada Corporation, which is controlled by the Cardwell Group. The C&R fuel agreement requires the Company to keep Chevron unleaded gasoline, regular gasoline, and motor oils continuously stocked and offered for sale in quantities sufficient to meet demand. In 1997, the Company entered into a product services agreement with C&R which terminates in December 2004, under which C&R provides the Company with fuel hauling and fuel pump maintenance and services within the El Paso, Texas, metropolitan area. C&R provides the Company with fuel hauling within various specified markets designated by the Company under a fuel carrier agreement entered into on March 1, 2000 which expired on March 1, 2003 and is automatically renewed for successive one year terms until cancellation by either party with 90 days written notice. The C&R agreements provide that C&R will charge the Company for these services at the lowest rates charged by C&R for similar services and, in any event, at rates that will not exceed rates available from unrelated parties providing similar services. The C&R fuel agreement is exclusive but allows the Company to cancel the agreement with 30 days prior notice. The C&R product services agreement is non-exclusive and allows the Company to enter into similar agreements with other parties. The C&R fuel carrier agreement is exclusive with respect to the Petro Stopping Centers as defined per the agreement. Sales of fuel and lubricants and truck hauling fees charged by C&R to the Company aggregated $7.1 million, $7.3 million, and $9.3 million for the years ended

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2001, 2002, and 2003, respectively. Additionally, the Company sells diesel fuel to C&R, at the Company’s cost, which aggregated to $2.4 million, $9.0 million, and $1.4 million for the years ended December 31, 2001, 2002, and 2003, respectively.

On July 23, 1999, Volvo Trucks and the Company entered into an Operating Agreement related to the warranty, maintenance, and service work the Company provides to Volvo Trucks managed vehicles, the sale by the Company of Volvo truck parts, joint advertising and marketing initiatives, and the co-development of Petro Stopping Centers by Volvo Trucks and the Company to utilize the Company’s truck stop space for Volvo truck sales and marketing.

J.A. Cardwell, Sr., James A. Cardwell, Jr., and Mrs. J.A. Cardwell, Sr. own 60.0%, 30.0%, and 10.0%, respectively, of the stock of C&PPR, Inc. (“C&PPR”). James A. Cardwell, Jr. is the sole shareholder of Petro Truckstops, Inc. (“Petro Truckstops”) and Petro Beverage, Inc. The Company entered into agreements with C&PPR, Petro Truckstops, and Petro Beverage, Inc. relating to the retail sales of beer, wine, and wine coolers at a limited number of its Petro Stopping Centers. The agreements continue in effect until terminated by either party. Under the agreements with C&PPR, Petro Truckstops, and Petro Beverage, Inc., the Company agreed to operate the alcohol sales business at these locations for these entities in exchange for a percentage of the gross receipts generated from alcoholic beverage sales. The percentage of gross alcoholic beverage sales received by the Company is 10.0% in the case of C&PPR and 15.0% in the case of Petro Truckstops and Petro Beverage, Inc., of which 5.0% in all cases serves as the Company’s reimbursement of all related operating expenses as defined under the agreements. In each of the agreements, the net payments to the Company are intended to be approximately equal to the gross profit received by the above entities. The Company’s revenues in connection with the C&PPR agreement were $72,000, $55,000, and $61,000 for the years ended December 31, 2001, 2002, and 2003, respectively. The Company’s revenues in connection with the Petro Truckstops agreement were $40,000, $43,000, and $44,000 for the years ended December 31, 2001, 2002, and 2003, respectively. The Company’s revenues in connection with the Petro Beverage, Inc. agreement were $6,800, $7,300, and $8,000 for the years ended December 31, 2001, 2002, and 2003, respectively.

Concurrent with the formation of the Company in April 1992, Motor Media, Inc. (“Motor Media”), which is owned 100% by James A. Cardwell, Jr., entered into a five-year agreement with the Company (the “Motor Media Agreement”), under which Motor Media leases floor and wall space at all Petro Stopping Centers operated by the Company and sells space for in-store advertising to third parties. The term of the Motor Media Agreement expired in 1997 and was renewed for an additional five-year term which expired in 2002. The agreement is automatically renewed until cancellation by either party with 60 days written notice. Under the Motor Media Agreement, the Company and Motor Media are entitled to 25.0% and 75.0%, respectively, of the gross revenues generated. The Company received $17,000, $25,000, and $15,000 for the years ended December 31, 2001, 2002, and 2003, respectively, representing its share of the gross receipts generated.

Under an agreement (the “Amusement Agreement”) between El Paso Vending and Amusement Company (“EPAC”), of which J.A. Cardwell, Sr. and James A. Cardwell, Jr. own 99.0% and 1.0%, respectively, and the Company, EPAC furnishes and services video and other games to the company-operated Petro Stopping Centers. The term of the Amusement Agreement expired in May 2002 and operated on a month to month basis prior to the renewal and extension of the Amusement Agreement, which was made as of April 1, 2003 for a three-year term ending March 31, 2006. The Amended Amusement Agreement shall automatically renew for successive one-year terms unless either party provides a written notice of termination at least ninety days prior to the termination of the extended initial term or any renewal term. The Amended Amusement Agreement currently covers 31 of the company-operated Petro Stopping Centers, of which the Company and EPAC are entitled to 50% each of the revenues generated by the games for 24 sites and with the remaining 7 sites, the Company and EPAC are entitled

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

to 60% and 40%, respectively, of the revenues generated by the games. The Company received $3.1 million, $2.5 million, and $2.1 million for the years ended December 2001, 2002, and 2003, respectively, representing its share of the revenues under the Amusement Agreement and the Amended Amusement Agreement.

Since June 1993, the Petro Stopping Center located in Shreveport, Louisiana has featured video poker games housed in a separate on-site facility and operated by Petro Truckstops, Inc., which is owned 100% by James A. Cardwell, Jr., who, under terms of a contract, pays 95.0% of revenue collected to the Company and retains 5.0% for operating expenses in accordance with a lease agreement. In order to satisfy state law requirements, in February 2000, the Company leased the Shreveport fuel island operation to Petro Truckstops, Inc., which operates the video poker offering. Pursuant to the terms of the Property Lease Agreement, dated November 12, 1998, (“Property Agreement”) between the Company and Petro Truckstops, Inc., the Company receives rental income of $1.2 million per annum, which was received for each of the years ended December 31, 2001, 2002, and 2003. The Company also receives a management fee of $250,000 per annum, which was received for each of the years ended December 31, 2001, 2002, and 2003. Additionally, the Company sells diesel fuel to the Shreveport location which aggregated to $14.1 million, $11.8 million, and $13.8 million for the years ended December 31, 2001, 2002, and 2003, respectively.

The office building in which the Company’s principal executive offices are located is owned by J.A. Cardwell, Sr., the Chairman, Chief Executive Officer, and President of the Company. The Company leases the entire building under a lease agreement, as amended on July 10, 2003, which extended the term of the lease from December 31, 2005 to December 31, 2013. Under the lease, the Company pays rent totaling $336,000 per year. In addition to rent, the Company is required to pay all taxes, maintenance, and other operating expenses related to the leased building.

The Petro Stopping Center located in North Baltimore, Ohio was purchased from the previous lessor by TSP Holdings, LLC, a company which is wholly owned by James A. Cardwell, Jr., the Chief Operating Officer of the Company. Effective January 8, 2002, the Company leased the North Baltimore site under a lease with an initial ten year term and two consecutive renewal options of five years each. Pursuant to the terms of the lease agreement, the Company has the option to purchase the Petro Stopping Center at a purchase price of $5.6 million anytime during the lease. Under the lease terms, the Company pays rent totaling $682,080 per annum, which was paid on a pro-rata basis for the year ended December 31, 2002 in the amount of $667,000. The entire $682,080 was paid for the year ended December 31, 2003.

Pursuant to the terms of the Limited Liability Company Operating Agreement dated as of December 5, 1997 and amended as of December 19, 2002 (the “LLC Agreement”), the Company formed a limited liability corporation, Petro Travel Plaza, LLC (“Petro Travel Plaza”), with Tejon Development Corporation (“Tejon”) to build and operate a Petro Stopping Center branded location in Southern California. Under the terms of the LLC Agreement among the Company, Tejon, and Tejon Ranch Company, as guarantor, the Company made an initial capital contribution of $2.0 million for working capital and inventory, which is the Company’s basis for the investment in this venture. Pursuant to the LLC Agreement, the Petro Travel Plaza financed construction of the location with a non-recourse credit facility. The Company received management fees of $250,000, $253,000, and $382,000 for the years ended December 31, 2001, 2002, and 2003, respectively. Additionally, the Company is responsible for the administrative accounting and tax functions of Petro Travel Plaza and received $25,000, for each of the years ended December 31, 2001 and 2002, and $30,000 for the year ended December 31, 2003 for these services. As a 40.0% member of Petro Travel Plaza, the Company receives 40.0% of the location’s operating earnings, which is accounted for using the equity method. The Company’s 40.0% share amounted to income of $122,000, $406,000, and $476,000 for the years ended December 31, 2001, 2002, and 2003, respectively. This Petro Stopping Center location began operations in June 1999.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Highway Service Ventures, Inc. (“HSV”), a corporation in which J.A. Cardwell, Sr. owns a 31.7% interest, operates four franchised Petro Stopping Centers located in Elkton, Maryland; Ruther Glen, Virginia; Florence, South Carolina; and Carnesville, Georgia. These franchise agreements do not contain terms that are more favorable to the franchisee than the comparable terms in any of the Company’s other franchise agreements. For the years ended December 31, 2001, 2002, and 2003, the Company purchased receivables from HSV in the amounts of $14.2 million, $10.2 million, and $9.1 million, respectively. Additionally, the Company received franchise fees from HSV of approximately $1.2 million for the year ended December 31, 2001 and approximately $1.1 million for each of the years ended December 31, 2002 and 2003.

Concurrent with the formation of the Company in April 1992, J.A. Cardwell, Sr., James A. Cardwell, Jr., and officers and directors of the Company, executed an Option and Right of First Refusal Agreement which granted to the Company and other parties the options, which expire in December 2006, to purchase certain properties owned by the Cardwell Group or their affiliates that are located near or adjacent to certain of the Company’s Petro Stopping Centers, and a right of first refusal on these properties. The price at which an option property may be purchased will be equal to the fair market value of the property when the option is exercised as determined by an appraisal.

Concurrent with the Refinancing Transactions, J.A. Cardwell, Sr., James A. Cardwell, Jr., Petro, Inc., and JAJCO II Inc. each entered into an indemnity agreement under which he or it agreed to indemnify the Company and the Holding Partnership, and the general and limited partners thereof, for a definitive amount of debt arising out of the Refinancing Transactions. The indemnity agreements were entered into by the parties to address specific income tax issues arising out of the Refinancing Transactions under the “at-risk” limitation rules, the partnership basis rules, and the liability allocation rules found in the Internal Revenue Code and the Treasury Regulations. Consequently, each party’s obligation under its respective indemnity agreement is determined by taking into account that party’s basis in its partnership interest and the applicable “at-risk” rules and liability allocation rules. The indemnity agreements do not relieve the Company and the Holding Partnership, and the general and limited partners thereof, from making regular interest and principal payments on and otherwise satisfying all obligations of the debt obligations arising out of the Refinancing Transactions until (i) an event of default or default has occurred in connection with one or more of the debt obligations, which remains uncured and/or is not otherwise waived, (ii) all amounts owing on the debt obligations that are in default become immediately due and payable, and (iii) all real and personal property, if any, liable for securing the debt obligations that are in default has been exhausted or otherwise disposed of to satisfy the debt obligations.

Under the terms of the Holding Partnership’s Partnership Agreement, the Holding Partnership is required to make distributions to each of its partners in an amount sufficient to allow each partner to pay federal, state, and local taxes with respect to the allocation of taxable income to such partner by the Company. Tax distributions are based on separate allocations of taxable income of the Holding Partnership. Distributions for the years ended December 31, 2001, 2002, and 2003 were $10,000, $15,000, and $42,000, respectively. In addition to the tax distribution for the year ended December 31, 2001, the partners received a tax refund of $105,000.

(9) Partners’ Capital (Deficit)

Ownership

Under the Company’s partnership agreement (the “Partnership Agreement”), the partners delegated management authority to a seven member Board of Directors. The Cardwell Group, Volvo Trucks, and Mobil Long Haul each have the right to appoint two persons each to the Board of Directors. These three partners also have the right to veto certain major partnership decisions. The seventh member of the Board of Directors is Mr. Larry Zine, who served as the Company’s Executive Vice President and Chief Financial Officer from December 1996 to January 1999 and as President of the Company from January 1999 through July 1999.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Distributions

Under the terms of the Partnership Agreement, the Company is required to make distributions to each of its partners in an amount sufficient to allow each partner to pay federal, state, and local taxes with respect to the allocation of taxable income to such partner by the Company. Tax distributions are based on separate allocations of taxable income of the Company. Distributions for the years ended December 31, 2001, 2002, and 2003, were $10,000, $15,000, and $42,000, respectively. In addition to the tax distribution for the year ended December 31, 2001, the partners received a tax refund of $105,000.

As of December 31, 2003, the historical net book value of assets and liabilities was approximately $23.4 million greater than the associated net tax basis of those assets and liabilities.

Allocations of Income

In any fiscal year, the Company’s profits shall be allocated first to those partners to whom losses have previously been allocated, then pro rata among the common limited partners. Losses for any fiscal year shall be allocated to the common partners.

Upon liquidation of the Company, the proceeds will be distributed first to creditors; next, pro rata, to partners who have distribution shortfalls; then to common partnership interests to the extent of unrecovered capital, and lastly, pro rata, to the partners in accordance with their positive capital account balances.

(10) Employee Benefits

The Company sponsors a defined contribution retirement plan under Internal Revenue Code Section 401(k) covering substantially all of its employees (the “Plan”). Company contributions equal 50.0% of the participants’ contributions up to 4.0% of the participants annual salary and aggregated approximately $372,000, $400,000, and $378,000 for the years ended December 31, 2001, 2002, and 2003, respectively. Other than those discussed below, there were no other post employment or retirement plans at December 31, 2001, 2002, and 2003.

In December 2002, the Company amended and restated the Petro Stopping Centers Deferred Compensation Plan (the “Comp Plan”) for key employees, which was originally established in 1998. Under the Comp Plan, the participants may defer base compensation and earn interest on their deferred amounts. The program is not qualified under Section 401 of the Internal Revenue Code. The Company will credit matching deferrals for each participant equal to 50.0% of the first 4.0% of the participant’s compensation up to $9,500 per year. Company matched deferrals will vest at 20.0% after one year of service and an additional 20.0% for each year thereafter. The participants are general creditors of the Company with respect to these benefits. The total of participant deferrals, which is reflected in accrued expenses and other liabilities, was $765,000, $799,000, and $1.1 million at December 31, 2001, 2002, and 2003, respectively. The Company’s matched deferral expenses for the years ended December 31, 2001, 2002, and 2003, totaled $25,300, $25,600, and $14,300, respectively.

(11) Partnership Interests Option Plan

The Holding Partnership has established an equity incentive plan (“Option Plan”) to attract and retain key personnel, including senior management, and to enhance their interest in the Company’s continued success. The Company applies Accounting Principles Board Opinion No. 25 in accounting for its Option Plan. Accordingly, compensation costs for partnership interest options are measured as the excess, if any, of the market price of the partnership interests at the date of grant over the amount an employee must pay to exercise the option. No such compensation cost was recognized during the years ended December 31, 2001, 2002, and 2003. The Company

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

provides the disclosures required by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), as amended by the Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123.”

All options are for equity interests in the Holding Partnership. Options are granted at an exercise price not less than market price at the date of grant. As an entity without publicly traded equity securities, the Board of Directors must determine in good faith the market price of the option at the date of grant. In the event of very recent transactions involving the Holding Partnerships’ partnership interests, the market price of the option is based on the value of the interests determined in those transactions. In the absence of very recent transactions, the plan provides a formula for determining an approximation of market price based on a multiple of the Holding Partnerships’ latest four quarters of EBITDA, less indebtedness, and the mandatorily redeemable preferred partnership interests. The 2000 market price ($3,086 per .01% interest) were determined by the provisions of the plan since there were no recent transactions. Based on facts and circumstances at the time, the Board of Directors concluded the amount as determined by the provisions of the plan was a reasonable determination of market price.

Vesting occurs over four years at 25.0% per year. At December 31, 2003, approximately 8.49% of the partnership options were exercisable, all at a weighted average exercise price of $2,970, and all of which expire from 2007 to 2010. Participants become fully vested upon the occurrence of a Change in Control (as defined in the plan), upon a sale of substantially all of the assets of the Company, upon the liquidation of the Company, upon the Company’s consummation or adoption of a plan to make an Extraordinary Distribution of Redemption (as defined in the plan) or a closing of an initial public offering of equity securities. Options may be exercised at any time, to the extent that such options are exercisable. All options expire on the earlier to occur of (i) the tenth anniversary of the date the option was granted, (ii) one year after the participant ceases to be an employee of the Company due to retirement, death or disability, (iii) immediately, if the participant ceases to be an employee of the Company for cause, or (iv) ninety days after the occurrence of the termination of the participant’s employment with the Company, for any reason other than (ii) or (iii) above. A participant, as defined in the plan, shall have no rights as a limited partner until the date the participant is duly admitted into the partnership. In general, a Class B Common Limited Partner may not participate in partnership profits, losses or gains, or participate in distributions from operations or receive tax distributions; however, a participant may participate in liquidating distributions. Additionally, a Class B Common Limited Partner shall not have any voting rights.

Mr. Larry Zine was granted options separately from the Option Plan to acquire a 3.91% ownership in the Holding Partnership at an exercise price of $2,814. These options became fully vested and exercisable to purchase partnership interests in the Holding Partnership as a result of the 1999 Transaction.

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of the status of the Holding Partnerships’ total outstanding partnership interest options are as of December 31, 2001, 2002, and 2003, and changes during the years then ended is as follows:

	Percentage Interests	Exercise Price (1)
Options outstanding at December 31, 2000	12.35	3,086
Granted	—	—
Exercised	—	—
Expired/Cancelled/Forfeited	(2.74)	3,266

Options outstanding at December 31, 2001	9.61	3,035
Granted	—	—
Exercised	—	—
Expired/Cancelled/Forfeited	(0.61)	2,945

Options outstanding at December 31, 2002	9.00	3,041
Granted	—	—
Exercised	—	—
Expired/Cancelled/Forfeited	(0.36)	4,221

Options outstanding at December 31, 2003	8.64	2,992

(1)	Weighted average per .01% interest

(12) Commitments, Contingencies, and Guarantees

From time to time the Company is involved in ordinary routine litigation incidental to the business for which estimates of losses have been accrued, when appropriate. In the opinion of management, such proceedings will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

The Company guaranteed a portion of the Petro Travel Plaza’s debt under a Repayment Guaranty dated as of June 4, 1999 and last modified on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $351,000. The fair value of the guarantee is insignificant.

Additionally, the Company guaranteed a portion of Petro Travel Plaza’s debt under a Continuing Guaranty dated as of May 12, 2003, which was modified by an Amended and Restated Guaranty Agreement on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $75,000. The fair value of the guarantee is insignificant.

(13) Financial Instruments

The Company has engaged in only limited hedging activities and has not entered into significant long-term contracts with fuel suppliers other than the two ten-year supply agreements with ExxonMobil entered in July 1999. Under the terms of one of these agreements, the ExxonMobil Suppliers will supply the company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements in those markets in which Mobil branded diesel fuel and gasoline are available for sale, and under the other of these agreements, the Company purchases lubricants, based upon minimum purchase commitments, at the prices set forth in the agreements, see Note (8). Both supply agreements qualify as normal purchasing contracts and as such are not accounted for as a derivative

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”). As of and for the years ended December 31, 2002 and 2003, the Company was not a party to any futures or option contracts.

As of December 31, 2002 and 2003, the carrying amounts of certain financial instruments employed by the Company, including cash and cash equivalents, trade accounts receivable, trade accounts payable, and amounts due from/to affiliates are representative of fair value because of the short-term maturity of these instruments. The carrying amounts of the Company’s retired senior secured credit facilities approximate fair value due to the floating nature of the related interest rates. The Company’s principal market risk as it relates to long-term debt is its exposure to changes in interest rates. The fair value of the 10 1/2% Notes has been estimated based on quoted market prices for the same or similar issues. The fair value of all derivative financial instruments is the amount at which they could be settled, based on quoted market prices or estimates obtained from dealers.

The following table reflects the carrying amount and estimated fair value of the Company’s financial instruments, as of December 31:

	2002		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Balance sheet financial instruments
Long-term debt	$191,044	$186,048	$175,479	$178,441
Other financial instruments
Interest rate swap agreements	(456)	(456)	—	—

The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. The Company uses derivatives to manage well-defined interest rate risks. At December 31, 2002, the Company was party to an interest rate swap agreement that was a cash flow hedge and qualified for the shortcut method under SFAS No. 133. Under this agreement, the Company paid a fixed rate of 3.86% on a portion of its retired credit facilities instead of a floating rate based on LIBOR on the notional amount as determined in three-month intervals. The interest rate swap agreement expired by its terms on December 31, 2003. The transaction effectively changed a portion of the Company’s interest rate exposure on its retired credit facilities from a floating rate to a fixed rate basis. For the years ended December 31, 2001, 2002, and 2003, the effect of the swap was to increase the rate the Company was required to pay by 2.0%, 2.0%, and 2.6%, respectively, which resulted in additional interest expense of approximately $397,000, $379,000, and $495,000, respectively.

(14) Environmental Matters

The Company’s operations and properties are subject to extensive federal and state legislation, regulations, and requirements relating to environmental matters. In the operation of the Company’s business, it uses underground and above ground storage tanks (each a “UST”) to store petroleum products and waste oils. Statutory and regulatory requirements for UST systems include requirements for tank construction, integrity testing, leak detection and monitoring, overfill and spill control, and mandate corrective action in case of a release from a UST into the environment. The Company is also subject to regulation in certain locations relating to vapor recovery and discharges into water. As a result of work done in 1999 to upgrade the Company’s USTs as required by state and federal law, the Company anticipates some site remediation will be required in Corning, California. The Company has incurred approximately $421,000 in remediation costs as of December 31, 2003 related to Corning, California of which $300,000 is accrued at year-end. Management does not believe any

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

additional required remediation will have a material adverse effect on the Company’s consolidated financial position or results of operations. Management believes that all of the Company’s USTs are currently in compliance in all material respects with applicable environmental legislation, regulations, and requirements.

The Company’s ownership of the properties and operation of its business may subject the Company to liability under various federal, state, and local environmental laws, ordinances, and regulations relating to cleanup and removal of hazardous substances (which may include petroleum and petroleum products) on, under, or in such property. Certain laws impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Persons who arrange, or are deemed to have arranged, for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment site, regardless of whether such site is owned or operated by such person.

Where required or believed by the Company to be warranted, the Company takes action at its locations to correct the effects on the environment of prior disposal practices or releases of chemical or petroleum substances by the Company or other parties. In light of the Company’s business and the quantity of petroleum products that it handles, there can be no assurance that hazardous substance contamination does not exist or that material liability will not be imposed in the future. For the years ended December 31, 2001, 2002, and 2003, the Company’s expenditures for environmental matters were approximately $128,000, $332,000, and $180,000, respectively. See Note (2) for a discussion of the Company’s accounting policies relating to environmental matters.

The Company carries pollution legal liability insurance and UST insurance to cover likely and reasonably anticipated potential environmental liability associated with its business. While management believes that this coverage is sufficient to protect the Company against likely environmental risks, the Company cannot make assurances that its insurance coverage will be sufficient or that its liability, if any, will not have a material adverse effect on the Company’s business, assets, or results of operations.

The Company accrues liabilities for certain environmental remediation activities consistent with the policy set forth in Note (2). At December 31, 2002 and 2003, this accrual amounted to $0 and $300,000, respectively. The Company’s accrual for environmental remediation expenses is based upon initial estimates obtained from contractors engaged to perform the remediation work as required by local, state, and federal authorities. It is often difficult to predict the extent and the cost of environmental remediation until work has commenced and the full scope of the contamination determined. Accruals are periodically evaluated and updated as information regarding the nature of the clean up work is obtained. In the event that future remediation expenditures are in excess of amounts accrued, management does not anticipate that they will have a material adverse effect on the consolidated financial position or results of operations of the Company. Actual results, however, could differ from estimated amounts and those differences could be material. At December 31, 2002 and 2003, the Company has recognized receivables of approximately $138,000 and $460,000, respectively, in the consolidated balance sheets related to recoveries of certain remediation costs from third parties.

(15) Segments

The Company has two reportable operating segments, company-operated truck stops and franchise operations.

The Company operates 37 multi-service truck stops in the United States. Full-size Petro Stopping Centers are built on an average of 27 acres of land situated at a convenient location with easy highway access. They can each generally accommodate an average of 263 trucks and an average of 145 cars in spacious and well-lit parking

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

areas. The Company’s locations are designed to provide good traffic flow, reduce accidents, and enhance security for the drivers, their trucks, and freight. Within the Petro Stopping Center network, the Company offers standardized and consistent products and services to accommodate the varied needs of professional truck drivers and other highway motorists. Generally, these include separate gas and diesel fueling islands, its home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores offering an array of merchandise selected to cater to professional truck drivers’ needs during long periods away from home. In addition, a typical Petro Stopping Center provides amenities and services such as telephone, fax, photocopying, Internet access, postal services, certified truck weighing scales, truck washes, laundry facilities, private showers, video games, and television and/or movie rooms. The Company has aggregated its company-operated truck stops into one reportable operating segment based on the distribution of products and services under one common site facility, classified as a multi-service truck stop. During the years ended December 31, 2001, 2002, and 2003, the revenues generated from the company-operated truck stops were $908.0 million, $918.1 million, and $1.1 billion, respectively.

As of December 31, 2001, 2002, and 2003, the Company was a franchisor to 20, 23, and 23 Petro Stopping Center locations, respectively. The Company collects royalties and fees in exchange for the use of its tradenames and trademarks and for certain services provided to the franchisees. Franchise fees are based generally upon a percentage of the franchisee’s sales. For the years ended December 31, 2001, 2002, and 2003, the revenues generated from the Company’s franchise operations were $10.0 million, $4.8 million, and $5.3 million, respectively. The high franchise revenue for the year ended December 31, 2001 was due to a $5.0 million payment for the early termination of four franchise agreements. Franchise operations revenues, which include initial franchise fees and other revenue types, are combined in non-fuel revenues reported on the accompanying consolidated statements of operations. The Company does not allocate any expenses in measuring this segment’s profit and loss, nor does it believe there are any significant financial commitments or obligations resulting from these franchise agreements.

(16) Recently Issued Accounting Pronouncements

In June 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”). SFAS No. 146 addresses the financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity.” The provisions of SFAS No. 146 are effective for exit and disposal activities that are initiated after December 31, 2002. On January 1, 2003, the Company adopted the provisions of this statement, however it had no significant impact on the Company’s consolidated financial statements or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires issuers to classify as liabilities three classes of freestanding financial instruments that embody obligations for the issuer. Upon adoption of SFAS No. 150, an entity reports the cumulative effect of a change in accounting principle by initially measuring the financial instrument at fair value or other measurement attribute required by this statement. Adoption of SFAS No. 150 was effective at the beginning of the first interim period beginning after June 15, 2003. On July 1, 2003, the Company adopted this statement, however, it had no significant impact on the Company’s consolidated financial position or results of operations.

In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” which replaces the original Interpretation No. 46

PETRO STOPPING CENTERS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

issued in January 2003. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The effective dates vary depending on the type of reporting company and the type of entity that the company is involved with. Non-public companies, must apply the revised Interpretation immediately to all entities created after December 31, 2003, and to all other entities no later than the beginning of the first reporting period beginning after December 15, 2004. Management does not believe that the adoption of this revised Interpretation will have a significant impact on the Company’s consolidated financial statements or results of operations.

(17) Selected Quarterly Financial Data (unaudited)

2002	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands)
Net revenues (a)	$209,689	$230,383	$242,837	$240,016
Operating income	4,428	7,853	8,548	6,537
Net income (loss)	(886)	2,681	3,594	1,636

2003	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands)
Net revenues (a)	$270,741	$252,031	$271,701	$268,834
Operating income	5,617	7,392	8,690	7,115
Net income	225	2,711	4,133	1,592

(a)	Changes in net revenues can fluctuate substantially in very short periods of time due to fluctuations in fuel prices and cost of fuel.

Independent Auditors’ Report

The Board of Directors and Partners

Petro Stopping Centers, L.P.:

We have audited the accompanying consolidated balance sheets of Petro Stopping Centers, L.P. (a Delaware limited partnership) and subsidiaries as of December 31, 2002 and 2003 and the related consolidated statements of operations, changes in partners’ capital (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Petro Stopping Centers, L.P. and subsidiaries as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.”

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule titled “Schedule II – Valuation and Qualifying Accounts” is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

KPMG LLP

El Paso, Texas

March 5, 2004

PETRO STOPPING CENTERS, L.P.

Schedule II—Valuation and Qualifying Accounts

Years Ended December 31, 2001, 2002, and 2003

(in thousands)

Description	Balance at beginning of year	Charged to costs and expenses	Write-off, net	Balance at end of year
Year ended December 31, 2001:
Allowance for doubtful accounts	$763	267	304	$726
Inventory Reserve	434	—	201	233

Year ended December 31, 2002:
Allowance for doubtful accounts	$726	209	257	$678
Inventory Reserve	233	—	—	233

Year ended December 31, 2003:
Allowance for doubtful accounts	$678	144	44	$778
Inventory Reserve	233	—	—	233

PETRO FINANCIAL CORPORATION

BALANCE SHEETS

	December 31, 2002	December 31, 2003
Assets
Cash	$1,000	$1,000

Total assets	$1,000	$1,000

Stockholder’s Equity
Common stock, $.01 par value: 10,000 shares authorized; 2,500 shares issued and outstanding	$25	$25
Additional paid-in capital	975	975

Total stockholder’s equity	$1,000	$1,000

See accompanying notes to balance sheets.

PETRO FINANCIAL CORPORATION

NOTES TO BALANCE SHEETS

(1) Company Formation and Description of Business

Petro Financial Corporation (the “Company”) is a wholly-owned subsidiary of Petro Stopping Centers, L.P. (“PSC”) and was incorporated in February 1994 for the sole purpose of acting as a co-obligor with PSC in the issuance of 100,000 units consisting of $100.0 million 12.5% senior notes due 2002 (the “Notes”) and 100,000 exchangeable Debt Warrants (the “Warrants”). The Notes and Warrants were recorded on the financial statements of PSC. In January 1997, PSC and the Company, as co-obligors, issued $135.0 million 10.5% senior notes due 2007 (the “10.5% Notes”) and made a tender offer for all of, and repurchased approximately 94.0% of the Notes and approximately 100% of the Warrants. On June 3, 2002, all of the outstanding Notes matured and were retired for $6.2 million plus outstanding interest. The 10.5% Notes were recorded on the financial statements of PSC.

On July 23, 1999, PSC consummated several transactions collectively referred to as the Recapitalization. Among other things, Petro Stopping Centers Holdings, L.P. (“the Holding Partnership”) was created as a holding company, and PSC and the Company became subsidiaries of Holdings. The Recapitalization had no effect on the recorded amounts of the Company’s assets and stockholder’s equity accounts.

On February 9, 2004, PSC and the Company, as co-obligors, completed a series of transactions referred to as the Refinancing Transactions, in which PSC refinanced substantially all of its existing indebtedness and the indebtedness of the Holding Partnership. The components of the Refinancing Transactions consist of:

•	PSC and the Company issued $225.0 million 9.0% senior secured notes due 2012 (the “9% Notes”);

•	The repurchase or redemption of all of the outstanding 10.5% Notes;

•	PSC entering into new senior secured credit facilities of an aggregate principal amount of $50.0 million, consisting of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million;

•	The repayment and retirement of PSC’s retired senior secured credit facilities of approximately $40.8 million, plus accrued interest;

•	The repurchase for cash of approximately 54.8% of the Holding Partnership’s 15.0% senior discount notes due 2008 (the “Holding Partnership’s 15% Notes”) and the exchange of approximately 42.2% of the Holding Partnership’s 15% Notes for new senior third secured discount notes;

•	The extension of the mandatory purchase date of the warrants, by the Holding Partnership, issued in July 1999 by Petro Warrant Holdings Corporation from August 1, 2004 to October 1, 2009; and

•	The reduction of PSC’s outstanding trade credit balance with Exxon Mobil Corporation.

The 9% Notes are recorded on the financial statements of PSC.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The Company has no employees, only nominal assets, has not and will not conduct any operations and, accordingly, has no statement of operations or cash flows. At December 31, 2002 and 2003, the Company’s balance sheets consist only of common stock and additional paid-in capital in the amount of $1,000 and cash in the amount of $1,000. The accounts of the Company are included in the December 31, 2002 and 2003 consolidated balance sheets of PSC, which are included in PSC’s Annual Report on Form 10-K for the year ended December 31, 2003. In the opinion of management of the Company, the accompanying balance sheets contain all adjustments necessary to present fairly the financial position of the Company at December 31, 2002 and 2003.

(3) Stockholder’s Equity

The Company is a wholly-owned subsidiary of PSC, which is the sole shareholder of the outstanding common stock of the Company. As the sole shareholder, PSC holds all voting rights and privileges.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Petro Financial Corporation:

We have audited the accompanying balance sheets of Petro Financial Corporation (a Delaware corporation) as of December 31, 2002 and 2003. These balance sheets are the responsibility of the Company’s management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Petro Financial Corporation as of December 31, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

El Paso, Texas

April 23, 2004

PETRO STOPPING CENTERS HOLDINGS, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$8,449	$18,023
Trade accounts receivable, net	2,594	1,315
Inventories, net	27,328	25,410
Other current assets	1,332	1,215
Due from affiliates	2,046	3,396

Total current assets	41,749	49,359

Property and equipment, net	218,099	208,373
Deferred debt issuance costs, net	9,504	7,228
Other assets	12,674	14,306
Goodwill	31,881	31,881

Total assets	$313,907	$311,147

Liabilities and Partners’ Deficit and Comprehensive Loss
Current liabilities:
Current portion of long-term debt	$15,660	$9,500
Trade accounts payable	10,486	13,928
Accrued expenses and other liabilities	25,879	26,201
Due to affiliates	18,686	19,104

Total current liabilities	70,711	68,733

Other liabilities	—	789
Long-term debt, excluding current portion	252,271	257,901

Total liabilities	322,982	327,423

Commitments and contingencies

Mandatorily redeemable preferred partnership interests	40,343	44,274

Contingently redeemable warrants	4,200	4,200

Partners’ deficit and comprehensive loss:
General partner’s	(1,438)	(1,568)
Limited partners’	(51,222)	(62,724)
Negative capital accounts of minority partners in consolidated subsidiaries	(502)	(458)
Accumulated other comprehensive loss	(456)	—

Total partners’ deficit and comprehensive loss	(53,618)	(64,750)

Total liabilities and partners’ deficit and comprehensive loss	$313,907	$311,147

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2003
Net revenues:
Fuel (including motor fuel taxes)	$684,262	$684,865	$813,083
Non-fuel	233,740	238,060	250,224

Total net revenues	918,002	922,925	1,063,307

Costs and expenses:
Cost of sales
Fuel (including motor fuel taxes)	643,162	647,039	772,486
Non-fuel	95,632	96,032	101,426
Operating expenses	121,039	120,954	129,967
General and administrative	17,646	15,440	15,364
Depreciation and amortization	19,922	16,671	15,906
(Gain) loss on disposition of fixed assets	(63)	(2)	18

Total costs and expenses	897,338	896,134	1,035,167

Operating income	20,664	26,791	28,140

Write-down of land held for sale	—	—	(908)
Equity in income of affiliate	122	406	476
Interest income	184	64	69
Interest expense	(34,747)	(33,843)	(34,970)

Loss before cumulative effect of a change in accounting principle and minority interest	(13,777)	(6,582)	(7,193)
Cumulative effect of a change in accounting principle	—	—	(397)

Loss before minority interest	(13,777)	(6,582)	(7,590)
Minority interest in income (loss) of consolidated subsidiaries	(3)	36	44

Net loss	(13,774)	(6,618)	(7,634)
Accrual of preferred return in mandatorily redeemable preferred partnership interests	(3,289)	(3,541)	(3,931)

Net loss applicable to common partners	$(17,063)	$(10,159)	$(11,565)

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT AND

COMPREHENSIVE LOSS

(in thousands)

	General Partner’s Deficit	Limited Partners’ Deficit	Negative Capital Accounts of Minority Partners in Consolidated Subsidiaries	Accumulated Other Comprehensive Loss	Total Partners’ Deficit
Balances, December 31, 2000	$(1,195)	$(29,790)	$(535)	$—	$(31,520)
Net loss	(153)	(13,618)	(3)	—	(13,774)
Unrealized loss on cash flow hedging derivative:
Unrealized holding loss arising during the period				(561)	(561)
Less: reclassification adjustment for loss realized in net loss				397	397

Net change in unrealized loss				(164)	(164)

Comprehensive loss					(13,938)

Accrual of preferred return on mandatorily redeemable preferred partnership interests	(37)	(3,252)	—	—	(3,289)
Partners’ minimum tax distributions	—	(10)	—	—	(10)
Partners’ tax refund	—	105	—	—	105
Valuation adjustment of contingently redeemable warrants	59	5,241	—	—	5,300

Balances, December 31, 2001	(1,326)	(41,324)	(538)	(164)	(43,352)
Net loss	(74)	(6,580)	36	—	(6,618)
Unrealized loss on cash flow hedging derivative:
Unrealized holding loss arising during the period				(671)	(671)
Less: reclassification adjustment for loss realized in net loss				379	379

Net change in unrealized loss				(292)	(292)

Comprehensive loss					(6,910)

Accrual of preferred return on mandatorily redeemable preferred partnership interests	(40)	(3,501)	—	—	(3,541)
Partners’ minimum tax distributions	—	(15)	—	—	(15)
Valuation adjustment of contingently redeemable warrants	2	198	—	—	200

Balances, December 31, 2002	(1,438)	(51,222)	(502)	(456)	(53,618)
Net loss	(86)	(7,592)	44	—	(7,634)
Unrealized loss on cash flow hedging derivative:
Unrealized holding loss arising during the period				(39)	(39)
Less: reclassification adjustment for loss realized in net loss				495	495

Net change in unrealized loss				456	456

Comprehensive loss					(7,178)

Accrual of preferred return on mandatorily redeemable preferred partnership interests	(44)	(3,887)	—	—	(3,931)
Partners’ minimum tax distributions	—	(23)	—	—	(23)

Balances, December 31, 2003	$(1,568)	$(62,724)	$(458)	$—	$(64,750)

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2003
Cash flows from operating activities:
Net loss	$(13,774)	$(6,618)	$(7,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Minority interest in income (loss) of consolidated subsidiaries	(3)	36	44
Depreciation and amortization	19,922	16,671	15,906
Cumulative effect of a change in accounting principle	—	—	397
Deferred debt issuance cost amortization and accretion of original issue discount	13,113	14,768	17,410
Provision for bad debt	267	209	144
Equity in income of affiliate	(122)	(406)	(476)
(Gain) loss on disposition of fixed assets	(63)	(2)	18
Write-down of land held for sale	—	—	908
Other operating activities	—	—	46
Increase (decrease) from changes in:
Trade accounts receivable	4,076	1,106	1,135
Inventories	(1,719)	(2,587)	1,918
Other current assets	765	(188)	117
Due from affiliates	896	374	(1,350)
Due to affiliates	(12,373)	1,157	418
Trade accounts payable	2,472	(3,022)	308
Accrued expenses and other liabilities	3,717	40	203

Net cash provided by operating activities	17,174	21,538	29,512

Cash flows from investing activities:
Proceeds from disposition of assets	113	20	22
Purchases of property and equipment	(21,411)	(4,022)	(6,127)
Increase in other assets, net	(200)	(315)	(22)

Net cash used in investing activities	(21,498)	(4,317)	(6,127)

Cash flows from financing activities:
Repayments of bank debt	(26,500)	(26,000)	(23,000)
Proceeds from bank debt	28,100	25,500	23,000
Repayments of long-term debt	(1,263)	(17,541)	(15,664)
Change in cash overdraft	(1,501)	(660)	2,972
Partners’ minimum tax distributions	(10)	(15)	(23)
Partners’ tax refund	105	—	—
Payment of debt issuance and modification costs	(1,084)	—	(1,096)

Net cash used in financing activities	(2,153)	(18,716)	(13,811)

Net increase (decrease) in cash and cash equivalents	(6,477)	(1,495)	9,574
Cash and cash equivalents, beginning of period	16,421	9,944	8,449

Cash and cash equivalents, end of period	$9,944	$8,449	$18,023

Supplemental cash flow information—
Interest paid during the period, net of capitalized interest of $95, $0, and $0 in 2001, 2002, and 2003	$21,854	$19,178	$17,521
Non-cash activities—
Preferred return on mandatorily redeemable preferred partnership interests	3,289	3,541	3,931
Valuation adjustment of contingently redeemable warrants	(5,300)	(200)	—
Outstanding principal amount on revolving credit facility converted to a term loan A	—	29,300	—
Net change in unrealized (gain) loss on cash flow hedging derivative	164	292	(456)

See accompanying notes to consolidated financial statements.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Company Formation and Description of Business

Company Formation

Petro Stopping Centers Holdings, L.P. (the “Holding Partnership”), a Delaware limited partnership, was formed on July 23, 1999, as a holding partnership and conducts substantially all of its operations through Petro Stopping Centers, L.P. (the “Operating Partnership”). The Holding Partnership has no operations of its own and, therefore is, dependent upon the earnings and cash flows of the Operating Partnership to satisfy its obligations under the 15.0% senior discount notes due 2008 (the “15% Notes”) and warrants. The partners of the Holding Partnership are as follows:

General Partner

Petro, Inc.

Limited Partners

Various individuals and entities with the Cardwell Group (as defined below)

Mobil Long Haul, Inc., an affiliate of Exxon Mobil Corporation

Volvo Petro Holdings, LLC, an affiliate of Volvo Trucks North America, Inc.

Petro Warrant Holdings Corporation

Petro, Inc. and various individuals and entities affiliated with Petro, Inc. are controlled by the Holdings Partnership’s Chairman, Chief Executive Officer, and President. Petro, Inc. is primarily a holding company, with general partner interest and limited partner interest in the Holding Partnership, a general partner interest in the Operating Partnership, and a portion of the Holding Partnership’s mandatorily redeemable preferred partnership interests.

On July 23, 1999, the Operating Partnership consummated a recapitalization transaction (the “1999 Transaction”) pursuant to which the Holding Partnership was formed and substantially all of the owners in the Operating Partnership at that time exchanged their interests in the Operating Partnership for identical interests in the Holding Partnership and became owners in the Holding Partnership. Petro Holdings Financial Corporation was formed for the purpose of serving as co-issuer of the 15% Notes. Petro Holdings Financial Corporation, the Operating Partnership and its subsidiaries, Petro Financial Corporation and Petro Distributing, Inc., became subsidiaries of the Holding Partnership. Petro Warrant Holdings Corporation (“Warrant Holdings”) was formed for the purpose of owning a 10.0% common limited partnership in the Holding Partnership and issuing the warrants that were sold with the 15% Notes and are exchangeable into all of the common stock of Warrant Holdings.

As a result of the 1999 Transaction, the Holding Partnership, directly and indirectly, is the owner of approximately 99.5% of the limited partnership interests in the Operating Partnership, and the minority interest of 0.5% is owned by Petro, Inc. and James A. Cardwell, Jr. The common limited partnership interests of the Holding Partnership are owned by:

Cardwell Group (as defined below):
General partnership interest	1.1%
Limited partnership interest	50.5%
Volvo Petro Holdings, L.L.C	28.7%
Mobil Long Haul, Inc	9.7%
Warrant Holdings	10.0%

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Holding Partnership’s mandatorily redeemable preferred partnership interest (which are divided into two classes and have a weighted effective interest rate of 9.5%) are owned by J.A. Cardwell, Sr., James A. Cardwell, Jr., JAJCO II, Inc. (an affiliate of James A. Cardwell, Jr.), Petro, Inc. (an entity controlled by J.A. Cardwell, Sr.) (collectively, the “Cardwell Group”) and Mobil Long Haul, Inc. (“Mobil Long Haul”), an affiliate of Exxon Mobil Corporation (“ExxonMobil”). The Class A preferred partnership interests will be mandatorily redeemable by the Holding Partnership on October 27, 2008 unless prohibited by the Holding Partnership’s limited partnership agreement or debt instruments. The Class B preferred partnership interests are convertible into 3.9% of the common partnership interests in the Holding Partnership at any time prior to their mandatory redemption currently scheduled for July 2009, unless prohibited by the Holding Partnership’s limited partnership agreement of debt instruments.

The Holding Partnership conducts substantially all of its operations through the Operating Partnership. The Holding Partnership currently has no operations of its own and is, therefore, dependent upon the Operating Partnership’s earnings and cash flows to satisfy its obligations.

Unless otherwise noted, the Holding Partnership and its subsidiaries are herein referred to as the “Company”.

Refinancing Transactions

On February 9, 2004, the Company completed its refinancing transactions (the “Refinancing Transactions”) in which the Company refinanced substantially all of their existing indebtedness. The components of the Refinancing Transactions consisted of:

•	The issuance of $225.0 million of 9.0% senior secured notes due 2012 (the “9% Notes”);

•	The repurchase or redemption of all of the Company’s 10 1/2% senior notes due 2007 (“10 1/2% Notes”);

•	Entering into the new senior secured credit facilities of an aggregate principal amount of $50.0 million, consisting of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million;

•	The repayment and retirement of the Company’s retired senior secured credit facilities of approximately $40.8 million, plus accrued interest;

•	The repurchase for cash of approximately 54.8% of the 15% Notes and the exchange of approximately 42.2% of the 15% Notes for the new senior third secured discount notes;

•	The extension of the mandatory purchase date of the warrants, by the Holding Partnership, issued in July of 1999 by Warrant Holdings from August 1, 2004 to October 1, 2009; and

•	The reduction of the Company’s outstanding trade credit balance with ExxonMobil.

In connection with the Refinancing Transactions, the repurchase of the majority of the Company’s 10 1/2% Notes and the 15% Notes were accounted for as debt extinguishments resulting in the recognition of approximately $5.4 million and $9.3 million loss, respectively, which included the write-off of approximately $2.8 million each of unamortized deferred debt issuance costs. These loses will be presented as a component of income (loss) before cumulative effect of a change in accounting principle on the Company’s consolidated statements of operations in the first quarter of 2004. Additionally, the Company capitalized approximately $8.1 million of debt issuance costs related to the issuance of the 9% Notes through February 29, 2004. The Company capitalized approximately $3.0 million of debt issuance costs related to its exchange offer through February 29, 2004.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Upon entering into the Company’s new senior credit facilities, the Company capitalized approximately $2.2 million of debt issuance costs and wrote-off approximately $794,000 of unamortized deferred debt issuance costs associated with the refinancing of its retired senior credit facilities.

In connection with the Refinancing Transactions, the Company reduced its outstanding trade credit balance and amended its agreement with the ExxonMobil Suppliers. The amendment provides that the penalty for failing to purchase the Company’s annual volume commitments under its agreement with the ExxonMobil Suppliers will be multiplied by a fraction, the numerator of which is the average of the Company’s trade credit with the ExxonMobil Suppliers during December of each year and the denominator of which is $30.0 million. As a result, the Company will have an incentive to reduce its accounts payable to the ExxonMobil Suppliers each year.

In March 2004, the Company repurchased all of its remaining 10 1/2% Notes. In connection with this repurchase, the Company recognized a loss of approximately $724,000, which includes the write-off of approximately $379,000 of unamortized deferred debt issuance costs. This loss will be presented as a component of income (loss) before cumulative effect of a change in accounting principal on the Company’s consolidated statements of operations in the first quarter of 2004.

After giving effect to the Refinancing Transactions, the Company’s total consolidated debt increased $34.3 million and, due to the lower interest rate, the Company’s associated estimated annual interest expense will decrease $6.6 million.

The Company’s total debt before and after the Refinancing Transactions is as follows:

	December 31, 2003	March 12, 2004
	(in thousands)
Petro Stopping Centers, L.P.	$175,479	$254,500
Petro Stopping Centers Holdings, L.P.	$267,401	$301,727

Description of Business

The Company is a leading owner and operator of large, multi-service truck stops known as Petro Stopping Centers. These facilities are situated at convenient locations with easy highway access and target the unique needs of professional truck drivers. Petro Stopping Centers offer a broad range of products, services, and amenities, including diesel fuel, gasoline, home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores. At December 31, 2003, the Company’s nationwide network consisted of 60 Petro Stopping Centers located in 30 states, of which 37 were company-operated and 23 were franchised.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany balances have been eliminated in consolidation. As the result of the 1999 Transaction, the minority interest of 0.5% is owned by affiliates of the Cardwell Group. Generally accepted accounting principles require negative capital accounts of minority partners in consolidated subsidiaries to be included in partners’ deficit.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Derivative Instruments and Hedging Activities

The Company records derivative instruments (including derivative instruments embedded in other contracts) in the balance sheet as either an asset or liability measured at its fair value. Changes in a derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gain or loss to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

Cash and Cash Equivalents

The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less. Cash equivalents at December 31, 2002 and December 31, 2003 were comprised of short term money market investments in Government Securities and totaled approximately $244,000 and $9.0 million, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable, including accounts receivable purchased for a fee from franchisees. The Company has an accounts receivable billing and collection program that is managed by a third-party billing company. The Company’s maximum exposure to off-balance sheet credit risk is represented by recourse liability for the outstanding balance of accounts receivable, which totaled approximately $6.0 million and $5.2 million at December 31, 2002 and 2003, respectively. A majority of the receivables are not collateralized. The risk, however, is limited due to the large number of entities comprising the customer base and their dispersion across geographic regions. At December 31, 2002 and 2003, the Company had no significant concentrations of credit risk. Management believes that the Company is adequately reserved to cover potential credit risks.

Allowance for Uncollectible Accounts

Accounts receivable are reviewed on a regular basis and the allowance for uncollectible accounts is established to reserve for specific accounts believed to be uncollectible. In addition, the allowance provides a reserve for the remaining accounts not specifically identified. At December 31, 2002 and 2003, the allowance for uncollectible accounts totaled $678,000 and $778,000, respectively.

Inventories

Inventories are primarily stated at the lower of average cost or market.

Property and Equipment

Property and equipment are recorded at historical cost. Depreciation and amortization are generally provided using the straight-line method over the estimated useful lives of the respective assets. Repairs and

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

maintenance are charged to expense as incurred, and amounted to $4.8 million, $5.1 million, and $5.5 million for the years ended December 31, 2001, 2002, and 2003, respectively. Renewals and betterments are capitalized. Gains or losses on disposal of property and equipment are credited or charged to income.

Leased equipment meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease.

Facilities under development are recorded at cost, and include capitalized interest costs associated with the development of a project. These costs are classified as facilities under development until the project is completed, at which time the costs are transferred to the appropriate property and equipment accounts.

Debt Issuance Costs

Costs incurred in obtaining long-term financing are amortized over the life of the related debt using a method that approximates the interest method. At December 31, 2002 and 2003, accumulated amortization of debt issuance costs were $7.2 million and $9.5 million, respectively.

Goodwill and Other Intangible Assets

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 142 requires that goodwill no longer be amortized, but instead be tested for impairment at least annually. Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over a 20-year period. As a result, the Company ceased amortization of its goodwill and did not recognize approximately $1.8 million of goodwill amortization expense that would have been recognized in the years ended December 31, 2002 and 2003 under the previous accounting method. Of the Company’s $31.9 million of goodwill, $18.1 million and $13.8 million relate to its company-operated and franchise operation reporting units, respectively. Since the Company does not have publicly traded equity securities, management must use methods other than market value to determine the fair value of its partnership interests. In the event of very recent transaction involving the Company’s partnership interests, the value of the Company’s company-operated and franchise operation reporting units are based on such transactions. In the absence of very recent transactions, management will determine the value of the Company’s company-operated and franchise operation reporting units in a manner similar to that provided in the Company’s equity incentive plan described in Note (11). This valuation methodology is primarily based on a multiple of the Company’s projected EBITDA, less indebtedness and the mandatorily redeemable preferred partnership interests. The results of this analysis did not require the Company to recognize an impairment loss.

The following is a summary of our net loss before minority interest, adjusted for goodwill amortization recognized for the years ended December 31, 2001, 2002, and 2003:

	2001	2002	2003
	(in thousands)
Reported loss before minority interest	$(13,777)	$(6,582)	$(7,590)
Add back: Goodwill amortization	1,816	—	—

Adjusted loss before minority interest	$(11,961)	$(6,582)	$(7,590)

The restrictive covenant intangible asset is amortized on a straight-line basis over a 20-year period. At December 31, 2002 and 2003, accumulated amortization of the restrictive covenant was $56,300 and $81,300,

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

respectively. On an annual basis, the Company evaluates for possible impairment of long-lived assets and to the extent the carrying values exceed fair values, the Company’s impairment loss is recognized in operating results.

Land Held for Sale

The Company records long-lived assets held for sale at the lower of carrying amount or fair value less cost to sell. At December 31, 2002 and 2003, the Company reported land held for sale at its carrying value of $5.9 million and $5.0 million, respectively. The land held for sale consists of several parcels of undeveloped land considered by management as excess and no longer necessary for the operations of the Company. In March of 2004, the Company sold all of its undeveloped land in Knowlton Township, New Jersey for a sales price of $1.1 million at a loss of $908,000. All of the 2002 and 2003 balances are included in other assets in the accompanying consolidated balance sheets.

Impairment of Long-Lived Assets

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The implementation of this standard did not have an impact on the Company’s consolidated financial position or results of operations. Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”.

Partial Self-Insurance

The Company is partially self-insured, paying for its own employment practices, general liability, workers’ compensation, and group health benefit claims, up to stop-loss amounts ranging from $100,000 to $250,000 on a per-occurrence basis. For the years ended December 31, 2001, 2002, and 2003, the Company paid approximately $6.9 million, $7.5 million, and $7.1 million, respectively, on claims related to these partial self-insurance programs. Provisions established under these partial self-insurance programs are made for both estimated losses on known claims and claims incurred but not reported, based on claims history. For the years ended December 31, 2001, 2002, and 2003, aggregated provisions amounted to approximately $9.4 million, $7.2 million, and $7.7 million, respectively. At December 31, 2002 and 2003, the aggregated accrual amounted to approximately $6.8 million and $7.4 million, respectively, which the Company believes is adequate to cover both reported and incurred but not reported claims.

Loyalty Program

The Company utilizes estimates in accounting for its Petro Passport loyalty program. The Company records a liability for the estimated redemption of Petro points based on management’s estimates about the future redemption rate of Petro points outstanding. A change to these estimates could have an impact on the Company’s liability in the year of change as well as future years.

Environmental Liabilities and Expenditures

Accruals for environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. The measurement of

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

environmental liabilities is based on an evaluation of currently available facts with respect to each individual site and considers factors such as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. At December 31, 2002 and 2003, such accrual amount to $0 and $300,000, respectively. These liabilities are exclusive of claims against third parties.

Asset Retirement Obligations

On January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”). SFAS No. 143 provides accounting guidance for retirement obligations, for which there is a legal obligation to settle, associated with tangible long-lived assets. SFAS No. 143 requires that asset retirement costs be capitalized as part of the cost of the related long-lived asset and such costs should be allocated to expense by using a systematic and rational method. The statement requires that the initial measurement of the asset retirement obligation be recorded at fair value and the use of an allocation approach for subsequent changes in the measurement of the liability. SFAS No. 143 changes the Company’s accounting for underground storage tank removal costs and sewage plant waste removal costs. An asset retirement obligation of $489,000 has been recorded as a liability. The implementation of this standard resulted in a one-time charge for the cumulative effect of a change in accounting principle of $397,000 for the year ended December 31, 2003.

Pro forma effects on net loss before cumulative effect of a change in accounting principle assuming the application of SFAS No. 143 on a retroactive basis for the periods shown are as follows:

	For the Year Ended December 31, 2001		For the Year Ended December 31, 2002
	Actual	Proforma	Actual	Proforma
	(in thousands)		(in thousands)
Loss before cumulative effect of a change in accounting principle and minority interest	$(13,777)	$(13,820)	$(6,582)	$(6,635)
Net loss	$(13,774)	$(13,817)	$(6,618)	$(6,671)

As of December 31, 2001 and 2002, the pro forma asset retirement liability would have been $385,000 and $443,000, respectively.

A reconciliation of the Company’s asset retirement obligation for the year ended December 31, 2003 is as follows:

For the Year Ended December 31, 2003
(in thousands)
January 1, 2003	$443
Liabilities incurred	—
Liabilities settled	—
Revisions of estimate	—
Accretion expense	46

December 31, 2003	$489

Contingently Redeemable Warrants

At each balance sheet date, the Company determines whether a change in the value of the contingently redeemable warrants has occurred. Since the Company does not have publicly traded equity securities it will

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

determine the value of the contingently redeemable warrants utilizing a method similar to the one provided in the Company’s equity incentive plan to determine an approximation of the fair value of its partnership interests, as described in Note (11). This valuation methodology is primarily based on a multiple of the Company’s projected EBITDA (a non-GAAP measure that represents net income (loss) before interest expense, net, depreciation and amortization, cumulative effect of a change in accounting principle, and any one-time charges, less interest income and equity in income (loss) of affiliates), less indebtedness and the mandatorily redeemable preferred partnership interests. Any changes in the fair value are allocated on a pro rata basis to the general and limited partners. Using this methodology, the Company valued the contingently redeemable warrants at $4.2 million as of December 31, 2002 and 2003.

The Warrant Agreement dated July 23, 1999 provides that upon an “exchange event,” such as a change in control, a transfer of the Company’s business to a corporation that succeeds to and continues the Company’s business, including in connection with a public offering, or bankruptcy filing, the warrants will be exchanged, for no additional consideration, for 100% of the common stock of Warrant Holdings, whose sole asset currently is approximately 10.0% of the common limited partnership interests in the Company. If the warrants have not been exchanged by August 1, 2004, the Company will be obligated to repurchase the warrants at fair market value. In connection with the Refinancing Transactions, the Warrant Agreement was amended and the mandatory purchase date of the contingently redeemable warrants was extended from August 1, 2004 to October 1, 2009.

Revenue Recognition

The Company recognizes revenue from the sale of fuel and non-fuel products and services at the time delivery has occurred and services have been performed.

Franchise Revenues

The Company recognizes net revenue from initial franchise fees and other revenue types from individual franchisees when substantially all significant services to be provided by the Company have been performed. Franchise fees, which are based generally upon a percentage of the franchisees’ sales, are recognized monthly as earned. Given the insignificance of initial franchise fees and other revenue types, the Company reports a total combined revenue amount. Revenues from franchise operations aggregated $10.0 million, $4.8 million, and $5.3 million during the years ended December 31, 2001, 2002, and 2003, respectively. There were 20 franchise locations in operation during the year ended December 31, 2001, and 23 for each of the years ended December 31, 2002 and 2003. The increase in franchise revenue for the year ended December 31, 2001 was due to the $5.0 million payment for the early termination of four franchise agreements. The Company does not allocate any expenses in measuring its franchise segment’s profit and loss, nor does it believe there are any significant financial commitments or obligations resulting from these franchise agreements.

Motor Fuel Taxes

Certain motor fuel taxes are collected from consumers and remitted to governmental agencies by the Company. Such taxes were $224.9 million, $239.5 million, and $250.8 million for the years ended December 31, 2001, 2002, and 2003, respectively, and are included in net revenues and cost of sales in the accompanying consolidated statements of operations.

Advertising and Promotion

Costs incurred in connection with advertising and promotion are expensed as incurred, net of reimbursements from franchisees. Net advertising and promotion expenses of $3.7 million were incurred for each

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of the years ended December 31, 2001 and 2002, and $5.4 million for the year ended December 31, 2003, which are included in operating expenses in the accompanying consolidated statements of operations. Advertising and promotion reimbursements from franchisees totaled $544,000, $504,000, and $557,000 for the years ended December 31, 2001, 2002, and 2003, respectively.

Partnership Interests Option Plan

The Company has established an equity incentive plan (“Option Plan”) to attract and retain key personnel, including senior management, and to enhance their interest in the Company’s continued success, which is more fully described in Note (11). The Company applies Accounting Principles Board Opinion No. 25 in accounting for its Option Plan. Accordingly, compensation costs for partnership interest options are measured as the excess, if any, of the market price of the partnership interests at the date of grant over the amount an employee must pay to exercise the option. No such compensation cost was recognized during the years ended December 31, 2001, 2002, and 2003. The Company provides the disclosures required by the Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), as amended by the Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123”.

Had compensation expense been determined consistent with SFAS No. 123, the Company’s net loss for the years ended December 31, 2001, 2002, and 2003 (no options were granted in 2001, 2002, or 2003) would have been recorded in the following pro forma amounts:

	For the Years Ended December 31,
	2001	2002	2003
	(in thousands)
Net loss—as reported	$(13,774)	$(6,618)	$(7,634)
Deduct: Total stock-based employee compensation determined under fair value based method for all awards	(158)	(54)	(22)

Net loss—pro forma	$(13,932)	$(6,672)	$(7,656)

For pro forma disclosure purposes, the Company recognizes compensation cost on a straight-line basis over the related service period.

Income Taxes

The Company is not subject to federal or state income taxes. Results of operations are allocated to the partners in accordance with the provisions of the Holding Partnership’s Partnership Agreement and reported by each partner on their respective federal and state income tax returns. The taxable income or loss allocated to the partners in any one year generally varies substantially from income or loss for financial reporting purposes due to differences between the periods in which such items are reported for financial reporting and income tax purposes.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(3) Inventories

The following is a summary of inventories at December 31, 2002 and 2003:

	2002	2003
	(in thousands)
Motor fuels and lubricants	$6,726	$5,650
Tires and tubes	5,505	4,808
Merchandise and accessories	14,219	14,133
Restaurant and other	1,111	1,052
Less reserve for obsolescence	(233)	(233)

Inventories, net	$27,328	$25,410

(4) Property and Equipment

Property and equipment is summarized at December 31, 2002 and 2003, as follows:

	Estimated Useful Lives	2002	2003
	(years)	(in thousands)
Land and improvements	10	$48,121	$49,170
Buildings and improvements	30	170,425	171,493
Furniture and equipment	3-10	92,628	92,770
Leasehold improvements	7-30	20,062	20,752

		331,236	334,185
Less accumulated depreciation and amortization		(113,137)	(125,812)

Property and equipment, net		$218,099	$208,373

Furniture and equipment includes equipment purchased under a capital lease.

(5) Operating Leases

The Company has entered into various operating leases. The operating leases are related to five Petro Stopping Center locations, three land leases, an office building, and various equipment. The leases contain renewal options varying from automatic annual renewals to multiple five-year options. The land lease at the Company’s Hammond Louisiana location, which has a purchase option, expires on September 30, 2004.

A summary of future minimum rental payments on operating leases which have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2003, is as follows:

Fiscal Year Ending	Related Party	Third Party	Total
	(in thousands)
2004	$1,018	$3,523	$4,541
2005	1,018	3,430	4,448
2006	1,018	2,818	3,836
2007	1,018	2,262	3,280
2008	1,018	2,263	3,281
Later years	3,741	18,328	22,069

Total minimum lease payments	$8,831	$32,624	$41,455

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Rent expense under all operating leases was $2.8 million, $3.2 million, and $4.5 million for the years ended December 31, 2001, 2002, and 2003, respectively. Of these rentals, amounts of $1.6 million, $2.2 million, and $1.0 million for the years ended December 31, 2001, 2002, and 2003, respectively, were paid to related-parties. The related-party operating lease transactions, which are more fully described in Note (8), are:

•	The lease by the Company of an office building in which the Company’s principal executive offices are located which is owned by J.A. Cardwell, Sr., the Chairman, Chief Executive Officer, and President of the Company. The Company made annual rent payments of $336,000 for each of the years ended December 31, 2001, 2002, and 2003.

•	The lease by the Company of the Petro Stopping Center located in Effingham, Illinois from Truck Stop Property Owners, Inc., which is owned by Travis Roberts, an officer of the Operating Partnership until his retirement at the end of 2002, and five former employees of the Operating Partnership. The Company made rental payments of $1.2 million for each of the years ended December 31, 2001, 2002, and 2003. Effective January 2003, this lease is considered a non-related party transaction.

•	The lease by the Company of the Petro Stopping Center located in North Baltimore, Ohio, which was purchased from our previous lessor by TSP Holdings, LLC, a company wholly owned by James A. Cardwell, Jr., the Chief Operating Officer of the Operating Partnership. Effective January 2002, the Company began leasing the site from TSP Holdings, LLC and made rental payments of $667,000 and $682,000 for the years ended December 31, 2002 and 2003, respectively.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(6) Long-Term Debt

Long-term debt at December 31, 2002 and 2003 is presented below:

	2002	2003
	(in thousands)

Five-year revolving credit facility, under the retired senior secured credit facility, with a scheduled maturity of July 23, 2004, in an original aggregate principal amount of $85.0 million, with a commitment reduction to $60.0 million in May 2001 and to $25.0 million as of July 23, 2002, which includes a $10.0 million sublimit for letters of credit. Interest at either the bank’s base rate plus 1.5% or the Eurodollar rate plus 3.0% was payable quarterly. The weighted average interest rate was 4.4% at December 31, 2003. The principal amount outstanding of $29.3 million at July 23, 2002, converted to a term loan A. Commitment fees of 0.5% on undrawn funds were paid quarterly. Borrowings were collateralized by substantially all of the Company’s assets. Retired subsequent to year end, see Note 1.

	$—	$—

Two-year term loan A under the retired senior secured credit facility in an original amount of $29.3 million with a scheduled maturity of June 30, 2004. The term loan A was payable in 8 equal scheduled quarterly principal payments of $3.7 million commencing September 2002. In December 2002 an optional payment of $1.3 million was made which reduces future scheduled quarterly principal payments to $3.5 million. Additionally, principal payments based on excess cash flow as defined in the retired senior secured credit facility, were made quarterly. Required excess cash flow related principal payments reduce scheduled principal payments at the end of the term. During the twelve months ended December 31, 2002 and 2003 required excess cash flow related principal payments of approximately $615,000 and $241,000, respectively, were made. Interest at either the bank’s base rate plus 1.5% or the Eurodollar rate plus 3.0% was payable quarterly. The weighted average interest rate was 4.3% at December 31, 2003. The term loans A and B were collateralized by substantially all of the Company’s assets. Retired subsequent to year end, see Note 1.

	20,245	6,098

Seven-year term loan B under the retired senior secured credit facility in an original amount of $40.0 million with a scheduled maturity of July 23, 2006. The term loan B was payable in 24 consecutive scheduled quarterly principal payments varying from $250,000 to $6.0 million commencing September 30, 2000. Additionally, principal payments based on excess cash flow as defined in the retired senior secured credit facility, were made quarterly. Required excess cash flow related principal payments reduce scheduled principal payments at the end of the term. During the twelve months ended December 31, 2002 and 2003 required excess cash flow related principal payments of approximately $1.3 million and $516,000, respectively, were made. Interest at either the bank’s prime rate plus 1.75% or the Eurodollar rate plus 3.25% was payable quarterly. The weighted average interest rate was 4.6% at December 31, 2003. The term loans A and B were collateralized by substantially all of the Company’s assets. Retired subsequent to year end, see Note 1.

	36,203	34,687

10 1/2% Senior Notes due 2007 in an original aggregate principal amount of $135.0 million, net of unamortized discount of $404,000 and $306,000 as of December 31, 2002 and 2003, respectively. Interest on the 10 1/2% Notes was payable on February 1 and August 1 of each year. The 10 1/2% Notes were effectively subordinate to the loans outstanding under the retired senior secured credit facility to the extent of the value of the assets securing such loans. Retired subsequent to year end, see Note 1.	134,596	134,694

15% Senior Discount Notes, due 2008, net of unamortized discount of $36.5 million and $21.5 million at December 31, 2002 and 2003, respectively, to yield an effective rate of 18.7%. Interest on the 15% Notes was payable on February 1 and August 1 of each year, beginning February 1, 2005. The 15% Notes were effectively subordinated to the loans outstanding under the retired senior secured credit facility and the 10 1/2% Notes. The majority of these Notes were retired subsequent to year end, see Note 1.	76,887	91,922

Total long-term debt	267,931	267,401
Less scheduled maturities	15,660	9,500

Long-term debt, excluding scheduled maturities	$252,271	$257,901

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Effective May 14, 2001, the Company obtained approval from its lenders of an amendment to its now retired credit facilities which, among other things, amended certain of its financial covenants, established new covenants relating to leverage and capital expenditures, reduced the size of its revolver commitment from $85.0 million to $60.0 million, and adjusted the pricing spread on both the revolver and its Term B loans to current market levels. At December 31, 2003 and at the time the facility was retired, the Company was in compliance with all financial covenants under the retired credit facilities.

The Company had $8.2 million and $9.6 million of standby letters of credit outstanding under the revolving credit portion of the Company’s now retired credit facilities at December 31, 2002 and 2003, respectively. For each of the years ended December 31, 2002 and 2003, approximately $6.6 million and $8.2 million of these letters of credit are required to be posted with the Company’s insurance carriers in connection with the Company’s obtaining liability and other insurance coverages. In conjunction with the Refinancing Transactions, these letters of credit have been reissued and the majority will expire in February 2005.

On February 9, 2004, the Company completed its Refinancing Transactions in which it refinanced substantially all of its existing indebtedness. The Company entered into new senior secured credit facilities of an aggregate principal amount of $50.0 million, consisting of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million. Under the term loan, the Company is scheduled to make quarterly amortization payments commencing March 31, 2004. At February 9, 2004, the Company had $9.6 million in standby letters of credit outstanding, which reduced the Company’s borrowing capacity under the revolving credit portion of its new senior secured credit facilities on a dollar for dollar basis.

In connection with the Refinancing Transactions, the Company made a tender offer for all of its 10 1/2% Notes. On February 9, 2004, the Company repurchased approximately 87.0% of its 10 1/2% Notes. In accordance with the terms of the 10 1/2% Notes indenture, the Company redeemed the remaining 10 1/2% Notes for 101.75% of the principal amount, plus accrued interest in March 2004.

In connection with the Refinancing Transactions, the Company repurchased and exchanged approximately 54.8% and 42.2%, respectively, of its 15% Notes for new senior third secured discount notes (“New Holding Partnership Notes”) in connection with its exchange offer and consent solicitation.

The remaining portion of the 15% Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after August 1, 2004, upon not less than 30 and no more than 60 days notice at the following prices (expressed as percentages of the principal amount to be redeemed) as set forth below, plus accrued interest:

Year	Redemption Price
2004	107.5%
2005	105.0%
2006	102.5%
2007 and thereafter	100.0%

The New Holding Partnership Notes will mature on April 30, 2014, and will accrete in value through April 30, 2009, at a rate of 4.0% compounded semi-annually, commencing on February 9, 2004. In addition, the New Holding Partnership Notes will also bear cash interest at a rate of 5.0% per annum on the accreted value, commencing on February 9, 2004 through April 30, 2009. Thereafter, the New Holding Partnership Notes will bear cash interest at a rate of 12.5% per annum until maturity. Cash interest will be payable semi-annually in arrears on April 30 and October 31 of each year, beginning on April 30, 2004.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The New Holding Partnership Notes may be redeemed, at the option of the Company, in whole or in part, at any time, and from time to time, upon not less than 30 and no more than 60 days notice, at the following prices (i) 100% of the accreted value of the notes, plus any accrued and unpaid interest if the redemption date is on or prior to April 30, 2009, or (ii) 100% of the principal amount at stated maturity plus accrued interest, if any, to the redemption date if the redemption date is on or after May 1, 2009.

The Indentures for the 9% Notes, the New Holding Partnership Notes, and the agreement governing the new senior secured credit facilities each contain certain covenants, including without limitation, covenants with respect to the following matters: (i) limitation on incurrence of debt; (ii) limitation on operating leases; (iii) limitation on restricted payments; (iv) limitation on liens; (v) limitation on dividends and other payments affecting restricted subsidiaries; (vi) limitation on issuance and sale of capital interests in restricted subsidiaries; (vii) limitation on asset sales; (viii) limitation on transactions with affiliates; (ix) limitation on sale and leaseback transactions; (x) limitation on creation of unrestricted subsidiaries; and (xi) in the case of the new senior secured credit facilities, financial covenants covering leverage, capital expenditures, EBITDA (as defined therein), and fixed charge coverage.

Estimated principal payment requirements on long-term debt under the new senior secured credit facilities, the 9% Notes, and the New Holding Partnership Notes:

Fiscal Year Ending	(in thousands)
2004	$9,500
2005	6,000
2006	7,000
2007	7,000
2008	3,300
2012	225,000
2014	54,368

Total	$312,168

(7) Accrued Expenses and Other Liabilities

The following is a summary of accrued expenses and other liabilities at December 31, 2002 and 2003:

	2002	2003
	(in thousands)
Accrued expenses:
Employee related expenses	$9,995	$10,176
Taxes payable—sales, fuel and property	3,937	4,312
Interest expense	5,906	5,906
Other	6,041	5,807

Total	$25,879	$26,201

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(8) Related-Party Transactions

Amounts due to and from affiliates as of December 31, 2002 and 2003 consist of the following:

	2002	2003
	(in thousands)
Due from affiliates:

Cardwell Group	$675	$676
C&R Distributing, Inc.	78	299
Petro Truckstops, Inc.	462	754
El Paso Amusement Company	140	154
Petro Travel Plaza, LLC	340	1,338
Other	351	175

Total	$2,046	$3,396

Due to affiliates:

Mobil Diesel Supply Corporation	$15,537	$18,324
ExxonMobil	2,364	10
C&R Distributing, Inc.	179	289
Volvo	395	305
El Paso Amusement Company	192	170
Other	19	6

Total	$18,686	$19,104

Many of the relationships described below between the Operating Partnership and entities affiliated with the Cardwell Group were entered into prior to 1992, when the Cardwell Group or their affiliates owned 100% of the Operating Partnership. Prior to 1997, other than Board of Director approval, there was no formal procedure to ensure that related-party contracts contained arms-length terms and competitive pricing. In 1997, management implemented a process designed to ensure all new related-party transactions or the renewal of existing related-party transactions would be subject to a competitive bid or competitive analysis process.

Each of the related parties and/or affiliates of the Company included in the transactions described in this section (other than ExxonMobil, Mobil Diesel Supply Corporation (“Mobil Diesel”), a wholly owned subsidiary of ExxonMobil, Volvo Trucks North America, Inc. (“Volvo Trucks”), Volvo Petro Holdings, LLC, and Petro Travel Plaza, LLC) is owned or controlled to some degree by a member or members of the Cardwell Group. Related-party transactions, other than those specifically discussed below, may arise in the ordinary course of business.

In July 1999, the Company entered into two ten-year supply agreements with ExxonMobil. Upon the expiration of the ten-year initial term, the agreements are renewable for another five-year term at the option of ExxonMobil; however, the Company has the ability to terminate the agreements at the end of the ten-year term by paying a termination fee based on a formula provided for in such agreements. Under the terms of one of these agreements (which is referred to as the fuel supply agreement), ExxonMobil and Mobil Diesel (collectively, the “ExxonMobil Suppliers”) will supply the company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements in those markets in which Mobil branded diesel fuel and gasoline are available for sale, and under the other of these agreements (which is referred to as the lubricant supply agreement), the Company purchases lubricants, based upon minimum purchase commitments, at the prices set forth in that agreement.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Under a Consent Decree issued by the Federal Trade Commission in connection with the merger of Mobil Corporation and Exxon Corporation, ExxonMobil is unable to directly sell Mobil branded fuel products in certain markets. There are two company-operated Petro Stopping Centers located in these markets. The Company does not believe that the loss of the Mobil diesel brand in these markets has had a material adverse effect on the volumes or results of operations of these two Petro Stopping Center locations.

The diesel fuel sold at all but eight company-operated Petro Stopping Centers and some of the Company’s franchise operated Petro Stopping Centers is branded Mobil Diesel, and all of the company-operated Petro: Lubes feature Mobil Delvac lubricants. Under the fuel supply agreement and the lubricant supply agreement, both dated July 23, 1999, the Company agreed to purchase Mobil branded lubricant products and Mobil branded diesel fuel for sale and distribution under Mobil’s trademarks at the company-operated Petro Stopping Centers and five of the franchise operated truck stops and Mobil branded gasoline for sites as selected by ExxonMobil, as limited, however, by existing contractual obligations to purchase gasoline from other suppliers. The contracts with the ExxonMobil Suppliers (the “ExxonMobil Supply Agreements”) require that the Company purchase from ExxonMobil specified distribution terminals, a minimum number of gallons of diesel fuel on an annual basis, as adjusted based upon product availability, the number of centers the Company operates, and other circumstances therein described. For 2003, the Company’s annual volume commitment was 202.9 million gallons of Mobil diesel under the fuel supply agreement and 1.5 million gallons of Mobil lubricants under the lubricant supply agreement. This constituted approximately 36.7% of the Company’s diesel fuel requirements and approximately 80.2% of the Company’s lubricant requirements. In addition, the Company is required to exclusively advertise both the Mobil Delvac lubricants and the Mobil fuel at the branded ExxonMobil locations.

If the Company does not purchase any diesel fuel from ExxonMobil under the ExxonMobil Supply Agreements, the maximum penalties in any year would be $0.0035 per gallon, multiplied by the annual volume commitment as provided for in the ExxonMobil Supply Agreements, plus additional amounts for each new Petro Stopping Center opened and which ExxonMobil agrees to supply. In 2001, 2002, and 2003, the Company incurred penalties of approximately $139,000, $184,000, and $397,000, respectively. In connection with the Refinancing Transactions, the Company amended the ExxonMobil Supply Agreements. The amendment contemplates that the Company may purchase fuel from other suppliers, but does not revise the penalties for failing to purchase our annual volume commitments. Instead, the amendment provides that the penalty will be multiplied by a fraction, the numerator of which is the Company’s trade credit with the ExxonMobil Suppliers during December of each year and the denominator of which is $30.0 million. As a result, the Company will have an incentive to reduce its accounts payable to the ExxonMobil Suppliers each year. As provided for in the ExxonMobil Supply Agreements, if the ExxonMobil Suppliers do not supply 100% of the Company’s diesel fuel demand at Mobil-branded locations, Mobil Diesel purchases such additional diesel fuel from third party suppliers and then sells it to the Company. In such cases the Company can designate a third party supplier from whom Mobil Diesel will obtain diesel fuel, so long as the fuel meets or exceeds the minimum industry or governmental specifications and the alternate source supplier agrees to specified procedures. Effective June 2001, Mobil Diesel and the Company entered into an outsourcing agreement to document the responsibilities associated with the day-to-day operations of Mobil Diesel, including the ability of the Company personnel to negotiate price and other terms of third party supply arrangements, subject to approval by Mobil Diesel.

If the Company is able to obtain a lower diesel fuel price from a third-party supplier approved by Mobil Diesel in a particular market area, the Company may request that ExxonMobil meet the lower price or allow a portion of its diesel fuel requirements to be supplied from the Mobil Diesel approved third-party supplier, in which case Mobil Diesel would purchase the diesel fuel from the supplier and resell the product to the Company. Any change in supply source, other than a change resulting from inability to supply, does not affect the Company’s requirement to purchase the annual minimum number of gallons from Exxon Mobil specified distribution terminals as provided in the ExxonMobil Supply Agreements. The ExxonMobil Supply Agreements

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

also place a limit on the maximum number of gallons of diesel fuel that the Company may receive monthly from the ExxonMobil Suppliers’ specified distribution terminals. Prices to be charged for fuel sold to the Company under the ExxonMobil Supply Agreements are based on referenced prices plus delivery costs minus discounts.

Any new sites owned or operated by the Company must be branded to sell Mobil diesel at the ExxonMobil Suppliers’ option, and any new sites owned or operated by the Company in certain states must be branded to sell Mobil gasoline at the ExxonMobil Suppliers’ option.

The Company purchases diesel fuel and gasoline for each of its company-operated Petro Stopping Centers on a daily basis. Each location typically maintains a two to three day inventory of fuel. During 2003, the Company purchased 94.3% of its diesel fuel and gasoline through the ExxonMobil Suppliers, approximately 74.2% of which was third-party fuel purchased through the arrangement described above, which includes fuel purchases received at a third-party terminal but sold by the ExxonMobil Suppliers under an exchange or purchase arrangement. The approximate aggregate amounts of fuel purchased under the ExxonMobil Supply Agreements were $696.9 million, $696.3 million, and $766.0 million for the years ended December 31, 2001, 2002, and 2003, respectively.

Under the terms of an agreement with C&R Distributing, Inc. (“C&R”), the Company currently purchases Chevron branded gasoline and motor oils at cost for three of its Petro Stopping Centers from C&R. The sole shareholder of C&R is Nevada Trio, Inc., a Nevada Corporation, which is controlled by the Cardwell Group. The C&R fuel agreement requires the Company to keep Chevron unleaded gasoline, regular gasoline, and motor oils continuously stocked and offered for sale in quantities sufficient to meet demand. In 1997, the Company entered into a product services agreement with C&R which terminates in December 2004, under which C&R provides the Company with fuel hauling and fuel pump maintenance and services within the El Paso, Texas, metropolitan area. C&R provides the Company with fuel hauling within various specified markets designated by the Company under a fuel carrier agreement entered into on March 1, 2000 which expired on March 1, 2003 and is automatically renewed for successive one year terms until cancellation by either party with 90 days written notice. The C&R agreements provide that C&R will charge the Company for these services at the lowest rates charged by C&R for similar services and, in any event, at rates that will not exceed rates available from unrelated parties providing similar services. The C&R fuel agreement is exclusive but allows the Company to cancel the agreement with 30 days prior notice. The C&R product services agreement is non-exclusive and allows the Company to enter into similar agreements with other parties. The C&R fuel carrier agreement is exclusive with respect to the Petro Stopping Centers as defined per the agreement. Sales of fuel and lubricants and truck hauling fees charged by C&R to the Company aggregated $7.1 million, $7.3 million, and $9.3 million for the years ended December 31, 2001, 2002, and 2003, respectively. Additionally, the Company sells diesel fuel to C&R, at the Company’s cost, which aggregated to $2.4 million, $9.0 million, and $1.4 million for the years ended December 31, 2001, 2002, and 2003, respectively.

On July 23, 1999, Volvo Trucks and the Company entered into an Operating Agreement related to the warranty, maintenance, and service work the Company provides to Volvo Trucks managed vehicles, the sale by the Company of Volvo truck parts, joint advertising and marketing initiatives, and the co-development of Petro Stopping Centers by Volvo Trucks and the Company to utilize the Company’s truck stop space for Volvo truck sales and marketing.

J.A. Cardwell, Sr., James A. Cardwell, Jr., and Mrs. J.A. Cardwell, Sr. own 60.0%, 30.0%, and 10.0%, respectively, of the stock of C&PPR, Inc. (“C&PPR”). James A. Cardwell, Jr. is the sole shareholder of Petro Truckstops, Inc. (“Petro Truckstops”) and Petro Beverage, Inc. The Company entered into agreements with C&PPR, Petro Truckstops, and Petro Beverage, Inc. relating to the retail sales of beer, wine, and wine coolers at a limited number of its Petro Stopping Centers. The agreements continue in effect until terminated by either

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

party. Under the agreements with C&PPR, Petro Truckstops, and Petro Beverage, Inc., the Company agreed to operate the alcohol sales business at these locations for these entities in exchange for a percentage of the gross receipts generated from alcoholic beverage sales. The percentage of gross alcoholic beverage sales received by the Company is 10.0% in the case of C&PPR and 15.0% in the case of Petro Truckstops and Petro Beverage, Inc., of which 5.0% in all cases serves as the Company’s reimbursement of all related operating expenses as defined under the agreements. In each of the agreements, the net payments to the Company are intended to be approximately equal to the gross profit received by the above entities. The Company’s revenues in connection with the C&PPR agreement were $72,000, $55,000, and $61,000 for the years ended December 31, 2001, 2002, and 2003, respectively. The Company’s revenues in connection with the Petro Truckstops agreement were $40,000, $43,000, and $44,000 for the years ended December 31, 2001, 2002, and 2003, respectively. The Company’s revenues in connection with the Petro Beverage, Inc. agreement were $6,800, $7,300, and $8,000 for the years ended December 31, 2001, 2002, and 2003, respectively.

Concurrent with the formation of the Operating Partnership in April 1992, Motor Media, Inc. (“Motor Media”), which is owned 100% by James A. Cardwell, Jr., entered into a five-year agreement with the Company (the “Motor Media Agreement”), under which Motor Media leases floor and wall space at all Petro Stopping Centers operated by the Company and sells space for in-store advertising to third parties. The term of the Motor Media Agreement expired in 1997 and was renewed for an additional five-year term which expired in 2002. The agreement is automatically renewed until cancellation by either party with 60 days written notice. Under the Motor Media Agreement, the Company and Motor Media are entitled to 25.0% and 75.0%, respectively, of the gross revenues generated. The Company received $17,000, $25,000, and $15,000 for the years ended December 31, 2001, 2002, and 2003, respectively, representing its share of the gross receipts generated.

Under an agreement (the “Amusement Agreement”) between El Paso Vending and Amusement Company (“EPAC”), of which J.A. Cardwell, Sr. and James A. Cardwell, Jr. own 99.0% and 1.0%, respectively, and the Company, EPAC furnishes and services video and other games to the company-operated Petro Stopping Centers. The term of the Amusement Agreement expired in May 2002 and operated on a month to month basis prior to the renewal and extension of the Amusement Agreement, which was made as of April 1, 2003 for a three-year term ending March 31, 2006. The Amended Amusement Agreement shall automatically renew for successive one-year terms unless either party provides a written notice of termination at least ninety days prior to the termination of the extended initial term or any renewal term. The Amended Amusement Agreement currently covers 31 of the company-operated Petro Stopping Centers, of which the Company and EPAC are entitled to 50% each of the revenues generated by the games for 24 sites and with the remaining 7 sites, the Company and EPAC are entitled to 60% and 40%, respectively, of the revenues generated by the games. The Company received $3.1 million, $2.5 million, and $2.1 million for the years ended December 2001, 2002, and 2003, respectively, representing its share of the revenues under the Amusement Agreement and the Amended Amusement Agreement.

Since June 1993, the Petro Stopping Center located in Shreveport, Louisiana has featured video poker games housed in a separate on-site facility and operated by Petro Truckstops, Inc., which is owned 100% by James A. Cardwell, Jr., who, under terms of a contract, pays 95.0% of revenue collected to the Company and retains 5.0% for operating expenses in accordance with a lease agreement. In order to satisfy state law requirements, in February 2000, the Company leased the Shreveport fuel island operation to Petro Truckstops, Inc., which operates the video poker offering. Pursuant to the terms of the Property Lease Agreement, dated November 12, 1998, (“Property Agreement”) between the Company and Petro Truckstops, Inc., the Company receives rental income of $1.2 million per annum, which was received for each of the years ended December 31, 2001, 2002, and 2003. The Company also receives a management fee of $250,000 per annum, which was received for each of the years ended December 31, 2001, 2002, and 2003. Additionally, the Company sells diesel fuel to the Shreveport location which aggregated to $14.1 million, $11.8 million, and $13.8 million for the years ended December 31, 2001, 2002, and 2003, respectively.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The office building in which the Company’s principal executive offices are located is owned by J.A. Cardwell, Sr., the Chairman, Chief Executive Officer, and President of the Company. The Company leases the entire building under a lease agreement, as amended on July 10, 2003, which extended the term of the lease from December 31, 2005 to December 31, 2013. Under the lease, the Company pays rent totaling $336,000 per year. In addition to rent, the Company is required to pay all taxes, maintenance, and other operating expenses related to the leased building.

The Petro Stopping Center located in North Baltimore, Ohio was purchased from the previous lessor by TSP Holdings, LLC, a company which is wholly owned by James A. Cardwell, Jr., the Chief Operating Officer of the Operating Partnership. Effective January 8, 2002, the Company leased the North Baltimore site under a lease with an initial ten year term and two consecutive renewal options of five years each. Pursuant to the terms of the lease agreement, the Company has the option to purchase the Petro Stopping Center at a purchase price of $5.6 million anytime during the lease. Under the lease terms, the Company pays rent totaling $682,080 per annum, which was paid on a pro-rata basis for the year ended December 31, 2002 in the amount of $667,000. The entire $682,080 was paid for the year ended December 31, 2003.

Pursuant to the terms of the Limited Liability Company Operating Agreement dated as of December 5, 1997 and amended as of December 19, 2002 (the “LLC Agreement”), the Company formed a limited liability corporation, Petro Travel Plaza, LLC (“Petro Travel Plaza”), with Tejon Development Corporation (“Tejon”) to build and operate a Petro Stopping Center branded location in Southern California. Under the terms of the LLC Agreement among the Company, Tejon, and Tejon Ranch Company, as guarantor, the Company made an initial capital contribution of $2.0 million for working capital and inventory, which is the Company’s basis for the investment in this venture. Pursuant to the LLC Agreement, the Petro Travel Plaza financed construction of the location with a non-recourse credit facility. The Company received management fees of $250,000, $253,000, and $382,000 for the years ended December 31, 2001, 2002, and 2003, respectively. Additionally, the Company is responsible for the administrative accounting and tax functions of Petro Travel Plaza and received $25,000, for each of the years ended December 31, 2001 and 2002, and $30,000 for the year ended December 31, 2003 for these services. As a 40.0% member of Petro Travel Plaza, the Company receives 40.0% of the location’s operating earnings, which is accounted for using the equity method. The Company’s 40.0% share amounted to income of $122,000, $406,000, and $476,000 for the years ended December 31, 2001, 2002, and 2003, respectively. This Petro Stopping Center location began operations in June 1999.

Highway Service Ventures, Inc. (“HSV”), a corporation in which J.A. Cardwell, Sr. owns a 31.7% interest, operates four franchised Petro Stopping Centers located in Elkton, Maryland; Ruther Glen, Virginia; Florence, South Carolina; and Carnesville, Georgia. These franchise agreements do not contain terms that are more favorable to the franchisee than the comparable terms in any of the Company’s other franchise agreements. For the years ended December 31, 2001, 2002, and 2003, the Company purchased receivables from HSV in the amounts of $14.2 million, $10.2 million, and $9.1 million, respectively. Additionally, the Company received franchise fees from HSV of approximately $1.2 million for the year ended December 31, 2001 and approximately $1.1 million for each of the years ended December 31, 2002 and 2003.

Concurrent with the formation of the Operating Partnership in April 1992, J.A. Cardwell, Sr., James A. Cardwell, Jr., and officers and directors of the Company, executed an Option and Right of First Refusal Agreement which granted to the Company and other parties the options, which expire in December 2006, to purchase certain properties owned by the Cardwell Group or their affiliates that are located near or adjacent to certain of the Company’s Petro Stopping Centers, and a right of first refusal on these properties. The price at which an option property may be purchased will be equal to the fair market value of the property when the option is exercised as determined by an appraisal.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Concurrent with the Refinancing Transactions, J.A. Cardwell, Sr., James A. Cardwell, Jr., Petro, Inc., and JAJCO II Inc. each entered into an indemnity agreement under which he or it agreed to indemnify the Company and the general and limited partners thereof, for a definitive amount of debt arising out of the Refinancing Transactions. The indemnity agreements were entered into by the parties to address specific income tax issues arising out of the Refinancing Transactions under the “at-risk” limitation rules, the partnership basis rules, and the liability allocation rules found in the Internal Revenue Code and the Treasury Regulations. Consequently, each party’s obligation under its respective indemnity agreement is determined by taking into account that party’s basis in its partnership interest and the applicable “at-risk” rules and liability allocation rules. The indemnity agreements do not relieve the Company and the general and limited partners thereof, from making regular interest and principal payments on and otherwise satisfying all obligations of the debt obligations arising out of the Refinancing Transactions until (i) an event of default or default has occurred in connection with one or more of the debt obligations, which remains uncured and/or is not otherwise waived, (ii) all amounts owing on the debt obligations that are in default become immediately due and payable, and (iii) all real and personal property, if any, liable for securing the debt obligations that are in default has been exhausted or otherwise disposed of to satisfy the debt obligations.

Under the terms of the Holding Partnership’s Partnership Agreement, the Holding Partnership is required to make distributions to each of its partners in an amount sufficient to allow each partner to pay federal, state, and local taxes with respect to the allocation of taxable income to such partner by the Company. Tax distributions are based on separate allocations of taxable income of the Holding Partnership. Distributions for the years ended December 31, 2001, 2002, and 2003 were $10,000, $15,000, and $23,000, respectively. In addition to the tax distribution for the year ended December 31, 2001, the partners received a tax refund of $105,000.

(9) Partners’ Capital (Deficit)

Ownership

Under the Holding Partnership’s partnership agreement (the “Holding Partnership’s Partnership Agreement”), the partners delegated management authority to a seven member Board of Directors. The Cardwell Group, Volvo Trucks, and Mobil Long Haul each have the right to appoint two persons each to the Board of Directors. These three partners also have the right to veto certain major partnership decisions. The seventh member of the Board of Directors is Mr. Larry Zine, who served as the Operating Partnership’s Executive Vice President and Chief Financial Officer from December 1996 to January 1999 and as President of the Operating Partnership from January 1999 through July 1999.

Mandatorily Redeemable Preferred Partnership Interests

The Holding Partnership’s Partnership Agreement provides for two classes of preferred partnership interests. The Class A preferred partnership interests held by the Cardwell Group accrue cumulative preferred returns at a rate of 8.0% per annum. The Class A preferred partnership interests held by Mobil Long Haul accrue cumulative preferred returns at a rate of 9.5% per annum. The preferred returns accrue, but are only payable in cash if permitted by the Operating Partnership’s then existing debt instruments. Accrued but unpaid returns compound semiannually. The Class A preferred partnership interests will be mandatorily redeemable by the Company on October 27, 2008. The Class A preferred partnership interests are not convertible into common partnership interests. The Class A preferred partnership interests as well as the Class B preferred partnership interests described below have liquidation preferences equal to all their accrued and unpaid preferred return plus to all their unrecovered capital.

The Class B preferred partnership interests are owned by Mobil Long Haul and accrue cumulative preferred returns at a rate of 12.0% per annum. The original $5.0 million capital component of the Class B preferred

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

partnership interests is convertible into 3.9% of the common partnership interests in the Holding Partnership at any time prior to mandatory redemption on the tenth anniversary date of the closing of the 1999 transaction. The preferred returns accrue, but are only payable in cash if permitted by the Operating Partnership’s then existing debt instruments. Upon conversion into a common partnership interest (or as soon thereafter as cash may be available) the accrued preferred return on the Class B preferred partnership interest will be paid.

The Company had accrued and unpaid preferred returns on the Class A and B mandatorily redeemable preferred partnership interests totaling to $12.2 million, $15.7 million, and $19.7 million at December 31, 2001, 2002, and 2003, respectively.

Distributions

Under the terms of the Holding Partnership’s Partnership Agreement (and prior to the 1999 Transaction, the Operating Partnership Agreement), the Holding Partnership is required to make distributions to each of its partners in an amount sufficient to allow each partner to pay federal, state, and local taxes with respect to the allocation of taxable income to such partner by the Holding Partnership. Tax distributions are based on separate allocations of taxable income of the Holding Partnership. Distributions for the years ended December 31, 2001, 2002, and 2003, were $10,000, $15,000, and $23,000, respectively. In addition to the tax distribution for the year ended December 31, 2001, the partners received a tax refund of $105,000.

As of December 31, 2003, the historical net book value of assets and liabilities was approximately $25.8 million greater than the associated net tax basis of those assets and liabilities.

Allocations of Income

In any fiscal year, the Holding Partnership’s profits shall be allocated among the preferred limited partners according to their sharing percentages until the cumulative amount of cash distributed equals the cumulative amount of cash distributed in payment of unpaid preferred return to the preferred limited partners. Profits for any fiscal year are allocated first to those partners to whom losses have previously been allocated, then pro rata to the common limited partners. Losses for any fiscal year shall be allocated first to common partners then to preferred partners.

Upon liquidation of the Holding Partnership, the proceeds will be distributed first to creditors; next, to Class A and Class B preferred interests, next, pro rata, to partners who have distribution shortfalls; then to common partnership interests to the extent of unrecovered capital, and lastly, pro rata, to the partners in accordance with their positive capital account balances.

(10) Employee Benefits

The Company sponsors a defined contribution retirement plan under Internal Revenue Code Section 401(k) covering substantially all of its employees (the “Plan”). Company contributions equal 50.0% of the participants’ contributions up to 4.0% of the participants’ annual salary and aggregated approximately $372,000, $400,000, and $378,000 for the years ended December 31, 2001, 2002, and 2003, respectively. Other than those discussed below, there were no other post employment or retirement plans at December 31, 2001, 2002, and 2003.

In December 2002, the Company amended and restated the Petro Stopping Centers Deferred Compensation Plan (the “Comp Plan”) for key employees, which was originally established in 1998. Under the Comp Plan, the participants may defer base compensation and earn interest on their deferred amounts. The program is not qualified under Section 401 of the Internal Revenue Code. The Company will credit matching deferrals for each

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

participant equal to 50.0% of the first 4.0% of the participants’ compensation up to $9,500 per year. Company matched deferrals will vest at 20.0% after one year of service and an additional 20.0% for each year thereafter. The participants are general creditors of the Company with respect to these benefits. The total of participant deferrals, which is reflected in accrued expenses and other liabilities, was $765,000, $799,000, and $1.1 million at December 31, 2001, 2002, and 2003, respectively. The Company’s matched deferral expenses for the years ended December 31, 2001, 2002, and 2003, totaled $25,300, $25,600, and $14,300, respectively.

(11) Partnership Interests Option Plan

The Company has established an equity incentive plan (“Option Plan”) to attract and retain key personnel, including senior management, and to enhance their interest in the Company’s continued success. The Company applies Accounting Principles Board Opinion No. 25 in accounting for its Option Plan. Accordingly, compensation costs for partnership interest options are measured as the excess, if any, of the market price of the partnership interests at the date of grant over the amount an employee must pay to exercise the option. No such compensation cost was recognized during the years ended December 31, 2001, 2002, and 2003. The Company provides the disclosures required by the Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), as amended by the Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123”.

All options are for equity interests in the Company. Options are granted at an exercise price not less than market price at the date of grant. As an entity without publicly traded equity securities, the Board of Directors must determine in good faith the market price of the option at the date of grant. In the event of very recent transactions involving the Company’s partnership interests, the market price of the option is based on the value of the interests determined in those transactions. In the absence of very recent transactions, the plan provides a formula for determining an approximation of market price based on a multiple of the Company’s latest four quarters of EBITDA, less indebtedness, and the mandatorily redeemable preferred partnership interests. The 2000 market price ($3,086 per .01% interest) were determined by the provisions of the plan since there were no recent transactions. Based on facts and circumstances at the time, the Board of Directors concluded the amount as determined by the provisions of the plan was a reasonable determination of market price.

Vesting occurs over four years at 25.0% per year. At December 31, 2003, approximately 8.49% of the partnership options were exercisable, all at a weighted average exercise price of $2,970, and all of which expire from 2007 to 2010. Participants become fully vested upon the occurrence of a Change in Control (as defined in the plan), upon a sale of substantially all of the assets of the Company, upon the liquidation of the Company, upon the Company’s consummation or adoption of a plan to make an Extraordinary Distribution of Redemption (as defined in the plan) or a closing of an initial public offering of equity securities. Options may be exercised at any time, to the extent that such options are exercisable. All options expire on the earlier to occur of (i) the tenth anniversary of the date the option was granted, (ii) one year after the participant ceases to be an employee of the Company due to retirement, death or disability, (iii) immediately, if the participant ceases to be an employee of the Company for cause, or (iv) ninety days after the occurrence of the termination of the participant’s employment with the Company, for any reason other than (ii) or (iii) above. A participant, as defined in the plan, shall have no rights as a limited partner until the date the participant is duly admitted into the partnership. In general, a Class B Common Limited Partner may not participate in partnership profits, losses or gains, or participate in distributions from operations or receive tax distributions; however, a participant may participate in liquidating distributions. Additionally, a Class B Common Limited Partner shall not have any voting rights.

Mr. Larry Zine was granted options separately from the Option Plan to acquire a 3.91% ownership in the Company at an exercise price of $2,814. These options became fully vested and exercisable to purchase partnership interests in the Company as a result of the 1999 Transaction.

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of the status of the Company’s total outstanding partnership interest options are as of December 31, 2001, 2002, and 2003, and changes during the years then ended is as follows:

	Percentage Interests	Exercise Price (1)
Options outstanding at December 31, 2000	12.35	3,086
Granted	—	—
Exercised	—	—
Expired/Cancelled/Forfeited	(2.74)	3,266

Options outstanding at December 31, 2001	9.61	3,035
Granted	—	—
Exercised	—	—
Expired/Cancelled/Forfeited	(0.61)	2,945

Options outstanding at December 31, 2002	9.00	3,041
Granted	—	—
Exercised	—	—
Expired/Cancelled/Forfeited	(0.36)	4,221

Options outstanding at December 31, 2003	8.64	2,992

(1)	Weighted average per .01% interest

(12) Commitments, Contingencies, and Guarantees

From time to time the Company is involved in ordinary routine litigation incidental to the business for which estimates of losses have been accrued, when appropriate. In the opinion of management, such proceedings will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

The Company guaranteed a portion of the Petro Travel Plaza’s debt under a Repayment Guaranty dated as of June 4, 1999 and last modified on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $351,000. The fair value of the guarantee is insignificant.

Additionally, the Company guaranteed a portion of Petro Travel Plaza’s debt under a Continuing Guaranty dated as of May 12, 2003, which was modified by an Amended and Restated Guaranty Agreement on September 10, 2003. The guaranteed amount is reduced as the outstanding principal balance of the loan is reduced. The guarantee is reduced to zero when the loan to value ratio is equal to or less than 0.5 to 1.00. As of December 31, 2003, the maximum potential amount of future payments related to the guarantee was $75,000. The fair value of the guarantee is insignificant.

(13) Financial Instruments

The Company has engaged in only limited hedging activities and has not entered into significant long-term contracts with fuel suppliers other than the two ten-year supply agreements with ExxonMobil entered in July 1999. Under the terms of one of these agreements, the ExxonMobil Suppliers will supply the company-operated Petro Stopping Centers’ diesel fuel and gasoline requirements in those markets in which Mobil branded diesel fuel and gasoline are available for sale, and under the other of these agreements, the Company purchases lubricants, based upon minimum purchase commitments, at the prices set forth in the agreements, see Note (8).

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Both supply agreements qualify as normal purchasing contracts and as such are not accounted for as a derivative under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”). As of and for the years ended December 31, 2002 and 2003, the Company was not a party to any futures or option contracts.

As of December 31, 2002 and 2003, the carrying amounts of certain financial instruments employed by the Company, including cash and cash equivalents, trade accounts receivable, trade accounts payable, and amounts due from/to affiliates are representative of fair value because of the short-term maturity of these instruments. The carrying amounts of the Company’s retired senior secured credit facilities approximate fair value due to the floating nature of the related interest rates. The Company’s principal market risk as it relates to long-term debt is its exposure to changes in interest rates. The fair value of the 10 1/2% Notes has been estimated based on quoted market prices for the same or similar issues. The fair value of all derivative financial instruments is the amount at which they could be settled, based on quoted market prices or estimates obtained from dealers.

The following table reflects the carrying amount and estimated fair value of the Company’s financial instruments, as of December 31:

	2002		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Balance sheet financial instruments
Long-term debt	$267,931	$233,663	$267,401	$278,410
Other financial instruments
Interest rate swap agreements	(456)	(456)	—	—

The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. The Company uses derivatives to manage well-defined interest rate risks. At December 31, 2002, the Company was party to an interest rate swap agreement that was a cash flow hedge and qualified for the shortcut method under SFAS No. 133. Under this agreement, the Company paid a fixed rate of 3.86% on a portion of its retired credit facilities instead of a floating rate based on LIBOR on the notional amount as determined in three-month intervals. The interest rate swap agreement expired by its terms on December 31, 2003. The transaction effectively changed a portion of the Company’s interest rate exposure on its retired credit facilities from a floating rate to a fixed rate basis. For the years ended December 31, 2001, 2002, and 2003, the effect of the swap was to increase the rate the Company was required to pay by 2.0%, 2.0%, and 2.6%, respectively, which resulted in additional interest expense of approximately $397,000, $379,000, and $495,000, respectively.

(14) Environmental Matters

The Company’s operations and properties are subject to extensive federal and state legislation, regulations, and requirements relating to environmental matters. In the operation of the Company’s business, it uses underground and above ground storage tanks (each a “UST”) to store petroleum products and waste oils. Statutory and regulatory requirements for UST systems include requirements for tank construction, integrity testing, leak detection and monitoring, overfill and spill control, and mandate corrective action in case of a release from a UST into the environment. The Company is also subject to regulation in certain locations relating to vapor recovery and discharges into water. As a result of work done in 1999 to upgrade the Company’s USTs as required by state and federal law, the Company anticipates some site remediation will be required in Corning, California. The Company has incurred approximately $421,000 in remediation costs as of December 31, 2003

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

related to Corning, California of which $300,000 is accrued at year-end. Management does not believe any additional required remediation will have a material adverse effect on the Company’s consolidated financial position or results of operations. Management believes that all of the Company’s USTs are currently in compliance in all material respects with applicable environmental legislation, regulations, and requirements.

The Company’s ownership of the properties and operation of its business may subject the Company to liability under various federal, state, and local environmental laws, ordinances, and regulations relating to cleanup and removal of hazardous substances (which may include petroleum and petroleum products) on, under, or in such property. Certain laws impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Persons who arrange, or are deemed to have arranged, for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment site, regardless of whether such site is owned or operated by such person.

Where required or believed by the Company to be warranted, the Company takes action at its locations to correct the effects on the environment of prior disposal practices or releases of chemical or petroleum substances by the Company or other parties. In light of the Company’s business and the quantity of petroleum products that it handles, there can be no assurance that hazardous substance contamination does not exist or that material liability will not be imposed in the future. For the years ended December 31, 2001, 2002, and 2003, the Company’s expenditures for environmental matters were approximately $128,000, $332,000, and $180,000, respectively. See Note (2) for a discussion of the Company’s accounting policies relating to environmental matters.

The Company carries pollution legal liability insurance and UST insurance to cover likely and reasonably anticipated potential environmental liability associated with its business. While management believes that this coverage is sufficient to protect the Company against likely environmental risks, the Company cannot make assurances that its insurance coverage will be sufficient or that its liability, if any, will not have a material adverse effect on the Company’s business, assets, or results of operations.

The Company accrues liabilities for certain environmental remediation activities consistent with the policy set forth in Note (2). At December 31, 2002 and 2003, this accrual amounted to $0 and $300,000, respectively. The Company’s accrual for environmental remediation expenses is based upon initial estimates obtained from contractors engaged to perform the remediation work as required by local, state, and federal authorities. It is often difficult to predict the extent and the cost of environmental remediation until work has commenced and the full scope of the contamination determined. Accruals are periodically evaluated and updated as information regarding the nature of the clean up work is obtained. In the event that future remediation expenditures are in excess of amounts accrued, management does not anticipate that they will have a material adverse effect on the consolidated financial position or results of operations of the Company. Actual results, however, could differ from estimated amounts and those differences could be material. At December 31, 2002 and 2003, the Company has recognized receivables of approximately $138,000 and $460,000, respectively, in the consolidated balance sheets related to recoveries of certain remediation costs from third parties.

(15) Segments

The Company has two reportable operating segments, company-operated truck stops and franchise operations.

The Company operates 37 multi-service truck stops in the United States. Full-size Petro Stopping Centers are built on an average of 27 acres of land situated at a convenient location with easy highway access. They can

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

each generally accommodate an average of 263 trucks and an average of 145 cars in spacious and well-lit parking areas. The Company’s locations are designed to provide good traffic flow, reduce accidents, and enhance security for the drivers, their trucks, and freight. Within the Petro Stopping Center network, the Company offers standardized and consistent products and services to accommodate the varied needs of professional truck drivers and other highway motorists. Generally, these include separate gas and diesel fueling islands, its home-style Iron Skillet restaurants, truck maintenance and repair services, and travel and convenience stores offering an array of merchandise selected to cater to professional truck drivers’ needs during long periods away from home. In addition, a typical Petro Stopping Center provides amenities and services such as telephone, fax, photocopying, Internet access, postal services, certified truck weighing scales, truck washes, laundry facilities, private showers, video games, and television and/or movie rooms. The Company has aggregated its company-operated truck stops into one reportable operating segment based on the distribution of products and services under one common site facility, classified as a multi-service truck stop. During the years ended December 31, 2001, 2002, and 2003, the revenues generated from the company-operated truck stops were $908.0 million, $918.1 million, and $1.1 billion, respectively.

As of December 31, 2001, 2002, and 2003, the Company was a franchisor to 20, 23, and 23 Petro Stopping Center locations, respectively. The Company collects royalties and fees in exchange for the use of its tradenames and trademarks and for certain services provided to the franchisees. Franchise fees are based generally upon a percentage of the franchisee’s sales. For the years ended December 31, 2001, 2002, and 2003, the revenues generated from the Company’s franchise operations were $10.0 million, $4.8 million, and $5.3 million, respectively. The high franchise revenue for the year ended December 31, 2001 was due to a $5.0 million payment for the early termination of four franchise agreements. Franchise operations revenues, which include initial franchise fees and other revenue types, are combined in non-fuel revenues reported on the accompanying consolidated statements of operations. The Company does not allocate any expenses in measuring this segment’s profit and loss, nor does it believe there are any significant financial commitments or obligations resulting from these franchise agreements.

(16) Recently Issued Accounting Pronouncements

In June 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”). SFAS No. 146 addresses the financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity”. The provisions of SFAS No. 146 are effective for exit and disposal activities that are initiated after December 31, 2002. On January 1, 2003, the Company adopted the provisions of this statement; however it had no significant impact on the Company’s consolidated financial statements or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires issuers to classify as liabilities three classes of freestanding financial instruments that embody obligations for the issuer. Upon adoption of SFAS No. 150, an entity reports the cumulative effect of a change in accounting principle by initially measuring the financial instrument at fair value or other measurement attribute required by this statement. Management plans to implement the provisions of SFAS No. 150 effective as of January 1, 2004. Management has evaluated the impact of adopting SFAS No. 150 on the Company’s financial position and results of operations and believes SFAS No. 150 will require the classification of its Class A mandatorily redeemable preferred partnership interests and the accrued preferred return of its Class B mandatorily redeemable preferred partnership interests to liabilities. Management believes that these financial

PETRO STOPPING CENTERS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

instruments are currently measured in accordance with SFAS No. 150. As such, the adoption of SFAS No. 150 will have no cumulative impact on its financial statements. Management anticipates 2004 interest expense will increase by approximately $4.3 million, as compared to 2003 interest expense, due to the implementation of SFAS No. 150 and its requirement to classify the accrual of preferred returns on these financial instruments as interest expense.

In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” which replaces the original Interpretation No. 46 issued in January 2003. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The effective dates vary depending on the type of reporting company and the type of entity that the company is involved with. Non-public companies must apply the revised Interpretation immediately to all entities created after December 31, 2003, and to all other entities no later than the beginning of the first reporting period beginning after December 15, 2004. Management does not believe that the adoption of this revised Interpretation will have a significant impact on the Company’s consolidated financial statements or results of operations.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Partners

Petro Stopping Centers Holdings, L.P.:

We have audited the accompanying consolidated balance sheets of Petro Stopping Centers Holdings, L.P. (a Delaware limited partnership) and subsidiaries as of December 31, 2002 and 2003 and the related consolidated statements of operations, changes in partners’ deficit and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Petro Stopping Centers Holdings, L.P. and subsidiaries as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standard No. 143, “Accounting for Asset Retirement Obligations.”

KPMG LLP

El Paso, Texas

April 12, 2004

PETRO HOLDINGS FINANCIAL CORPORATION

BALANCE SHEETS

	December 31, 2002	December 31, 2003
Assets
Cash	$1,000	$1,000

Total assets	$1,000	$1,000

Stockholder’s Equity
Common stock, $.01 par value: 10,000 shares authorized; 2,500 shares issued and outstanding	$25	$25
Additional paid-in capital	975	975

Total stockholder’s equity	$1,000	$1,000

See accompanying notes to balance sheets.

PETRO HOLDINGS FINANCIAL CORPORATION

NOTES TO BALANCE SHEETS

(1) Company Formation and Description of Business

Petro Holdings Financial Corporation (the “Company”) is a wholly-owned subsidiary of Petro Stopping Centers Holdings, L.P. (the “Holding Partnership”) and was incorporated July 6, 1999 for the sole purpose of acting as a co-obligor with the Holding Partnership in the issuance of 82,707 units each consisting of $1,000 principal amount at stated maturity of the Holding Partnership’s 15.0% senior discount notes due 2008 (“15% Notes”) and 82,707 exchangeable Petro Warrant Holdings Corporation’s warrants (the “Warrants”). The Supplemental Indenture dated July 23, 1999 (“Indenture”) provides that upon an “exchange event,” such as a change in control, public offering, or bankruptcy filing, the Warrants will be exchanged, for no additional consideration, for 100% of the common stock of Petro Warrant Holdings Corporation, whose sole asset currently is approximately 10.0% of the common limited partnership interests in the Holding Partnership. If the Warrants have not been exchanged by August 1, 2004, the Holding Partnership will be obligated to repurchase the Warrants at fair market value. At the same time the Company co-issued the 15% Notes and the Warrants, the Company also co-issued with the Holding Partnership, notes to Chartwell Investments, Inc. of approximately $14.8 million in accreted value ($11.2 million net of an imputed market rate of interest discount), without warrants. The 15% Notes and the notes issued to Chartwell Investments, Inc. are recorded on the financial statements of the Holding Partnership.

On February 9, 2004, the Holding Partnership and the Company, as co-obligors, completed a series of transactions referred to as the Refinancing Transactions, in which the Holding Partnership refinanced substantially all of its existing indebtedness. The components of the Refinancing Transactions consist of:

•	The issuance of $225.0 million 9.0% senior secured notes due 2012 (the “9% Notes”);

•	The repurchase or redemption of all of the outstanding 10 1/2% Notes;

•	Entering into new senior secured credit facilities of an aggregate principal amount of $50.0 million, consisting of a three year revolving credit facility of $25.0 million and a four year term loan facility of $25.0 million;

•	The repayment and retirement of the retired senior secured credit facilities of approximately $40.8 million, plus accrued interest;

•	The repurchase for cash of approximately 54.8% of the 15% Notes and the exchange of approximately 42.2% of the 15% Notes for the new senior third secured discount notes;

•	The extension of the mandatory purchase date of the warrants, by the Holding Partnership, issued in July 1999 by Petro Warrant Holdings Corporation from August 1, 2004 to October 1, 2009; and

•	The reduction of the outstanding trade credit balance with Exxon Mobil Corporation.

The 9% Notes are recorded on the financial statements of Petro Stopping Centers, L.P.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The Company has no employees, only nominal assets, has not and will not conduct any operations and, accordingly, has no statement of operations. At December 31, 2002 and 2003, the Company’s balance sheets consist only of common stock and additional paid-in capital in the amount of $1,000 and cash in the amount of $1,000. The accounts of the Company are included in the December 31, 2002 and 2003 consolidated balance

PETRO HOLDINGS FINANCIAL CORPORATION

NOTES TO BALANCE SHEETS—(Continued)

sheets of the Holding Partnership, which are included in the Holding Partnership’s Audited Financial Statements for the year ended December 31, 2003.

(3) Stockholder’s Equity

The Company is a wholly-owned subsidiary of the Holding Partnership, which is the sole shareholder of the outstanding common stock of the Company. As the sole shareholder, the Holding Partnership holds all voting rights and privileges.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Petro Holdings Financial Corporation:

We have audited the accompanying balance sheets of Petro Holdings Financial Corporation (a Delaware corporation) as of December 31, 2002 and 2003. These balance sheets are the responsibility of the Company’s management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Petro Holdings Financial Corporation as of December 31, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

El Paso, Texas

April 23, 2004

PETRO DISTRIBUTING, INC.

BALANCE SHEETS

	December 31, 2002	December 31, 2003
Assets

Total assets	$—	$—

Stockholder’s Equity

Common stock, $.01 par value: 10,000 shares authorized; 2,500 shares issued and outstanding	$25	$25
Additional paid-in capital	975	975
Retained earnings	(1,000)	(1,000)

Total stockholder’s equity	$—	$—

See accompanying notes to balance sheets.

PETRO DISTRIBUTING, INC.

NOTES TO BALANCE SHEETS

(1) Company Formation and Description of Business

Petro Distributing, Inc. (the “Company”) is a wholly-owned subsidiary of Petro Stopping Centers, L.P. (“PSC”) and was incorporated December 8, 1994 for the sole purpose of distributing fuel to PSC.

(2) Summary of Significant Accounting Policies

Basis of Presentation

The Company has no employees, no assets, has not conducted any operations since 1997 and, accordingly, has no statement of operations or cash flows. At December 31, 2002 and 2003, the Company’s balance sheets consist only of common stock and additional paid-in capital in the amount of $1,000 and deficit retained earnings in the amount of $1,000. The accounts of the Company are included in the December 31, 2002 and 2003 consolidated balance sheets of PSC, which are included in PSC’s Annual Report on Form 10-K for the year ended December 31, 2003.

(3) Stockholder’s Equity

The Company is a wholly-owned subsidiary of PSC, which is the sole shareholder of the outstanding common stock of the Company. As the sole shareholder, PSC holds all voting rights and privileges.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Petro Distributing, Inc.:

We have audited the accompanying balance sheets of Petro Distributing, Inc. (a Delaware corporation) as of December 31, 2002 and 2003. These balance sheets are the responsibility of the Company’s management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Petro Distributing, Inc. as of December 31, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

El Paso, Texas

April 23, 2004

PETRO, INC.

BALANCE SHEETS

	December 31, 2002	December 31, 2003
Assets
Cash and cash equivalents	$4,264	$21,907

Total current assets	4,264	21,907

Advances due from related party	259,076	267,264
Investment in affiliated entities	616,242	581,970
Leasehold improvements, net	—	28,195

Total assets	$879,582	$899,336

Liabilities and Stockholder’s Equity (Deficit) and Comprehensive Loss
Current portion of note payable—related party	$64,371	$69,047
Accounts payables and accrued expenses	20,304	11,597
Deferred revenues	—	1,500
Due to related party	4,751	406,070

Total current liabilities	89,426	488,214
Note payable—related party	573,627	504,581
Equity in partnership losses in excess of investment	4,670,446	5,804,493

Total liabilities	5,333,499	6,797,288

Stockholder’s equity (deficit) and comprehensive loss:
Common stock, $.01 par value, 50,000,000 authorized, 99,500 shares issued and outstanding	995	995
Additional paid-in capital	13,395,970	13,395,970
Accumulated deficit	(17,793,786)	(19,294,917)
Accumulated other comprehensive loss	(57,096)	—

Total stockholder’s equity (deficit) and comprehensive loss	(4,453,917)	(5,897,952)

Total liabilities and stockholder’s equity (deficit) and comprehensive loss	$879,582	$899,336

See notes to financial statements.

PETRO, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2003
Revenue (loss)
Oil and gas income	$20,674	$13,924	$10,274
Interest income	218,038	237,361	251,627
Loss on investment in limited partnership	(1,725,132)	(814,895)	(939,623)
Equity in net income (loss) of affiliated entities	44,288	(21,552)	(5,772)
Other income	2,524	—	15,244

Total loss	(1,439,608)	(585,162)	(668,250)
General and administrative expenses	228,830	231,710	295,302

Operating loss	(1,668,438)	816,872	(963,552)
Interest expense	51,008	46,960	42,619

Net loss	$(1,719,446)	$(863,832)	$(1,006,171)

See notes to financial statements.

PETRO, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

AND COMPREHENSIVE LOSS

	Comprehensive Income (Loss)	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)		Total
Balances, December 31, 2000		$995	$13,395,970	$(15,052,185)	$		$(1,655,220)
Net loss	$(1,719,446)			(1,719,446)			(1,719,446)
Activity from PSC Holdings, LP:
Comprehensive loss—net unrealized changes in cash flow hedging derivative	(20,534)					(20,534)	(20,534)
Accrual of preferred return on mandatorily redeemable partnership interests				(412,069)			(412,069)
Partners’ required tax distributions				(1,153)			(1,153)
Partners’ tax refund				12,110			12,110
Valuation adjustment of contingently redeemable warrants				663,471			663,471

Comprehensive loss	$(1,739,980)

Balances, December 31, 2001		$995	$13,395,970	$(16,509,272)		$(20,534)	$(3,132,841)
Net loss	$(863,832)			(863,832)			(863,832)
Activity from PSC Holdings, LP:
Comprehensive loss—net unrealized changes in cash flow hedging derivative	(36,562)					(36,562)	(36,562)
Accrual of preferred return on mandatorily redeemable partnership interests				(443,788)			(443,788)
Partner’s minimum tax distributions				(1,730)			(1,730)
Valuation adjustment of contingently redeemable warrants				24,836			24,836

Comprehensive loss	$(900,394)

Balances, December 31, 2002		$995	$13,395,970	$(17,793,786)		$(57,096)	$(4,453,917)
Net loss	$(1,006,171)			(1,006,171)			(1,006,171)
Activity from PSC Holdings, LP:
Comprehensive income—net unrealized changes in cash flow hedging derivative	57,096					57,096	57,096
Accrual of preferred return on mandatorily redeemable partnership interests				(492,307)			(492,307)
Partners’ required tax distributions				(2,653)			(2,653)

Comprehensive loss	$(949,075)

Balances, December 31, 2003		$995	$13,395,970	$(19,294,917)		$—	$(5,897,952)

See notes to financial statements.

PETRO, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2003
Cash Flows From Operating Activities
Net loss	$(1,719,446)	$(863,832)	$(1,006,171)

Adjustments to reconcile net loss to net cash used in operating activities:
Equity in net income (loss) of affiliated entities	(44,288)	21,552	5,772
Loss on investment in limited partnership	1,725,132	814,895	939,623
Interest recorded on accrual of redeemable shares and preferred shares	(208,171)	(227,062)	(243,439)
Depreciation expense	—	—	5,639

Change in assets and liabilities:
(Increase) decrease in prepaid assets	(2,085)	2,085	—
(Increase) decrease in intercompany receivable	71,000	88	—
(Increase) decrease in advances due from related party	(9,867)	(10,299)	(8,188)
Increase (decrease) in accounts payable and accrued expenses	(63,996)	8,045	(8,707)
Increase (decrease) in deferred revenue	—	—	1,500

Net cash used in operating activities	(251,721)	(254,528)	(313,971)

Cash Flows From Investing Activities
Additions to leasehold improvements	—	—	(33,834)
Partnership advances	—	(3,100)	—
Partnership withdrawal	85,365	—	28,500

Net cash provided by (used in) investing activities	85,365	(3,100)	(5,334)

Cash Flows From Financing Activities
Intercompany advances	233,577	315,709	401,319
Intercompany repayments	(71,000)	—	—
Principal payments on long-term debt	(55,984)	(60,031)	(64,371)

Net cash provided by financing activities	106,593	255,678	336,948

Net increase (decrease) in cash and cash equivalents	(59,763)	(1,950)	17,643

Cash and cash equivalents, beginning of period	65,977	6,214	4,264

Cash and cash equivalents, end of period	$6,214	$4,264	$21,907

Supplemental Schedule of Noncash Investing and Financing Activities:
Activity from investment in limited partnership recorded directly in retained earnings	$(241,825)	$457,244	$437,864

Reduction of intercompany payable in connection with transfer of land	$—	$473,458	$—

See notes to financial statements.

PETRO, INC.

NOTES TO FINANCIAL STATEMENTS

(1) Nature of Business and Significant Accounting Policies

Nature of business:

Petro, Inc. (the “Company”) owns business interests in certain oil and gas interests located in the Southwest. In addition, the Company owns an interest in Petro Stopping Centers Holdings, L.P., a Delaware limited partnership, which, in turn, owns an operating partnership, that operates a nationwide network of truck stopping centers. Petro, Inc. is a wholly owned subsidiary of Nevada Trio, Inc.

A summary of the Company’s significant accounting policies follows:

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Investments: A 20% interest in Hueco Mountain Estates, Inc., a 10% interest in Trevino Properties, a 0.25% general interest in Petro Stopping Centers, L.P., and a 12.5% general and limited interest in Petro Stopping Centers Holdings, L.P. are accounted for using the equity method. The equity method of accounting is used since the ability to exercise significant influence over these entities exists due to the material related party ownership interests in these entities. Trevino Properties is a joint venture in the form of a general partnership.

Income taxes: Nevada Trio, Inc., the Company’s parent, files a consolidated tax return that includes the results of operations of the Company and other subsidiaries. Deferred income tax assets and liabilities are recognized for the future tax consequences of temporary differences between the book and tax bases of assets and liabilities, except for net operating losses for tax purposes and tax credits. Potential benefits of net operating losses and tax credits resulting from the operations of the Company are not allocated to the Company. Deferred tax assets are reduced by valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets are adjusted for the effects of changes in tax law and rates on the date of enactment.

Leasehold improvements: Leasehold improvements are stated at acquisition cost. Amortization is computed by the straight-line method. Improvements to leased property are depreciated over the lesser of the life of the lease or life of the improvements.

Revenue recognition: Oil and gas activity net revenues from drilling interests owned by the Company are recognized when earned. Monthly receipts are the net revenues from certain drilling interests owned by the Company. Income and loss from the Company’s investment in Petro Stopping Centers Holdings, L.P. is recognized based upon its proportionate ownership rights.

(2) Financial Results and Liquidity

The Company incurred a net loss of $863,832 in 2002 and $1,006,171 in 2003. Despite these losses, the Company was able to secure operating capital from affiliates. The affiliates have indicated their commitment to

PETRO, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

provide additional funding for the Company sufficient to satisfy current and future obligations, on an as-needed basis, at least through December 31, 2004.

(3) Advances Due From Related Party

The Company has a receivable due from J.A. Cardwell in the amount of $259,076 and $267,264 at December 31, 2002 and 2003, respectively. The balance due is related to cash advances made in prior years, and includes interest at the applicable federal rate. The interest rate at December 31, 2003 was 5.12%.

(4) Investments in Affiliated Entities

Hueco Mountain Estates, Inc. (Income Tax Basis)

The Company owns approximately 20% of the common stock of Hueco Mountain Estates, Inc. The following is a summary of the condensed financial position and results of operations of Hueco Mountain Estates, Inc., an unconsolidated subsidiary as of and for the years ended July 31, 2002 and 2003, the fiscal year end of the subsidiary.

	2002	2003
Total assets	$3,165,475	$3,002,496
Total liabilities	618,827	578,027

Net assets	$2,546,648	$2,424,469

Revenues	$367,387	$340,151
Expenses	438,875	462,330

Net loss from operations	$(71,488)	$(122,179)

The Company’s equity investment in the corporation at December 31, 2002 and 2003 is summarized below:

	2002	2003
Investment in unconsolidated subsidiary at January 1	$506,385	$488,299
Equity in loss of subsidiary	(18,086)	(23,824)

Investment in unconsolidated subsidiary at December 31	$488,299	$464,475

Trevino Properties (Income Tax Basis)

The Company owns a 10% partnership interest in Trevino Properties. The following is a summary of the condensed financial position and results of operations of the partnership (unincorporated real estate joint venture) accounted for on the equity method as of and for the years ended December 31, 2002, and 2003.

	2002	2003
Current assets	$49,896	$15,869
Land inventory	1,288,837	1,187,971

Total assets	$1,338,733	$1,203,840

Current liabilities	$38,834	$10,000
Partner’s equity	1,299,899	1,193,840

Total liabilities and partner’s equity	$1,338,733	$1,203,840

Net income (loss)	$(34,662)	$178,941

PETRO, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Company’s equity investment in the partnership at December 31, 2002 and 2003 is summarized below:

	2002	2003
Trevino Properties	$127,943	$117,495

Ownership interest	10.00%	10.00%

(5) Investment in Limited Partnership

Effective July 23, 1999, Petro Stopping Centers Holdings, L.P. (“Holdings”), a Delaware limited partnership, was formed, whereby the Company and certain other partners exchanged their interests in Petro Stopping Centers, L.P. (the “Operating Partnership”) for identical interests in Holdings and became owners of Holdings (“Recapitalization”). As a result of the Recapitalization, Petro, Inc. became the sole general partner in both Holdings (1.1%) and the Operating Partnership (.25%). In addition, Petro, Inc. holds an 11% common limited partnership interest in Holdings and a mandatorily redeemable preferred partnership interest. The Company’s investments in Holdings and the Operating Partnership are accounted for using the equity method. The Company entered into an indemnity agreement under which it agreed to indemnify the Operating Partnership and Holdings, and the general and limited partners thereof in the event that the indemnified parties are required to pay any current indebtedness or any other liabilities of Holdings or the Operating Partnership after a default, acceleration by the creditor and exhaustion of any collateral securing the credit facility. No payments have been made under this agreement.

The mandatorily redeemable preferred partnership interests are entitled to cumulative preferred returns of 8% and are subject to mandatory redemption in October 2007. The preferred returns accrue but are only payable in cash if permitted by the Operating Partnership’s then existing debt instruments. At December 31, 2003, the Company had accrued preferred returns on the mandatorily redeemable preferred partnership interests amounting to $1,345,000.

The following is a summary of the financial position of Petro Stopping Centers Holdings, L.P. as of December 31:

	2002	2003
Assets	$313,907,000	$311,147,000
Liabilities	(322,982,000)	(327,423,000)
Mandatorily redeemable preferred partnership interests	(40,343,000)	(44,274,000)
Contingently redeemable warrants	(4,200,000)	(4,200,000)

Partner’s deficit	$(53,618,000)	$(64,750,000)

The Company’s equity investment in the partnership is summarized below:

	2002	2003
General interest in partnership’s total deficit	$(1,438,000)	$(1,568,000)
Limited interest in partnership’s total deficit	(5,907,676)	(7,234,259)
Minority interest in partnership’s total deficit	(251,000)	(229,000)
Accumulated other comprehensive income (loss)	(57,096)	—
Interest in mandatorily redeemable preferred partnership Interests	2,983,326	3,226,766

Equity in partnership losses in excess of investment	$(4,670,446)	$(5,804,493)

PETRO, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(6) Leasehold Improvements

Leasehold improvements consisted of the following at December 31:

	Estimated Life in Months	2002	2003
Leasehold improvements	18	$19,439	$53,273
Less: accumulated amortization		19,439	25,078

		$—	$28,195

(7) Related Party Transactions

Nevada Trio, Inc., a Nevada corporation, is wholly owned by Card Partners, LP, a Texas limited partnership. C&R Distributing, Inc. and Petro, Inc. are wholly owned subsidiaries of Nevada Trio, Inc. Additionally, the Company’s Chief Executive Officer has significant ownership interests in numerous other entities with which the Company has transactions. Activity with these related entities is summarized below.

The following summarizes amounts due from and to related parties at December 31:

	2002	2003
Intercompany payables:
C & R Distributing, Inc.	$4,751	$406,070

Note payable—intercompany:
Note payable due to C & R Distributing, Inc., dated August 31, 1998, in an original amount of $1,150,000, payable in monthly installments of $8,916, including interest at 7%. The note, which is unsecured, matures August 31, 2010.	$637,998	$573,628
Less: current portion	64,371	69,047

Long term portion	$573,627	$504,581

The aggregate minimum principal maturities of the note payable for each of the five years following December 31, 2003 are as follows:

2004	$69,047
2005	74,039
2006	79,391
2007	85,130
2008	91,284
Thereafter	174,737

$573,628

PETRO, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The following summarizes the income earned and expenses incurred with related parties.

	2001	2002	2003
Income
Interest—J.A. Cardwell	$9,867	$10,299	$8,188
Interest—Petro PSC	208,171	227,062	243,439

	$218,038	$237,361	$251,627

Expenses
Interest—C & R Distributing, Inc.	$51,008	$46,960	$42,619
Management fees—C & R Distributing, Inc	6,000	6,000	6,000
Bank Fees and Insurance	1,164	4,564	969

	$58,172	$57,524	$49,588

(8) Income Taxes

Deferred tax assets result from the investment in limited partnership and totaled $2,515,708 and $3,119,149 at December 31, 2002 and 2003, respectively. Management of the Company does not believe that it is more likely than not that these deferred tax assets will be realized and therefore has provided a valuation allowance for the entire balance at December 31, 2002 and 2003. No tax related amounts were due to or from affiliated entities at December 31, 2002 and 2003.

For the years ended December 31, 2001, 2002, and 2003 there were no current or deferred income tax expense.

(9) Operating Lease

The Company leases commercial rental space under an operating lease based on a fixed charge. Total rent expense amounted to $150,000 each year during December 31, 2002 and 2003. The following is a schedule by years of minimum future rentals on the non-cancelable operating lease:

Year ending December 31,
2004	$150,000
2005	37,500

$187,500

Minimum noncancelable sublease rental income to be received in the future, which is not included above as an offset to future payments, totals approximately $36,000 and $9,000 for 2004 and 2005, respectively.

(10) Commitments and Contingencies

The Company is involved in various litigation incidental to its business for which an estimate of the possible loss or range of loss cannot be made at this time. In the opinion of management, such proceedings will not have a material adverse effect on the Company’s financial position or results of operations.

Independent Auditors’ Report

The Board of Directors

Petro, Inc.:

We have audited the accompanying balance sheets of Petro, Inc. as of December 31, 2002 and 2003, and the related statements of operations, changes in stockholder’s equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Petro, Inc. as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

El Paso, Texas

May 7, 2004

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

Until                     , 2004, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. For a period of 90 days after the expiration date of the exchange offer this prospectus will be made available to any broker-dealer for use in connection with any such resale.

PROSPECTUS

EXCHANGE OFFER FOR ALL OUTSTANDING

9% SENIOR SECURED NOTES DUE 2012

($225,000,000 PRINCIPAL AMOUNT OUTSTANDING)

FOR

9% SENIOR SECURED NOTES DUE 2012

OF

PETRO STOPPING CENTERS, L.P. AND PETRO FINANCIAL CORPORATION

                  , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Partnership Law (the “DRUPL”) provides, in substance, that Delaware limited partnerships shall have the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions as are set forth in its partnership agreement.

Pursuant to Section 17-108 of the DRUPL, Article 7 of Petro’s Fourth Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) (filed as Exhibit 3.2 to this Registration Statement) provides that Petro shall indemnify any current or former partner, member of the board of directors or officer to the fullest extent permitted by law with respect to any liability, damage, loss, injury, expense and cost to any person for any act or omission performed or omitted: (a) in good faith on behalf of Petro; (b) in a manner reasonably believed by such partner, officer or director to be within the scope of the authority granted to such partner, officer or director by the Partnership Agreement or the board of directors; and (c) in a manner not constituting willful misconduct, fraud, gross negligence, or breach of such partner’s, officer’s or director’s fiduciary duty of loyalty.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Paragraph Seven of Petro Financial’s Certificate of Incorporation (the “Certificate of Incorporation”) (filed as Exhibit 3.4 to this Registration Statement) eliminates the liability of Petro Financial’s directors to Petro Financial or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities. Section 7 of Article V of Petro Financial’s Bylaws (filed as Exhibit 3.10 to this Registration Statement) provides that Petro Financial shall indemnify to the fullest extent permitted by the DGCL its current and former directors and officers and persons serving as directors and officers of any corporation at the request of Petro Financial. Petro Financial also maintains officers’ and directors’ liability insurance which insures against liabilities that officers and directors may incur in such capacities.

Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

As permitted by Section 145 of the DGCL, Section 7 of Article V of the Bylaws of Petro Financial and Paragraph 7 of the Certificate of Incorporation provide for the indemnification by Petro Financial of its directors, officers, employees and agents against liabilities and expenses incurred in connection with actions, suits or proceedings brought against them by a third party or in the rights of the corporation, by reason of the fact that they were or are such officers, employees or agents.

The Registration Rights Agreement (filed as Exhibit 4.5 to this Registration Statement) among Petro, Petro Financial, Petro Holdings, Petro Holdings Financial Corporation and Banc of America Securities LLC, provides for indemnification of Petro, Petro Financial, Petro Holdings and Petro Holdings Financial Corporation, each of their respective directors and officers, and persons who control Petro, Petro Financial, Petro Holdings or Petro Holdings Financial Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for certain liabilities, including liabilities under the Securities Act.

The Purchase Agreement (filed as Exhibit 1.1 to this Registration Statement) among Petro, Petro Financial, Petro Holdings, Petro Holdings Financial Corporation and Banc of America Securities LLC, provides for indemnification of Petro and Petro Financial, each of its directors and each person who controls Petro or Petro Financial, within the meaning of the Securities Act or the Exchange Act, for certain liabilities, including liabilities under the Securities Act and Exchange Act.

Insurance

We maintain liability insurance covering directors and officers of each of the above companies.

Section l02(b)(7) of the Delaware General Corporation Law, as amended, allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of Delaware General Corporation Law or (d) obtained an improper personal benefit from a transaction.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description

3.1 (aa)	Amended and Restated Certificate of Limited Partnership of Petro Stopping Centers, L.P.

3.2 *	Fourth Amended and Restated Limited Partnership Agreement of Petro Stopping Centers, L.P., dated July 23, 1999, by and among Petro Inc., as a General Partner and Petro Stopping Centers Holdings, L.P., Petro Holdings GP, L.L.C. and James A. Cardwell, Jr., as Limited Partners.

3.3 *	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Petro Stopping Centers, L.P. dated February 9, 2004.

3.4 (bb)	Certificate of Incorporation of Petro Financial Corporation.

3.5 (bb)	Bylaws of Petro Financial Corporation.

3.6 (ss)	Certificate of Limited Partnership of Petro Stopping Centers Holdings, L.P.

3.7 *	Limited Partnership Agreement of Petro Stopping Centers Holdings, L.P., dated July 23, 1999.

3.8 *	First Amendment to Limited Partnership Agreement of Petro Stopping Centers Holdings, L.P. dated February 9, 2004.

3.9 (ss)	Certificate of Incorporation of Petro Holdings Financial Corporation.

3.10 (ss)	Bylaws of Petro Holdings Financial Corporation.

3.11 *	Certificate of Incorporation of Petro Distributing, Inc.

3.12 *	Bylaws of Petro Distributing, Inc.

3.13 *	Articles of Incorporation of Petro, Inc.

3.14 *	Bylaws of Petro, Inc.

4.1 (rr)	Revolving Credit and Term Loan Agreement, dated February 9, 2004, among Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation, Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent, and L/C Issuer, Bank of America, N.A., as Syndication Agent and the other lenders party thereto.

Exhibit Number	Description

4.2 (rr)	Indenture, dated as of February 9, 2004, by and among Petro Stopping Centers, L.P. and Petro Financial Corporation, as Issuers, Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, and Petro Distributing, Inc., as Guarantors, and The Bank of New York, as Trustee, relating to Petro Stopping Centers, L.P.’s $225 million aggregate principal amount 9.0% Senior Secured Notes due 2012.

4.3 (rr)	First Supplemental Indenture, dated as of February 9, 2004, by and among Petro Stopping Centers, L.P. and Petro Financial Corporation, as Issuers, Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc. and Petro, Inc., as Guarantors, and The Bank of New York, as Trustee, relating to Petro Stopping Centers, L.P.’s $225 million aggregate principal amount 9.0% Senior Secured Notes due 2012.

4.4 *	Form of 9% Senior Secured Notes due 2012 CUSIP Nos. 715911AC7 and U7166PAA4.

4.5 *	Registration Rights Agreement, dated February 9, 2004, among Petro Stopping Centers, L.P., Petro Financial Corporation, Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, and Banc of America Securities LLC.

5.1 *	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities to be issued in this exchange offer.

10.1 (bb)	Surety Drive lease agreement, dated April 30, 1992, between J.A. Cardwell, Sr. and Petro Stopping Centers, L.P.

10.2 (cc)	Form of the Company’s Franchise Agreement.

10.3 (bb)	Lease relating to the Effingham, Illinois, Stopping Center, dated May 23, 1990, between Truck Stop Property Owners, Inc. and Petro Inc.

10.4 (bb)	Lease with Option to purchase, dated September 9, 1983, among Vaughn O. Seale, Francine S. Dodson, Hazel S. Darouse and Metro Hammond, Inc.

10.5 (bb)	Profit Participation Agreement, dated March 1, 1993, between Pelican Gaming, Inc. and Petro Truckstops, Inc.

10.6 (bb)	Amended and Restated Sublease and Services Agreement dated to be effective as of February 26, 1993, between the Company and Petro Truckstops, Inc.

10.7 (aa)	Amended Split Dollar Life Insurance Agreement, dated as of May 1, 1995, among the Company, James A. Cardwell, Jr., Trustee of the James A., and Evonne Cardwell Trust Number Two and James A. Cardwell, Jr., Trustee of the James A. Cardwell Trust No. Three.

10.7 (aa)	Product Services Agreement, dated January 30, 1997, by and between C&R Distributing, Inc., a Texas corporation, and Petro Stopping Centers, L.P.

10.9 (aa)	Petro/El Paso Amusement Services Agreement, dated January 30, 1997, by and between El Paso Vending and Amusement Company and Petro Stopping Centers, L.P.

10.10 (aa)	Display Space Agreement, dated January 30, 1997, by and between Motor Media, Inc. and Petro Stopping Centers, L.P.
10.11 (dd)	Limited Liability Company Operating Agreement of Petro Travel Plaza, LLC, dated as of December 5, 1997, among the Company, Tejon Ranch Company, as Guarantor.

10.12 (ff)	Employment Agreement, dated February 10, 1999, by and between J.A. Cardwell, Sr. and Petro Stopping Centers, L.P.

10.13 (ff)	Employment Agreement, dated February 10, 1999, by and between James A. Cardwell, Jr. and Petro Stopping Centers, L.P.

Exhibit Number	Description

10.14 (gg)	Amended and Restated PMPA Motor Fuels Franchise Agreement, dated July 23, 1999, by and between Exxon Mobil Corporation and Petro Stopping Centers, L.P.

10.15 (gg)	Master Supply Contract for Resale of Oils and Greases, dated July 23, 1999, by and between Exxon Mobil Corporation and Petro Stopping Centers, L.P.

10.16 (ii)	Property Lease Agreement, dated November 12, 1998, between Petro Stopping Centers, L.P. and Petro Truckstops, Inc.

10.17 (jj)	Fuel Carrier Agreement, dated March 1, 2000, between Petro Stopping Centers, L.P. and C&R Distributing, Inc.

10.18 (jj)	Petro Parts and Service Agreements, dated May 3, 2000, between Petro Stopping Centers, L.P. and Volvo Trucks North America, Inc.

10.19 (kk)	Lease Agreement, dated October 25, 2000, between San Luis Partnership and Petro Stopping Centers, L.P.

10.20 (ll)	Lease Agreement, dated January 8, 2002, between TSP Holdings, LLC and Petro Stopping Centers, L.P.

10.21 (mm)	Amended Employee Agreement, dated February 1, 2002, by and between James A. Cardwell, Jr. and Petro Stopping Centers, L.P.

10.22 (nn)	Lease Agreement, dated August 12, 2002, between Quadland Corporation and Petro Stopping Centers, L.P.

10.23 (nn)	Equipment Lease, dated August 12, 2002, between Tewel Corporation and Petro Stopping Centers, L.P.

10.24 (oo)	Services Outsourcing Agreement, dated July 1, 2001, between Mobil Diesel Supply Corporation and Petro Stopping Centers, L.P.

10.25 (oo)	Second Amendment to the Limited Liability Company Operating Agreement of Petro Travel Plaza, LLC, dated as of December 19, 2002, by and between Petro Stopping Centers, L.P. and Tejon Development Corporation.

10.26 (oo)	Nonqualified Deferral Plan Administration Services Agreement, dated January 23, 2003, between Benefit Plan Services, Inc. and Petro Stopping Centers, L.P.

10.27 (pp)	Renewal and Extension of Petro/El Paso Amusement Services Agreement, dated April 1, 2003, by and between Petro Stopping Centers, L.P. and El Paso Vending and Amusement Company.

10.28 (qq)	Amendment No. 1 to Lease Agreement, dated July 10, 2003, by and between J.A. Cardwell, Trustee and Petro Stopping Centers, L.P.

10.29 (tt)	Letter Agreement, dated February 2, 2004, by and between ExxonMobil Oil Corporation and Mobil Diesel Supply Corporation, and Petro Stopping Centers, L.P.

10.30 (tt)	Fourth Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by J.A. Cardwell, Sr. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

Exhibit Number	Description
10.31 (tt)	Fourth Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by J.A. Cardwell, Jr. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

10.32 (tt)	Fourth Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by JAJCO II, Inc. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

10.33 (tt)	Second Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by Petro, Inc. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

14.1(tt)	Petro Stopping Centers, L.P.’s Professional Ethics Policy.

21.1 (aa)	Subsidiaries of the Company.

23.01*	Consents of KPMG LLP

23.02*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.01	Powers of Attorney (included as part of signature pages to this registration statement).

25.01†	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Indenture.

99.01*	Form of Letter of Transmittal.

99.02*	Form of Notice of Guaranteed Delivery.

99.03*	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.04*	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

(aa)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 1996.
(bb)	Incorporated by reference to Petro Stopping Centers, L.P.’s Registration Statement on Form S-1 (Registration No. 33-76154).
(cc)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 1997.
(dd)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.
(ff)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.
(gg)	Incorporated by reference to Petro Stopping Centers, L.P.’s Current Report on Form 8-K, filed on August 6, 1999.
(hh)	Incorporated by reference to Petro Stopping Centers Holdings, L.P. Registration Statement on Form S-4 (Registration No. 333-87371).
(ii)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
(jj)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.
(kk)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2000.

(ll)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.
(mm)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.
(nn)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
(oo)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2002.
(pp)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.
(qq)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
(rr)	Incorporated by reference to Petro Stopping Centers, L.P.’s Current Report on Form 8-K, filed on February 23, 2004.
(ss)	Incorporated by reference to Petro Stopping Centers Holdings, L.P.’s Registration Statement on Form S-4 (Registration No. 333-87371), filed on September 17, 1999.
(tt)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report of Form 10K for the year ended December 31, 2003.
*	Filed herewith.
†	To be filed by Amendment.

Item 22. Undertakings

(a) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Each of the undersigned Registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Each of the undersigned Registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) Each of the Registrants undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas on May 10, 2004.

PETRO STOPPING CENTERS, L.P.

By:	/s/ J.A. CARDWELL, SR.
J.A. Cardwell, Sr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J.A. Cardwell, Jr. and Edward Escudero, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ J.A. CARDWELL, SR. J.A. Cardwell, Sr.	Chairman, Chief Executive Officer, and President	May 10, 2004

/s/ JAMES A. CARDWELL, JR. James A. Cardwell, Jr.	Chief Operating Officer and Director	May 10, 2004

/s/ JAMES M.E. MIXTER, JR. James M.E. Mixter, Jr.	Director	May 10, 2004

/s/ JEFFREY A. ECKSTEIN Jeffrey A. Eckstein	Director	May 10, 2004

/s/ BJORN AHLSTROM Bjorn Ahlstrom	Director	May 10, 2004

/s/ EDDIE H. BRAILSFORD Eddie H. Brailsford	Director	May 10, 2004

/s/ LARRY J. ZINE Larry J. Zine	Director	May 10, 2004

/s/ Edward Escudero Edward Escudero	Chief Financial Officer and Chief Accounting Officer	May 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas on May 10, 2004.

PETRO FINANCIAL CORPORATION

By:	/s/ J.A. CARDWELL, SR.
J.A. Cardwell, Sr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J.A. Cardwell, Jr. and Edward Escudero, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ J.A. CARDWELL, SR. J.A. Cardwell, Sr.	President and Director	May 10, 2004

/s/ JAMES A. CARDWELL, JR. James A. Cardwell, Jr.	Vice President and Director	May 10, 2004

/s/ LARRY ZINE Larry Zine	Director	May 10, 2004

/s/ EDWARD ESCUDERO Edward Escudero	Chief Financial Officer and Chief Accounting Officer	May 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas on May 10, 2004.

PETRO, INC.

By:	/s/ J.A. CARDWELL, SR.
J.A. Cardwell, Sr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J.A. Cardwell, Jr. and Edward Escudero, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ J.A. CARDWELL, SR. J.A. Cardwell, Sr.	President, Chief Executive Officer and Director	May 10, 2004

/s/ JAMES A. CARDWELL, JR. James A. Cardwell, Jr.	Vice President, Treasurer, Chief Financial Officer, Chief Accounting Officer, and Director	May 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas on May 10, 2004.

PETRO DISTRIBUTING, INC.

By:	/s/ J.A. CARDWELL, SR.
J.A. Cardwell, Sr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J.A. Cardwell, Jr. and Edward Escudero, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ J.A. CARDWELL, SR. J.A. Cardwell, Sr.	President, Chief Executive Officer and Director	May 10, 2004

/s/ J.A. CARDWELL, JR. J.A. Cardwell, Jr.	Vice President and Director	May 10, 2004

/s/ LARRY ZINE Larry Zine	Director	May 10, 2004

/s/ EDWARD ESCUDERO Edward Escudero	Treasurer, Chief Financial Officer and Chief Accounting Officer	May 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas on May 10, 2004.

PETRO STOPPING CENTERS HOLDINGS, L.P.

By:	/s/ J.A. CARDWELL, SR.
J.A. Cardwell, Sr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J.A. Cardwell, Jr. and Edward Escudero, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ J.A. CARDWELL, SR. J.A. Cardwell, Sr.	Chairman, Chief Executive Officer and President	May 10, 2004

/s/ JAMES A. CARDWELL, JR. James A. Cardwell, Jr.	Chief Operating Officer and Director	May 10, 2004

/s/ JAMES M.E. MIXTER, JR. James M.E. Mixter, Jr.	Director	May 10, 2004

/s/ JEFFREY A. ECKSTEIN Jeffrey A. Eckstein	Director	May 10, 2004

/s/ BJORN AHLSTROM Bjorn Ahlstrom	Director	May 10, 2004

/s/ EDDIE H. BRAILSFORD Eddie H. Brailsford	Director	May 10, 2004

/s/ LARRY ZINE Larry Zine	Director	May 10, 2004

/s/ EDWARD ESCUDERO Edward Escudero	Chief Financial Officer and Chief Accounting Officer	May 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas on May 10, 2004.

PETRO HOLDINGS FINANCIAL CORPORATION

By:	/s/ J.A. CARDWELL, SR.
J.A. Cardwell, Sr. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J.A. Cardwell, Jr. and Edward Escudero, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ J.A. CARDWELL, SR. J.A. Cardwell, Sr.	President Director and Chief Executive Officer	May 10, 2004

/s/ JAMES A. CARDWELL, JR. James A. Cardwell, Jr.	Vice President and Director	May 10, 2004

/s/ JAMES M.E. MIXTER, JR. James M.E. Mixter, Jr.	Director	May 10, 2004

/s/ JEFFREY A. ECKSTEIN Jeffrey A. Eckstein	Director	May 10, 2004

/s/ BJORN AHLSTROM Bjorn Ahlstrom	Director	May 10, 2004

/s/ EDDIE H. BRAILSFORD Eddie H. Brailsford	Director	May 10, 2004

/s/ LARRY ZINE Larry Zine	Director	May 10, 2004

/s/ EDWARD ESCUDERO Edward Escudero	Chief Financial Officer, Treasurer and Chief Accounting Officer	May 10, 2004

EXHIBIT INDEX

Exhibit Number	Description

3.1 (aa)	Amended and Restated Certificate of Limited Partnership of Petro Stopping Centers, L.P.

3.2 *	Fourth Amended and Restated Limited Partnership Agreement of Petro Stopping Centers, L.P., dated July 23, 1999, by and among Petro Inc., as a General Partner and Petro Stopping Centers Holdings, L.P., Petro Holdings GP, L.L.C. and James A. Cardwell, Jr., as Limited Partners.

3.3 *	First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of Petro Stopping Centers, L.P. dated February 9, 2004.

3.4 (bb)	Certificate of Incorporation of Petro Financial Corporation.

3.5 (bb)	Bylaws of Petro Financial Corporation.

3.6 (ss)	Certificate of Limited Partnership of Petro Stopping Centers Holdings, L.P.

3.7 *	Limited Partnership Agreement of Petro Stopping Centers Holdings, L.P., dated July 23, 1999.

3.8 *	First Amendment to Limited Partnership Agreement of Petro Stopping Centers Holdings, L.P. dated February 9, 2004.

3.9 (ss)	Certificate of Incorporation of Petro Holdings Financial Corporation.

3.10 (ss)	Bylaws of Petro Holdings Financial Corporation.

3.11 *	Certificate of Incorporation of Petro Distributing, Inc.

3.12 *	Bylaws of Petro Distributing, Inc.

3.13 *	Articles of Incorporation of Petro, Inc.

3.14 *	Bylaws of Petro, Inc.

4.1 (rr)	Revolving Credit and Term Loan Agreement, dated February 9, 2004, among Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation, Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent, and L/C Issuer, Bank of America, N.A., as Syndication Agent and the other lenders party thereto.

4.2 (rr)	Indenture, dated as of February 9, 2004, by and among Petro Stopping Centers, L.P. and Petro Financial Corporation, as Issuers, Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, and Petro Distributing, Inc., as Guarantors, and The Bank of New York, as Trustee, relating to Petro Stopping Centers, L.P.’s $225 million aggregate principal amount 9.0% Senior Secured Notes due 2012.

4.3 (rr)	First Supplemental Indenture, dated as of February 9, 2004, by and among Petro Stopping Centers, L.P. and Petro Financial Corporation, as Issuers, Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc. and Petro, Inc., as Guarantors, and The Bank of New York, as Trustee, relating to Petro Stopping Centers, L.P.’s $225 million aggregate principal amount 9.0% Senior Secured Notes due 2012.

4.4 *	Form of 9% Senior Secured Notes due 2012 CUSIP Nos. 715911AC7 and U7166PAA4.

4.5 *	Registration Rights Agreement, dated February 9, 2004, among Petro Stopping Centers, L.P., Petro Financial Corporation, Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, and Banc of America Securities LLC.

5.1 *	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities to be issued in this exchange offer.

1

Exhibit Number	Description

10.1 (bb)	Surety Drive lease agreement, dated April 30, 1992, between J.A. Cardwell, Sr. and Petro Stopping Centers, L.P.

10.2 (cc)	Form of the Company’s Franchise Agreement.

10.3 (bb)	Lease relating to the Effingham, Illinois, Stopping Center, dated May 23, 1990, between Truck Stop Property Owners, Inc. and Petro Inc.

10.4 (bb)	Lease with Option to purchase, dated September 9, 1983, among Vaughn O. Seale, Francine S. Dodson, Hazel S. Darouse and Metro Hammond, Inc.

10.5 (bb)	Profit Participation Agreement, dated March 1, 1993, between Pelican Gaming, Inc. and Petro Truckstops, Inc.

10.6 (bb)	Amended and Restated Sublease and Services Agreement dated to be effective as of February 26, 1993, between the Company and Petro Truckstops, Inc.

10.7 (aa)	Amended Split Dollar Life Insurance Agreement, dated as of May 1, 1995, among the Company, James A. Cardwell, Jr., Trustee of the James A., and Evonne Cardwell Trust Number Two and James A. Cardwell, Jr., Trustee of the James A. Cardwell Trust No. Three.

10.7 (aa)	Product Services Agreement, dated January 30, 1997, by and between C&R Distributing, Inc., a Texas corporation, and Petro Stopping Centers, L.P.

10.9 (aa)	Petro/El Paso Amusement Services Agreement, dated January 30, 1997, by and between El Paso Vending and Amusement Company and Petro Stopping Centers, L.P.

10.10 (aa)	Display Space Agreement, dated January 30, 1997, by and between Motor Media, Inc. and Petro Stopping Centers, L.P.

10.11 (dd)	Limited Liability Company Operating Agreement of Petro Travel Plaza, LLC, dated as of December 5, 1997, among the Company, Tejon Ranch Company, as Guarantor.

10.12 (ff)	Employment Agreement, dated February 10, 1999, by and between J.A. Cardwell, Sr. and Petro Stopping Centers, L.P.

10.13 (ff)	Employment Agreement, dated February 10, 1999, by and between James A. Cardwell, Jr. and Petro Stopping Centers, L.P.

10.14 (gg)	Amended and Restated PMPA Motor Fuels Franchise Agreement, dated July 23, 1999, by and between Exxon Mobil Corporation and Petro Stopping Centers, L.P.

10.15 (gg)	Master Supply Contract for Resale of Oils and Greases, dated July 23, 1999, by and between Exxon Mobil Corporation and Petro Stopping Centers, L.P.

10.16 (ii)	Property Lease Agreement, dated November 12, 1998, between Petro Stopping Centers, L.P. and Petro Truckstops, Inc.

10.17 (jj)	Fuel Carrier Agreement, dated March 1, 2000, between Petro Stopping Centers, L.P. and C&R Distributing, Inc.

10.18 (jj)	Petro Parts and Service Agreements, dated May 3, 2000, between Petro Stopping Centers, L.P. and Volvo Trucks North America, Inc.

10.19 (kk)	Lease Agreement, dated October 25, 2000, between San Luis Partnership and Petro Stopping Centers, L.P.

10.20 (ll)	Lease Agreement, dated January 8, 2002, between TSP Holdings, LLC and Petro Stopping Centers, L.P.

2

Exhibit Number	Description

10.21 (mm)	Amended Employee Agreement, dated February 1, 2002, by and between James A. Cardwell, Jr. and Petro Stopping Centers, L.P.

10.22 (nn)	Lease Agreement, dated August 12, 2002, between Quadland Corporation and Petro Stopping Centers, L.P.

10.23 (nn)	Equipment Lease, dated August 12, 2002, between Tewel Corporation and Petro Stopping Centers, L.P.

10.24 (oo)	Services Outsourcing Agreement, dated July 1, 2001, between Mobil Diesel Supply Corporation and Petro Stopping Centers, L.P.

10.25 (oo)	Second Amendment to the Limited Liability Company Operating Agreement of Petro Travel Plaza, LLC, dated as of December 19, 2002, by and between Petro Stopping Centers, L.P. and Tejon Development Corporation.

10.26 (oo)	Nonqualified Deferral Plan Administration Services Agreement, dated January 23, 2003, between Benefit Plan Services, Inc. and Petro Stopping Centers, L.P.

10.27 (pp)	Renewal and Extension of Petro/El Paso Amusement Services Agreement, dated April 1, 2003, by and between Petro Stopping Centers, L.P. and El Paso Vending and Amusement Company.

10.28 (qq)	Amendment No. 1 to Lease Agreement, dated July 10, 2003, by and between J.A. Cardwell, Trustee and Petro Stopping Centers, L.P.

10.29 (tt)	Letter Agreement, dated February 2, 2004, by and between ExxonMobil Oil Corporation and Mobil Diesel Supply Corporation, and Petro Stopping Centers, L.P.

10.30 (tt)	Fourth Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by J.A. Cardwell, Sr. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

10.31 (tt)	Fourth Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by J.A. Cardwell, Jr. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

10.32 (tt)	Fourth Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by JAJCO II, Inc. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

10.33 (tt)	Second Amended and Restated Indemnity and Hold Harmless Agreement, dated February 9, 2004, by Petro, Inc. for the benefit of Petro Stopping Centers Holdings, L.P., Petro Stopping Centers, L.P., Petro, Inc., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation.

14.1(tt)	Petro Stopping Centers, L.P.’s Professional Ethics Policy.

21.1 (aa)	Subsidiaries of the Company.

23.01*	Consent of KPMG LLP

23.02*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.01	Powers of Attorney (included as part of signature pages to this registration statement).

25.01†	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Indenture.

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Exhibit Number	Description

99.01*	Form of Letter of Transmittal.

99.02*	Form of Notice of Guaranteed Delivery.

99.03*	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.04*	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

(aa)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 1996.
(bb)	Incorporated by reference to Petro Stopping Centers, L.P.’s Registration Statement on Form S-1 (Registration No. 33-76154).
(cc)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 1997.
(dd)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.
(ff)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.
(gg)	Incorporated by reference to Petro Stopping Centers, L.P.’s Current Report on Form 8-K, filed on August 6, 1999.
(hh)	Incorporated by reference to Petro Stopping Centers Holdings, L.P. Registration Statement on Form S-4 (Registration No. 333-87371).
(ii)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
(jj)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.
(kk)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2000.
(ll)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.
(mm)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.
(nn)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
(oo)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2002.
(pp)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.
(qq)	Incorporated by reference to Petro Stopping Centers, L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
(rr)	Incorporated by reference to Petro Stopping Centers, L.P.’s Current Report on Form 8-K, filed on February 23, 2004.
(ss)	Incorporated by reference to Petro Stopping Centers Holdings, L.P.’s Registration Statement on Form S-4 (Registration No. 333-87371), filed on September 17, 1999.
(tt)	Incorporated by reference to Petro Stopping Centers, L.P.’s Annual Report of Form 10K for the year ended December 31, 2003.
*	Filed herewith.
†	To be filed by Amendment.

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